PROSPECTUS SUPPLEMENT

(To prospectus dated November 10, 1998)

-------------------



RBMG FUNDING CO. MORTGAGE LOAN TRUST
1999-1                                                    $125,030,000

ISSUER                                                    ASSET-BACKED NOTES, SERIES 1999-1

RESOURCE BANCSHARES MORTGAGE GROUP, INC.
SERVICER

RESIDENTIAL ASSET FUNDING CORPORATION
DEPOSITOR

-------------------

RBMG Funding Co. Mortgage Loan Trust 1999-1 will issue two classes of asset-backed notes backed solely by a pledge of the assets of the trust.


-------------------------------------------------------------------------------
CONSIDER CAREFULLY THE RISK FACTORS STARTING ON PAGE S-8 OF THIS PROSPECTUS SUPPLEMENT AND PAGE 17 OF THE PROSPECTUS BEFORE MAKING A DECISION TO INVEST IN THE NOTES.

The notes represent asset-backed debt secured solely by the mortgage loans held by the trust. The notes are not interests in or obligations of any other person.

No governmental agency or instrumentality has insured or guaranteed the notes or the underlying mortgage loans.

-------------------------------------------------------------------------------

THE NOTES--

The trust will issue two classes of notes offered for sale by this prospectus supplement.

Interest and principal on each class of notes is scheduled to be paid monthly on the 25th day of the month or, if such day is not a business day, the business day immediately following such 25th day. The first scheduled payment date is July 26, 1999.

CREDIT ENHANCEMENT--

The assets of the trust may exceed the principal balance of the notes and, if so, will result in overcollateralization which will be available to absorb losses.

Each class of notes will be unconditionally and irrevocably guaranteed as to the timely payment of scheduled interest and ultimate principal pursuant to the terms a financial guarantee insurance policy to be issued by [MBIA Logo].



OFFERING INFORMATION:

                                                                                           PROCEEDS TO THE
CLASS                    AGGREGATE NOTE BALANCE  PRICE TO PUBLIC    UNDERWRITING DISCOUNT  DEPOSITOR(1)
------------------------ ----------------------  ---------------    ---------------------  ----------------
Class A-1 Notes          $   75,030,000          100.00%             0.25%                  $   74,842,425
Class A-2 Notes          $   50,000,000          100.00%             0.25%                  $   49,875,000
Total                    $  125,030,000          100.00%                                    $  124,717,425
------------------------


(1) Before deducting expenses estimated to be $350,000.

 NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR DETERMINED
 IF THIS PROSPECTUS SUPPLEMENT OR THE PROSPECTUS IS TRUTHFUL OR COMPLETE.
 ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.
 First Union Capital Markets Corp., as underwriter, will offer the notes only after the notes have been issued by the trust, and delivered to, and accepted by the underwriter. The underwriter has the right to reject any order. We expect to deliver the notes on or about June 7, 1999 only through The Depository Trust Company.
 FIRST UNION CAPITAL MARKETS
 The date of this prospectus supplement is June 2, 1999

IMPORTANT NOTICE ABOUT THE INFORMATION PRESENTED IN THIS PROSPECTUS SUPPLEMENT AND THE ACCOMPANYING PROSPECTUS

         We provide information to you about the offered notes in two separate documents that progressively provide more detail: (1) the accompanying prospectus, which provides general information, some of which may not apply to your series of notes, and (2) this prospectus supplement, which describes the specific terms of your series of notes.

         This prospectus supplement does not contain complete information about the offering of the offered notes. Additional information is contained in the prospectus. You are urged to read both this prospectus supplement and the prospectus in full. We cannot sell the offered notes to you unless you have received both this prospectus supplement and the prospectus.

         TO THE EXTENT THE PROSPECTUS CONTEMPLATES DIFFERENT TYPES OF SECURITIES, YOU SHOULD RELY ON THE INFORMATION IN THIS PROSPECTUS SUPPLEMENT WITH RESPECT TO THESE SECURITIES.

         The Depositor has filed with the Securities and Exchange Commission (the "Commission") a registration statement under the Securities Act of 1933, as amended, with respect to the offered notes offered pursuant to this prospectus supplement. This prospectus supplement and the prospectus, which form a part of the registration statement, omit certain information contained in such registration statement pursuant to the rules and regulations of the Commission. You may inspect and copy the registration statement at the Public Reference Room at the Commission at 450 Fifth Street, N.W., Washington, D.C. and the Commission's regional offices at Seven World Trade Center, 13th Floor, New York, New York, 10048 and Northwestern Atrium Center, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661. You can obtain copies of such materials at prescribed rates from the Public Reference Section of the Commission at 450 Fifth Street, N.W., Washington, D.C. 20549. In addition, the Commission maintains a site on the World Wide Web containing reports, proxy materials, information statements and other items. The address is http://www.sec.gov.

         We include cross-references in this prospectus supplement and the accompanying prospectus to captions in these materials where you can find further related discussions. The following table of contents and the table of contents included in the accompanying prospectus provide the pages on which these captions are located.

                                TABLE OF CONTENTS




TABLE OF CONTENTS.........................................i
SUMMARY.................................................S-1
RISK FACTORS............................................S-8
DESCRIPTION OF THE MORTGAGE POOL.......................S-13

   General.............................................S-13
   Underwriting Standards..............................S-57
   Index Applicable to the Adjustable Rate Loans.......S-62

THE ISSUER.............................................S-62
RBMG...................................................S-63
RBMG FUNDING CO........................................S-66
THE DEPOSITOR..........................................S-66
DESCRIPTION OF THE NOTES...............................S-66

   General.............................................S-67
   Book-Entry Registration and Definitive Notes........S-68
   Assignment of Mortgage Loans........................S-72
   Payments on the Notes...............................S-74
   Calculation of One-Month LIBOR......................S-81
   Note Accounts.......................................S-82
   Overcollateralization Feature.......................S-84
   Reports to Noteholders..............................S-86
   Redemption of the Class A-1 and Class A-2 Notes.....S-87
   Payments to the Holder(s) of the Residual Interests.S-88
   Optional Purchase of Delinquent Mortgage Loans......S-88
   P&I Advances........................................S-88
   Compensating Interest Payments......................S-89
   Note Events of Default..............................S-89
   Rights Upon Event of Default........................S-90
   List of Noteholders.................................S-91
   The Indenture Trustee...............................S-91

CERTAIN PREPAYMENT AND YIELD CONSIDERATIONS............S-92
   General.............................................S-92
   Weighted Average Life of the Notes..................S-94

SERVICING OF THE MORTGAGE LOANS.......................S-100
   General............................................S-100
   Customary Servicing Procedures.....................S-101
   The Sub-Servicer...................................S-102

   Servicing and Other Compensation and Payment of
    Expenses..........................................S-106
   Sub-servicers......................................S-107

   Standard Hazard Insurance Policies.................S-107
   Payments on Mortgage Loans; Collection Account.....S-108
   Realization upon Defaulted Mortgage Loans..........S-110
   Enforcement of Due-on-Sale Clauses.................S-110
   Evidence as to Compliance..........................S-111

   Certain Matters Regarding Servicer's Servicing
    Obligations.......................................S-111
   Amendment of the Servicing Agreement...............S-112

   Servicer Events of Default and Termination Event...S-112
   Rights Upon Event of Default or Termination Event..S-113

   Servicing Obligations; Limitation on Resignation
    of the Servicer...................................S-113
   Termination........................................S-114

THE INSURANCE POLICY AND THE NOTE INSURER.............S-114
   The Insurance Policy...............................S-114
   The Note Insurer...................................S-117
   Note Insurer Financial Information.................S-117

   Where You Can Obtain Additional Information About The
    Note Insurer......................................S-118
   Year 2000 Readiness Disclosure.....................S-118

   Financial Strength Ratings of the Note Insurer.....S-119
   Credit Enhancement does not Apply to Prepayment
     Risk.............................................S-119

ERISA CONSIDERATIONS..................................S-119
USE OF PROCEEDS.......................................S-121
LEGAL INVESTMENT CONSIDERATIONS.......................S-121
UNDERWRITING..........................................S-121
EXPERTS...............................................S-122
MATERIAL FEDERAL INCOME TAX CONSEQUENCES..............S-122
STATE TAX CONSIDERATIONS..............................S-125
LEGAL MATTERS.........................................S-125
RATING OF THE NOTES...................................S-125
INDEX OF SIGNIFICANT TERMS................................i
ANNEX I.................................................A-1

   Initial Settlement...................................A-2
   Secondary Market Trading.............................A-3

   Certain U.S. Federal Income Tax Documentation
    Requirements........................................A-3

                                     SUMMARY

o This summary highlights selected information from this prospectus supplement and does not contain all of the information that you need to consider in making your investment decision. To understand all of the terms of the offering of the offered notes, read carefully this entire prospectus supplement and the accompanying prospectus.

o This summary provides an overview of certain calculations, cash flow priorities and other information to aid your understanding and is qualified by the full description of these calculations, cash flow priorities and other information in this prospectus supplement and the accompanying prospectus.

o You can find a listing of the pages where capitalized terms used in this prospectus supplement summary are defined under the caption "Index of Significant Terms" beginning on page (i) in this prospectus supplement and under the caption "Index of Principal Terms" beginning on page (i) in the accompanying prospectus.

-------------------------------

PARTIES

THE TRUST OR ISSUER

RBMG Funding Co. Mortgage Loan Trust 1999-1 is a Delaware business trust, formed pursuant to an agreement among Residential Asset Funding Corporation, Wilmington Trust Company and The Bank of New York.

RBMG OR RESOURCE BANCSHARES MORTGAGE GROUP, INC.

RBMG, a Delaware corporation, has originated or acquired the mortgage loans. It will convey its interest in the mortgage loans (indirectly through two affiliated companies) to the Depositor.

THE SERVICER AND THE SUB-SERVICER

RBMG will also act as servicer of the mortgage loans held by the trust and has engaged Ocwen Federal Bank FSB, a federally-chartered savings bank, to act as sub-servicer of the mortgage loans.

THE DEPOSITOR

Residential Asset Funding Corporation is a North Carolina corporation. The depositor will convey the mortgage loans to the trust after acquiring them from an affiliate of RBMG.

THE NOTE INSURER

MBIA Insurance Corporation is a New York financial guaranty insurance company.

THE INDENTURE TRUSTEE

The Bank of New York is a New York banking corporation.

THE OWNER TRUSTEE

Wilmington Trust Company, a Delaware banking corporation, will act as owner trustee.

DESCRIPTION OF THE NOTES

THE OFFERED NOTES

The trust will issue its asset-backed notes, designated as the "RBMG Funding Co. Mortgage Loan Trust 1999-1 Asset-Backed Notes, Series 1999-1 ." There will be two classes of notes: the Class A-1 Notes and the Class A-2 Notes. The initial principal amount of each class of notes is indicated on the front cover.

THE ASSETS OF THE TRUST

The notes will be backed solely by a pledge of the assets of the trust. The assets of the trust will consist primarily of (i) two separate groups of fixed and adjustable rate, residential one- to four-family, first lien mortgage loans (the mortgage loans in the first group, Group I, securing the Class A-1 Notes and those in the second group, Group II, securing the Class A-2 Notes); (ii) a security interest in the related underlying property; (iii) principal and interest payments on the mortgage loans; (iv) money on deposit in any reserve account which may be established with respect to the trust; and (v) an interest rate cap agreement which is designed to provide extra cashflow to be used for credit enhancement purposes.

THE STATED MATURITY OF THE NOTES

The stated maturity date for both classes of notes, on which final payment of principal must ultimately be made, is June 25, 2030. We anticipate, however, that actual final payment of principal and interest on the notes will occur significantly earlier.

BOOK-ENTRY FORMAT

The offered notes will initially be issued in book-entry form only, through the facilities of The Depository Trust Company. The offered notes will be issued in minimum denominations of $1,000 and multiples of $1,000 in excess thereof.

PAYMENTS ON THE NOTES

PAYMENT DATES

Principal and interest is scheduled to be paid to the noteholders on the 25th day of each month, or, if such day is not a business day, on the next succeeding business day, commencing on July 26, 1999.

RECORD DATES

The indenture trustee will make payments to the noteholders of record as of the last business day before the payment date.

DUE PERIODS AND COLLECTION PERIODS

Generally, payments made to noteholders on each payment date will relate to the collections of principal and interest on the mortgage loans in the due period, with respect to all scheduled collections of principal and interest, or the collection period, with respect to all unscheduled collections. The due period commences on the second day of the calendar month immediately before the month in which the related payment date occurs and ends on the first day of the calendar month in which the related payment date occurs. The collection period is the calendar month before the calendar month in which the related payment date occurs.

FUNDS AVAILABLE FOR PAYMENT OF INTEREST AND PRINCIPAL

The following funds will generally be available for the payment of interest and principal on each class of notes:

o collections on the mortgage loans in the related group, net of fees and expenses;

o any advances made by the servicer in respect of delinquent payments of principal and interest on mortgage loans in the related group;

o interest payments made by the servicer to compensate in part for any shortfall in interest payments on the notes caused by a mortgagor prepaying all or part of a mortgage loan in the related group;

o any amounts resulting from the repurchase, release, removal or substitution of a mortgage loan in the related group;

o payments received by the indenture trustee under an interest rate cap agreement;

o to a limited extent, excess amounts available from the mortgage loans in the other group, or available from the reserve account and

o amounts deposited in connection with the redemption of the related class of notes.

INTEREST

Interest on the notes will accrue at the applicable note interest rate during the interest period. Generally, the interest period will run from each payment date to and including the day preceding the next payment date. In the case of the first payment date, interest begins to accrue on the day of the closing.

Interest on the notes will be calculated on the basis of the actual number of days elapsed in the interest period in a year of 360 days.

NOTE INTEREST RATE AND THE AVAILABLE FUNDS CAP RATE

The rate of interest on the notes for the first interest period will be an annual rate of one month LIBOR plus 0.26% for the Class A-1 Notes and one month LIBOR plus 0.29% for the Class A-2 Notes. For each subsequent interest period, it will be an annual rate equal to the lesser of:

o with respect to the Class A-1 Notes, one-month LIBOR plus 0.26% (for each interest period ending prior to the date on which the servicer or note insurer could exercise its option to redeem such notes) or one-month LIBOR plus 0.52% (for each interest period ending after such date) subject to an "available funds" interest rate cap;

o with respect to the Class A-2 Notes, one-month LIBOR plus 0.29% (for each interest period ending prior to the date on which the servicer or note insurer could exercise its option to redeem such notes) or one-month LIBOR plus 0.58% (for each interest period ending after such date) subject to an "available funds" interest rate cap.

If, on any payment date, the available funds interest rate cap limits the interest rate on a class of notes, the amount of the resulting interest shortfall will be carried forward and be due and payable on the following payment date and shall accrue interest at the applicable note interest rate until paid. The note insurance policy does not guarantee payment of this interest shortfall.

Although the trust will hold an interest rate cap agreement, any payments received under the cap agreement are not available to increase the "available funds" interest rate caps on the notes, or to "uncap" the notes. The interest rate cap agreement is for credit enhancement purposes only and will be an additional source of funds in certain circumstances in the event excess cash decreases as a result of an increase in LIBOR.

PRINCIPAL

On each payment date, the noteholders are scheduled to receive an amount of principal generally equal to the lesser of:

o the remainder of amounts described above under the heading "Funds Available for Payment of Interest and Principal" for the related group after reimbursing the note insurer for amounts paid previously under the note insurance policy in respect of such class, paying the portion of the premium for the note insurance policy allocable to the related class and monthly interest on the related class of notes; and

o the sum of (i) the principal on the mortgage loans in the related group collected or advanced with respect to the period and (ii) an accelerated payment of principal used to build the overcollateralization.

P&I ADVANCES

The servicer will make advances in respect of delinquent payments of principal and interest on the mortgage loans in each group in the trust. The servicer, however, is only required to make such advances if it believes that it can recover the advance from later proceeds or collections on the related mortgage loan. The purpose of such advances is to maintain a regular cash flow to the noteholders, rather than to guarantee or insure against losses. Credit enhancement is intended to protect the noteholders against any shortfalls resulting from delinquencies of mortgage loans in the related group for which advances are not made.

COMPENSATING INTEREST PAYMENTS

The servicer will also make interest payments to compensate in part for any shortfall in interest payments on the notes which result from a mortgagor prepaying all or part of a mortgage loan. The servicer is not entitled to recover compensating interest payments from the trust.

APPLICATION OF EXCESS CASH

Generally, because the payments of interest and principal on the mortgage loans in each group exceed the amounts payable to the note insurer and payments of monthly interest and principal to the noteholders of the related class notes, there will be excess cash each month above that required to pay principal and interest on the notes. Excess cash for each group, plus payments received under the interest rate cap agreement, will be available to pay down the note balance of the related class of notes in order to reach the required level of overcollateralization (see below). Any excess cash remaining after payments on the related class of notes, payments to the note insurer in respect of such notes and payment of any required reserve account deposit will be released to the holder of the residual interests and will not be available for any subsequent payments to the noteholders or the note insurer. However, if amounts payable to the note insurer and to the noteholders as interest cannot be paid in full from funds available from the related group of mortgage loans, then the shortfall shall be made up from funds available (including amounts of excess cash and amounts received under the interest rate cap agreement) from the other group.

TRUST CERTIFICATES

The trust will also issue two trust certificates (also referred to as the "residual interests"), one with respect to each mortgage group. The trust certificates represent the ownership interest in the related mortgage loans and are subordinate to the notes. RBMG Funding Co., an affiliate of RBMG, will hold the trust certificates. The trust certificates are not offered by this prospectus supplement and the accompanying prospectus.

CREDIT ENHANCEMENT

Credit enhancement reduces the harm caused to noteholders by shortfalls in payments received and losses incurred on the mortgage loans. The credit enhancement available to the noteholders will consist of the note insurance policy issued by MBIA Insurance Corporation, the note insurer, and the overcollateralization provisions of the trust.

NOTE INSURANCE POLICY

MBIA Insurance Corporation will issue its note insurance policy on or before June 7, 1999 for the benefit of the noteholders. The effect of the note insurance policy is to guaranty the timely payment of interest on, and the ultimate payment of the principal amounts of each class of notes.

For any payment date, the amount paid by the note insurer will generally equal the sum of (a) the interest payable on the related class of notes minus any funds available for payment of principal and interest for such date and (b) the amount necessary to keep the notes from being undercollateralized (i.e., to ensure that the trust's liabilities do not exceed its assets).

PAYMENTS NOT INSURED BY THE NOTE INSURANCE POLICY

The note insurance policy does not insure the payment of the following:

o any shortfall arising where the available funds interest rate cap limits the amount of interest paid on a class of notes;
o any shortfall in compensating interest as a result of prepayments on the mortgage loans; or
o shortfalls in interest due to the application of the Relief Act (as defined in this prospectus supplement).

Payments of these amounts may only be funded from any excess cash which would otherwise be distributed to the holders of the residual interests.

OVERCOLLATERALIZATION

The cash flow provisions of the trust may result in a limited acceleration of the notes relative to the amortization of the mortgage loans. This acceleration feature creates overcollateralization which equals the excess of the trust's assets over the total principal balance of the notes.

As of the closing date, the level of overcollateralization will be approximately $3,574 with respect to Group I and approximately $2,424 with respect to Group II; on each payment date, the indenture trustee will apply excess cash from each group to pay down the note balance of the related class until the required level of overcollateralization for such class is reached.

The required level of overcollateralization may increase or decrease over time. Any increase may result in an accelerated amortization of the notes until the required level is reached. Any decrease will result in slower amortization of the notes until the required level is reached.

MORTGAGE LOAN POOL

STATISTICAL INFORMATION

Generally, the statistical information on the mortgage loans presented in this prospectus supplement is based on the pool of mortgage loans (divided into two groups) as of June 1, 1999, and assuming that all scheduled payments of principal and interest on the mortgage loans due on or before June 1, 1999 have been received by the servicer and posted to the related mortgagor's account.

MORTGAGE LOAN DATA

As of the Cut-Off Date, there were 757 mortgage loans in Group I and 393 mortgage loans in Group II secured by mortgages on residential properties, exclusively, and having the following characteristics:

GROUP I MORTGAGE LOANS

Number of Mortgage Loans                         757
Principal Balance

     Aggregate Principal
     Balance                          $75,033,573.66
     Average Principal
     Balance                              $99,119.65
     Range of Principal
     Balances               $14,981.42 - $238,677.53

Coupon Rates

     Weighted Average
     Coupon Rate                              9.849%
     Range of Coupon Rates          7.750% - 14.249%
Remaining Term to Maturity

     Weighted Average
     Remaining Term to
     Maturity                          346.16 months
     Range of Remaining
     Term to Maturity               175 - 359 months

Loan-to-Value Ratio

     Weighted Average
     Loan-to-Value Ratio                      77.64%

     Range of
     Loan-to-Value Ratios            16.13% - 90.00%
Percentage of First Lien

Mortgage Loans                               100.00%

GROUP II MORTGAGE LOANS

Number of Mortgage Loans                        393
Principal Balance

     Aggregate Principal
     Balance                         $50,002,424.38
     Average Principal
     Balance                            $127,232.63
     Range of Principal
     Balances              $24,942.19 - $499,479.58

Coupon Rates

     Weighted Average
     Coupon Rate                             9.847%
     Range of Coupon Rates         7.750% - 14.125%
Remaining Term to Maturity

     Weighted Average
     Remaining Term to
     Maturity                         344.85 months
     Range of Remaining
     Term to Maturity              170 - 358 months

Loan-to-Value Ratio

     Weighted Average
     Loan-to-Value Ratio                     77.92%
     Range of
     Loan-to-Value Ratios           16.90% - 90.00%
Percentage of First Lien
Mortgage Loans                              100.00%

OPTIONAL REDEMPTION

The servicer and the note insurer have the option to redeem the notes, in full but not in part, on or after any payment date on which the combined principal balance of the notes of both classes has declined to less than 10% of the combined principal balance of the notes of both classes as of the date of issuance of the notes.

MATERIAL FEDERAL INCOME TAX CONSEQUENCES

In the opinion of Dewey Ballantine LLP, the notes will be characterized as debt and the trust will not be characterized as an association (or a publicly traded partnership) taxable as a corporation or as a taxable mortgage pool. The issuer and the depositor agree and each noteholder, by the acceptance of a note, will agree to treat the notes as indebtedness for federal income tax purposes.

ERISA CONSIDERATIONS

Subject to the considerations discussed under "ERISA Considerations" herein, the notes may be acquired and held by employee benefit plans and other retirement plans and arrangements subject to the provisions of the Employee Retirement Income Security Act of 1974, as amended, or Section 4975 of the Internal Revenue Code of 1986, as amended.

LEGAL INVESTMENT
CONSIDERATIONS

The notes will constitute "mortgage related securities" for purposes of the Secondary Mortgage Market Enhancement Act of 1984, as amended, for so long as they are rated in one of the two highest rating categories by one or more nationally recognized statistical rating organizations.

RATING OF THE OFFERED NOTES

Before the trust can issue the offered notes, each class of notes must receive at least the following ratings from Standard & Poor's, a division of The McGraw-Hill Companies, Inc., and Moody's Investors Service, Inc. in order to be issued:

                           Rating
                     ---------------------
                     S&P           Moody's
                    ------        --------
Class A-1            AAA           Aaa
Class A-2            AAA           Aaa

A security rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time by the assigning rating organization. A security rating does not address the frequency of principal prepayments, the corresponding effect on yield to investors or the payment of any shortfall arising due to the available funds interest rate cap limiting the interest rate on the notes.

                                  RISK FACTORS

                  Prospective investors should consider the following risk factors (as well as the factors set forth under "Risk Factors" in the prospectus). Unless otherwise indicated, any statistical information presented below is based upon the characteristics of the mortgage loans as of June 1, 1999, and assuming that all scheduled payments of principal and interest on the mortgage loans due on or before June 1, 1999 have been received by the servicer and posted to the related mortgagor's account. It does not take into account the fact that certain mortgage loans may prepay in full or be removed from the mortgage pool prior to the closing date and, consequently, the characteristics of the mortgage pool as of the closing date may vary from that presented below.

AS A RESULT OF THE UNDERWRITING STANDARDS, THE MORTGAGE LOANS ARE LIKELY TO EXPERIENCE RATES OF DELINQUENCY, FORECLOSURE AND BANKRUPTCY THAT ARE HIGHER THAN THOSE EXPERIENCED BY MORTGAGE LOANS UNDERWRITTEN IN A MORE TRADITIONAL MANNER

                  Substantially all of the mortgage loans included in the trust have been originated using program criteria and underwriting standards that are significantly less stringent than those used by other mortgage loan programs such as those of Fannie Mae or Freddie Mac. The program criteria and underwriting guidelines used with respect to the mortgage loans in the trust permit mortgage loans with higher loan-to-value ratios, mortgagors with higher debt-to-income ratios and less favorable credit histories, and less rigorous loan documentation than are permitted pursuant to such other programs. Consequently, levels of delinquencies, foreclosures and bankruptcies may be more prevalent with respect to the mortgage loans included in the trust than with respect to mortgage loans originated in accordance with more traditional underwriting guidelines, such as those of Fannie Mae or Freddie Mac.

GIVEN ITS LIMITED OPERATING HISTORY FOR THE TYPE OF MORTGAGE LOANS IN THE TRUST, RBMG DOES NOT HAVE ANY SIGNIFICANT HISTORICAL LOSS AND DELINQUENCY DATA RELATING TO ITS MORTGAGE LOAN PORTFOLIO

                  RBMG only recently began originating mortgage loans of the type included in the trust. Accordingly, RBMG does not have representative historical delinquency, bankruptcy, foreclosure or default experience that may be referred to for purposes of estimating the future delinquency and loss experience of the mortgage loans. See "RBMG" herein.

DELINQUENT MORTGAGE LOANS IN THE MORTGAGE POOL MAY RESULT IN HIGHER LOSSES

                  Approximately 0.50% of the mortgage loans in Group I by group balance and approximately 2.22% of the mortgage loans in Group II by group balance are 30-59 days delinquent (i.e., one monthly payment missed) as of May 18, 1999. As a result, the mortgage pool considered in its entirety may contain more risk than a pool of mortgage loans with otherwise comparable characteristics but without any delinquencies. Also, approximately 69.80% of the mortgage loans in Group I by group balance and approximately 30.62% of the mortgage loans in Group II by group balance will have a first monthly payment due on or after May 1, 1999. Accordingly, there can be no assurance as to the likelihood of default or delinquency by these mortgagors

                  Substantially all of the mortgage loans were originated within the last six months. Accordingly, no assurance can be given on how likely delinquencies or defaults by the mortgagors will be. Nor is it possible to predict whether or when any currently delinquent mortgage loan will become current, or whether the existing delinquency will continue. Furthermore, no information is available whether a mortgagor that cures a delinquency is more likely to become delinquent again as compared with a mortgagor that has never been delinquent.

CERTAIN INTEREST SHORTFALLS ARE NOT COVERED BY INSURANCE POLICY

                  Generally speaking, each of the note interest rates will be based upon the level of one-month LIBOR. This bears no relationship to the methods of calculating the interest rates on the fixed rate mortgage loans or the adjustable rate mortgage loans in the trust (referred to as the "coupon rate" to distinguish it from the note interest rate). It is possible, for instance, that the level of one-month LIBOR may move in one direction during periods in which the level of the index related to the adjustable rate loans (i.e., six-month LIBOR) is stable or moving in the opposite direction. It is also possible that, even if the levels of both one-month LIBOR and the index used to calculate the interest rate on the adjustable rate mortgage loans move in the same direction during any period, the extent of the change in the level of one-month LIBOR may be greater or less than that of such index during the same period.

                  These factors may cause the note interest rate to be greater than the amount of available interest on the mortgage loans. You should be aware that any resulting shortfall in interest will adversely affect the yield to maturity on the related class of notes and that the insurance policy will not cover the interest shortfall resulting from the fact that the applicable interest rate cap limits the interest rate on the notes.

GEOGRAPHIC CONCENTRATION OF PROPERTIES MAY RESULT IN HIGHER LOSSES IF PARTICULAR REGIONS EXPERIENCE DOWNTURNS

                  Of the mortgage loans in Group I by group balance: approximately 18.98% are secured by mortgaged properties located in California, approximately 14.21% are secured by mortgaged properties located in Oregon and approximately 10.94% are secured by mortgaged properties located in Colorado. Of the mortgage loans in Group II by group balance: approximately 28.59% are secured by mortgaged properties located in California, approximately 9.19% are secured by mortgaged properties located in Colorado and approximately 8.66% are secured by mortgaged properties located in Oregon. In general, declines in the residential real estate markets in these states may adversely affect the values of the mortgaged properties securing the mortgage loans with the result that the principal balance of the mortgage loans will equal or exceed the value of the related mortgaged properties. In addition, adverse economic conditions in these states may also affect the mortgagor's ability to pay scheduled payments of principal and interest on their mortgage loans on time. Consequently, the actual rates of delinquencies, foreclosures, and losses on such mortgage loans could increase, and may increase substantially.

THE AGGREGATE POOL CHARACTERISTICS OF THE MORTGAGE LOANS AS OF JUNE 1, 1999 MAY VARY FROM THE STATISTICAL DISTRIBUTION OF CHARACTERISTICS OF THE MORTGAGE LOANS PRESENTED HEREIN

                  The statistical information presented in this prospectus supplement is based solely on the characteristics of the mortgage loans as of June 1, 1999, and assuming that all scheduled payments of principal and interest on the mortgage loans due on or before June 1, 1999 have been received by the servicer and posted to the related mortgagor's account. It does not take into account the fact that certain mortgage loans may prepay in full or fail to satisfy the eligibility requirements for the mortgage loans and thus may not be included in the trust. As a result, the statistical characteristics of the mortgage loans on the closing date may vary from the statistical characteristics as of June 1, 1999, although such variance will not be material.

ADJUSTABLE RATE LOANS IN THE MORTGAGE POOL MAY EXPERIENCE A HIGHER RATE OF
DEFAULT

                  Because each group of mortgage loans contains adjustable rate loans, the mortgage pool may experience a higher rate of default than would a comparable mortgage pool consisting entirely of fixed rate mortgage loans. Increases in the monthly payments on the adjustable rate loans to amounts in excess of those applicable at their respective dates of origination may result in a higher default rate.

YIELD TO MATURITY ON THE NOTES IS SENSITIVE TO VARIOUS FACTORS

                  The yield on each class of notes will be sensitive in varying degrees to the default and loss experience on the related mortgage loans and to the timing of any such defaults or losses. Certain loss scenarios, including a default by the note insurer as described in this prospectus supplement, could lead to the failure of investors in the related class of notes to recover their initial investments.

                  In addition, the credit enhancement provisions will have the effect of accelerating the amortization of a class of notes relative to the amortization of the related mortgage loans because any excess cash will generally be distributed to the noteholders as principal. This will cause overcollateralization on the notes to the extent that the balance of the mortgage loans in the related group exceeds the aggregate note balance for that class. As a result of such accelerated amortization, the weighted average life of the notes for that class will be shorter than otherwise would be the case. See "Description of the Notes--Overcollateralization Feature" and "Certain Prepayment and Yield Considerations" herein.

PREPAYMENT OF THE MORTGAGE LOANS MAY ADVERSELY AFFECT THE YIELD TO MATURITY OF THE NOTES

                  Mortgagors may prepay their mortgage loans in whole or in part, at any time. However, approximately 99.79% of the mortgage loans in Group I by group balance and approximately 99.60% of the mortgage loans in Group II by group balance require the mortgagors to pay a fee in connection with certain prepayments, which may discourage prepayments. The rate of prepayments may be affected by a wide variety of general economic, social, competitive and other factors, including state and federal income tax policies, interest rates, the availability of alternative financing and homeowner mobility. It is, therefore, impossible to predict the rate of such prepayments.

                  The average life of each class of notes, and, if purchased at other than par, the yields realized by noteholders, will be sensitive to levels of payments, including prepayments, on the related mortgage loans. In general, a higher than anticipated level of prepayments will have an adverse affect on the yield on notes purchased at a premium and a lower than anticipated level of prepayments will enhance the yield on such notes. Conversely, a higher than anticipated level of prepayments will enhance the yield on notes purchased at a discount and a lower than anticipated level will have an adverse affect. See "Certain Prepayment and Yield Considerations" and "Certain Legal Aspects of the Mortgage Loans" herein.

PAYMENTS OF EXCESS CASH MAY AFFECT THE YIELD TO MATURITY ON THE NOTES

                  Excess cash will be paid to reduce the note balance of the related class on each payment date if the level of overcollateralization required at the time in question exceeds the actual level of overcollateralization on such payment date. The rate at which excess cash is paid to noteholders will affect the yield to maturity on a note, if purchased at a premium or a discount. If the actual rate of such excess cash payments is slower than the rate anticipated by an investor who purchases a note at a discount, the actual yield to such investor will be lower than the investor's anticipated yield. If the actual rate of excess cash payments is faster than the rate anticipated by an investor who purchases a note at a premium, the actual yield to such investor will be lower than such investor's anticipated yield.

                  The amount of excess cash on any payment date will depend on the actual amount of interest collected on the related mortgage loans during the related collection period, plus the amount of any payment made under the interest rate cap agreement held by the indenture trustee. In certain interest rate environments, excess cash may decrease as a result of a rise in the level of LIBOR. When certain interest rate thresholds are reached, payments will be made under the interest rate cap agreement. These payments will, in part, offset any decrease in excess cash. Collections of interest on the mortgage loans will be influenced by changes in the weighted average of the coupon rates resulting from prepayments and liquidations of mortgage loans as well as from adjustments of coupon rates on the adjustable rate loans. The amount of excess cash payments and interest rate cap payments applied in reduction of the related note balance on each payment date will be based on the level of overcollateralization required at the time in question. The required level of overcollateralization may increase or decrease over time. Any increase may result in an accelerated amortization of the related class of notes until the required level is reached. Any decrease will result in slower amortization of the related class of notes until the required level is reached. See "Certain Prepayment and Yield Considerations" herein.

NOTES ARE NON-RECOURSE OBLIGATIONS

                  The notes will be non-recourse asset-backed obligations solely of the issuer and will not represent an obligation of or interest in the depositor, RBMG, RBMG Asset Management Company, Inc., RBMG Funding Co., the sub-servicer, the servicer, or any of their respective affiliates, except as described herein. The assets included in the trust and payments under the note insurance policy will be the sole source of payments on the notes, and there will be no recourse to the issuer, the depositor, RBMG, RBMG Asset Management Company, Inc., RBMG Funding Co., the sub-servicer, the servicer, the owner trustee, the indenture trustee or any of their respective affiliates, or any other entity, if such assets are insufficient or otherwise unavailable to make all payments provided for under the notes.

BOOK-ENTRY REGISTRATION MAY REDUCE THE LIQUIDITY OF THE NOTES

                  Since transactions in the notes can be effected only through DTC, Cedel, Euroclear, participating organizations, indirect participants and certain banks, the ability of a Beneficial Owner to pledge a Note to persons or entities that do not participate in the DTC, Cedel or Euroclear systems, or otherwise to take actions in respect of such note, may be limited due to lack of a physical certificate representing such note.

POTENTIAL DELAYS IN RECEIPT OF PAYMENTS ON THE NOTES

                  Beneficial owners may experience some delay in their receipt of payments of interest of and principal on the notes because such payments will be forwarded by the indenture trustee to DTC and DTC will credit such payments to the accounts of its participants, which will thereafter credit them to the accounts of beneficial owners either directly or indirectly through indirect participants. See "Description of the Notes--Book-Entry Registration and Definitive Notes" herein and "ANNEX I: Global Clearance, Settlement and Tax Documentation Procedures" hereto.

AN INVESTMENT IN THE NOTES MAY BE AN ILLIQUID INVESTMENT

                  There is currently no secondary market for the notes. The underwriter currently intends to make a market in the notes, but it is under no obligation to do so. There can be no assurance that a secondary market will develop or, if a secondary market does develop, that it will provide the noteholders with liquidity of investment or that it will continue for the life of the notes.

YEAR 2000 ISSUE MAY ADVERSELY AFFECT THE DISTRIBUTIONS TO NOTEHOLDERS

                  As is the case with most companies using computers in their operations, each of the servicer, the indenture trustee and the sub-servicer is faced with the task of completing its compliance goals in connection with the year 2000 issue. The year 2000 issue is the result of prior computer programs being written using two digits, rather than four digits, to define the applicable year. Any of these parties' computer programs that have time-sensitive software may recognize a date using "00" as the year 1900 rather than the year 2000. Any such occurrence could result in major computer system failure or miscalculations. Each of these parties is presently expected to be engaged in various procedures to ensure that its computer systems and software will be year 2000 compliant. However, in the event that the servicer, indenture trustee or the sub-servicer, or any of their suppliers, customers, brokers or agents do not successfully and timely achieve year 2000 compliance, the performance of their obligations of the transaction agreements could be materially adversely affected.

                        DESCRIPTION OF THE MORTGAGE POOL

GENERAL

                  The Trust will consist primarily of a pool (the "Mortgage Pool") of fixed and adjustable rate mortgage loans (the "Mortgage Loans") evidenced by mortgage notes (each, a "Mortgage Note") and secured by first liens on fee simple interests in one-to four-family residential properties (each, a "Mortgaged Property"). The Mortgage Loans identified for inclusion in the Mortgage Pool as of the close of business on June 1, 1999 (the "Cut-Off Date") are collectively referred to as the "Mortgage Loans."

                  The Mortgage Pool will be divided into two groups. The Class A-1 Notes will be principally secured by one group ("Group I") of Mortgage Loans (the "Group I Mortgage Loans") and the Class A-2 Notes will be principally secured by the other group ("Group II") of Mortgage Loans (the "Group II Mortgage Loans"). Payments on the Class A-1 Notes will be made generally from Available Funds for Group I, and payments on the Class A-2 Notes will be made generally from Available Funds for Group II. Group I and Group II are referred to together herein as the "Groups" and each singularly, a "Group."

                  The following is a brief description of certain characteristics of the Mortgage Pool as of the close of business on the Cut-Off Date, assuming that all scheduled payments of principal and interest due on the Mortgage Loans on or prior to the Cut-Off Date have been received by the Servicer and applied to the related Mortgagor's account. The statistical information presented herein does not take into account the fact that certain Mortgage Loans may prepay in full, or be removed, prior to the date of issuance of the Notes (the "Closing Date") from the related group and other Mortgage Loans may be substituted therefor. As a result of the foregoing, the statistical information regarding the Mortgage Loans set forth herein may vary from comparable information based on the actual composition of the related group on the Closing Date, although such variance will not be material. Except as otherwise indicated, all percentages of the Mortgage Loans described herein as having certain characteristics are expressed as a percentage of the Group Balance.

                  The Group I Mortgage Loans have an aggregate Stated Principal Balance as of the Cut-Off Date of $75,033,573.66 (the "Group I Initial Balance"), and the Group II Mortgage Loans have an aggregate Stated Principal Balance as of the Cut-Off Date of $50,002,424.38 (the "Group II Initial Balance"; the Group I Initial Balance and the Group II Initial Balance, each an "Initial Group Balance"). All of the Group I Mortgage Loans have a Stated Principal Balance of less than $240,000. The Mortgage Loans in both Group I and Group II will be fixed and adjustable rate mortgage loans and are evidenced by Mortgage Notes and secured by Mortgaged Properties. The proceeds of the Mortgage Loans were used by the related borrowers to purchase the related Mortgaged Property or to refinance existing debt secured by the related Mortgaged Property. The Mortgage Loans in both Group I and Group II will have original terms to maturity from the dates of their first scheduled Monthly Payments of interest and principal of not more than 30 years (each such payment, a "Monthly Payment"). All of the Mortgage Loans were originated or acquired by RBMG or Meritage in accordance with the underwriting standards for RBMG's residential sub-prime credit lending program as described below under "--Underwriting Standards."

                  RBMG will contribute the Mortgage Loans to RBMG Asset Management Company, Inc. (the "Company") pursuant to a mortgage loan contribution agreement between RBMG and the Company to be dated as of June 1, 1999 (the "Contribution Agreement"), the Company will sell the Mortgage Loans to RBMG Funding Co., a wholly owned subsidiary of the Company, ("Funding Co."), pursuant to a mortgage loan sale agreement between the Company and Funding Co. to be dated as of June 1, 1999 (the "Company Sale Agreement"), Funding Co. will sell the Mortgage Loans to the Depositor pursuant to a mortgage loan sale agreement between Funding Co. and the Depositor to be dated as of June 1, 1999 (the "Funding Co. Sale Agreement"), the Depositor will sell the Mortgage Loans to the Issuer pursuant to a mortgage loan sale agreement between the Depositor and the Issuer to be dated as of June 1, 1999 (the "Depositor Sale Agreement"), and the Issuer will pledge the Mortgage Loans as security for the Notes to the Indenture Trustee for the benefit of the Noteholders pursuant to the Indenture. In general, the Noteholders of each Class of Notes will be entitled to payments on the Notes from payments and other recoveries on the Mortgage Loans in the related Group that are received after the relevant Cut-Off Date (other than amounts received after the relevant Cut-Off Date but due on or prior to the relevant Cut-Off Date, and any prepayment charges). Insofar as it relates to the representations and warranties made by RBMG in the Contribution Agreement with respect to the Mortgage Loans and the remedies provided therein for any breach of such representations and warranties, the Contribution Agreement will be assigned by the Company to Funding Co., by Funding Co. to the Depositor and by the Depositor to the Issuer and pledged as security for the Notes by the Issuer to the Indenture Trustee for the benefit of the Noteholders pursuant to the Indenture, as described herein under "Description of the Notes--Assignment of Mortgage Loans."

                  Approximately 14.43% of the Group I Mortgage Loans and approximately 13.63% of the Group II Mortgage Loans have Coupon Rates (each, a "Coupon Rate") that are fixed at the percentages specified in the related Mortgage Notes (each such Mortgage Loan, a "Fixed Rate Loan"). Approximately 0.55% of the Group I Mortgage Loans and approximately 0.31% of the Group II Mortgage Loans are fully amortizing, Fixed Rate Loans with level Monthly Payments and original terms to maturity of not more than 15 years from the Due Dates of their first Monthly Payments (each such Mortgage Loan, a "Fixed Rate 15-Year Loan"). Approximately 8.05% of the Group I Mortgage Loans and approximately 7.14% of the Group II Mortgage Loans are fully-amortizing, Fixed Rate Loans with level Monthly Payments and original terms to maturity of not more than 30 years from the Due Dates of their first Monthly Payments (each such Mortgage Loan, a "Fixed Rate 30-Year Loan"). The remaining 5.83% of the Group I Mortgage Loans and 6.18% of the Group II Mortgage Loans that are Fixed Rate Loans each have an original term to maturity of not more than 15 years from the Due Date of its first Monthly Payment, have level Monthly Payments during the term thereof as if each such Mortgage Loan were a Fixed Rate 30-Year Loan and have a final Monthly Payment equal to the outstanding principal balance thereof on the related maturity date plus interest thereon at the related Coupon Rate (each such Mortgage Loan with a balloon payment, a "Balloon Loan").

                  Approximately 85.57% of the Group I Mortgage Loans and 86.37% of the Group II Mortgage Loans are adjustable rate loans the Coupon Rate of which is subject to adjustment as described below on the Due Dates in the months specified in the related Mortgage Note (each such day, an "Adjustment Date") to equal, as to any such Adjustment Date, the sum (rounded as applicable) of the related index as described below (the "Index") and the fixed percentage amount specified in such

Mortgage Note (the "Gross Margin") (such sum, the "Fully Indexed Rate" and such loans "Adjustable Rate Loans "); PROVIDED, that, except as described below, the Coupon Rate on any Adjustable Rate Loan will not increase or decrease by more than the percentage specified in the related Mortgage Note (the "Periodic Rate Cap") on any related Adjustment Date, such Coupon Rate will not exceed the sum of the initial Coupon Rate thereon and the percentage specified in such Mortgage Note (such sum, the "Maximum Rate") and such Coupon Rate will not be less than the percentage specified in such Mortgage Note (the "Minimum Rate"). The Index for the Adjustable Rate Loans will be the average of interbank offered rates for six-month United States dollar deposits in the London market based on quotations of major banks ("Six-Month LIBOR"), as published in THE WALL STREET JOURNAL and most recently available 45 days prior to such Adjustment Date for which the related Coupon Rates will be subject to adjustment commencing either approximately six months, two years or three years after their respective dates of origination and semi-annually thereafter (generally with an increase in such Coupon Rates of not more than 3.00% on the initial Adjustment Dates thereof and for which the related Periodic Rate Caps will range from 1.50% to 3.00% on the initial adjustment date and will be 1.50% thereafter). Approximately 0.37% of the Group II Mortgage Loans are Adjustable Rate Loans for which the related Index is Six-Month LIBOR, for which the related Coupon Rates will be subject to adjustment commencing approximately six months after their respective dates of origination and semi-annually thereafter, and for which the original terms to maturity are not more than 30 years from the Due Dates of their first Monthly Payments (each such Mortgage Loan, a "6-Month LIBOR Loan"). Approximately 20.14% of the Group I Mortgage Loans and approximately 26.12% of the Group II Mortgage Loans are Adjustable Rate Loans for which the related Index is Six-Month LIBOR, for which the related Coupon Rates will be subject to adjustment commencing approximately two years after their respective dates of origination and semi-annually thereafter, and for which the original terms to maturity are not more than 30 years from the Due Dates of their first Monthly Payments (the "2/6 LIBOR Loans"). Approximately 65.43% of the Group I Mortgage Loans and approximately 59.88% of the Group II Mortgage Loans are Adjustable Rate Loans for which the related Index is Six-Month LIBOR, for which the related Coupon Rates will be subject to adjustment commencing approximately three years after their respective dates of origination and semi-annually thereafter, and for which the original terms to maturity are not more than 30 years from the Due Dates of their first Monthly Payments (the "3/6 LIBOR Loans"). Effective with the first Monthly Payment due on an Adjustable Rate Loan after any related Adjustment Date, the amount of the Monthly Payment thereon will be adjusted to an amount that will fully amortize the principal balance of such Mortgage Loan over its remaining term and pay interest at the related Coupon Rate as adjusted on such Adjustment Date.

                  The weighted average remaining term to maturity of the Group I Mortgage Loans and the Group II Mortgage Loans is approximately 346 months and 345 months, respectively. All of the Mortgage Loans will have original terms to maturity from the due date of the first monthly payment of not more than 30 years. None of the Group I Mortgage Loans has a first payment date prior to October 1, 1997, and none of the Group II Mortgage Loans has a first payment date prior to July 1, 1998. None of the Group I Mortgage Loans has a remaining term to maturity of less than approximately 14 years and 7 months, and none of the Group II Mortgage Loans has a remaining term to maturity of less than approximately 14 years and 2 months. The latest maturity date of any of the Group I Mortgage Loans is May 1, 2029. The latest maturity date of any of the Group II Mortgage Loans is April 1, 2029.

                  A substantial number of Adjustable Rate Loans will have initial Coupon Rates that are less than the related Fully Indexed Rates at their respective dates of origination. In addition, the Coupon Rate on any Adjustable Rate Loan may be less than the Fully Indexed Rate with respect to any related Adjustment Date because the related Periodic Rate Cap and Maximum Rate will have the effect of limiting any increase in such Coupon Rate.

                  Each Mortgage Loan will contain a customary "due-on-sale" clause. Approximately 0.50% of the Group I Mortgage Loans are 30 to 59 days delinquent in their Monthly Payments as of May 18, 1999. Approximately 2.22% of the Group II Mortgage Loans by are 30 to 59 days delinquent in their Monthly Payments as of May 18, 1999. Investors in the Notes should be aware, however, that only approximately 30.19% of the Group I Mortgage Loans and only approximately 69.38% of the Group II Mortgage Loans had a first Monthly Payment due before May 1, 1999, and therefore, the other Mortgage Loans could not have been more than thirty days delinquent in payment as of May 18, 1999. Approximately 99.79% of the Group I Mortgage Loans and approximately 99.60% of the Group II Mortgage Loans provide for payment of a prepayment charge. Under the Sub-Servicing Agreement and the Servicing Agreement, respectively, the Sub-Servicer is entitled to all late payment charges received on the Mortgage Loans and the Servicer is entitled to all prepayment charges received on the Mortgage Loans as additional servicing compensation and accordingly, such amounts will not be available as security for, or for payment, on the Notes.

                  Pursuant to its terms, each Mortgage Loan is required to be covered by a standard hazard insurance policy in an amount equal to the lesser of the original principal balance thereof and the replacement value of the improvements on the related Mortgaged Property, but in no event lower than the amount necessary to avoid the application of a co-insurance clause in the related insurance policy. In addition, the Servicing Agreement will require the Servicer to cause to be maintained for each Mortgaged Property acquired upon foreclosure of any Mortgage Loan, or upon deed in lieu of foreclosure, a fire insurance policy with extended coverage in an amount equal to the replacement value of the improvements thereon. See "Servicing of the Mortgage Loans--Standard Hazard Insurance Policies" herein.

                  Not more than approximately 0.87% of the Group I Mortgage Loans and not more than approximately 1.50% of the Group II Mortgage Loans are secured by Mortgaged Properties located in any particular five digit zip code area.

                  The Mortgage Loans have been originated using underwriting standards that are significantly less stringent than the underwriting standards applied by other first mortgage loan purchase programs such as those of Fannie Mae or Freddie Mac. See "--Underwriting Standards" and "Risk Factors--As a Result of the Underwriting Standards, The Mortgage Loans Are Likely to Experience Rates of Delinquency, Foreclosure and Bankruptcy That Are Higher Than Those Experienced by The Mortgage Loans Underwritten in a More Traditional Manner" herein.

                  The following tables set forth certain characteristics on an approximate basis with respect to all the Mortgage Loans, the Mortgage Loans constituting Fixed Rate Loans (the " Fixed Rate Loans") and the Mortgage Loans constituting Adjustable Rate Loans (the "Adjustable Rate Loans") in each Group. With respect to any Mortgage Loan, as of any date of determination, the "Loan-to-Value Ratio" or "LTV" will be the ratio, expressed as a percentage, of
(a) the original principal balance of such

Mortgage Loan to (b) the Value (as defined in the Servicing Agreement) of the related Mortgaged Property.

ALL OF THE GROUP I MORTGAGE LOANS

                  The table below sets forth as of the Cut-Off Date the number, aggregate principal balance and percentage of all the Group I Mortgage Loans having the Coupon Rates in each given range. (The sums of amounts and percentages in the table below may not be equal to the totals due to rounding.)

                 COUPON RATES OF ALL THE GROUP I MORTGAGE LOANS

                                                                                             PERCENTAGE OF GROUP I
       RANGE OF COUPON                   NUMBER OF                    AGGREGATE           MORTGAGE LOANS BY AGGREGATE
          RATES (%)                   MORTGAGE LOANS              PRINCIPAL BALANCE            PRINCIPAL BALANCE
--------------------------            ---------------        -----------------------      ---------------------------
 7.501 -  8.000                              31              $          4,494,491.73                       5.99%
 8.001 -  8.500                              81                         9,548,026.18                      12.73
 8.501 -  9.000                              65                         7,695,385.47                      10.26
 9.001 -  9.500                             101                         9,610,046.07                      12.81
 9.501 - 10.000                             125                        13,306,080.17                      17.73
10.001 - 10.500                             114                        11,520,274.86                      15.35
10.501 - 11.000                             104                         8,954,990.62                      11.93
11.001 - 11.500                              57                         4,481,732.50                       5.97
11.501 - 12.000                              26                         1,980,440.02                       2.64
12.001 - 12.500                              22                         1,561,942.93                       2.08
12.501 - 13.000                              20                         1,262,755.22                       1.68
13.001 - 13.500                               7                           448,974.20                       0.60
13.501 - 14.000                               3                           139,854.21                       0.19
14.001 - 14.500                               1                            28,579.48                       0.04
--------------------------           ----------------         ----------------------       ------------------------
      Totals                                 757              $        75,033,573.66                     100.00%
==========================           ================         ======================       ========================

                  With respect to the Group I Mortgage Loans, the weighted average Coupon Rate, as of the Cut-Off Date, of (a) the Group I Mortgage Loans was approximately 9.85% per annum, (b) the Fixed Rate Loans, was approximately 10.63% per annum, (c) the Adjustable Rate Loans, was approximately 9.72% per annum, (d) the Fixed Rate 15-Year Loans, was approximately 10.30% per annum, (e) the Fixed Rate 30-Year Loans, was approximately 10.40% per annum, (f) the Balloon Loans, was approximately 10.97% per annum, (g) the 2/6-LIBOR Loans, was approximately 10.11% per annum and (i) the 3/6-LIBOR Loans, was approximately 9.60% per annum.

                  The table below sets forth as of the Cut-Off Date the number, aggregate principal balance and percentage of all the Group I Mortgage Loans having principal balances in each given range. (The sums of amounts and percentages in the table below may not equal the totals due to rounding.)

              PRINCIPAL BALANCES OF ALL THE GROUP I MORTGAGE LOANS

                                                                                              PERCENTAGE OF GROUP I
                                           NUMBER OF                   AGGREGATE           MORTGAGE LOANS BY AGGREGATE
 RANGE OF PRINCIPAL BALANCES ($)        MORTGAGE LOANS             PRINCIPAL BALANCE            PRINCIPAL BALANCE
--------------------------------        ---------------       -----------------------     -----------------------------
         0.01  -    25,000.00                     6           $          136,288.71                     0.18%
    25,000.01  -    50,000.00                    88                    3,486,210.24                     4.65
    50,000.01  -    75,000.00                   180                   11,228,121.51                    14.96
    75,000.01  -   100,000.00                   172                   14,967,669.41                    19.95
   100,000.01  -   125,000.00                   123                   13,752,892.21                    18.33
   125,000.01  -   150,000.00                    77                   10,588,392.80                    14.11
   150,000.01  -   175,000.00                    40                    6,470,605.47                     8.62
   175,000.01  -   200,000.00                    37                    6,929,719.84                     9.24
   200,000.01  -   225,000.00                    21                    4,439,289.75                     5.92
   225,000.01  -   250,000.00                    13                    3,034,383.72                     4.04

----------------------------------      ---------------       ----------------------      -------------------------
Totals                                         757            $       75,033,573.66                   100.00%
==================================      ===============       ======================      =========================

                  The table below sets forth as of the Cut-Off Date the number, aggregate principal balance and percentage of all the Group I Mortgage Loans having the remaining terms to maturity in each given range. (The sums of amounts and percentages in the table below may not equal the totals due to rounding.)

                                        REMAINING TERMS TO MATURITY OF ALL
                                            THE GROUP I MORTGAGE LOANS

                                                                                             PERCENTAGE OF GROUP I
           RANGE OF                      NUMBER OF                    AGGREGATE           MORTGAGE LOANS BY AGGREGATE
   REMAINING TERM (MONTHS)            MORTGAGE LOANS              PRINCIPAL BALANCE            PRINCIPAL BALANCE
----------------------------          --------------             -------------------       ---------------------------
171 - 175                                     2                  $       97,220.00                     0.13%
176 - 180                                    67                       4,689,844.79                     6.25
336 - 340                                     1                          99,976.69                     0.13
346 - 350                                     1                          90,138.08                     0.12
351 - 355                                     6                         485,858.06                     0.65
356                                           5                         342,744.65                     0.46
357                                         203                      20,425,130.61                    27.22
358                                         469                      48,597,422.56                    64.77
359                                           3                         205,238.22                     0.27
-------------------------------         ------------             -------------------        --------------------------
Totals                                      757                  $   75,033,573.66                   100.00%
===============================         ============             ===================        ==========================


                  The table below sets forth as of the Cut-Off Date the number, aggregate principal balance and percentage of the Group I Mortgage Loans having Loan-to-Value Ratios in each given range at origination. (The sums of amounts and percentages in the table below may not equal the totals due to rounding.)

                     LOAN-TO-VALUE RATIOS OF ALL THE GROUP I
                                 MORTGAGE LOANS

                                                                            PERCENTAGE OF GROUP I
                                                                              MORTGAGE LOANS BY
RANGE OF LOAN-TO-VALUE             NUMBER OF              AGGREGATE           AGGREGATE PRINCIPAL
RATIOS AT ORIGINATION (%)         MORTGAGE LOANS      PRINCIPAL BALANCE             BALANCE           WEIGHTED AVERAGE LTV
-------------------------         ---------------     ------------------     ---------------------    ---------------------
 15.01 -  20.00                     1                 $    14,981.42                 0.02%                    16.13%
 25.01 -  30.00                     1                      39,967.18                 0.05                     29.63
 30.01 -  35.00                     4                     170,756.22                 0.23                     33.18
 35.01 -  40.00                     4                     217,237.45                 0.29                     37.42
 40.01 -  45.00                     4                     152,999.42                 0.20                     41.88
 45.01 -  50.00                    12                     757,944.64                 1.01                     48.86
 50.01 -  55.00                    10                     679,607.56                 0.91                     53.67
 55.01 -  60.00                    17                   1,841,254.13                 2.45                     58.41
 60.01 -  65.00                    54                   3,760,289.63                 5.01                     64.02
 65.01 -  70.00                    47                   3,639,232.69                 4.85                     68.83
 70.01 -  75.00                   178                  19,628,904.01                26.16                     74.71
 75.01 -  80.00                   205                  21,735,028.02                28.97                     79.74
 80.01 -  85.00                   159                  16,097,039.80                21.45                     84.85
 85.01 -  90.00                    61                   6,298,331.49                 8.39                     89.97
-------------------------        ---------------      -----------------       -------------------     ---------------------
         Totals                   757                 $75,033,573.66               100.00%
=========================        ===============      =================       ===================

                  The weighted average Loan-to-Value Ratio, at origination, of the Group I Mortgage Loans was approximately 77.64%.

                  The table below sets forth as of the Cut-Off Date the number, aggregate principal balance and percentage of the Group I Mortgage Loans having each indicated risk classification under RBMG's subprime credit risk residential lending program. For a description of RBMG's subprime underwriting risk categories, see "--Underwriting Standards" herein. (The sums of amounts and percentages in the table below may not equal the totals due to rounding.)

                         RISK CLASSIFICATIONS OF ALL THE
                             GROUP I MORTGAGE LOANS

                                                                                             PERCENTAGE OF GROUP I
                                         NUMBER OF                    AGGREGATE           MORTGAGE LOANS BY AGGREGATE
     RISK CLASSIFICATION              MORTGAGE LOANS              PRINCIPAL BALANCE            PRINCIPAL BALANCE
-----------------------------        ----------------        -----------------------       ---------------------------
         A                                    352            $        38,993,188.40                     51.97%
         A-                                   171                     16,631,641.64                     22.17
         B                                    136                     12,422,531.94                     16.56
         C                                     60                      4,382,703.47                      5.84
         C-                                     1                         79,967.16                      0.11
         D                                     37                      2,523,541.05                      3.36
-------------------------------       ---------------       ------------------------       ---------------------------
        Totals                               757            $        75,033,573.66                    100.00%
===============================       ===============       ========================       ===========================

                  The table below sets forth as of the Cut-Off Date the number, aggregate principal balance and percentage of the Group I Mortgage Loans under each of RBMG's documentation programs.

                  For a description of RBMG's subprime underwriting program classifications, see "--Underwriting Standards" herein. (The sums of the amounts and percentages in the table below may not equal the total amount due to rounding.)

                                        PROGRAM CLASSIFICATIONS OF ALL THE
                                              GROUP I MORTGAGE LOANS

                                                                                               PERCENTAGE OF GROUP I
                                             NUMBER OF                  AGGREGATE           MORTGAGE LOANS BY AGGREGATE
       PROGRAM CLASSIFICATION              MORTGAGE LOANS           PRINCIPAL BALANCE            PRINCIPAL BALANCE
   -----------------------------        ----------------       -----------------------       ---------------------------
Alternate                                         22           $        2,525,249.15                     3.37%
Full                                             567                   55,507,563.41                    73.98
No Income Verification                           168                   17,000,761.10                    22.66
--------------------------------        ----------------       -----------------------        ------------------------
Totals                                           757           $       75,033,573.66                   100.00%
================================        ================       =======================       ==========================

                  The table below sets forth as of the Cut-Off Date the number, aggregate principal balance and percentage of the Group I Mortgage Loans having Mortgaged Properties of each given type. (The sums of amounts and percentages in the table below may not equal the totals due to rounding.)

                                     TYPES OF MORTGAGED PROPERTIES OF ALL THE
                                              GROUP I MORTGAGE LOANS

                                                                                            PERCENTAGE OF GROUP I
                                        NUMBER OF                    AGGREGATE           MORTGAGE LOANS BY AGGREGATE
        PROPERTY TYPE                 MORTGAGE LOANS              PRINCIPAL BALANCE            PRINCIPAL BALANCE
   -----------------------------     ----------------          ----------------------    ---------------------------
Condominium                                16                  $     1,691,830.11                      2.25%
Manufactured Home                          40                        3,536,738.43                      4.71
Multi-Family Home                          26                        2,802,864.93                      3.74
Single Family Home                        675                       67,002,140.19                     89.30
--------------------------------     ----------------         -----------------------    ----------------------------
Totals                                    757                  $    75,033,573.66                    100.00%
================================    =================         =======================    =============================

                  The table below sets forth as of the Cut-Off Date the number, aggregate principal balance and percentage of the Group I Mortgage Loans having Mortgaged Properties with each given occupancy status. (The sums of amounts and percentages in the table below may not equal the totals due to rounding.)


                OCCUPANCY STATUS OF THE MORTGAGED PROPERTIES OF ALL THE
                                     GROUP I MORTGAGE LOANS

                                                                                            PERCENTAGE OF GROUP I
                                        NUMBER OF                    AGGREGATE           MORTGAGE LOANS BY AGGREGATE
      OCCUPANCY STATUS               MORTGAGE LOANS              PRINCIPAL BALANCE            PRINCIPAL BALANCE
-----------------------------       ----------------         ----------------------     ---------------------------
Investment                                   42                $     2,789,932.02                    3.72%
Owner Occupied                              712                     72,014,642.34                   95.98
Second Home                                   3                        228,999.30                    0.31
--------------------------------     ----------------         -----------------------    ----------------------------
Totals                                      757                $    75,033,573.66                  100.00%
================================    =================         =======================    =============================

                  The table below sets forth as of the Cut-Off Date the number, aggregate principal balance and percentage of the Group I Mortgage Loans having each indicated purpose. (The sums of amounts and percentages in the table below may not equal the totals due to rounding.)


                              USE OF PROCEEDS OF ALL THE GROUP I MORTGAGE LOANS

                                                                                             PERCENTAGE OF GROUP I
                                        NUMBER OF                     AGGREGATE           MORTGAGE LOANS BY AGGREGATE
       USE OF PROCEEDS                MORTGAGE LOANS              PRINCIPAL BALANCE            PRINCIPAL BALANCE
-----------------------------       ----------------         ----------------------     ---------------------------

Purchase                                   306               $        30,857,071.19                  41.12%
Refinance (Cash Out)                       294                        28,342,685.74                  37.77
Refinance (Rate/Term)                      157                        15,833,816.73                  21.10
--------------------------------     ----------------         -----------------------    ----------------------------
Totals                                     757               $        75,033,573.66                 100.00%
================================    =================         =======================    =============================


                  The table below sets forth as of the Cut-Off Date the number, aggregate principal balance and percentage of the Group I Mortgage Loans having each indicated number of months from the date of origination to the Cut-Off Date. (The sums of amounts and percentages in the table below may not equal the totals due to rounding.)

              NUMBER OF MONTHS ELAPSED FROM THE DATE OF ORIGINATION OF ALL
                           THE GROUP I MORTGAGE LOANS

                                                                                            PERCENTAGE OF GROUP I
                                        NUMBER OF                    AGGREGATE           MORTGAGE LOANS BY AGGREGATE
       RANGE OF MONTHS               MORTGAGE LOANS              PRINCIPAL BALANCE            PRINCIPAL BALANCE
-----------------------------       ----------------         ----------------------     ---------------------------

              1                             2                 $          61,753.59                  0.08%
              2                            520                       51,339,482.06                  68.42

              3                            218                       22,346,952.53                  29.78

           4 - 11                          16                         1,185,408.79                  1.58

           12 - 23                          1                            99,976.69                  0.13
-----------------------------       ----------------         ----------------------     ---------------------------

Totals                                     757                $      75,033,573.66                  100.00%
=============================       ================         ======================     ===========================

                  The weighted average number of months since the date of origination of the Group I Mortgage Loans, as of the Cut-Off Date, was approximately 2 months.

                  The table below sets forth as of the Cut-Off Date, the geographic distribution of all the Group I Mortgage Loans by location and the related number, aggregate principal balance and percentage of the Mortgage Loans secured by Mortgaged Properties in such locations. (The sum of amounts and percentages in the table below may not equal the totals due to rounding.)

               GEOGRAPHIC DISTRIBUTION OF THE MORTGAGED PROPERTIES OF ALL THE GROUP I MORTGAGE LOANS

                                                                                           PERCENTAGE OF MORTGAGE

                                        NUMBER OF                    AGGREGATE           GROUP I LOANS BY AGGREGATE

          LOCATION                   MORTGAGE LOANS              PRINCIPAL BALANCE            PRINCIPAL BALANCE

Alabama                                      49               $        3,489,404.09                    4.65%

Arizona                                      49                        4,331,416.46                    5.77

California                                   94                       14,240,371.31                   18.98

Colorado                                     72                        8,208,660.12                   10.94

District of Columbia                          1                           81,538.26                    0.11

Florida                                      22                        1,829,681.67                    2.44

Georgia                                      10                          867,644.01                    1.16

Idaho                                        11                        1,056,171.99                    1.41

Illinois                                     59                        4,644,351.80                    6.19

Indiana                                      17                          918,218.40                    1.22

Kansas                                        8                          507,152.94                    0.68

Kentucky                                      8                          555,557.90                    0.74

Louisiana                                     2                          168,328.71                    0.22

Maryland                                     17                        1,617,213.12                    2.16

Michigan                                     10                          794,314.72                    1.06

Minnesota                                    10                        1,026,973.67                    1.37

Missouri                                     19                        1,264,241.58                    1.68

Nevada                                       18                        2,108,161.57                    2.81

New Mexico                                   18                        1,316,491.04                    1.75

North Carolina                               21                        1,745,569.50                    2.33

Ohio                                         28                        2,141,811.10                    2.85

Oklahoma                                      1                           31,461.07                    0.04

Oregon                                       98                       10,658,660.64                   14.21

South Carolina                                5                          583,571.17                    0.78

Tennessee                                    13                          961,529.99                    1.28

Texas                                         6                          350,512.47                    0.47

Utah                                         21                        2,165,317.15                    2.89

Virginia                                      9                          683,823.28                    0.91

Washington                                   54                        6,263,259.48                    8.35

West Virginia                                 1                           57,141.99                    0.08

Wisconsin                                     6                          365,022.46                    0.49
----------------------------------          ---             -----------------------                  ------

Totals                                      757             $         75,033,573.66                  100.00%
==================================          ===             =======================                  ======


                  The table below sets forth as of the Cut-Off Date the number, aggregate principal balance and percentage of all the Group I Mortgage Loans having a prepayment charge for the years indicated. (The sum of amounts and percentages in the table below may not equal the totals due to rounding.)

                                    PREPAYMENT CHARGES WITH RESPECT TO ALL THE
                                              GROUP I MORTGAGE LOANS

                                                                                             PERCENTAGE OF GROUP I
                                        NUMBER OF                     AGGREGATE           MORTGAGE LOANS BY AGGREGATE
      PREPAYMENT CHARGE               MORTGAGE LOANS              PRINCIPAL BALANCE            PRINCIPAL BALANCE
------------------------------        --------------         ----------------------       ---------------------------

1 Year                                    17                 $       1,919,299.22                     2.56%
2 Year                                    71                         7,888,562.28                    10.51
3 Year                                   664                        64,667,738.74                    86.19
5 Year                                     3                           402,924.54                     0.54
None                                       2                           155,048.88                     0.21
------------------------------        --------------         --------------------         ---------------------------
Totals                                   757                 $      75,033,573.66                   100.00%
==============================        ==============         ====================         ===========================

FIXED RATE LOANS IN GROUP I

The following table sets forth certain information with respect to all the Fixed Rate Loans in

Group I.


                                             GROUP I FIXED RATE LOANS

                          Number of Group I Fixed Rate Loans                                  145
                          Percentage of All Mortgage Loans in
                          Group I (by number of loans)                                     19.15%
                          Aggregate Principal Balance                              $10,824,272.68
                          Percentage of All Mortgage Loans in
                          Group I (by aggregate principal
                          balance)                                                         14.43%
                          Principal Balance of Mortgage Loans as
                          of the Cut-Off Date
                                            Average                                    $74,650.16
                                            Range                        $14,981.42 - $238,232.67
                          Coupon Rates

                                            Weighted Average                              10.626%
                                            Range                                8.250% - 13.875%
                          Remaining Term to Maturity
                          (in months)

                                            Weighted Average                                  278
                                            Range                                       175 - 358
                          Loan-to-Value Ratio at Origination

                                            Weighted Average                               76.56%
                                            Range                                 16.13% - 90.00%

                  The table below sets forth as of the Cut-Off Date the number, aggregate principal balance and percentage of the Fixed Rate Loans in Group I (the "Group I Fixed Rate Loans") having the Coupon Rates in each given range. (The sums of amounts and percentages in the table below may not be equal to the totals due to rounding.)

                                   COUPON RATES OF GROUP I THE FIXED RATE LOANS

                                                                                           PERCENTAGE OF FIXED GROUP

                                         NUMBER OF                    AGGREGATE            I RATE LOANS BY AGGREGATE

  RANGE OF COUPON RATES (%)          FIXED RATE LOANS             PRINCIPAL BALANCE            PRINCIPAL BALANCE
-------------------------------      ----------------            ------------------        -------------------------
 8.001 -  8.500                               1                  $        51,384.15                     0.47%
 8.501 -  9.000                               6                          636,443.11                     5.88
 9.001 -  9.500                              15                        1,142,840.53                    10.56
 9.501 - 10.000                              20                        1,534,181.14                    14.17
10.001 - 10.500                              22                        1,774,647.45                    16.40
10.501 - 11.000                              29                        2,283,333.48                    21.09
11.001 - 11.500                              20                        1,451,573.60                    13.41
11.501 - 12.000                              13                          891,678.24                     8.24
12.001 - 12.500                               9                          640,739.33                     5.92
12.501 - 13.000                               6                          262,616.02                     2.43
13.001 - 13.500                               1                           14,981.42                     0.14
13.501 - 14.000                               3                          139,854.21                     1.29
-------------------------------      ----------------            ------------------        -------------------------

Totals                                      145                  $    10,824,272.68                   100.00%
===============                      ================            ==================        ========================

                  The table below sets forth as of the Cut-Off Date the number, aggregate principal balance and percentage of the Group I Fixed Rate Loans having principal balances in each given range. (The sums of amounts and percentages in the table below may not equal the totals due to rounding.)

                                PRINCIPAL BALANCES OF THE GROUP I FIXED RATE LOANS

                                                                                              PERCENTAGE OF GROUP I
                                                                                               FIXED RATE LOANS BY
 RANGE OF PRINCIPAL BALANCES             NUMBER OF                     AGGREGATE                    AGGREGATE
             ($)                      FIXED RATE LOANS             PRINCIPAL BALANCE            PRINCIPAL BALANCE
-------------------------------       ----------------           -------------------          ---------------------
      0.01 -  25,000.00                         4                $        86,824.20                      0.80%
 25,000.01 -  50,000.00                        33                      1,328,560.03                     12.27
 50,000.01 -  75,000.00                        46                      2,778,478.55                     25.67
 75,000.01 - 100,000.00                        36                      3,055,996.82                     28.23
100,000.01 - 125,000.00                        14                      1,609,669.02                     14.87
125,000.01 - 150,000.00                         7                        952,942.89                      8.80
175,000.01 - 200,000.00                         3                        551,425.36                      5.09
200,000.01 - 225,000.00                         1                        222,143.14                      2.05
225,000.01 - 250,000.00                         1                        238,232.67                      2.20
-------------------------------       ----------------           -------------------          ---------------------
Totals                                      145                      $10,824,272.68                    100.00%
===============================       ================           ===================          =====================


                  The table below sets forth as of the Cut-Off Date the number, aggregate principal balance and percentage of the Group I Fixed Rate Loans having the remaining terms to maturity in each given range. (The sums of amounts and percentages in the table below may not equal the totals due to rounding.)

                                    REMAINING TERMS TO MATURITY OF THE GROUP I
                                                 FIXED RATE LOANS

                                                                                          PERCENTAGE OF GROUP I FIXED
                                         NUMBER OF                    AGGREGATE             RATE LOANS BY AGGREGATE
   REMAINING TERM (MONTHS)           FIXED RATE LOANS             PRINCIPAL BALANCE            PRINCIPAL BALANCE
-------------------------------      ----------------           -------------------          ---------------------
171 - 175                                     2                   $       97,220.00                    0.90%
176 - 180                                    67                        4,689,844.79                   43.33
351 - 355                                     1                           31,461.07                    0.29
357                                          25                        1,979,011.08                   18.28
358                                          50                        4,026,735.74                   37.20
-------------------------------      ----------------           -------------------          ---------------------
Totals                                      145                   $   10,824,272.68                  100.00%
===============================      ================           ===================          =====================

ADJUSTABLE RATE LOANS IN GROUP I

                  The following table sets forth certain information with request to all the Adjustable Rate Loans in Group I (the "Group I Adjustable Rate Loans").


                                           GROUP I ADJUSTABLE RATE LOANS

                Number of Group I Adjustable Rate Loans                                         612
                Percentage of All Mortgage Loans in Group I (by
                number of loans)                                                             80.85%
                Aggregate Principal Balance                                          $64,209,300.98
                Percentage of All  Mortgage Loans in Group I (by
                aggregate principal balance)                                                 85.57%
                Principal Balance as of the Cut-Off Date
                                      Average                                           $104,917.16
                                      Range                                $24,477.03 - $238,677.53
                Coupon Rates

                                      Weighted Average                                       9.718%
                                      Range                                        7.750% - 14.249%
                Remaining Term to Maturity (in months)

                                      Weighted Average                                          358
                                      Range                                               339 - 359
                Loan-to-Value Ratio at Origination

                                      Weighted Average                                       77.83%
                                      Range                                         29.63% - 90.00%


                                      S-29


                  The table below sets forth as of the Cut-Off Date the number, aggregate principal balance and percentage of the Group I Adjustable Rate Loans having the Gross Margins in each given range. (The sums of amounts and percentages in the table below may not equal the totals due to rounding.)

                                GROSS MARGINS OF THE GROUP I ADJUSTABLE RATE LOANS

                                                                                            PERCENTAGE OF GROUP I
                                                                                           ADJUSTABLE RATE LOANS BY
                                            NUMBER OF            AGGREGATE PRINCIPAL              AGGREGATE
    RANGE OF GROSS MARGINS (%)        ADJUSTABLE RATE LOANS            BALANCE                PRINCIPAL BALANCE
----------------------------------    ---------------------   ----------------------       -------------------------
 5.001 -  5.500                                  17           $       1,977,525.34                     3.08%
 5.501 -  6.000                                 142                  16,782,652.60                    26.14
 6.001 -  6.500                                 181                  19,180,868.33                    29.87
 6.501 -  7.000                                 185                  18,763,158.00                    29.22
 7.001 -  7.500                                  66                   5,758,703.11                     8.97
 7.501 -  8.000                                  14                   1,090,988.40                     1.70
 8.001 -  8.500                                   5                     598,806.78                     0.93
 8.501 -  9.000                                   2                      56,598.42                     0.09
----------------------------------    ---------------------   ----------------------       -------------------------
Totals                                          612           $      64,209,300.98                   100.00%
==================================    =====================   ======================       =========================

                  The weighted average gross margin on the Group I Adjustable Rate Loans, as of the Cut-Off Date, was approximately 6.40% per annum.

                  The table below sets forth as of the Cut-Off Date the number, aggregate principal balance and percentage of the Group I Adjustable Rate Loans having the Coupon Rates in each given range. (The sums of amounts and percentages in the table below may not equal the totals due to rounding.)

                COUPON RATES OF THE GROUP I ADJUSTABLE RATE LOANS

                                                                                             PERCENTAGE OF GROUP I
                                                                                           ADJUSTABLE RATE LOANS BY
                                         NUMBER OF                    AGGREGATE                    AGGREGATE
  RANGE OF COUPON RATES (%)        ADJUSTABLE RATE LOANS          PRINCIPAL BALANCE            PRINCIPAL BALANCE
---------------------------        ---------------------          -----------------            -----------------
 7.501 -  8.000                              31                  $      4,494,491.73                   7.00%
 8.001 -  8.500                              80                         9,496,642.03                  14.79
 8.501 -  9.000                              59                         7,058,942.36                  10.99
 9.001 -  9.500                              86                         8,467,205.54                  13.19
 9.501 - 10.000                             105                        11,771,899.03                  18.33
10.001 - 10.500                              92                         9,745,627.41                  15.18
10.501 - 11.000                              75                         6,671,657.14                  10.39
11.001 - 11.500                              37                         3,030,158.90                   4.72
11.501 - 12.000                              13                         1,088,761.78                   1.70
12.001 - 12.500                              13                           921,203.60                   1.43
12.501 - 13.000                              14                         1,000,139.20                   1.56
13.001 - 13.500                               6                           433,992.78                   0.68
14.001 - 14.500                               1                            28,579.48                   0.04
---------------------------        ---------------------         -------------------           -----------------
         Totals                             612                  $     64,209,300.98                 100.00%
===========================        =====================         ===================           =================

                  The weighted average of the Coupon Rates on the Group I Adjustable Rate Loans, as of the Cut-Off Date, was approximately 9.72% per annum.

                  The table below sets forth as of the Cut-Off Date the number, aggregate principal balance and percentage of the Group I Adjustable Rate Loans having the Maximum Rates in each given range. (The sums of amounts and percentages in the table below may not equal the totals due to rounding.)

                                MAXIMUM RATES OF THE GROUP I ADJUSTABLE RATE LOANS

                                                                                             PERCENTAGE OF GROUP I
                                                                                           ADJUSTABLE RATE LOANS BY
                                         NUMBER OF                    AGGREGATE                    AGGREGATE
  RANGE OF MAXIMUM RATES (%)       ADJUSTABLE RATE LOANS          PRINCIPAL BALANCE            PRINCIPAL BALANCE
----------------------------       ---------------------     ----------------------        ------------------------

14.501 - 15.000                                31            $         4,494,491.73                   7.00%
15.001 - 15.500                                80                      9,496,642.03                  14.79
15.501 - 16.000                                59                      7,058,942.36                  10.99
16.001 - 16.500                                86                      8,467,205.54                  13.19
16.501 - 17.000                               105                     11,771,899.03                  18.33
17.001 - 17.500                                92                      9,745,627.41                  15.18
17.501 - 18.000                                76                      6,730,122.55                  10.48
18.001 - 18.500                                37                      3,030,158.90                   4.72
18.501 - 19.000                                12                      1,030,296.37                   1.60
19.001 - 19.500                                13                        921,203.60                   1.43
19.501 - 20.000                                14                      1,000,139.20                   1.56
20.001 - 20.500                                 6                        433,992.78                   0.68
21.001 - 21.500                                 1                         28,579.48                   0.04
----------------------------       ---------------------     ----------------------        ------------------------
        Totals                                612            $        64,209,300.98                 100.00%
============================       =====================     ======================        ========================

                  The weighted average Maximum Rate of the Group I Adjustable Rate Loans, as of the Cut-Off Date, was 16.72% per annum.

                  The table below sets forth as of the Cut-Off Date the number, aggregate principal balance and percentage of the Group I Adjustable Rate Loans having the Minimum Rates in each given range. (The sums of amounts and percentages in the table below may not equal the totals due to rounding.)

               MINIMUM RATES OF THE GROUP I ADJUSTABLE RATE LOANS

                                                                                           PERCENTAGE OF ADJUSTABLE
                                         NUMBER OF                    AGGREGATE             RATE LOANS BY AGGREGATE
  RANGE OF MINIMUM RATES (%)       ADJUSTABLE RATE LOANS          PRINCIPAL BALANCE            PRINCIPAL BALANCE
-------------------------------    ---------------------         -------------------       ------------------------

 7.501 -  8.000                               31                 $      4,494,491.73                  7.00%
 8.001 -  8.500                               80                        9,496,642.03                 14.79
 8.501 -  9.000                               59                        7,058,942.36                 10.99
 9.001 -  9.500                               86                        8,467,205.54                 13.19
 9.501 - 10.000                              105                       11,771,899.03                 18.33
10.001 - 10.500                               92                        9,745,627.41                 15.18
10.501 - 11.000                               75                        6,671,657.14                 10.39
11.001 - 11.500                               37                        3,030,158.90                  4.72
11.501 - 12.000                               13                        1,088,761.78                  1.70
12.001 - 12.500                               13                          921,203.60                  1.43
12.501 - 13.000                               14                        1,000,139.20                  1.56
13.001 - 13.500                                6                          433,992.78                  0.68
14.001 - 14.500                                1                           28,579.48                  0.04
-------------------------------    ---------------------         -------------------       ------------------------
        Totals                               612                 $     64,209,300.98                100.00%
===============================    =====================         ===================       ========================

                  The weighted average Minimum Rate of the Adjustable Rate Loans in Group I, as of the Cut-Off Date, was 9.72% per annum.

                  The table below sets forth as of the Cut-Off Date the number, aggregate principal balance and percentage of the Group I Adjustable Rate Loans having principal balances in each given range. (The sums of amounts and percentages in the table below may not equal the totals due to rounding.)

                                         PRINCIPAL BALANCES OF THE GROUP I
                                               ADJUSTABLE RATE LOANS

                                                                                             PERCENTAGE OF GROUP I
                                                                                           ADJUSTABLE RATE LOANS BY
                                         NUMBER OF                    AGGREGATE                    AGGREGATE
RANGE OF PRINCIPAL BALANCES ($)    ADJUSTABLE RATE LOANS          PRINCIPAL BALANCE            PRINCIPAL BALANCE
-------------------------------    ---------------------         ------------------        ------------------------

 15,000.01  - 25,000.00                         2                $        49,464.51                     0.08%
 25,000.01 -  50,000.00                        55                      2,157,650.21                     3.36
 50,000.01 -  75,000.00                       134                      8,449,642.96                    13.16
 75,000.01 - 100,000.00                       136                     11,911,672.59                    18.55
100,000.01 - 125,000.00                       109                     12,143,223.19                    18.91
125,000.01 - 150,000.00                        70                      9,635,449.91                    15.01
150,000.01 - 175,000.00                        40                      6,470,605.47                    10.08
175,000.01 - 200,000.00                        34                      6,378,294.48                     9.93
200,000.01 - 225,000.00                        20                      4,217,146.61                     6.57
225,000.01 - 250,000.00                        12                      2,796,151.05                     4.35
-------------------------------    ---------------------         ------------------        ------------------------
Totals                                        612                $    64,209,300.98                   100.00%
===============================    =====================         ==================        ========================

                  The table below sets forth as of the Cut-Off Date the number, aggregate principal balance and percentage of the Group I Adjustable Rate Loans having the remaining terms to maturity in each given range. (The sums of amounts and percentages in the table below may not equal the totals due to rounding.)


                                    REMAINING TERMS TO MATURITY OF THE GROUP I
                                               ADJUSTABLE RATE LOANS

                                                                                             PERCENTAGE OF GROUP I
                                                                                           ADJUSTABLE RATE LOANS BY
                                         NUMBER OF                    AGGREGATE                    AGGREGATE
  REMAINING TERMS (MONTHS)        ADJUSTABLE RATE LOANS          PRINCIPAL BALANCE            PRINCIPAL BALANCE
-------------------------------   ----------------------         ------------------        ------------------------

336 - 340                                     1              $            99,976.69                    0.16%
346 - 350                                     1                           90,138.08                    0.14
351 - 355                                     5                          454,396.99                    0.71
356                                           5                          342,744.65                    0.53
357                                         178                       18,446,119.53                   28.73
358                                         419                       44,570,686.82                   69.41
359                                           3                          205,238.22                    0.32
-------------------------------   ----------------------         ------------------        ------------------------
   Totals                                   612              $        64,209,300.98                  100.00%
===============================   ======================     ======================        ========================

                  The table below sets forth the number, aggregate principal balance and percentage of the Group I Adjustable Rate Loans having the next interest Adjustment Date on each date set forth below.

                                   NEXT INTEREST ADJUSTMENT DATE OF THE GROUP I
                                               ADJUSTABLE RATE LOANS

                                                                                    PERCENTAGE OF GROUP I
                                                                                    ADJUSTABLE RATE LOANS
                                      NUMBER OF                 AGGREGATE                BY AGGREGATE
NEXT INTEREST ADJUSTMENT DATE   ADJUSTABLE RATE LOANS       PRINCIPAL BALANCE         PRINCIPAL BALANCE
-----------------------------  ----------------------    --------------------       ----------------------
10/01/99                                      1          $         99,976.69                   0.16%
09/01/00                                      1                    90,138.08                   0.14
02/01/01                                      4                   229,864.29                   0.36
03/01/01                                      2                   105,584.40                   0.16
04/01/01                                     45                 4,647,802.23                   7.24
05/01/01                                    102                 9,904,210.26                  15.42
06/01/01                                      1                    35,986.44                   0.06
02/01/02                                      1                   224,532.70                   0.35
03/01/02                                      3                   237,160.25                   0.37
04/01/02                                    133                13,798,317.30                  21.49
05/01/02                                    317                34,666,476.56                  53.99
06/01/02                                      2                   169,251.78                   0.26
-----------------------------  ----------------------    --------------------       ----------------------
       Totals                               612          $     64,209,300.98                 100.00%
=============================  ======================    ====================       ======================

ALL OF THE GROUP II MORTGAGE LOANS

                  The table below sets forth as of the Cut-Off Date the number, aggregate principal balance and percentage of all the Group II Mortgage Loans having the Coupon Rates in each given range. (The sums of amounts and percentages in the table below may not be equal to the totals due to rounding.)

                 COUPON RATES OF ALL THE GROUP II MORTGAGE LOANS

                                                                                            PERCENTAGE OF GROUP II
       RANGE OF COUPON                   NUMBER OF                    AGGREGATE           MORTGAGE LOANS BY AGGREGATE
          RATES (%)                   MORTGAGE LOANS              PRINCIPAL BALANCE            PRINCIPAL BALANCE
-------------------------------       --------------              -----------------       ----------------------------

 7.501 -  8.000                               8                   $  1,825,416.39                      3.65%
 8.001 -  8.500                              25                      5,066,545.41                     10.13
 8.501 -  9.000                              35                      4,873,272.40                      9.75
 9.001 -  9.500                              48                      8,000,083.26                     16.00
 9.501 - 10.000                              82                     10,950,776.24                     21.90
10.001 - 10.500                              63                      7,353,574.82                     14.71
10.501 - 11.000                              55                      5,702,050.30                     11.40
11.001 - 11.500                              34                      3,308,597.76                      6.62
11.501 - 12.000                              25                      2,045,259.57                      4.09
12.001 - 12.500                              12                        651,223.69                      1.30
12.501 - 13.000                               3                        136,553.57                      0.27
13.001 - 13.500                               2                         62,440.18                      0.12
14.001 - 14.500                               1                         26,630.79                      0.05
-------------------------------       --------------              -----------------       ----------------------------
        Totals                              393                  $  50,002,424.38                    100.00%
===============================       ==============              =================       ============================

                  With respect to the Group II Mortgage Loans, the weighted average Coupon Rate, as of the Cut-Off Date, of (a) the Group II Mortgage Loans was approximately 9.85% per annum, (b) the Fixed Rate Loans, was approximately 10.44% per annum, (c) the Adjustable Rate Loans, was approximately 9.75% per annum, (d) the Fixed Rate 15-Year Loans, was approximately 10.57% per annum, (e) the Fixed Rate 30-Year Loans, was approximately 10.21% per annum, (f) the Balloon Loans, was approximately 10.70% per annum, (g) the 6-Month LIBOR Loans, was approximately 11.02% per annum, (h) the 2/6-LIBOR Loans, was approximately 10.07% per annum and (i) the 3/6-LIBOR Loans, was approximately 9.61% per annum.

                  The table below sets forth as of the Cut-Off Date the number, aggregate principal balance and percentage of all the Group II Mortgage Loans having principal balances in each given range. (The sums of amounts and percentages in the table below may not equal the totals due to rounding.)

              PRINCIPAL BALANCES OF ALL THE GROUP II MORTGAGE LOANS

                                                                                             PERCENTAGE OF GROUP II
 RANGE OF PRINCIPAL BALANCES             NUMBER OF                    AGGREGATE            MORTGAGE LOANS BY AGGREGATE
             ($)                      MORTGAGE LOANS              PRINCIPAL BALANCE             PRINCIPAL BALANCE
-------------------------------       --------------              -----------------        ---------------------------

 15,000.01  - 25,000.00                        3                   $    74,843.14                       0.15%
 25,000.01 -  50,000.00                       66                     2,602,580.87                       5.20
 50,000.01 -  75,000.00                       81                     5,044,850.36                      10.09
 75,000.01 - 100,000.00                       57                     4,978,927.13                       9.96
100,000.01 - 125,000.00                       54                     5,968,024.78                      11.94
125,000.01 - 150,000.00                       26                     3,554,825.12                       7.11
150,000.01 - 175,000.00                       17                     2,766,768.40                       5.53
175,000.01 - 200,000.00                       11                     2,055,974.49                       4.11
200,000.01 - 225,000.00                        9                     1,896,499.92                       3.79
225,000.01 - 250,000.00                       11                     2,664,340.53                       5.33
250,000.01 - 275,000.00                       15                     3,925,499.64                       7.85
275,000.01 - 300,000.00                       17                     4,875,263.36                       9.75
300,000.01 - 325,000.00                        8                     2,530,440.98                       5.06
325,000.01 - 350,000.00                        5                     1,711,989.61                       3.42
350,000.01 - 375,000.00                        4                     1,450,556.70                       2.90
375,000.01 - 400,000.00                        5                     1,963,738.99                       3.93
425,000.01 - 450,000.00                        1                       439,272.03                       0.88
475,000.01 - 500,000.00                        3                     1,498,028.33                       3.00
-------------------------------       --------------              -----------------       ----------------------------
Totals                                       393                   $50,002,424.38                     100.00%
================================      ==============              =================       ============================

                  The table below sets forth as of the Cut-Off Date the number, aggregate principal balance and percentage of all the Group II Mortgage Loans having the remaining terms to maturity in each given range. (The sums of amounts and percentages in the table below may not equal the totals due to rounding.)

                                        REMAINING TERMS TO MATURITY OF ALL
                                            THE GROUP II MORTGAGE LOANS

                                                                                            PERCENTAGE OF GROUP II
           RANGE OF                      NUMBER OF                    AGGREGATE           MORTGAGE LOANS BY AGGREGATE
   REMAINING TERM (MONTHS)            MORTGAGE LOANS              PRINCIPAL BALANCE            PRINCIPAL BALANCE
-------------------------------       --------------         ----------------------       ---------------------------

166 - 170                                    1               $            58,561.89                    0.12%
171 - 175                                   12                         1,172,246.95                    2.34
176 - 180                                   35                         2,015,077.21                    4.03
346 - 350                                    6                           429,966.44                    0.86
351 - 355                                   95                         9,779,562.73                   19.56
356                                         67                         7,481,625.77                   14.96
357                                        108                        14,361,673.67                   28.72
358                                         69                        14,703,709.72                   29.41
-------------------------------       --------------         ----------------------       ---------------------------
Totals                                     393               $        50,002,424.38                   10.00%
===============================       ==============         ======================       ===========================

                  The table below sets forth as of the Cut-Off Date the number, aggregate principal balance and percentage of the Group II Mortgage Loans having Loan-to-Value Ratios in each given range at origination. (The sums of amounts and percentages in the table below may not equal the totals due to rounding.)

                                     LOAN-TO-VALUE RATIOS OF ALL THE GROUP II
                                                  MORTGAGE LOANS

                                                                         PERCENTAGE OF GROUP II
 RANGE OF LOAN-TO-VALUE                                                     MORTGAGE LOANS BY
 RATIOS AT ORIGINATION          NUMBER OF              AGGREGATE           AGGREGATE PRINCIPAL
          (%)                MORTGAGE LOANS        PRINCIPAL BALANCE             BALANCE           WEIGHTED AVERAGE LTV
-------------------------    --------------      --------------------    ----------------------    --------------------
 15.01 -  20.00                      1           $          59,784.93                0.12%                     16.90%
 25.01 -  30.00                      3                     181,578.54                0.36                      29.04
 30.01 -  35.00                      3                     114,822.74                0.23                      33.28
 35.01 -  40.00                      2                     209,606.54                0.42                      38.37
 40.01 -  45.00                      1                      67,396.98                0.13                      45.00
 45.01 -  50.00                      9                     399,644.35                0.80                      48.73
 50.01 -  55.00                      9                     462,720.74                0.93                      53.67
 55.01 -  60.00                     11                     920,448.68                1.84                      58.94
 60.01 -  65.00                     27                   2,671,891.27                5.34                      64.65
 65.01 -  70.00                     26                   2,408,934.67                4.82                      69.40
 70.01 -  75.00                     78                  10,516,778.89               21.03                      74.68
 75.01 -  80.00                    105                  16,138,761.27               32.28                      79.44
 80.01 -  85.00                     82                  10,795,366.55               21.59                      84.84
 85.01 -  90.00                     36                   5,054,688.23               10.11                      89.68
-------------------------    --------------      --------------------    ----------------------    --------------------
   Totals                          393           $      50,002,424.38              100.00%
=========================    ==============      ====================    ======================

                  The weighted average Loan-to-Value Ratio, at origination, of the Group II Mortgage Loans was approximately 77.92%.

                  The table below sets forth as of the Cut-Off Date the number, aggregate principal balance and percentage of the Group II Mortgage Loans having each indicated risk classification under RBMG's subprime credit risk residential lending program. For a description of RBMG's subprime underwriting risk categories, see "--Underwriting Standards" herein. (The sums of amounts and percentages in the table below may not equal the totals due to rounding.)

                                          RISK CLASSIFICATIONS OF ALL THE
                                              GROUP II MORTGAGE LOANS

                                                                                            PERCENTAGE OF GROUP II
                                         NUMBER OF                    AGGREGATE           MORTGAGE LOANS BY AGGREGATE
     RISK CLASSIFICATION              MORTGAGE LOANS              PRINCIPAL BALANCE            PRINCIPAL BALANCE
--------------------------------      --------------         ------------------------     ---------------------------

         A                                  169              $         25,603,765.09                    51.21%
         A-                                 87                         11,805,390.03                    23.61
         B                                  82                          8,329,061.15                    16.66
         C                                  39                          3,116,746.77                     6.23
         D                                  16                          1,147,461.34                     2.29
--------------------------------      --------------         ------------------------     ---------------------------
         Totals                             393              $         50,002,424.38                   100.00%
=================================     ===============        =========================    ===========================

                  The table below sets forth as of the Cut-Off Date the number, aggregate principal balance and percentage of the Group II Mortgage Loans under each of RBMG's documentation programs.

                  For a description of RBMG's subprime underwriting program classifications, see "--Underwriting Standards" herein. (The sums of the amounts and percentages in the table below may not equal the total amount due to rounding.)

                                        PROGRAM CLASSIFICATIONS OF ALL THE
                                              GROUP II MORTGAGE LOANS

                                                                                              PERCENTAGE OF GROUP II
                                             NUMBER OF                  AGGREGATE           MORTGAGE LOANS BY AGGREGATE
       PROGRAM CLASSIFICATION              MORTGAGE LOANS           PRINCIPAL BALANCE            PRINCIPAL BALANCE
--------------------------------          ----------------   ------------------------     ---------------------------
Alternate                                         21           $        3,169,662.34                     6.34%
Full Documentation                               259                   33,597,144.31                    67.19
No Income Verification                           113                   13,235,617.73                    26.47
--------------------------------          ----------------   ------------------------     ---------------------------
Totals                                           393           $       50,002,424.38                   100.00%
=================================         ================   =========================    ===========================

                  The table below sets forth as of the Cut-Off Date the number, aggregate principal balance and percentage of the Group II Mortgage Loans having Mortgaged Properties of each given type. (The sums of amounts and percentages in the table below may not equal the totals due to rounding.)

                                     TYPES OF MORTGAGED PROPERTIES OF ALL THE
                                              GROUP II MORTGAGE LOANS

                                                                                           PERCENTAGE OF GROUP II
                                        NUMBER OF                    AGGREGATE           MORTGAGE LOANS BY AGGREGATE
        PROPERTY TYPE                MORTGAGE LOANS              PRINCIPAL BALANCE            PRINCIPAL BALANCE
------------------------------       --------------         -----------------------      ---------------------------

Condominium                                 9               $          1,148,242.05                2.30%
Manufactured Home                          16                          1,197,137.57                2.39
Multi-Family Home                          21                          2,958,755.15                5.92
Single Family Home                        347                         44,698,289.61               89.39
------------------------------       --------------         -----------------------      ---------------------------
Totals                                    393               $         50,002,424.38              100.00%
==============================       ===============        =======================      ===========================

                  The table below sets forth as of the Cut-Off Date the number, aggregate principal balance and percentage of the Group II Mortgage Loans having Mortgaged Properties with each given occupancy status. (The sums of amounts and percentages in the table below may not equal the totals due to rounding.)

             OCCUPANCY STATUS OF THE MORTGAGED PROPERTIES OF ALL THE
                             GROUP II MORTGAGE LOANS

                                                                                           PERCENTAGE OF GROUP II
                                       NUMBER OF                    AGGREGATE           MORTGAGE LOANS BY AGGREGATE
      OCCUPANCY STATUS               MORTGAGE LOANS              PRINCIPAL BALANCE            PRINCIPAL BALANCE
------------------------------       --------------         -----------------------      ---------------------------

Investment                                 19               $        1,798,427.79                    3.60%
Owner Occupied                            371                       47,996,001.55                   95.99
Second Home                                 3                          207,995.04                    0.42
------------------------------       --------------         -----------------------      ---------------------------

Totals                                    393               $       50,002,424.38                  100.00%
==============================       ==============         =======================      ===========================

                  The table below sets forth as of the Cut-Off Date the number, aggregate principal balance and percentage of the Group II Mortgage Loans having each indicated purpose. (The sums of amounts and percentages in the table below may not equal the totals due to rounding.)

               USE OF PROCEEDS OF ALL THE GROUP II MORTGAGE LOANS

                                                                                            PERCENTAGE OF GROUP II
                                        NUMBER OF                     AGGREGATE           MORTGAGE LOANS BY AGGREGATE
      USE OF PROCEEDS                MORTGAGE LOANS              PRINCIPAL BALANCE            PRINCIPAL BALANCE
------------------------------       --------------              --------------------     ---------------------------

Purchase                                 128                     $      17,291,914.37               34.58%
Refinance (Cash Out)                     166                            19,100,811.03               38.20
Refinance (Rate/Term)                     99                            13,609,698.98               27.22
------------------------------       --------------              --------------------     ---------------------------

Totals                                   393                     $      50,002,424.38              100.00%
==============================       ==============              ====================     ===========================

                  The table below sets forth as of the Cut-Off Date the number, aggregate principal balance and percentage of the Group II Mortgage Loans having each indicated number of months from the date of origination to the Cut-Off Date. (The sums of amounts and percentages in the table below may not equal the totals due to rounding.)

             NUMBER OF MONTHS ELAPSED FROM THE DATE OF ORIGINATION OF ALL THE GROUP II MORTGAGE LOANS

                                                                                           PERCENTAGE OF GROUP II
                                        NUMBER OF                    AGGREGATE           MORTGAGE LOANS BY AGGREGATE
       RANGE OF MONTHS               MORTGAGE LOANS              PRINCIPAL BALANCE            PRINCIPAL BALANCE
------------------------------       --------------              --------------------     ---------------------------
              1                             1               $             62,056.66                  0.12%
              2                            74                         14,964,729.14                 29.93
              3                           122                         15,151,285.01                 30.30
            4 - 11                        195                         19,722,090.42                 39.44
           12 - 23                          1                            102,263.15                  0.20
------------------------------       --------------              --------------------     ---------------------------
Totals                                    393               $         50,002,424.38                100.00%
==============================       ==============              ====================     ===========================

                  The weighted average number of months since the date of origination of the Group II Mortgage Loans, as of the Cut-Off Date, was approximately 3 months.

                  The table below sets forth as of the Cut-Off Date, the geographic distribution of all the Group II Mortgage Loans by location and the related number, aggregate principal balance and percentage of the Mortgage Loans secured by Mortgaged Properties in such locations. (The sum of amounts and percentages in the table below may not equal the totals due to rounding.)

 GEOGRAPHIC DISTRIBUTION OF THE MORTGAGED PROPERTIES OF ALL THE GROUP II MORTGAGE LOANS

                                                                                           PERCENTAGE OF MORTGAGE
                                        NUMBER OF                    AGGREGATE                GROUP II LOANS BY
          LOCATION                   MORTGAGE LOANS              PRINCIPAL BALANCE       AGGREGATE PRINCIPAL BALANCE
------------------------------       --------------         ------------------------     ---------------------------

Alabama                                    42               $          3,249,645.96                 6.50%
Arizona                                    29                          3,538,878.73                 7.08
California                                 66                         14,295,183.28                28.59
Colorado                                   32                          4,595,513.05                 9.19
Delaware                                    2                            140,621.12                 0.28
District of Columbia                        3                            352,276.25                 0.70
Florida                                    17                          1,361,857.89                 2.72
Georgia                                     4                            904,558.72                 1.81
Idaho                                      11                            843,706.76                 1.69
Illinois                                   20                          2,057,473.12                 4.11
Indiana                                    12                            816,296.48                 1.63
Kansas                                      1                             87,213.14                 0.17
Louisiana                                   1                             33,677.99                 0.07
Maryland                                   13                          1,608,178.11                 3.22
Minnesota                                   5                            419,150.09                 0.84
Missouri                                    9                          1,229,791.48                 2.46
Nevada                                      5                            687,699.85                 1.38
New Mexico                                  5                            890,029.70                 1.78
New York                                    1                             42,932.58                 0.09
North Carolina                             10                            824,944.92                 1.65
Ohio                                       13                            848,347.86                 1.70
Oregon                                     31                          4,327,958.15                 8.66
Tennessee                                  10                            585,457.38                 1.17
Texas                                       5                            683,592.91                 1.37
Utah                                       13                          1,606,515.62                 3.21
Virginia                                    6                            554,053.19                 1.11
Washington                                 24                          3,168,133.15                 6.34
West Virginia                               2                            140,975.27                 0.28
Wyoming                                     1                            107,761.63                 0.22
------------------------------       --------------         ------------------------     ---------------------------
Totals                                    393               $         50,002,424.38               100.00%
==============================       ==============         ========================     ===========================

                  The table below sets forth as of the Cut-Off Date the number, aggregate principal balance and percentage of all the Group II Mortgage Loans having a prepayment charge for the years indicated. (The sum of amounts and percentages in the table below may not equal the totals due to rounding.)

                                    PREPAYMENT CHARGES WITH RESPECT TO ALL THE
                                              GROUP II MORTGAGE LOANS

                                                                                            PERCENTAGE OF GROUP II
                                        NUMBER OF                     AGGREGATE           MORTGAGE LOANS BY AGGREGATE
      PREPAYMENT CHARGE               MORTGAGE LOANS              PRINCIPAL BALANCE            PRINCIPAL BALANCE
------------------------------        --------------         -------------------------    ---------------------------

1 Year                                      6                $           954,733.13                    1.91%
2 Year                                     56                          8,417,226.56                   16.83
3 Year                                    320                         39,710,301.35                   79.42
5 Year                                      7                            717,689.02                    1.44
None                                        4                            202,474.32                    0.40
------------------------------        --------------         -------------------------    ---------------------------
Totals                                    393                $        50,002,424.38                  100.00%
==============================        ==============         =========================    ===========================

FIXED RATE LOANS IN GROUP II

                  The following table sets forth certain information with respect to all the Fixed Rate Loans in Group II.

                                             GROUP II FIXED RATE LOANS

                          Number of Group II Fixed Rate Loans                                  86
                          Percentage of All Mortgage Loans in
                          Group II (by number of loans)                                    21.88%
                          Aggregate Principal Balance                               $6,817,139.28
                          Percentage of All Mortgage Loans in
                          Group II (by aggregate principal
                          balance)                                                         13.63%
                          Principal Balance of Mortgage Loans as
                          of the Cut-Off Date
                                            Average                                    $79,269.06
                                            Range                        $24,942.19 - $319,115.76
                          Coupon Rates

                                            Weighted Average                              10.440%
                                            Range                              8.500%  -  14.125%
                          Remaining Term to Maturity
                          (in months)

                                            Weighted Average                                  271
                                            Range                                     170  -  358
                          Loan-to-Value Ratio at Origination

                                            Weighted Average                               75.34%
                                            Range                                 29.07% - 90.00%

                  The table below sets forth as of the Cut-Off Date the number, aggregate principal balance and percentage of the Fixed Rate Loans in Group II (the "Group II Fixed Rate Loans") having the Coupon Rates in each given range. (The sums of amounts and percentages in the table below may not be equal to the totals due to rounding.)

                                   COUPON RATES OF GROUP II THE FIXED RATE LOANS

                                                                                          PERCENTAGE OF FIXED GROUP II
                                         NUMBER OF                    AGGREGATE              RATE LOANS BY AGGREGATE
  RANGE OF COUPON RATES (%)          FIXED RATE LOANS             PRINCIPAL BALANCE            PRINCIPAL BALANCE
-------------------------------    ------------------        ------------------------     ----------------------------
 8.001 -  8.500                              1               $            43,129.52                      0.63%
 8.501 -  9.000                              4                           423,384.54                      6.21
 9.001 -  9.500                             11                         1,180,904.19                     17.32
 9.501 - 10.000                              9                           702,900.94                     10.31
10.001 - 10.500                             16                         1,736,872.06                     25.48
10.501 - 11.000                             17                         1,075,203.53                     15.77
11.001 - 11.500                              7                           420,665.40                      6.17
11.501 - 12.000                             13                           893,017.72                     13.10
12.001 - 12.500                              6                           284,442.92                      4.17
13.001 - 13.500                              1                            29,987.67                      0.44
14.001 - 14.500                              1                            26,630.79                      0.39
-------------------------------    ------------------        ------------------------     --------------------------
Totals                                      86               $         6,817,139.28                    100.00%
===============================    ==================        ========================     ==========================

                  The table below sets forth as of the Cut-Off Date the number, aggregate principal balance and percentage of the Group II Fixed Rate Loans having principal balances in each given range. (The sums of amounts and percentages in the table below may not equal the totals due to rounding.)

                                PRINCIPAL BALANCES OF THE GROUP II FIXED RATE LOANS

                                                                                             PERCENTAGE OF GROUP II
                                                                                               FIXED RATE LOANS BY
 RANGE OF PRINCIPAL BALANCES             NUMBER OF                     AGGREGATE                    AGGREGATE
             ($)                      FIXED RATE LOANS             PRINCIPAL BALANCE            PRINCIPAL BALANCE
-------------------------------       ----------------             -------------------       ----------------------

 15,000.01  - 25,000.00                      1                            $ 24,942.19                       0.37%
 25,000.01 -  50,000.00                     35                           1,330,678.91                      19.52
 50,000.01 -  75,000.00                     21                           1,238,514.75                      18.17
 75,000.01 - 100,000.00                     11                             974,061.88                      14.29
100,000.01 - 125,000.00                      5                             542,087.25                       7.95
125,000.01 - 150,000.00                      4                             562,839.98                       8.26
150,000.01 - 175,000.00                      3                             494,454.18                       7.25
200,000.01 - 225,000.00                      1                             211,699.21                       3.11
250,000.01 - 275,000.00                      1                             259,331.71                       3.80
275,000.01 - 300,000.00                      3                             859,413.46                      12.61
300,000.01 - 325,000.00                      1                             319,115.76                       4.68
-------------------------------       ----------------             -------------------       ----------------------

Totals                                      86                         $ 6,817,139.28                     100.00%
===============================       ================             ===================       ======================

                  The table below sets forth as of the Cut-Off Date the number, aggregate principal balance and percentage of the Group II Fixed Rate Loans having the remaining terms to maturity in each given range. (The sums of amounts and percentages in the table below may not equal the totals due to rounding.)

                                    REMAINING TERMS TO MATURITY OF THE GROUP II
                                                 FIXED RATE LOANS

                                                                                             PERCENTAGE OF GROUP II
                                         NUMBER OF                    AGGREGATE               FIXED RATE LOANS BY
  REMAINING TERM (MONTHS)           FIXED RATE LOANS             PRINCIPAL BALANCE       AGGREGATE PRINCIPAL BALANCE
-------------------------------     ----------------          --------------------       ---------------------------
166 - 170                                       1                  $    58,561.89                         0.86%
171 - 175                                      12                    1,172,246.95                        17.20
176 - 180                                      35                    2,015,077.21                        29.56
346 - 350                                       1                       41,847.96                         0.61
351 - 355                                      10                      704,095.47                        10.33
356                                             5                      488,950.50                         7.17
357                                            12                    1,103,278.08                        16.18
358                                            10                    1,233,081.22                        18.09
-------------------------------     ----------------          --------------------       ---------------------------
Totals                                         86                  $ 6,817,139.28                       100.00%
===============================     ================         =====================       ===========================

ADJUSTABLE RATE LOANS IN GROUP II



                  The following table sets forth certain information with request to all the Adjustable Rate Loans in Group II (the "Group II Adjustable Rate Loans").

                                          GROUP II ADJUSTABLE RATE LOANS

                Number of Group II Adjustable Rate Loans                                        307
                Percentage of All Mortgage Loans in Group II (by
                number of loans)                                                              78.12
                Aggregate Principal Balance                                          $43,185,285.10
                Percentage of All  Mortgage Loans in Group II
                (by aggregate principal balance)                                             86.37%
                Principal Balance as of the Cut-Off Date                                          %
                                      Average                                           $140,668.68
                                      Range                                $24,950.20 - $499,479.58
                Coupon Rates

                                      Weighted Average                                       9.753%
                                      Range                                         7.750 - 13.250%
                Remaining Term to Maturity (in months)

                                      Weighted Average                                          357
                                      Range                                               348 - 358
                Loan-to-Value Ratio at Origination

                                      Weighted Average                                       78.33%
                                      Range                                         16.90% - 90.00%


                  The table below sets forth as of the Cut-Off Date the number, aggregate principal balance and percentage of the Group II Adjustable Rate Loans having the Gross Margins in each given range. (The sums of amounts and percentages in the table below may not equal the totals due to rounding.)



                                GROSS MARGINS OF THE GROUP II ADJUSTABLE RATE LOANS

                                                                                            PERCENTAGE OF GROUP II
                                                                                           ADJUSTABLE RATE LOANS BY
                                            NUMBER OF            AGGREGATE PRINCIPAL              AGGREGATE
    RANGE OF GROSS MARGINS (%)        ADJUSTABLE RATE LOANS            BALANCE                PRINCIPAL BALANCE
------------------------------------  ---------------------      -------------------       -------------------------

 5.001 -  5.500                                21                  $     2,918,877.12                           6.76%
 5.501 -  6.000                                46                        8,752,434.45                          20.27
 6.001 -  6.500                                69                       11,653,914.24                          26.99
 6.501 -  7.000                               106                       13,081,669.72                          30.29
 7.001 -  7.500                                43                        5,232,455.48                          12.12
 7.501 -  8.000                                19                        1,399,563.38                           3.24
 8.001 -  8.500                                 3                          146,370.71                           0.34
------------------------------------  ---------------------      --------------------      -------------------------
         Totals                               307                  $    43,185,285.10                         100.00%
====================================  =====================      ====================      =========================

                  The weighted average gross margin on the Group II Adjustable Rate Loans, as of the Cut-Off Date, was approximately 6.46% per annum.

                  The table below sets forth as of the Cut-Off Date the number, aggregate principal balance and percentage of the Group II Adjustable Rate Loans having the Coupon Rates in each given range. (The sums of amounts and percentages in the table below may not equal the totals due to rounding.)

               COUPON RATES OF THE GROUP II ADJUSTABLE RATE LOANS

                                                                                            PERCENTAGE OF GROUP II
                                                                                           ADJUSTABLE RATE LOANS BY
                                         NUMBER OF                    AGGREGATE                    AGGREGATE
  RANGE OF COUPON RATES (%)        ADJUSTABLE RATE LOANS          PRINCIPAL BALANCE            PRINCIPAL BALANCE
----------------------------       ----------------------         ------------------       -------------------------
 7.501 -  8.000                              8                    $     1,825,416.39                   4.23%
 8.001 -  8.500                             24                          5,023,415.89                  11.63
 8.501 -  9.000                             31                          4,449,887.86                  10.30
 9.001 -  9.500                             37                          6,819,179.07                  15.79
 9.501 - 10.000                             73                         10,247,875.30                  23.73
10.001 - 10.500                             47                          5,616,702.76                  13.01
10.501 - 11.000                             38                          4,626,846.77                  10.71
11.001 - 11.500                             27                          2,887,932.36                   6.69
11.501 - 12.000                             12                          1,152,241.85                   2.67
12.001 - 12.500                              6                            366,780.77                   0.85
12.501 - 13.000                              3                            136,553.57                   0.32
13.001 - 13.500                              1                             32,452.51                   0.08
----------------------------       ----------------------         ------------------       -------------------------
        Totals                             307                    $    43,185,285.10                 100.00%
============================       ======================         ==================       =========================

                  The weighted average of the Coupon Rates on the Group II Adjustable Rate Loans, as of the Cut-Off Date, was approximately 9.75% per annum.

                  The table below sets forth as of the Cut-Off Date the number, aggregate principal balance and percentage of the Group II Adjustable Rate Loans having the Maximum Rates in each given range. (The sums of amounts and percentages in the table below may not equal the totals due to rounding.)

               MAXIMUM RATES OF THE GROUP II ADJUSTABLE RATE LOANS

                                                                                            PERCENTAGE OF GROUP II
                                                                                           ADJUSTABLE RATE LOANS BY
                                         NUMBER OF                    AGGREGATE                    AGGREGATE
 RANGE OF MAXIMUM RATES (%)       ADJUSTABLE RATE LOANS          PRINCIPAL BALANCE            PRINCIPAL BALANCE
-------------------------------   ---------------------          ---------------------     -------------------------

14.501 - 15.000                              8                     $      1,825,416.39                  4.23%
15.001 - 15.500                             24                            5,023,415.89                 11.63
15.501 - 16.000                             31                            4,449,887.86                 10.30
16.001 - 16.500                             37                            6,819,179.07                 15.79
16.501 - 17.000                             73                           10,247,875.30                 23.73
17.001 - 17.500                             48                            5,680,654.23                 13.15
17.501 - 18.000                             38                            4,626,846.77                 10.71
18.001 - 18.500                             27                            2,887,932.36                  6.69
18.501 - 19.000                             11                            1,088,290.38                  2.52
19.001 - 19.500                              6                              366,780.77                  0.85
19.501 - 20.000                              3                              136,553.57                  0.32
20.001 - 20.500                              1                               32,452.51                  0.08
-------------------------------   ---------------------          ---------------------     -------------------------
        Totals                              307                    $     43,185,285.10                100.00%
===============================   =====================          =====================     =========================

                  The weighted average Maximum Rate of the Group II Adjustable Rate Loans, as of the Cut-Off Date, was 16.75% per annum.

                  The table below sets forth as of the Cut-Off Date the number, aggregate principal balance and percentage of the Group II Adjustable Rate Loans having the Minimum Rates in each given range. (The sums of amounts and percentages in the table below may not equal the totals due to rounding.)

               MINIMUM RATES OF THE GROUP II ADJUSTABLE RATE LOANS

                                                                                           PERCENTAGE OF ADJUSTABLE
                                         NUMBER OF                    AGGREGATE             RATE LOANS BY AGGREGATE
  RANGE OF MINIMUM RATES (%)       ADJUSTABLE RATE LOANS          PRINCIPAL BALANCE            PRINCIPAL BALANCE
----------------------------       ---------------------     ----------------------        ------------------------

  7.501 - 8.000                               8              $        1,825,416.39                      4.23%
  8.001 - 8.500                              24                       5,023,415.89                     11.63
  8.501 - 9.000                              31                       4,449,887.86                     10.30
  9.001 - 9.500                              37                       6,819,179.07                     15.79
  9.501 - 10.000                             73                      10,247,875.30                     23.73
10.001 - 10.500                              48                       5,680,654.23                     13.15
10.501 - 11.000                              38                       4,626,846.77                     10.71
11.001 - 11.500                              27                       2,887,932.36                      6.69
11.501 - 12.000                              11                       1,088,290.38                      2.52
12.001 - 12.500                               6                         366,780.77                      0.85
12.501 - 13.000                               3                         136,553.57                      0.32
13.001 - 13.500                               1                          32,452.51                      0.08
----------------------------       ---------------------     ----------------------        ------------------------
        Totals                              307              $       43,185,285.10                    100.00%
============================       =====================     ======================        ========================

                  The weighted average Minimum Rate of the Adjustable Rate Loans in Group II, as of the Cut-Off Date, was 9.75% per annum.

                  The table below sets forth as of the Cut-Off Date the number, aggregate principal balance and percentage of the Group II Adjustable Rate Loans having principal balances in each given range. (The sums of amounts and percentages in the table below may not equal the totals due to rounding.)

                                        PRINCIPAL BALANCES OF THE GROUP II
                                               ADJUSTABLE RATE LOANS

                                                                                            PERCENTAGE OF GROUP II
                                        NUMBER OF                                          ADJUSTABLE RATE LOANS BY
                                     ADJUSTABLE RATE               AGGREGATE                       AGGREGATE
   RANGE OF PRINCIPAL BALANCES            LOANS                PRINCIPAL BALANCE               PRINCIPAL BALANCE
-----------------------------------  ---------------          -------------------          ------------------------

 15,000.01  - 25,000.00                     2                 $         49,900.95                       0.12%
 25,000.01 -  50,000.00                     31                       1,271,901.96                       2.95
 50,000.01 -  75,000.00                     60                       3,806,335.61                       8.81
 75,000.01 - 100,000.00                     46                       4,004,865.25                       9.27
100,000.01 - 125,000.00                     49                       5,425,937.53                      12.56
125,000.01 - 150,000.00                     22                       2,991,985.14                       6.93
150,000.01 - 175,000.00                     14                       2,272,314.22                       5.26
175,000.01 - 200,000.00                     11                       2,055,974.49                       4.76
200,000.01 - 225,000.00                     8                        1,684,800.71                       3.90
225,000.01 - 250,000.00                     11                       2,664,340.53                       6.17
250,000.01 - 275,000.00                     14                       3,666,167.93                       8.49
275,000.01 - 300,000.00                     14                       4,015,849.90                       9.30
300,000.01 - 325,000.00                     7                        2,211,325.22                       5.12
325,000.01 - 350,000.00                     5                        1,711,989.61                       3.96
350,000.01 - 375,000.00                     4                        1,450,556.70                       3.36
375,000.01 - 400,000.00                     5                        1,963,738.99                       4.55
425,000.01 - 450,000.00                     1                          439,272.03                       1.02
475,000.01 - 500,000.00                     3                        1,498,028.33                       3.47
-----------------------------------  ---------------          -------------------          ------------------------

         Totals                            307                $     43,185,285.10                     100.00%
===================================  ===============          ===================          ========================

                  The table below sets forth as of the Cut-Off Date the number, aggregate principal balance and percentage of the Group II Adjustable Rate Loans having the remaining terms to maturity in each given range. (The sums of amounts and percentages in the table below may not equal the totals due to rounding.)

                                    REMAINING TERMS TO MATURITY OF THE GROUP II
                                               ADJUSTABLE RATE LOANS

                                                                                            PERCENTAGE OF GROUP II
                                                                                           ADJUSTABLE RATE LOANS BY
                                         NUMBER OF                    AGGREGATE                    AGGREGATE
   REMAINING TERMS (MONTHS)        ADJUSTABLE RATE LOANS          PRINCIPAL BALANCE            PRINCIPAL BALANCE
-------------------------------    ---------------------          -------------------      -------------------------
346 - 350                                    5                     $      388,118.48                      0.90%
351 - 355                                   85                          9,075,467.26                     21.02
356                                         62                          6,992,675.27                     16.19
357                                         96                         13,258,395.59                     30.70
358                                         59                         13,470,628.50                     31.19
-------------------------------    ---------------------          -------------------      -------------------------
   Totals                                   307                    $   43,185,285.10                    100.00%
===============================    =====================          ===================      =========================

                  The table below sets forth the number, aggregate principal balance and percentage of the Group II Adjustable Rate Loans having the next interest Adjustment Date on each date set forth below.

                                   NEXT INTEREST ADJUSTMENT DATE OF THE GROUP II
                                               ADJUSTABLE RATE LOANS

                                                                                    PERCENTAGE OF GROUP II
                                                                                    ADJUSTABLE RATE LOANS
                                      NUMBER OF                 AGGREGATE                BY AGGREGATE
NEXT INTEREST ADJUSTMENT DATE   ADJUSTABLE RATE LOANS       PRINCIPAL BALANCE         PRINCIPAL BALANCE
-----------------------------   ---------------------       -----------------         -----------------

08/01/99                                  1                  $     119,614.02                   0.28%
09/01/99                                  1                         63,951.47                   0.15
07/01/00                                  1                        102,263.15                   0.24
08/01/00                                  2                        157,333.58                   0.36
09/01/00                                  1                         64,570.28                   0.15
10/01/00                                  1                         67,657.69                   0.16
12/01/00                                  2                        522,032.27                   1.21
01/01/01                                  9                        966,979.76                   2.24
02/01/01                                  29                     2,826,683.28                   6.55
03/01/01                                  23                     2,458,074.21                   5.69
04/01/01                                  30                     4,271,683.93                   9.89
05/01/01                                  9                      1,686,500.03                   3.91
01/01/02                                  10                     1,126,673.92                   2.61
02/01/02                                  33                     3,445,826.32                   7.98
03/01/02                                  39                     4,534,601.06                  10.50
04/01/02                                  65                     8,736,184.92                  20.23
05/01/02                                  51                    12,034,655.21                  27.87
-----------------------------   ---------------------       -----------------         -----------------
    Totals                               307                 $  43,185,285.10                 100.00%
=============================   =====================     ===================         =================

                             UNDERWRITING STANDARDS


                  The Mortgage Loans were originated or acquired by RBMG, directly or indirectly through Meritage Mortgage Corporation ("Meritage"), a wholly-owned subsidiary of RBMG, and underwritten generally in accordance with the subprime credit risk guidelines (the "Guidelines") of Meritage. On a case-by-case basis, exceptions to the Guidelines are made where compensating factors exist.

                  The Guidelines are primarily intended to assess the value of the related mortgaged property and to evaluate the adequacy of such property as collateral for a mortgage loan and to assess the mortgagor's ability and willingness to pay creditors. The subprime credit mortgage loans originated or acquired by RBMG generally will have been underwritten with a view toward the sale of such mortgage loans in the secondary market. Generally, such mortgage loans entail a greater degree of risk for prospective investors than mortgage loans eligible to be purchased by Fannie Mae or Freddie Mac, and such mortgage loans generally bear higher rates of interest than mortgage loans that are originated in accordance with the underwriting standards of Fannie Mae or Freddie Mac. The combination of these factors is likely to result in rates of delinquency, foreclosure, bankruptcy, and loss that are higher, and which may be substantially higher, than those experienced by mortgage loans underwritten in accordance with Fannie Mae and Freddie Mac guidelines.

                  Each applicant completes a loan application that includes information with respect to the applicant's liabilities, income, credit history, employment history and personal information. The Guidelines require a credit report on each applicant from a credit reporting company. The report typically contains information relating to such matters as credit history with local and national merchants and lenders, installment debt payments and any record of defaults, bankruptcies, repossessions, collections, judgments, charge-offs or tax liens. Mortgaged properties that are to secure mortgage loans generally are appraised by state licensed, qualified independent appraisers. Such appraisers inspect and appraise the subject property and verify that it is in acceptable condition. Following each appraisal, the appraiser prepares a report which includes a market value analysis based on recent sales of comparable homes in the area and, when deemed appropriate, replacement cost analysis based on the current cost of constructing a similar home. All appraisals are required to conform to the Uniform Standards of Professional Appraisal Practice adopted by the Appraisal Standards Board of the Appraisal Foundation and are generally on forms acceptable to Fannie Mae and Freddie Mac. The Guidelines require a desk or field review of all appraisals by a qualified appraiser employed or retained by RBMG or Meritage, as applicable. The value of a mortgaged property as determined by the appraisal is used for purposes of establishing the maximum permissible loan-to-value ratio of the mortgage loan. If the value of any mortgaged property as determined in the review is more than 5% lower than the appraised value, then RBMG uses such review value for purposes of establishing the maximum permissible loan-to-value ratio of the related mortgage loan for purposes of RBMG's quality control procedures. If such value is between 5% and 10% lower than the appraised value, then RBMG may contact the appraiser for an explanation of the difference or may reconcile on its own. If such value is more than 10% lower than the appraised value, then RBMG contacts the appraiser for an explanation of the difference. RBMG generally refuses to accept appraisals from an appraiser who does not provide a satisfactory explanation of any such difference.

                  The Mortgage Loans were originated consistent with and generally conform to the Guidelines' "Full Documentation," "Limited Documentation," or "Stated Income Documentation" residential loan programs, as well as the specialty "No Qualifier," "Mortgage Only," and "No Ratio" residential loan programs. Under each of the programs, RBMG or Meritage, as applicable, reviews the applicant's source of income, calculates the amount of income from sources indicated on the loan application or similar documentation, reviews the credit history of the applicant, calculates the debt service-to-income ratio to determine the applicant's ability to repay the loan, reviews the type and use of the property being financed, and reviews the description of the property for program eligibility. In determining the ability of the applicant to repay the loan, a rate (the "Qualifying Rate") has been created under the Guidelines that, with respect to a 6-month adjustable rate mortgage loan, generally is equal to two percent (2%) above the initial interest rate on the loan for which the applicant has applied; however, if the LTV is 80% or less, or if the loan for which the applicant has applied is a "2/6 LIBOR" loan or a "3/6 LIBOR" loan, the Guidelines allow the applicant to qualify at the initial interest rate.

                  The Guidelines require that mortgage loans be underwritten in a standardized procedure that complies with applicable federal and state laws and regulations and requires the underwriters to be satisfied that the income of the applicant and the value of the property being financed, as indicated by an appraisal and review of the appraisal, currently supports the outstanding anticipated loan balance of the mortgage loan for which the applicant has submitted an application. In general, the maximum loan amount for mortgage loans originated under the Guidelines is $600,000. The Guidelines generally permit single family loans to have LTV's at origination of generally up to 90%, depending on, among other things, the purpose of the mortgage loan, a mortgagor's credit history, repayment ability and debt service-to-income ratio, as well as the type and use of the property. The Guidelines generally permit all types of loans to a maximum 90% LTV other than condominium loans, manufactured home loans and loans secured by 3-4 family properties, which are each limited to a maximum 85% LTV and non-owner occupied loans, which are limited to a maximum 80% LTV. With respect to mortgage loans secured by mortgaged properties acquired by a mortgagor under a "lease option purchase," the LTV of the related mortgage loan is based on the lower of the appraised value of such mortgaged property at the time of origination, or the sale price of the related mortgaged property if the "lease option purchase price" was set less than 24 months prior to origination, and is based on the appraised value at the time of origination if the "lease option purchase price" was set more than 24 months prior to origination.

                  Under the Full Documentation program, applicants generally are required to submit two written forms of verification of stable income for the preceding 24 months. Under the Limited Documentation program, one such form of verification is required for the preceding 12 months (6 months if the LTV is 80% or less). Under the Stated Income Documentation program, an applicant may be qualified based upon monthly income as stated on the mortgage loan application if the applicant meets certain criteria. All the foregoing programs require that with respect to each applicant, there be a telephone verification of each applicant's employment within 24 hours prior to closing. Verification of the source of funds (if any) required to be deposited by the applicant into escrow in the case of a purchase money loan is generally required. On a case-by-case basis, exceptions to the Guidelines may be made, as described below under "--Exceptions."

                  In addition to the above three standard documentation programs, the Mortgage Loans were also originated in accordance with the following specialty residential loan programs: "No Qualifier," "Mortgage Only," and "No Ratio."

                  Under the "No Qualifier" program, applicants are not required to document employment or income, and no debt service-to-income ratios are calculated. The loan application is to be completed with only basic information, such as name, address, social security number, telephone number, and property address. A minimum property value of $50,000 is required, and a maximum of 70% LTV and 80% Combined Loan-to-Value is permitted. The Combined Loan-to-Value Ratio ("CLTV") of a Mortgage Loan is equal to the ratio (expressed as a percentage) of (a) the sum of the (i) principal balance of the Mortgage Loan as of the date of origination and (ii) the outstanding principal balances of any mortgage loans junior in lien priority and secured by the related Mortgaged Property as of the date of origination to (b) the Value (as defined in the Servicing Agreement) of the Mortgaged Property at the time of origination of the Mortgage Loan.

                  Under the "Mortgage Only" program, the overall credit profile of an applicant may be poor. Applicants must provide a previous twelve month mortgage history (aside from rental history). A maximum 85%LTV and 90% CLTV and a maximum 50% debt service-to-income ratio are permitted. All existing mortgage loans must be verified through the lender, a third party servicer, a credit reporting agency, or canceled checks. Private mortgage loans held by an individual and verified are acceptable if twelve months of cancelled checks are provided. An applicant cannot have experienced any rolling mortgage late payments or foreclosures. Discharged bankruptcies are acceptable, and those applicants with mortgage loans that are currently delinquent may still be eligible if the mortgage loan is brought current prior to closing, and the cause of such delinquency is well documented and satisfactorily explained. Open charge-offs, collection accounts and judgments may exist if they are not currently or likely to attach to the property.

                  Under the "No Ratio" program, applicants are not required to document employment or income, and no debt service-to-income ratios are calculated. A minimum property value of $50,000 is required, and a maximum 75% LTV and 90% CLTV is permitted. The applicant must have an overall good, established credit history, and meet credit depth requirements of at least five trade lines, with minimum balances of $1,000, with activity dating back at least five years. A maximum of two 30-day late payments within the last 12 months is acceptable on an existing mortgage loan. All borrowers must have a credit score equal to or greater than 600 (middle score of three).

                  The three specialty programs described above permit only owner-occupied, single family residences, with loan amounts between $25,000 to $350,000. Attached and detached planned unit developments ("PUD's"), condominiums, two-to-four family properties and manufactured homes are permitted on a case by case basis. Financing on these properties under the specialty programs must be in the form of purchases or rate and term or cash-out refinances. In the case of a refinance mortgage loan, the applicant must have owned the property for at least twelve months, or if the applicant has owned the property for less than twelve months, the lesser of the sales price or appraised value is used to calculate the LTV.

                  The Guidelines have the following categories and criteria for grading the potential likelihood that an applicant will satisfy the repayment obligations of a mortgage loan:

                  "A" RISK. Under the "A" risk category, the applicant must have generally repaid installment or revolving debt according to its terms. A maximum of one 30-day late payment, and no 60-day late payments, within the last 12 months is acceptable on an existing mortgage loan. Minor derogatory items are allowed on non-mortgage credit, and a letter of explanation may be required. An existing mortgage loan is not required to be current at the time the application is submitted. Generally, no more than $500 of open charge-offs or collection accounts shall have occurred within the last 12 months. Charge-offs or collection accounts not affecting title may remain open if they are over 2 years old or the LTV of the mortgage loan is 70% or less. No bankruptcy or notice of default filings may have occurred during the preceding 24 months. The mortgaged property must be in at least average condition. A maximum LTV of up to 90% for a mortgage loan originated under the Full Documentation, 85% for Limited Documentation and 85% for Stated Income Documentation program is permitted on a single family, owner-occupied property. A maximum LTV of 80% is permitted for a mortgage loan originated under the Full Documentation program (or 75% and 70% for mortgage loans originated under the Limited Documentation or Stated Income Documentation programs, respectively) for a non-owner occupied property. The debt service-to-income ratio is generally 45% or less. The Guidelines permit a 50% debt service-to-income ratio with a $500 disposable monthly income per family member.

                  "A-" RISK. Under the "A-" risk category, an applicant must have generally repaid installment or revolving debt according to its terms. A maximum of two 30-day late payments, and no 60-day late payments, within the last 12 months is acceptable on an existing mortgage loan. An existing mortgage loan is not required to be current at the time the application is submitted. Minor derogatory items are allowed on non-mortgage credit, and a letter of explanation may be required. Generally, no more than $1,000 of open charge-offs or collection accounts shall have occurred within the last 12 months. Charge-offs, judgments or collection accounts not affecting title may remain open after funding of the loan if they are over 2 years old or the LTV of the mortgage loan is 70% or less. No bankruptcy or notice of default filings may have occurred during the preceding 18 months. The mortgaged property must be in at least average condition. A maximum LTV of 90% for a mortgage loan originated under the Full Documentation program, 85% for a mortgage loan originated under the Limited Documentation program, or 80% for a mortgage loan originated under the Stated Income Documentation program, is permitted on owner-occupied property. A maximum LTV of 80% (or 75% and 70% for a mortgage loan originated under the Limited Documentation or Stated Income Documentation programs, respectively) is permitted on a non-owner-occupied property under the Full Documentation program. The debt service-to-income ratio is generally 50% or less.

                  "B" RISK. Under the "B" risk category, an applicant may have generally repaid installment or revolving debt according to its terms. A maximum of three 30-day late payments or two 30-day late payments and one 60-day late payment, within the last 12 months is acceptable on an existing mortgage loan. An existing mortgage loan is not required to be current at the time the application is submitted. As to non-mortgage credit, some prior defaults may have occurred, and a letter of explanation may be required. Generally, no more than $2,000 of open charge-offs or collection accounts shall have occurred within the last 12 months. Charge-offs, judgments or open collection accounts not affecting title may remain open after funding of the loan if they are over 2 years old or the LTV of the mortgage loan is 80% or less. No bankruptcy or notice of default filing may have occurred during the preceding 18 months. The mortgaged property must be in at least average condition. A maximum LTV of 85% (or 80% and 75% for a mortgage loan originated under the Limited Documentation and Stated Income Documentation programs, respectively), is permitted on an owner-occupied property under the Full Documentation program. A maximum LTV of 75% (or 70% and 65% for a mortgage loan originated under the Limited Documentation or Stated Income Documentation programs, respectively), is permitted on a non-owner-occupied property under the Full Documentation program. The debt service-to-income ratio is generally 50% or less. The Guidelines permit a 55% debt service-to-income ratio with a $500 disposable monthly income per family member.

                  "C" RISK. Under the "C" risk category, an applicant may have experienced significant credit problems in the past. A maximum of six 30-day late payments, two 60-day late payments or one 90-day late payment, within the last 12 months is acceptable on an existing mortgage loan. An existing mortgage loan is not required to be current at the time the application is submitted. As to non-mortgage credit, significant prior defaults may have occurred. Generally, no more than $4,000 of open charge-offs, judgments or collection accounts shall have occurred within the last 12 months. Charge-offs or collection accounts not affecting title may remain open after the funding of the loan. No bankruptcy or notice of default filings may have occurred during the preceding 12 months. The mortgaged property must be in average condition. Generally, a maximum LTV of 80% for a mortgage loan on an owner-occupied property under the Full Documentation program (or 70% and 65% for a mortgage loan originated under the Limited Documentation and Stated Income Documentation programs) is permitted. A maximum LTV of 70% (or 65% and 60% for a mortgage loan originated under the Limited Documentation or Stated Income Documentation programs, respectively) is permitted on a non-owner-occupied property under the Full Documentation program. The debt service-to-income ratio is generally 55% or less. The Guidelines require a 50% debt service-to-income ratio at greater than 75% LTV.

                  "D" RISK. Under the "D" risk category, an applicant will have experienced significant credit problems in the past. As to mortgage credit, the applicant may have had a history of being generally 30, 60, 90 or a maximum of 120 days late within the last 12 months. An existing mortgage loan is not required to be current at the time the application is submitted. The existing mortgage loan may currently be in foreclosure and a 5% reduction to the maximum LTV will be imposed. As to non-mortgage credit, significant prior defaults may have occurred. No open collection accounts or open charge-offs affecting title may remain open after funding of the loan. A bankruptcy, notice of default, notice of sale filing or foreclosure may be permitted, on a case-by-case basis. The mortgaged property must be in average condition. A maximum LTV of 70% (or 65% and 55% for a mortgage loan originated under the Limited Documentation and Stated Income Documentation programs respectively) is permitted on an owner-occupied property under the Full Documentation program. A maximum LTV of 60% (or 55% and 50% for mortgage loans originated under the Limited Documentation or Stated Income Documentation programs, respectively) is permitted on a non-owner occupied property under the Full Documentation program. The debt service-to-income ratio generally is 60% or less.

                  EXCEPTIONS. As described above, the foregoing categories and criteria are guidelines only. On a case-by-case basis, it may be determined that an applicant warrants a risk category upgrade, a debt service-to-income ratio exception, a pricing exception, a loan-to-value exception or an exception from certain requirements of a particular risk category (collectively, called an "upgrade" or an "exception"). An upgrade or exception may generally be allowed if the application reflects certain compensating factors, including, among other things: low LTV; pride of ownership; a maximum of one 30-day late payment on all mortgage loans during the last 12 months; stable employment; or ownership of current residence for five or more years; or, if the applicant places a down payment through escrow of at least 20% of the purchase price of the mortgaged property, or if the new loan reduces the applicant's monthly aggregate mortgage payment by 25% or more. An upgrade or exception may be permitted if the applicant has no 30 day mortgage late payments in the past 24 months. Accordingly, certain applicants may qualify in a more favorable risk category that, in the absence of such compensating factors, would satisfy only the criteria of a less favorable risk category. In no event, however, will any applicant be granted an upgrade into a risk category more than one level or grade higher than the category into which the applicant, in the absence of the compensating factor, would have qualified. Certain of the Mortgage Loans may have been originated in accordance with the "Meri-Quik" upgrade program. Using the "Meri-Quik" credit scoring upgrade program, a proposed mortgage loan is underwritten and graded according to the Guidelines, without the use of any type of formal or informal upgrade due to compensating factors (the "True Grade") and then upgraded based on a credit score matrix. The applicant's maximum debt service-to-income ratio must qualify at the upgraded credit level. The Meri-Quik program can improve the applicant's credit grade by only one level. The Meri-Quik upgrade cannot be combined with any other risk upgrade point system. Only the following standard mortgage loan types are eligible: 6 Months adjustable rate mortgage loans, 2/6 Libor mortgage loans, 3/27 Libor mortgage loans and fixed rate mortgage loans. Only mortgage loans underwritten in accordance with the standard documentation programs (the Full Documentation, Limited Documentation and Stated Income Documentation programs) are eligible for Meri-Quik upgrade. Mortgage loans underwritten in accordance with the specialty programs (the No Qualifier, No Ratio, and Mortgage Only programs) are not eligible.

               INDEX APPLICABLE TO THE ADJUSTABLE RATE LOANS

                  With respect to all of the Adjustable Rate Loans and as of any related Adjustment Date, the Index is Six-Month LIBOR, as published in THE WALL STREET JOURNAL and most recently available 45 days prior to such Adjustment Date. If the Index becomes unpublished or is otherwise unavailable, the Servicer will select an alternative index that is based upon comparable information.

                                   THE ISSUER

                  RBMG Funding Co. Mortgage Loan Trust 1999-1 (the "Issuer" or the "Trust) is a Delaware business trust, formed pursuant to a trust agreement to be dated as of June 1, 1999 (the "Owner Trust Agreement") among Residential Asset Funding Corporation (the "Depositor"), Wilmington Trust Company, as owner trustee (the "Owner Trustee") and The Bank of New York, as trust paying agent. After the Closing Date, the Issuer will also issue instruments evidencing the residual interest in the Trust

(the "Residual Interest"), representing all of the beneficial ownership interest in the Issuer, to Funding Co., a wholly-owned subsidiary of the Company. The principal office of the Issuer is located in Wilmington, Delaware. The Issuer does not have, nor is it expected in the future to have, any significant assets, other than the assets included in the Trust (the "Trust"), consisting primarily of (i) two groups of fixed and adjustable rate, residential one- to four-family, first lien mortgage loans (the "Mortgage Loans") to be pledged to the Indenture Trustee for the benefit of the holders of the Notes (the "Noteholders"), (ii) all payments in respect of principal and interest on the Mortgage Loans (other than any principal or interest payments on the Mortgage Loans due on or prior to the Cut-Off Date), (iii) the Issuer's rights under the Depositor Sale Agreement and the Servicing Agreement (each as defined herein), (iv) the rights of the Indenture Trustee under the Insurance Policy, as described herein, and (v) certain other property.

                                      RBMG

                  RBMG is a full-service residential mortgage company that originates and purchases loans through a network of approximately 851 correspondent lenders and 5,313 brokers as of March 31, 1999. RBMG is a publicly traded company whose shares trade on the NASDAQ under the symbol "RBMG." RBMG's corporate offices are located at 7909 Parklane Road, Columbia, South Carolina 29223. RBMG pools the mortgages it originates or purchases, creating mortgage-backed securities through Fannie Mae or FHLMC, and sells these securities to financial institutions throughout the United States. In the past, RBMG primarily has originated conforming loans for sale to Fannie Mae and FHLMC and for pools issued with loans pledged to the Government National Mortgage Association. RBMG retains in its portfolio or sells to other approved servicers the mortgage servicing rights associated with the loans it originates or purchases. In 1997, RBMG began originating mortgage loans of the type included in the Trust. RBMG originates such loans through its own subprime credit risk division, which was expanded through the acquisition of Meritage, a subprime credit risk lending institution in Portland, Oregon. Meritage has traditionally been in the business of originating or acquiring mortgage loans which have the same general characteristics as the Mortgage Loans. RBMG operates in 48 states and the District of Columbia.

                  A majority of the subprime credit risk mortgage loans originated or acquired by RBMG, directly or through Meritage, are serviced by RBMG on an interim basis pending the disposition to a trust in connection with a securitization, or other disposition on a whole loan basis, of such mortgage loans. Upon the disposition of such mortgage loans, the servicing for such mortgage loans either is initially retained by RBMG, pending transfer, pursuant to arrangements in effect, to a sub-servicer in accordance with an existing subservicing agreement by and between RBMG and the sub-servicer, or is transferred as part of such mortgage loans as whole loans in the secondary mortgage market or concurrently with the securitization of the related mortgage loans. As a result of being serviced by third parties, substantial information is not currently available as to the delinquency, foreclosure, bankruptcy or loss experience of the entire portfolio of mortgage loans originated or acquired by RBMG. However, see "Servicing of the Mortgage Loans--The Sub-Servicer" below for information regarding the delinquency, foreclosure, bankruptcy and REO property experience of the Sub-Servicer.

                  The following table sets forth, for the subprime mortgage loans originated or acquired by RBMG and serviced by the Sub-Servicer (which does not include all such mortgage loans originated or acquired by RBMG), certain information relating to the delinquency experience at the end of the indicated periods. The indicated periods of delinquency are based on the number of days past due on a contractual basis. No mortgage loan is considered delinquent for these purposes until it is one month past due on a contractual basis. The information contained in the monthly remittance reports that will be sent to investors will be compiled using the same methodology as that used to compile the information contained in the table below.



                                          DELINQUENCIES AND FORECLOSURES

                                              (Dollars in Thousands)

                                   As of December 31, 1997                         As of December 31, 1998
                         ------------------------------------------    ----------------------------------------------
                                                      Percent                                          Percent
                         --------------------    ------------------    ---------------------   ----------------------
                         By                      By        By
                         Number     By Dollar    Number    Dollar      By Number   By Dollar   By Number    By Dollar
                         of Loans     Amount     of Loans   Amount     of Loans      Amount     of Loans      Amount
                         --------   ---------    --------  --------    ---------   ---------   ---------    ---------

Total Portfolio          1,590        $178,427  100.00%    100.00%        2,548    $281,286    100.00%       100.00%

Period of
Delinquency(1)

    30-59 days              28          2,631     2.00       1.79            96       8,841      3.77          3.14

    60-89 days              22          1,532     0.78       0.77            30       3,224      1.18          1.15

    90 days or more         10            914     1.38       1.59           125      13,196      4.91          4.69
                        --------     ---------   ------     -------        -----    --------    ------       --------

Total Delinquent Loans      60         $5,077     4.17%      4.15%          251     $25,261      9.85%         8.98%
                        ========     =========   ======     =======        =====    ========    ======       ========

Loans in foreclosure(2)      1            $35     1.29%      1.50%           55      $5,778      2.16%         2.05%
                        ========     =========   ======     =======        =====    ========    ======       ========




                                             As of March 31, 1999
                        -----------------------------------------------------
                                                                Percent
                        --------------------------- -------------------------

                          By Number      By Dollar   By Number     By Dollar
                           of Loans        Amount     of Loans      Amount
                        ------------     ----------  ----------   -----------

Total Portfolio                3,657       $404,213    100.00%     100.00%

Period of
Delinquency(1)

    30-59 days                    94         10,261      2.57        2.54

    60-89 days                    48          5,839      1.31        1.44

    90 days or more              161         16,312      4.40        4.04
                              --------     ---------   --------    --------

Total Delinquent Loans           303        $32,412      8.29%       8.02%
                              ========     =========   ========    ========

Loans in foreclosure(2)           79         $8,452      2.16%       2.09%
                              ========     =========   =======     ========


------------------------

(1) Includes 45 loans totaling $4,862,555 for March 31, 1999, which were delinquent at the time of transfer to the servicer.
(2) Loans in foreclosure are also included under the heading "Total Delinquent Loans."

                  At March 31, 1999, and December 31, 1998, RBMG had total assets of approximately $1.73 billion and $1.97 billion, respectively, total liabilities of approximately $1.49 billion and $1.72 billion, respectively, and total shareholders' equity of approximately $245.0 million and $252.1 million, respectively. For the three months ended March 31, 1999 and for the year ended December 31, 1998, net income (after taxes) was approximately $11.16 million and $48.67 million, respectively.

                  No person other than RBMG, the Company, Funding Co., the Depositor and the Issuer is obligated with respect to the representations and warranties respecting the Mortgage Loans and the remedies for any breach thereof.

                  It is anticipated that Funding Co. will be the holder of the Residual Interest in the Issuer. Funding Co. may transfer or sell all or a part of its interest in the Residual Interest at any time, subject to the restrictions provided in the Owner Trust Agreement.

                                RBMG FUNDING CO.

                  RBMG Funding Co. ("Funding Co.) was incorporated in the State of Nevada on September 26, 1997, and is a wholly-owned subsidiary of RBMG Asset Management Company, Inc. (the "Company"). The principal executive offices of Funding Co. are located at 2820 West Charleston Boulevard, Suite 17, Las Vegas, Nevada 89102.

                  Funding Co. was organized, among other things, for the purposes of establishing trusts, selling beneficial interests therein and acquiring and selling mortgage assets to such trusts. None of Funding Co., RBMG, the Company or any of Funding Co.'s affiliates will ensure or guarantee payments on the Notes.

                  RBMG will convey the Mortgage Loans to the Company, which will convey the Mortgage Loans to Funding Co., which will convey the Mortgage Loans to the Depositor.

                                  THE DEPOSITOR

                  Residential Asset Funding Corporation, a North Carolina corporation, (the "Depositor") was incorporated in the State of North Carolina on December 29, 1997, and is a wholly-owned, special purpose subsidiary of First Union National Bank, a national banking association with its headquarters in Charlotte, North Carolina. The principal executive offices of the Depositor are located at 301 South College Street, Charlotte, North Carolina 28202-6001.

                  The Depositor will convey the Mortgage Loans to the Issuer. The Issuer then will pledge the Mortgage Loans, without recourse, to the Indenture Trustee pursuant to the Indenture as security for the Notes.

                            DESCRIPTION OF THE NOTES

                  The following summaries describe certain provisions of the Indenture applicable to the Notes. The description of the Notes and the Indenture that follows is a summary of certain of the terms and provisions relating specifically to the Notes, and does not purport to be complete. Such description is subject to, and is qualified in its entirety by reference to, the actual terms and provisions of the Indenture

(including the form of the Notes). For more details regarding the terms of the Indenture, prospective investors in the Notes are advised to review the Indenture, a copy of which RBMG will provide (without exhibits) without charge upon written request addressed to RBMG at 7909 Parklane Road, Columbia, South Carolina 29223, Attention: Larry Reed.

GENERAL

                  The Notes will be issued under an indenture, to be dated as of June 1, 1999 (the "Indenture"), between the Issuer and the Indenture Trustee. Two classes (each a "Class") of Notes will be issued: the Class A-1 Notes (the "Class A-1 Notes") and the Class A-2 Notes (the "Class A-2 Notes" and, together with the Class A-1 Notes, the "Notes"). The holders of the Class A-1 Notes are referred to herein as the "Class A-1 Noteholders" and the holders of the Class A-2 Notes are referred to herein as the "Class A-2 Noteholders." The Class A-1 Notes will be principally secured by the Group I Mortgage Loans, and the Class A-2 Notes will be principally secured by the Group II Mortgage Loans. Payments on the Class A-1 Notes will be made generally from Available Funds for Group I, and payments on the Class A-2 Notes will be made generally from Available Funds for Group II. The Notes represent non-recourse asset-backed obligations of the Issuer, and proceeds of the assets of the Trust will be the sole source of payments on the Notes. The Notes will not represent an interest in or obligation of the Depositor, the Company, the Servicer, the Indenture Trustee, the Owner Trustee, the Note Insurer, any of their respective affiliates or any other entity, and will not represent an interest in or recourse obligation of the Issuer.

                  All payments on the Notes will be distributed by or on behalf of the Indenture Trustee to each Noteholder of record on the Record Date for the related Payment Date. Payments on Notes issued in book-entry form will be made by or on behalf of the Indenture Trustee to DTC. Payments on Definitive Notes generally will be made either (i) by check mailed to the address of each Noteholder as it appears in the register maintained by the Indenture Trustee or
(ii) by wire transfer of immediately available funds to the account of a Noteholder, if such Noteholder (a) is the registered holder of Definitive Notes having an initial principal amount of at least $1,000,000 and (b) has provided the Indenture Trustee with wiring instructions in writing five Business Days prior to the related Record Date or has provided the Indenture Trustee with such instructions for any previous Payment Date. A fee may be charged by the Indenture Trustee to a Noteholder holding Definitive Notes for any payment made by wire transfer. Notwithstanding the above, the final payment in redemption of any Definitive Note will be made only upon presentation and surrender of such Definitive Note at the office or agency designated by the Indenture Trustee for that purpose.

                  The Notes will be issued in denominations of not less than $1,000 principal amount and in integral dollar multiples thereof, with the exception of one Note of each Class which may be issued in a lesser amount.

                  The Class A-1 Notes in the aggregate will have an aggregate original Note Balance of $75,030,000 (the "Original Class A-1 Note Balance"). The Class A-2 Notes in the aggregate will have an aggregate original Note Balance of $50,000,000 (the "Original Class A-2 Note Balance"). The Note Interest Rate for each Class is adjustable and is calculated as described under "--Payment on the Notes" herein. The aggregate Class A-1 Original Note Balance equals approximately 100% of the sum of the

Group I Initial Balance. The aggregate Class A-2 Original Note Balance equals approximately 100% of the sum of the Group II Initial Balance. The primary source of funds for payment to the Noteholders of each Class of Notes will be the Mortgage Loans as described under "--Payments on the Notes" herein.

BOOK-ENTRY REGISTRATION AND DEFINITIVE NOTES

                  The Notes initially will be Book-Entry Notes (the "Book-Entry Notes"). A person acquiring a beneficial ownership interest in any Note (any such person, a "Beneficial Owner") will hold such Notes through The Depository Trust Company ("DTC") in the United States, or Cedel Bank, societe anonyme ("Cedel") or the Euroclear System ("Euroclear") in Europe, if they are participants of such systems, or indirectly through organizations that are participants in such systems. The Book-Entry Notes initially will be registered in the name of Cede & Co., the nominee of DTC. Cedel and Euroclear will hold omnibus positions on behalf of Cedel Participants and Euroclear Participants, respectively, through customers' securities accounts in Cedel's and Euroclear's names on the books of their respective depositaries which in turn will hold such positions in customers' securities accounts in the depositaries' names on the books of DTC. Citibank N.A. ("Citibank") will act as depositary for Cedel, and The Chase Manhattan Bank ("Chase") will act as depositary for Euroclear (Citibank and Chase, in such capacities, individually the "Relevant Depositary" and collectively, the "European Depositaries"). Except as described below, no person acquiring a Book-Entry Note will be entitled to receive a Note in fully registered, certificated form (a "Definitive Note"). Unless and until Definitive Notes are issued, it is anticipated that the only "Noteholder" will be Cede & Co., as nominee of DTC. Beneficial Owners will not be Noteholders as that term is used in the Indenture. Beneficial Owners are permitted to exercise their rights only indirectly through DTC and its Participants (including Cedel and Euroclear).

                  The beneficial ownership of a Book-Entry Note will be recorded on the records of the brokerage firm, bank, thrift institution or other financial intermediary (each, a "Financial Intermediary") that maintains the Beneficial Owner's account for such purpose. In turn, the Financial Intermediary's ownership of such Book-Entry Note will be recorded on the records of DTC (or of a participating firm that acts as agent for the Financial Intermediary, whose interest will in turn be recorded on the records of DTC, if the Beneficial Owner's Financial Intermediary is not a Participant and on the records of Cedel or Euroclear, as appropriate).

                  Beneficial Owners will receive all payments of principal of, and interest on, the Notes from the Indenture Trustee through DTC and its Participants (including Cedel and Euroclear). While the Notes are outstanding (except under the circumstances described below), under the rules, regulations and procedures creating and affecting DTC and its operations (the "Rules"), DTC is required to make book-entry transfers among Participants on whose behalf it acts with respect to the Notes and is required to receive and transmit payments of principal of, and interest on, such Notes. Participants and indirect participants with whom Beneficial Owners have accounts with respect to Book-Entry Notes are similarly required to make book-entry transfers and receive and transmit such payments on behalf of their respective Beneficial Owners. Accordingly, although Beneficial Owners will not possess certificates, the Rules provide a mechanism by which Beneficial Owners will receive payments and will be able to transfer their interests.

                  Beneficial Owners will not receive or be entitled to receive certificates representing their respective interests in the Notes, except under the limited circumstances described below. Unless and until Definitive Notes are issued, Beneficial Owners who are not Participants may transfer ownership of Notes only through Participants and indirect participants by instructing such Participants and indirect participants to transfer Notes, by book-entry transfer, through DTC for the account of the purchasers of such Notes, which account is maintained with their respective Participants. Under the Rules and in accordance with DTC's normal procedures, transfers of ownership of Notes will be executed through DTC and the accounts of the respective Participants at DTC will be debited and credited. Similarly, the Participants and indirect participants will make debits or credits, as the case may be, on their records on behalf of the selling and purchasing Beneficial Owners.

                  Because of time zone differences, credits of securities received in Cedel or Euroclear as a result of a transaction with a Participant will be made during subsequent securities settlement processing and dated the Business Day following the DTC settlement date. Such credits or any transactions in such securities settled during such processing will be reported to the relevant Euroclear Participants or Cedel Participants on such Business Day. Cash received in Cedel or Euroclear as a result of sales of securities by or through a Cedel Participant or Euroclear Participant will be received with value on the DTC settlement date but will be available in the relevant Cedel or Euroclear cash account only as of the Business Day following settlement in DTC. For information with respect to tax documentation procedures relating to the Notes, see "Material Federal Income Tax Consequences--Backup Withholding" and
"Material Federal Income Tax Consequences--Foreign Investors" in the Prospectus and "ANNEX I: Global Clearance, Settlement and Tax Documentation Procedures--Certain U.S. Federal Income Tax Documentation Requirements" hereto.

                  Transfers between Participants will occur in accordance with DTC Rules. Transfers between Cedel Participants and Euroclear Participants will occur in accordance with their respective rules and operating procedures.

                  Cross-market transfers between persons holding directly or indirectly through DTC, on the one hand, and directly or indirectly through Cedel Participants or Euroclear Participants, on the other, will be effected in DTC in accordance with DTC Rules on behalf of the relevant European international clearing system by the Relevant Depositary; however, such cross-market transactions will require delivery of instructions to the relevant European international clearing system by the counterparty in such system in accordance with its rules and procedures and within its established deadlines (European time). The relevant European international clearing system will, if the transaction meets its settlement requirements, deliver instructions to the Relevant Depositary to take action to effect final settlement on its behalf by delivering or receiving securities in DTC, and making or receiving payment in accordance with normal procedures for same day funds settlement applicable to DTC. Cedel Participants and Euroclear Participants may not deliver instructions directly to the European Depositaries.

                  DTC, which is a New York-chartered limited purpose trust company, performs services for its participants ("Participants"), some of which (and/or their representatives) own DTC. In accordance with its normal procedures, DTC is expected to record the positions held by each Participant in the Book-Entry Notes, whether held for its own account or as a nominee for another person. In general, beneficial ownership of Book-Entry Notes will be subject to the rules, regulations and procedures governing DTC and its Participants as in effect from time to time.

                  Cedel is incorporated under the laws of Luxembourg as a professional depository. Cedel holds securities for its participating organizations ("Cedel Participants") and facilitates the clearance and settlement of securities transactions between Cedel Participants through electronic book-entry changes in accounts of Cedel Participants, thereby eliminating the need for physical movement of certificates. Transactions may be settled in Cedel in any of 28 currencies, including United States Dollars. Cedel provides to its Cedel Participants, among other things, services for safekeeping, administration, clearance and settlement of internationally traded securities and securities lending and borrowing. Cedel interfaces with domestic markets in several countries. As a professional depositary, Cedel is subject to regulation by the Luxembourg Monetary Institute. Cedel Participants are recognized financial institutions around the world, including underwriters, securities brokers and dealers, banks, trust companies, clearing corporations and certain other organizations. Indirect access to Cedel is also available to others, such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a Cedel Participant, either directly or indirectly.

                  Euroclear was created in 1968 to hold securities for its participants ("Euroclear Participants") and to clear and settle transactions between Euroclear Participants, through simultaneous electronic book-entry delivery against payment, thereby eliminating the need for physical movement of certificates and any risk from lack of simultaneous transfers of securities and cash. Transactions may be settled through Euroclear in any of 32 currencies, including United States Dollars. Euroclear provides various other services, including securities lending and borrowing, and interfaces with domestic markets in several countries generally similar to the arrangements for cross-market transfers with DTC described above. Euroclear is operated by the Brussels, Belgium office of Morgan Guaranty Trust Company of New York (the "Euroclear Operator"), under contract with Euroclear Clearance Systems S.C., a Belgian cooperative corporation (the "Cooperative"). All operations are conducted by the Euroclear Operator, and all Euroclear securities clearance accounts and Euroclear cash accounts are accounts with the Euroclear Operator, not the Cooperative. The Cooperative establishes policy for Euroclear on behalf of Euroclear Participants. Euroclear Participants include banks (including central banks), securities brokers and dealers and other professional financial intermediaries. Indirect access to Euroclear is also available to other firms that clear through or maintain a custodial relationship with a Euroclear Participant, either directly or indirectly.

                  The Euroclear Operator is the Belgian branch of a New York banking corporation that is a member bank of the Federal Reserve System. As such, it is regulated and examined by the Board of Governors of the Federal Reserve System (the "Federal Reserve Board") and the New York State Banking Department, as well as the Belgian Banking Commission.

                  Securities clearance accounts and cash accounts with the Euroclear Operator are governed by the Terms and Conditions Governing Use of Euroclear and the related Operating Procedures of the Euroclear System and applicable Belgian law (collectively, the "Terms and Conditions"). The Terms and Conditions govern transfers of securities and cash within Euroclear, withdrawals of securities and cash from Euroclear and receipts of payments with respect to securities in Euroclear. All securities in Euroclear are held on a fungible basis without attribution to specific securities clearance accounts. The

Euroclear Operator acts under the Terms and Conditions only on behalf of Euroclear Participants, and has no record of or relationship with persons holding through Euroclear Participants.

                  Payments on the Book-Entry Notes will be made on each Payment Date by the Indenture Trustee to DTC. DTC will be responsible for crediting the amount of such payments to the accounts of the applicable Participants in accordance with DTC's normal procedures. Each Participant will be responsible for disbursing such payments to the Beneficial Owners that it represents and to each Financial Intermediary for which it acts as agent. Each such Financial Intermediary will be responsible for disbursing funds to the Beneficial Owners that it represents.

                  Under a book-entry format, Beneficial Owners may experience some delay in their receipt of payments because such payments will be forwarded by the Indenture Trustee to Cede. Payments with respect to Notes held through Cedel or Euroclear will be credited to the cash accounts of Cedel Participants or Euroclear Participants in accordance with the relevant system's rules and procedures, to the extent received by the Relevant Depositary. Such payments will be subject to tax reporting in accordance with relevant United States tax laws and regulations. See "Material Federal Income Tax Consequences--Backup Withholding" and "Material Federal Income Tax Consequences--Taxation of Certain Foreign Investors" in the Prospectus and "ANNEX I: Global Clearance, Settlement and Tax Documentation Procedures--Certain U.S. Federal Income Tax Documentation Requirements" hereto. Because DTC has indicated that it will act only on behalf of Financial Intermediaries, the ability of Beneficial Owners to pledge Book-Entry Notes to persons or entities that do not participate in the depository system or otherwise take actions in respect of such Book-Entry Notes may be limited due to the lack of physical certificates representing such Book-Entry Notes. In addition, issuance of the Book-Entry Notes in book-entry form may reduce the liquidity of such Notes in the secondary market because certain potential investors may be unwilling to purchase Notes for which they cannot obtain physical certificates.

                  The monthly and annual statements with respect to the Mortgage Loans and the Trust as described under "--Reports to Noteholders" herein will be provided by the Indenture Trustee to Cede & Co., as nominee of DTC and a Noteholder, and may be made available by such entity to Beneficial Owners upon request, in accordance with the Rules, and to the Financial Intermediaries to whose DTC accounts the related Book-Entry Notes are credited.

                  DTC has advised the Indenture Trustee that, unless and until Definitive Notes are issued, DTC will take any action permitted to be taken by a Noteholder under the Indenture only at the direction of one or more Financial Intermediaries to whose DTC accounts the Book-Entry Notes are credited, to the extent that such actions are taken on behalf of Financial Intermediaries whose holdings include such Book-Entry Notes. Cedel or the Euroclear Operator, as the case may be, will take any other action permitted to be taken by a Noteholder under the Indenture on behalf of a Cedel Participant or Euroclear Participant only in accordance with its relevant rules and procedures and subject to the ability of the Relevant Depositary to effect such actions on its behalf through DTC. DTC may take actions, at the direction of the related Participants, with respect to some Notes that conflict with actions taken with respect to other Notes.

                  Definitive Notes will be issued in registered form to Beneficial Owners, or their nominees, rather than to DTC, only if (i) DTC or the Issuer advises the Indenture Trustee in writing that

DTC is no longer willing or able to discharge properly its responsibilities as nominee and depositary with respect to the Notes and the Issuer or the Indenture Trustee is unable to locate a qualified successor, (ii) the Issuer, at its option, advises the Indenture Trustee that it elects to terminate the book-entry system through DTC, or (iii) after a Note Event of Default under the Indenture, the Beneficial Owners representing not less than 51% of the Note Balance of the Book-Entry Notes advise the Indenture Trustee and DTC that the book-entry system is no longer in the best interests of such Beneficial Owners. Upon issuance of Definitive Notes to Beneficial Owners, such Notes will be transferable directly (and not exclusively on a book-entry basis) and registered holders will deal directly with the Indenture Trustee with respect to transfers, notices and payments.

                  Upon the occurrence of any of the events described in the immediately preceding paragraph, the Indenture Trustee will be required to use its best efforts to notify all Beneficial Owners of the occurrence of such event and the availability through DTC of Definitive Notes. Upon surrender by DTC of the global certificates representing the Book-Entry Notes and instructions for re-registration, the Indenture Trustee will issue Definitive Notes and thereafter the Indenture Trustee will recognize the holders of such Definitive Notes as Noteholders under the Indenture.

                  Although DTC, Cedel and Euroclear have agreed to the foregoing procedures in order to facilitate transfer of Notes among participants of DTC, Cedel and Euroclear, they are under no obligation to perform or continue to perform such procedures and such procedures may be discontinued at any time.

ASSIGNMENT OF MORTGAGE LOANS

                  The Mortgage Loans were originated or acquired by RBMG, directly or through Meritage. On or prior to the Closing Date, RBMG will contribute the related Mortgage Loans to the Company, the Company will sell the related Mortgage Loans to Funding Co., Funding Co. will sell the related Mortgage Loans to the Depositor, the Depositor will sell the related Mortgage Loans to the Issuer and the Issuer will pledge the related Mortgage Loans to the Indenture Trustee as security for the Notes.

                  At the time of issuance of the Notes, the Issuer will pledge all of its right, title and interest in and to the Mortgage Loans, including all principal and interest due on each such Mortgage Loan after the Cut-Off Date, together with its right, title and interest in and to the proceeds of any related insurance policies received after the Cut-Off Date, without recourse, to the Indenture Trustee pursuant to the Indenture as security for the Notes; PROVIDED, HOWEVER, that RBMG, the Company, Funding Co., or the Depositor, as applicable, will reserve and retain all its right, title and interest in and to principal and interest due on such Mortgage Loan on or prior to the Cut-Off Date (whether or not received on or prior to such Cut-Off Date), and to prepayments and prepayment charges received on or prior to the Cut-Off Date. The Indenture Trustee, concurrently with the pledge of the Mortgage Loans to the Indenture Trustee as security for the Notes, will authenticate and deliver the Notes at the direction of the Issuer in exchange for, among other things, the Mortgage Loans.

                  The Indenture will require the Issuer to deliver to the Indenture Trustee or a custodian on behalf of the Indenture Trustee the Mortgage Loans, the related Mortgage Notes endorsed by RBMG, or the last holder of record, without recourse to the Indenture Trustee, the related mortgages or deeds of trust with evidence of recording thereon, all intervening mortgage assignments, if any, and certain other documents relating to the Mortgage Loans (the "Mortgage Files").

                  The Indenture Trustee or a custodian on behalf of the Indenture Trustee will review the Mortgage Files delivered to it on behalf of the Indenture Trustee on the Closing Date and within 180 days and 270 days after the Closing Date and if any document required to be included in any Mortgage File is found to be missing or to be defective in any material respect and such defect is not cured within 60 days following notification thereof to the Indenture Trustee, the Issuer, the Depositor, the Company, the Note Insurer and RBMG by the Indenture Trustee, the Indenture Trustee will require either that the related Mortgage Loan be removed from the Mortgage Pool or that a Mortgage Loan conforming to the requirements of the Indenture (a "Qualified Replacement Mortgage Loan") be substituted for the related Mortgage Loan in the manner described below.

                  In connection with the transfer of the Mortgage Loans to the Company pursuant to the Contribution Agreement, RBMG will make certain representations and warranties as to the accuracy in all material respects of the information set forth on a schedule identifying and describing each Mortgage Loan. In addition, RBMG will make certain other representations and warranties regarding the Mortgage Loans, including, for instance, that each Mortgage Loan, at its origination, complied in all material respects with applicable state and federal laws, that each mortgage is a valid first priority lien, that, as of the Cut-Off Date, no Mortgage Loan included in the Mortgage Pool as of the Closing Date was more than 59 days past due, that each Mortgaged Property consists of a one- to four-family residential property or unit in a condominium or planned unit development, that RBMG had good title to each Mortgage Loan prior to such transfer and that the originator was authorized to originate each Mortgage Loan. The rights of the Company to enforce remedies for breaches of such representations and warranties in the Contribution Agreement against RBMG will be assigned to Funding Co. pursuant to the Company Sale Agreement, to the Depositor pursuant to the Funding Co. Sale Agreement, to the Issuer pursuant to the Depositor Sale Agreement, and to the Indenture Trustee pursuant to the Indenture.

                  If with respect to any Mortgage Loan (1) a defect in any document constituting a part of the related Mortgage File remains uncured within the period specified above and materially and adversely affects the value of any such Mortgage Loan or materially and adversely affects the interest of the Indenture Trustee therein, the Noteholders or the Note Insurer or (2) a breach of any representation or warranty made by RBMG relating to such Mortgage Loan occurs and such breach materially and adversely affects the value of any such Mortgage Loan or materially and adversely affects the interests of the Indenture Trustee, the Noteholders or the Note Insurer therein, the Indenture Trustee will enforce the remedies for such defects or breaches against RBMG by requiring RBMG to remove the related Mortgage Loan (any such Mortgage Loan, a "Defective Mortgage Loan") from the Trust by remitting to the Indenture Trustee an amount equal to the Stated Principal Balance of such Defective Mortgage Loan (plus certain Realized Losses) together with interest accruing at the Coupon Rate (net of the applicable Servicing Fee Rate) on such Defective Mortgage Loan from the date interest was last paid by the related mortgagor to the end of the Collection Period preceding the 18th day of the month in which such Payment Date occurs, or if such day is not a Business Day, then the next succeeding Business Day (the "Servicer Remittance Date"), less any payments received during the related Collection Period in respect of such Defective Mortgage Loan (the "Purchase Price"). A "Business Day" is any day other than (i) a Saturday or Sunday or (ii) a day on which banking institutions in the State of Nevada, the State of Delaware, the State of New Jersey, the State of New York, the State of South Carolina or the city in which the corporate trust office of the Indenture Trustee or in which the Note Insurer's principal office is located are authorized or obligated by law, regulation, executive order or governmental decree to be closed. RBMG will also have the option, but not the obligation, to substitute for such Defective Mortgage Loan a Qualified Replacement Mortgage Loan. Upon delivery of a Qualified Replacement Mortgage Loan and deposit of certain amounts in the Note Account as set forth in the Indenture, or deposit of the Purchase Price in the Note Account (as hereinafter defined) and receipt by the Indenture Trustee and the Note Insurer of written notification of any such substitution or removal, as the case may be, the Indenture Trustee shall execute and deliver an instrument of transfer or assignment necessary to vest legal and beneficial ownership of such Defective Mortgage Loan (including any property acquired in respect thereof or proceeds of any insurance policy with respect thereto) in RBMG and release such Defective Mortgage Loan from the Trust.

                  The obligation of RBMG to cure, remove or substitute any Mortgage Loan as described above will constitute the sole remedy available to Noteholders, the Note Insurer (with certain exceptions) or the Indenture Trustee for a Defective Mortgage Loan.

PAYMENTS ON THE NOTES

                  Payments on the Notes will be distributed by the Indenture Trustee (in such capacity, the "Paying Agent") on each Payment Date, commencing with the Payment Date in July 1999, to Noteholders as of the related Record Date in an amount equal to the product of such Noteholders' Percentage Interest and the amount paid in respect of the Notes of the related Class. Payments on the Class A-1 Notes will be made generally from Available Funds for Group I, and payments on the Class A-2 Notes will be made generally from Available Funds for Group II. The "Percentage Interest" represented by any Note will be equal to the percentage obtained by dividing the aggregate principal balance of such Note by the related Note Balance.

                  On each Payment Date, the Paying Agent will be required to distribute with respect to each Class of Notes, the following amounts, in the following order of priority, out of Available Funds in the related Note Account for such Class unless otherwise specified:

                  (a) to the Note Insurer, out of amounts on deposit in the Note Account for such Class, the aggregate amount necessary to reimburse the
         Note Insurer for any unreimbursed payments of Insured Payments and unpaid Note Insurer Premiums (together with interest thereon at the Late Payment Rate specified in the Insurance Agreement to be dated as of June 1, 1999, among the Issuer, the Depositor, the Company, RBMG, the Servicer, the Indenture Trustee, Funding Co., First Union Corporation, the Sub-Servicer and the Note Insurer (the "Insurance Agreement") (and to the extent not covered by Available Funds for one Group, from the Available Funds with respect to the other Group for any unreimbursed payments of Insured Payments and unpaid Note Insurer Premiums, together with interest thereon at the Late Payment Rate specified in the Insurance Agreement; PROVIDED, HOWEVER, that the Note Insurer shall be paid unreimbursed Insured Payments and unpaid related
         Note Insurer Premiums (and any interest thereon) only after each Class of Noteholders has received Note Interest and any Overcollateralization Deficit with respect to such Payment Date;

                  (b) to the Class A-1 or Class A-2 Noteholders, the Note Interest for such Class out of amounts then on deposit in the related Note Account, with respect to such Payment Date;

                  (c) to the Class A-1 or Class A-2 Noteholders, out of amounts then on deposit in the Note Account for such Class, the amount of applicable Monthly Principal for the Notes of such Class with respect to such Payment Date, to reduce the related Note Balance until such Note Balance is reduced to zero;

                  (d) to the Noteholders of the other Class, out of amounts then on deposit in the Note Account not related to the Class to be paid, any
         Note Interest for such other Class remaining unpaid after application of clause (b) above;

                  (e) to the Class A-1 or Class A-2 Noteholders, out of amounts then on deposit in the other Note Account, an amount equal to any Overcollateralization Deficit for such Class (computed as if the Monthly Principal for such Class and Excess Cash for such Group on such Payment Date had been paid) to reduce the related Note Balance of such Class until such Note Balance is reduced to zero;

                  (f) to the Note Insurer, any amounts due and owing under the Insurance Agreement that are not described in clause (a) above;

                  (g) to the Class A-1 or Class A-2 Noteholders, out of amounts then on deposit in the Note Account for such Class, to reduce the Note Balance for such Class, the amount, if any, equal to the lesser of (A) Excess Cash with respect to the related Group for such Payment Date, and (B) the lesser of (1) the amount necessary for the Overcollateralization Amount for such Class to equal the Required Overcollateralization Amount for such Class on such Payment Date (after paying the Monthly Principal to the related Class for such Payment
         Date) and (2) the amount necessary to reduce the related Note Balance to zero;

                  (h) to the Reserve Account, in the event that the Overcollateralization Amount with respect to Class A-1 or Class A-2 is less than the Required Overcollateralization Amount for such Class, out of amounts on deposit in the Note Account related to the other Class, to the extent of any such shortfall;

                  (i) to the Class A-1 or Class A-2 Noteholders, the Available Funds Cap Carry Forward Amount related to such Class for such Payment Date; and

                  (j) to the Class A-1 or Class A-2 Noteholders, any amounts due them as a result of Prepayment Interest Shortfalls and shortfalls in interest resulting from application of the Soldiers' and Sailors' Civil Relief Act of 1940, as amended (the "Relief Act") with respect to Mortgage Loans in the related Group;

                  (k) to the Class A-1 or Class A-2 Noteholders, out of amounts then on deposit on the other Note Account, an amount equal to any remaining shortfall in the amounts described in clauses (i) and (j) preceding, in that order, with respect to such Class;

                  (l) to the Indenture Trustee, the Owner Trustee, the Servicer and the Issuer, certain amounts reimbursable to them with respect to the related Group pursuant to the Indenture, the Owner Trust Agreement, or the Servicing Agreement.

                  Any Available Funds remaining after application in the manner specified above will be released to the holder(s) of the Residual Interests on such Payment Date, free from the lien of the

Indenture, and such amounts will not be available to make payments on the Notes or payments to the Note Insurer on any subsequent Payment Date.

                  In the event that, with respect to a particular Payment Date, Available Funds for a Group (or, to the limited extent provided herein, from Available Funds for the other Group) on such date are not sufficient to pay any portion of Note Interest for the related Class of Notes, the Indenture Trustee will file a claim on the Insurance Policy in an amount equal to such deficiency and apply the Insured Payment in respect of such claim to the payment of the deficiency in such Note Interest. In addition, the Indenture Trustee will file a claim on the Insurance Policy in an amount equal to any Overcollateralization Deficit for a Class on a Payment Date (after taking into account payments in respect of Monthly Principal and Excess Cash on such Payment Date from either Group and funds applied from the Reserve Account) and apply the portion of the Insured Payment related to such Overcollateralization Deficit to reduce the Note Balance on such Payment Date by the amount of such Overcollateralization Deficit. Any Insured Payment paid in respect of a Class of Notes to make up any Overcollateralization Deficit will be paid to the related Noteholders, to reduce the related Note Balance, until such Note Balance is reduced to zero.

                  In no event will the aggregate payments of principal to Noteholders of a Class exceed the Original Note Balance of such Class. All calculations of interest on the Notes will be computed on the basis of the actual number of days elapsed in the related Interest Period and in a year of 360 days.

                  "NOTES" means the RBMG Funding Co. Mortgage Loan Trust 1999-1 Asset-Backed Notes, Series 1999-1, Class A-1 and Class A-2, offered by this Prospectus Supplement and the accompanying Prospectus and issued pursuant to the Indenture.

                  "NOTE INSURER DEFAULT" is defined under the Indenture generally as the existence and continuance of (x) the failure by the Note Insurer to make a required payment under the Insurance Policy or (y) the bankruptcy or insolvency of the Note Insurer.

                  "NOTE INTEREST" for a Class of Notes and any Payment Date will be an amount equal to interest accrued during the related Interest Period at the
Note Interest Rate on the related Note Balance as of the preceding Payment Date (after giving effect to the payment, if any, in reduction of principal made on such Notes on such preceding Payment Date), less the amount of any Prepayment Interest Shortfalls and shortfalls in interest due to application of the Relief Act with respect to Mortgage Loans in the related Group.

                  The "NOTE INTEREST RATE" will be: (1) with respect to the Class A-1 Notes, (a) for the initial Interest Period, a per annum rate equal to One-Month LIBOR (set two Business Days prior to the Closing Date) plus 0.26% and
(b) for each subsequent Interest Period, a per annum rate equal to the lesser of
(i) for each Interest Period ending prior to the Redemption Date, One-Month LIBOR plus 0.26%, and for each Interest Period thereafter, One-Month LIBOR plus 0.52% (the "Class A-1 Note Formula Rate"), and (ii) the related "Available Funds Cap Rate"; and (2) with respect to the Class A-2 Notes, (a) for the initial Interest Period, a per annum rate equal to One-Month LIBOR (set two Business Days prior to the Closing Date) plus 0.29% and (b) for each subsequent Interest Period, a per annum rate equal to the lesser of (i) for each Interest Period ending prior to the Redemption Date, One-Month LIBOR plus 0.29%, and for each Interest Period thereafter, One-Month LIBOR plus 0.58% and (ii) the Available Funds Cap Rate

(the applicable rate described in this clause (i) the "Class A-2 Note Formula Rate" and collectively with the Class A-1 Note Formula Rate, the "Note Formula Rate").

                  The "AVAILABLE FUNDS CAP RATE" for a Class of Notes and any Payment Date is a rate per annum equal to the fraction, expressed as a percentage, the numerator of which is (i) an amount equal to (A) 1/12 of the aggregate scheduled principal balance of the then outstanding Mortgage Loans and REO Properties in the related Group multiplied by the weighted average of the Expense Adjusted Coupon Rates on the then outstanding Mortgage Loans and REO Properties in the related Group minus (B) the amount of the Note Insurer Premium allocable to the related Group for such Payment Date, and the denominator of which is (ii) an amount equal to (A) the then outstanding aggregate Note Balance of the related Class multiplied by (B) the actual number of days elapsed in the related Interest Period divided by 360. Payments received by the Indenture Trustee under the interest rate cap agreement (the "Cap Agreement"") held by the Indenture Trustee do not increase the Available Funds Cap Rate.

                  The "EXPENSE ADJUSTED COUPON RATE" on any Mortgage Loan is equal to the then applicable Coupon Rate thereon minus the sum of (i) the Minimum Spread (ii) the Servicing Fee Rate and (iii) the Indenture Trustee Fee Rate. For any Payment Date occurring from the Closing Date through and including the twelfth Payment Date, the Minimum Spread is equal to 0.00% per annum. For any Payment Date occurring after the twelfth Payment Date the Minimum Spread is equal to 0.50% per annum. For any Payment Date, the Servicing Fee Rate (the "Servicing Fee Rate") is equal to 0.44% per annum; PROVIDED, HOWEVER, that if necessary to obtain the appointment of a successor servicer or successor sub-servicers, the Servicing Fee Rate may increase up to 0.50% per annum. The payment of any increased Servicing Fee would reduce the amount of Excess Cash. See "Servicing of the Mortgage Loans--Servicing and Other Compensation and Payment of Expenses" herein. For any Payment Date, the Indenture Trustee Fee Rate (the "Indenture Trustee Fee Rate") is equal to 0.0175% per annum.

                  If, on any Payment Date, the Available Funds Cap Rate limits the related Note Interest Rate (I.E., the rate set by the related Available Funds Cap Rate is less than the related Note Formula Rate), the amount of any such shortfall if not covered by payments of Excess Cash from the other Group will be carried forward and be due and payable on the following Payment Date and shall accrue interest at the Note Interest Rate, until paid (such shortfall, together with such accrued interest, the "Available Funds Cap Carry Forward Amount"). The Insurance Policy does not cover the Available Funds Cap Carry Forward Amount; the payment of such amount may be funded only from any Excess Cash that would otherwise be paid to the holder(s) of the Residual Interests. The ratings assigned to the Notes do not address the payment of the Available Funds Cap Carry Forward Amount.

                  "EXCESS CASH" with respect to a Group on any Payment Date will be equal to Available Funds for such Group and Payment Date, reduced by the sum of (i) any amounts payable to the Note Insurer for Insured Payments (as defined herein) with respect to either Group paid on prior Payment Dates and not yet reimbursed and for any unpaid Note Insurer Premiums for such Group on prior Payment Dates (in each case with interest thereon at the Late Payment Rate as defined and set forth in the Insurance Agreement) (and such amounts with respect to the other Group, to the extent not completely covered by the Available Funds for the other Group) and certain other amounts payable to the Note Insurer,
(ii) the Note Interest for the related Class and Payment Date (and the portion of such amounts with respect to the other Group, to the extent not completely covered by Available Funds for the other

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Group), (iii) any amounts payable for any Overcollateralization Deficit for either Class, and (iv) the Monthly Principal for the related Class and Payment Date.

                  "NOTE BALANCE" with respect to the Class A-1 or Class A-2 Notes will be equal, as of any Payment Date, to the Original Note Balance of such Class less all Monthly Principal and Excess Cash paid to the related Noteholders on previous Payment Dates to reduce the Note Balance of such Class (exclusive, for the sole purpose of effecting the Note Insurer's subrogation rights, of payments made by the Note Insurer in respect of any Overcollateralization Deficit related to such Class of Notes and such Payment Date under the Insurance Policy, except to the extent reimbursed to the Note Insurer pursuant to the Indenture).

                  "MONTHLY PRINCIPAL" for each Class of Notes and any Payment Date will be an amount equal to the lesser of (a) the excess of Available Funds in the related Note Account over the amounts described in clauses (a) and (b) above under the heading "Payments on the Notes" with respect to such Class, and
(b) the aggregate of (i) all scheduled payments of principal received or advanced with respect to the Mortgage Loans in the related Group and due during the related Due Period and all other amounts collected, received or otherwise recovered in respect of principal on such Mortgage Loans (including Principal Prepayments, but not including Payments Ahead (as defined herein) during or in respect of the related Collection Period, and (ii) the aggregate of the amounts allocable to principal paid to the Indenture Trustee for deposit in the related Note Account on the related Servicer Remittance Date by the Issuer, the Depositor, the Company, Funding Co., the Servicer, the Note Insurer or RBMG in connection with a repurchase, release, removal or substitution of any Mortgage Loans in the related Group pursuant to the Indenture, reduced by (c) the amount of any Overcollateralization Surplus related to such Class of Notes and such Payment Date.

                  "DETERMINATION DATE" means, as to any Payment Date, the fifteenth (15th) day of the month in which such Payment Date occurs, or if such fifteenth day is not a Business Day, then the preceding Business Day.

                  "DUE PERIOD," with respect to any Payment Date, means the period commencing on the second day of the calendar month preceding the calendar month in which such Payment Date occurs (or with respect to the first Payment Date after a Mortgage Loan constitutes part of the Trust, commencing on the day following the Cut-Off Date for each Mortgage Loan) and ending on the first day of the calendar month in which such Payment Date occurs.

                   "COLLECTION PERIOD" with respect to any Payment Date and a Mortgage Loan, means the calendar month preceding the month in which such Payment Date occurs (or, in the case of the first Payment Date after a Mortgage Loan constitutes part of the Trust, during the period beginning on the day following the Cut-Off Date through and including the last day of the month prior to the month in which the Payment Date occurs).

                  "PAYMENTS AHEAD" means any payment of one or more scheduled Monthly Payments remitted by a mortgagor with respect to a Mortgage Note in excess of the scheduled Monthly Payment due during the related Due Period with respect to such Mortgage Note, which sums the related mortgagor has instructed the Servicer to apply to scheduled Monthly Payments due in one or more subsequent Due

Periods. Payments Ahead will be deemed received in the Due Period in which they would have become due had they not been paid in advance.

                  "PRINCIPAL PREPAYMENT" means any mortgagor payment or other recovery in respect of principal on a Mortgage Loan (including Net Liquidation Proceeds (as defined herein) and Insurance Proceeds (as defined herein) allocable to principal) which, in the case of a mortgagor payment, is received in advance of its scheduled due date and is not accompanied by an amount as to interest representing scheduled interest for any month subsequent to the month of such payment, or that is accompanied by instructions from the related mortgagor directing the Servicer to apply such payment to the principal balance of such Mortgage Loan currently.

                  "LIQUIDATED MORTGAGE LOAN" means, as to any Payment Date, any Mortgage Loan as to which the Servicer has determined during the related Collection Period, in accordance with its customary servicing procedures, that all Liquidation Proceeds (as defined herein) which it expects to recover from or on account of such Mortgage Loan have been recovered.

                  "AVAILABLE FUNDS" with respect to a Group and any Payment Date, will consist of the sum of the amounts described in clauses (a) through
(h) below, together with amounts withdrawn from the Reserve Account for the benefit of such Group on such Payment Date, less (i) the Administrative Fee Amount for such Group in respect of such Payment Date, (ii) P&I Advances and Servicing Advances (as defined herein) for such Group previously made that are reimbursable to the Servicer (other than those included in liquidation expenses for any Liquidated Mortgage Loan in such Group and already reimbursed from the related Liquidation Proceeds) in such Collection Period to the extent permitted by the Servicing Agreement and certain other amounts for which the Indenture Trustee, the Servicer and the Issuer are permitted to be reimbursed, (iii) the aggregate amounts (A) deposited into the Collection Account or into the related Note Account and allocable to the related Group that may not be withdrawn therefrom pursuant to a final and nonappealable order of a United States bankruptcy court of competent jurisdiction imposing a stay pursuant to Section 362 of the United States Bankruptcy Code and that would otherwise have been included in Available Funds on such Payment Date and (B) received by the Indenture Trustee that are recoverable and sought to be recovered from the Issuer as a voidable preference by a trustee in bankruptcy pursuant to the United States Bankruptcy Code (11 U.S.C.) (the "Bankruptcy Code") in accordance with a final nonappealable order of a court of competent jurisdiction and (iv) any other costs, expenses, liabilities and losses borne by the Trust, which are not otherwise reimbursable to the Trust:

                  (a) all scheduled payments of interest received with respect to the Mortgage Loans in such Group and due during the related Due Period and all other interest payments on or in respect of the Mortgage Loans in such Group received by or on behalf of the Servicer during the related Collection Period, net of amounts representing interest accrued on such Mortgage Loans in respect of any period prior to the Cut-Off Date, plus any Compensating Interest Payments made by the Servicer in respect of the related Mortgage Loans and any net income from related REO Properties for such Collection Period;

                  (b) all scheduled payments of principal received with respect to the Mortgage Loans in such Group and due during the related Due Period and all other principal payments (including Principal Prepayments, but excluding amounts described elsewhere in this definition) received or deemed to be received during the related Collection Period in respect of the Mortgage Loans in such Group;

                  (c) the aggregate of any proceeds from or in respect of any policy of insurance covering a Mortgaged Property securing a Mortgage Loan in such Group that are received during the related Collection Period and applied by the Servicer to reduce the Stated Principal Balance of the related Mortgage Loan ("Insurance Proceeds") (which proceeds will not include any amounts applied to the restoration or repair of the related Mortgaged Property or released to the related mortgagor in accordance with applicable law, the Servicer's customary servicing procedures or the terms of the related Mortgage Loan);

                  (d) the aggregate of any other proceeds received by the Servicer during the related Collection Period in connection with the liquidation of any Mortgaged Property securing a Mortgage Loan in such Group, whether through trustee's sale, foreclosure, condemnation, taking by eminent domain or otherwise (including any Insurance Proceeds to the extent not duplicative of amounts in clause (c) above) ("Liquidation Proceeds"), less unreimbursed P&I Advances, Servicing Advances and expenses incurred by the Servicer in connection with the liquidation of such Mortgage Loan ("Net Liquidation Proceeds");

                  (e) the aggregate of the amounts received in respect of any Mortgage Loans in such Group that are required or permitted to be repurchased, released, removed or substituted by any of RBMG, the Company, the Depositor, Funding Co., the Servicer, the Note Insurer or the Issuer during the related Collection Period as described in "--Assignment of Mortgage Loans" and "Servicing of the Mortgage Loans" herein, to the extent such amounts are received by the Indenture Trustee on or before the related Servicer Remittance Date;

                  (f) the amount of any P&I Advances with respect to such Group made for such Payment Date;

                  (g) the amount of any payments ("Cap Payments") received with respect to such Group for such Payment Date under the Cap Agreement held by the Indenture Trustee; and

                  (h) the aggregate of amounts deposited in the related Note Account by the Issuer, the Servicer or the Note Insurer, as the case may be, during such Collection Period in connection with redemption of the Notes as described under "--Redemption of the Notes" herein.

                  "ADMINISTRATIVE FEE AMOUNT," with respect to any Payment Date, the sum of the Servicing Fee, the Indenture Trustee Fee, and the Note Insurer Premium relating to such Payment Date and allocable to such Group.

                  "INDENTURE TRUSTEE FEE," the amount payable monthly on each Payment Date to the Indenture Trustee, which shall be equal to one-twelfth of 0.0175% of the related Mortgage Group Balance.

                  "MORTGAGE GROUP BALANCE" is the outstanding aggregate Stated Principal Balance of the Mortgage Loans in the related Group as of the first day of the related Due Period.

                  "MORTGAGE POOL BALANCE" is the outstanding aggregate Stated Principal Balance of the Mortgage Loans in Group I and Group II as of the first day of the related Due Period.

                  "STATED PRINCIPAL BALANCE," with respect to any Mortgage Loan, as of any date of determination, is equal to the scheduled principal balance thereof as of the Cut-Off Date, after application of all scheduled principal payments due on or before the Cut-Off Date, reduced by the sum of the principal portion of each Monthly Payment due on such Mortgage Loan subsequent to the Cut-Off Date received by the Indenture Trustee or advanced to the Indenture Trustee, reduced by all other amounts allocable to principal that have been received by the Indenture Trustee with respect to such Mortgage Loan on or before such date, and as further reduced to the extent that any Realized Loss thereon has been allocated to such Mortgage Loan on or before the date of determination.

                  "TOTAL AVAILABLE FUNDS", as to any Payment Date and with respect to either Class of Notes, is the sum of (i) Available Funds for the related Group, (ii) Available Funds for the unrelated Group which are available for payment of Note Interest or Overcollateralization Deficit, and (iii) certain amounts in the Reserve Account.

CALCULATION OF ONE-MONTH LIBOR

                  On the second business day preceding each Payment Date (each such date, an "Interest Determination Date"), the Indenture Trustee will determine the London interbank offered rate for one-month U.S. dollar deposits ("One-Month LIBOR") for the next Interest Period on the basis of the offered rate for one-month U.S. dollar deposits, as such rate appears on page 3750 of Telerate, as of 11:00 a.m. (London time) on such Interest Determination Date. As used in this section, "Business Day" means a day on which banks are open for dealing in foreign currency and exchange in London and New York City; "page 3750 of Telerate" means the display designated as page 3750 on the Dow Jones Telerate Service (or such other page as may replace page 3750 on that service for the purpose of displaying London interbank offered rates of major banks); and "Reference Banks" means leading banks selected by the Indenture Trustee and engaged in transactions in Eurodollar deposits in the international Eurocurrency market (i) with an established place of business in London, (ii) whose quotations appear on page 3750 of Telerate on the Interest Determination Date in question, (iii) which have been designated as such by the Indenture Trustee and
(iv) not controlling, controlled by, or under common control with, the Issuer or RBMG or affiliates thereof.

                  If such rate does not appear on page 3750 of Telerate, on any Interest Determination Date, One-Month LIBOR for the related Interest Period will be established by the Indenture Trustee as follows:

                  (a) If on such Interest Determination Date two or more Reference Banks provide such offered quotations, One-Month LIBOR for the related Interest Period shall be the arithmetic mean of such offered quotations (rounded upwards if necessary to the nearest whole multiple of 0.0625%).

                  (b) If on such Interest Determination Date fewer than two Reference Banks provide such offered quotations, One-Month LIBOR for the related Interest Period shall be the higher of (x) One-Month LIBOR as determined on the previous Interest Determination Date and (y) the Reserve Interest Rate. The "Reserve Interest Rate" shall be the rate per annum that the Indenture Trustee determines to be either (i) the arithmetic mean (rounded upwards if necessary to the nearest whole multiple of 0.0625%) of the one-month U.S. dollar lending rates which New York

         City banks selected by the Indenture Trustee are quoting on the relevant Interest Determination Date to the principal London offices of leading banks in the London interbank market or, in the event that the Indenture Trustee can determine no such arithmetic mean,
         (ii) the lowest one-month U.S. dollar lending rate which New York City banks selected by the Indenture Trustee are quoting on such Interest Determination Date to leading European banks or (iii) in the event the New York City banks are not offering quotes, One-Month LIBOR for the Interest Period in which such Interest Determination Date occurs.

                  The establishment of One-Month LIBOR on each Interest Determination Date by the Indenture Trustee and the Indenture Trustee's calculation of the rate of interest applicable to the Notes for the related Interest Period shall (in the absence of manifest error) be final and binding.

NOTE ACCOUNTS

                  Pursuant to the Indenture, the Indenture Trustee shall establish and maintain an account (with respect to each Class of Notes (each, a "Note Account") from which all payments with respect to such Notes will be made. As described below, not later than the Servicer Remittance Date, the Servicer will be required pursuant to the Servicing Agreement to wire transfer to the Indenture Trustee for deposit in the appropriate Note Account the sum (without duplication) of all amounts on deposit in the Collection Account (as defined herein) that constitute any portion of Available Funds for the related Payment Date.

                  All or a portion of each Note Account may be invested and reinvested by the Indenture Trustee in one or more Permitted Investments (as defined herein) bearing interest or sold at a discount. The Indenture Trustee or any affiliate thereof may be the obligor on any investment in the Note Accounts which otherwise qualifies as a Permitted Investment. No investment in the Note Accounts may mature later than the Business Day preceding the Payment Date.

                  The Indenture Trustee will not in any way be held liable by reason of any insufficiency in the Note Accounts resulting from any loss on any Permitted Investment included therein (except to the extent the Indenture Trustee is the obligor thereon).

                  All income or other gain from investments in each Note Account will not be available to Noteholders or otherwise subject to any claims or rights of the Noteholders and will be held in such Note Account for the benefit of the Servicer and the Indenture Trustee in such proportion as is specified in the Indenture, subject to withdrawal from time to time as permitted by the Indenture. Any loss resulting from such investments will be for the account of the Issuer. The Issuer will be required to deposit the amount of any such loss immediately upon the realization of such loss to the extent such loss will not be offset by other income or gain from investments in such Note Account and then available for such application.

                  PERMITTED INVESTMENTS. The Indenture will define "Permitted Investments" generally as follows:

                  (a) direct obligations of, and obligations fully guaranteed by, the United States of America, Fannie Mae, Freddie Mac, the Federal Home Loan Banks or any agency or instrumentality of the United States of America, the obligations of which are backed by the full faith and credit of the United States of America;

                  (b) (i) demand and time deposits in, certificates of deposit of, banker's acceptances issued by or federal funds sold by any depository institution or trust company (including the Indenture Trustee or its agent acting in their respective commercial capacities) incorporated under the laws of the United States of America or any state thereof and subject to supervision and examination by federal and/or state authorities, so long as, at the time of such investment or contractual commitment providing for such investment, such depository institution or trust company or its ultimate parent has a short-term unsecured debt rating in one of the two highest available rating categories of S&P and the highest available rating category of Moody's and provided that each such investment has an original maturity of no more than 365 days, and (ii) any other demand or time deposit or deposit which is fully insured by the Federal Deposit Insurance Corporation;

                  (c) repurchase obligations with a term not to exceed 30 days with respect to any security described in clause (a) above and entered into with a depository institution or trust company (acting as a principal) rated "A" or higher by "S&P" and rated "A2" or higher by Moody's; PROVIDED, HOWEVER, that collateral transferred pursuant to such repurchase obligation must be of the type described in clause (a) above and must (i) be valued daily at current market price plus accrued interest, (ii) pursuant to such valuation, be equal, at all times, to at least 105% of the cash transferred by the Indenture Trustee in exchange for such collateral and (iii) be delivered to the Indenture Trustee or, if the Indenture Trustee is supplying the collateral, an agent for the Indenture Trustee, in such a manner as to accomplish perfection of a security interest in the collateral by possession of certificated securities;

                  (d) securities bearing interest or sold at a discount issued by any corporation incorporated under the laws of the United States of America or any state thereof which has a long-term unsecured debt rating in the highest available rating category of each of the Rating Agencies at the time of such investment;

                  (e) commercial paper having an original maturity of less than 365 days and issued by an institution having a short-term unsecured debt rating in the highest available rating category of each of the Rating Agencies at the time of such investment;

                  (f) a guaranteed investment contract approved by each of the Rating Agencies and the Note Insurer and issued by an insurance company or other corporation having a long-term unsecured debt rating in the highest available rating category of each of the Rating Agencies at the time of such investment;

                  (g) money market funds having ratings in one of the two highest available rating categories of S&P and Moody's at the time of such investment which invest only in other Permitted Investments (any such money market funds which provide for demand withdrawals being conclusively deemed to satisfy any maturity requirements for Permitted Investments set forth herein), including money market funds of the Indenture Trustee and any such funds that are managed by the Indenture Trustee or its affiliates or for which the Indenture Trustee or any affiliate acts as advisor as long as such money market funds satisfy the criteria of this subparagraph (g); and

                  (h) any investment approved in writing by the Note Insurer and written evidence that any such investment will not result in a downgrading or withdrawal of the rating by each Rating Agency on the Notes.

                  The Indenture Trustee may purchase from or sell to itself or an affiliate, as principal or agent, the Permitted Investments listed above. All Permitted Investments in a trust account under the Indenture shall be made in the name of the Indenture Trustee for the benefit of the Noteholders and the
Note Insurer.

OVERCOLLATERALIZATION FEATURE

                  Credit enhancement with respect to each Class of Notes will be provided in part by overcollateralization resulting from the Group Balance for the related Group as of the end of each Due Period exceeding the related Note Balance for the related Payment Date. On the Closing Date, the initial Overcollateralization Amount for each Class of Notes will be approximately $3,574 with respect to Group I and approximately $2,424 with respect to Group
II. The Indenture requires that the Overcollateralization Amount for each Class of Notes be increased to, and thereafter maintained at, the related Required Overcollateralization Amount. This increase and subsequent maintenance is intended to be accomplished by the application of monthly Excess Cash with respect to a Group to accelerate the pay down of the related Note Balance until the related Overcollateralization Amount reaches the related Required Overcollateralization Amount. Such applications of Excess Cash, because they consist of interest collections on the Mortgage Loans, plus amounts received under the Cap Agreement but are distributed as principal on the Notes, will increase the related Overcollateralization Amount.

                  The "Overcollateralization Amount" with respect to a Class of Notes and any Payment Date is the amount, if any, by which (x) the aggregate Stated Principal Balance of the Mortgage Loans in the related Group as of the end of the related Due Period exceeds (y) the Note Balance of the related Class of Notes as of such Payment Date after taking into account payments of Monthly Principal (disregarding any permitted reduction in Monthly Principal due to an Overcollateralization Surplus) made on such Payment Date. The required level of the Overcollateralization Amount with respect to each Class of Notes and any Payment Date (the "Required Overcollateralization Amount") will be equal to the amount specified as such in the Indenture. The Indenture generally provides that the related Required Overcollateralization Amount may, over time, decrease or increase, subject to certain floors, caps and triggers, including triggers that allow the related Required Overcollateralization Amount for a Class of Notes to decrease or "step down" based on the performance of the Mortgage Loans in the related Group with respect to certain delinquency rate tests specified in the Indenture. In addition, Excess Cash for a Group will be paid to reduce the related Note Balance during the period that the Mortgage Loans in the related Group are unable to meet certain tests specified in the Insurance Agreement based on delinquency rates. Any increase in the applicable Required Overcollateralization Amount may result in an accelerated amortization of the related Notes until such Required Overcollateralization Amount is reached. Conversely, any decrease in the Required Overcollateralization Amount for a Class of Notes will result in a decelerated amortization of the related Notes until such Required Overcollateralization Amount is reached.

                  The application of Excess Cash for a Group to reduce the Note Balance for the related Class of Notes on any Payment Date will have the effect of accelerating the amortization of such Notes relative to the amortization of the Mortgage Loans in the related Group.

                  If on any Payment Date the Overcollateralization Amount with respect to a Group is below the Required Overcollateralization Amount for that Group, after taking into account the application of that Group's Excess Cash, the other Group's Available Funds remaining after application as described above in paragraphs (a) to (g) under "Description of Notes--Payments on the Notes" may be deposited into a reserve account (the "Reserve Account"). Once an amount is deposited into the Reserve Account, it may be used for the benefit of either Group to fund fees, Note Interest and the amount of any Overcollateralization Deficit, as may be directed by the Note Insurer.

                  In the event that the Required Overcollateralization Amount for a Class of Notes is permitted to decrease or "step down" on any Payment Date in the future, the Indenture will provide that all or a portion of the Excess Cash for the related Group that would otherwise be paid to the related Notes on any such Payment Date to reduce the related Note Balance will be released to the holder(s) of the Residual Interests to the extent not required to be deposited in the Reserve Account.

                  The "OVERCOLLATERALIZATION SURPLUS" with respect to a Class of Notes and any Payment Date, is the amount, if any, by which (x) the Overcollateralization Amount for such Class of Notes and Payment Date exceeds
(y) the then applicable Required Overcollateralization Amount for such Class of Notes and Payment Date. In the absence of Realized Losses, as Excess Cash for a Group is applied to accelerate amortization of the related Notes and the related Required Overcollateralization Amount is reached and maintained, because the related Note Balance will be less than the aggregate Stated Principal Balance of the Mortgage Loans in the related Group, cashflow from the Mortgage Loans in such Group will be available to be paid to the Holders of the Residual Interests. Such amounts if not paid would otherwise cause an Overcollateralization Surplus.

                  The Indenture will provide that, on any Payment Date, all amounts collected on the Mortgage Loans in a Group in respect of principal to be paid on such Payment Date will be paid to Noteholders of the related Class of Notes to reduce the related Note Balance on such Payment Date, except as provided above with respect to any Payment Date for which there exists or would otherwise exist an Overcollateralization Surplus for such Class of Notes. If any Mortgage Loan became a Liquidated Mortgage Loan during such prior Collection Period, the Net Liquidation Proceeds related thereto and allocated to principal may be less than the Stated Principal Balance of the related Mortgage Loan; the amount of any such deficiency is a "Realized Loss." In addition, the Indenture will provide that the Stated Principal Balance of any Mortgage Loan that becomes a Liquidated Mortgage Loan will equal zero. The Indenture will not require that the amount of any Realized Loss be paid to Noteholders of the related Class on the Payment Date following the event of loss. However, the occurrence of a Realized Loss may reduce the Overcollateralization Amount for the related Class of Notes, and may result in more Excess Cash, if any, being paid on such Notes to reduce the related Note Balance on subsequent Payment Dates than would be the case in the absence of such Realized Loss.

                  OVERCOLLATERALIZATION AND THE CAP AGREEMENT. The Cap Agreement has been entered into for the benefit of the Indenture Trustee on behalf of the Noteholders and the Note Insurer for the purpose of increasing the amount of Excess Cash for each Group which will be available to support the overcollateralization feature. Amounts received under the Cap Agreement are not available to increase the Available Funds Cap Rate for either Class of Notes, or to "uncap" either Class of Notes. However, the interest rate cap agreement will be an additional source of funds in certain circumstances in the event excess cash decreases as a result of an increase in LIBOR.

                  OVERCOLLATERALIZATION AND THE INSURANCE POLICY. The Indenture will require the Indenture Trustee to file a claim for an Insured Payment under the Insurance Policy not later than 12:00 noon (New York City time) on the third Business Day prior to any Payment Date as to which the Indenture Trustee has determined that an Overcollateralization Deficit will occur. With respect to a Class and any Payment Date, an "Overcollateralization Deficit" will mean the amount, if any, by which (x) the related Note Balance, after taking into account all payments to be made on such Payment Date in reduction thereof, including any Excess Cash payments related to such Class, exceeds (y) the sum of (i) the aggregate Stated Principal Balance of the Mortgage Loans in the related Group as of the end of the applicable Due Period. Accordingly, the Insurance Policy is similar to the provisions described above with respect to the overcollateralization provisions insofar as the Insurance Policy guarantees ultimate payment of the full amount of the related Note Balance, rather than current payments of the amounts of any Realized Losses to the Noteholders. Investors in the Notes should realize that, under certain loss or delinquency scenarios, they may temporarily receive no payments to reduce the related Note Balance.

REPORTS TO NOTEHOLDERS

                  Concurrently with each payment to the Noteholders, the Indenture Trustee will mail a statement to each Noteholder, the Note Insurer, the Issuer and the Underwriter in the form required by the Indenture and setting forth the following information available to the Indenture Trustee:

                  (a) the amount of such payment to the Noteholders of each Class on the related Payment Date allocable to (i) Monthly Principal (separately setting forth Principal Prepayments) and (ii) any Excess Cash payment;

                  (b) the amount of such payment to the Noteholders of each Class on such Payment Date allocable to (i) Note Interest and (ii) the Available Funds Cap Carry Forward Amount;

                  (c) the Note Balance for each Class after giving effect to the payment of Monthly Principal and any Excess Cash applied to reduce the Note Balance on such Payment Date;

                  (d) the aggregate Stated Principal Balance of the Mortgage Loans in each Group as of the end of the related Due Period;

                  (e) the amount of P&I Advances made with respect to each Group and such Payment Date and the aggregate amount of unreimbursed P&I Advances and Servicing Advances for such Group, if any;

                  (f) the number and the aggregate of the Stated Principal Balances of the Mortgage Loans in each Group delinquent (i) one month,
         (ii) two months and (iii) three or more months as of the end of the related Collection Period;

                  (g) the aggregate of the Stated Principal Balances of the Mortgage Loans in each Group in foreclosure or other similar proceedings or in which the mortgagor is in bankruptcy and

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         the book value of any real estate acquired through foreclosure or grant of a deed in lieu of foreclosure during the related Collection Period;

                  (h) the aggregate of the Stated Principal Balances of the Mortgage Loans in each Group repurchased by RBMG, the Company, the Depositor, the Servicer, the Issuer or the Note Insurer, separately setting forth the aggregate of the Stated Principal Balances of related Mortgage Loans delinquent for three consecutive monthly installments purchased by the holder of the majority of the Residual Interests, the Servicer or the Note Insurer at their option pursuant to the Servicing Agreement;

                  (i) the Insured Payment, if any, for each Group and such Payment Date;

                  (j) the amount of the aggregate Servicing Fee paid to or retained by the Servicer with respect to each Group and such Payment Date; and

                  (k) the Overcollateralization Amount, the then applicable Required Overcollateralization Amount, the Overcollateralization Surplus, if any, and the Overcollateralization Deficit, if any, with respect to each Class of Notes and such Payment Date.

                  In the case of information furnished pursuant to clauses (a) and (b) above, the amounts will be expressed as a dollar amount per Note with a $1,000 principal denomination.

                  Within 90 days after the end of each calendar year, the Indenture Trustee will mail to each person who at any time during such calendar year was a Noteholder and to the Issuer and the Underwriter, if requested in writing by any such person, a statement containing the information set forth in clauses (a) and (b) above, aggregated for such calendar year or, in the case of each person who was a Noteholder for a portion of such calendar year, setting forth such information for each month thereof. Such obligation of the Indenture Trustee shall be deemed to have been satisfied to the extent that substantially comparable information shall be prepared and furnished by the Indenture Trustee to Noteholders pursuant to any requirements of the Code as are in force from time to time.

                  Note factor information may be obtained from the Indenture Trustee by placing a telephone call to (212) 815-2297. In addition, if the Issuer so directs the Indenture Trustee on terms acceptable to the Indenture Trustee, the Indenture Trustee will make available through its electronic bulletin board system, on a confidential basis, certain information related to the Mortgage Loans.

REDEMPTION OF THE CLASS A-1 AND CLASS A-2 NOTES

                  The Notes will be subject to redemption, in whole but not in part, at the option of the Servicer or the Note Insurer, on or after the Payment Date on which the aggregate outstanding Note Balance of the Class A-1 Notes and the Class A-2 Notes has declined to less than 10% of the aggregate Note Balance of the Class A-1 Notes and the Class A-2 Notes as of the Closing Date. The date upon which such option may be exercised is referred to herein as the "Redemption Date."

                  The Notes will be redeemed at a redemption price of 100% of the then outstanding Note Balance of the Class A-1 Notes and the Class A-2 Notes plus accrued but unpaid interest thereon (including any Available Funds Cap Carry Forward Amount) through the end of the Interest Period preceding the related Payment Date, plus any amounts owing to the Indenture Trustee and the Servicer;

PROVIDED, HOWEVER, that no redemption may take place unless, in connection with such redemption, any amounts due and owing to the Note Insurer under the Insurance Agreement are paid in full to the Note Insurer. There will be no prepayment premium due in connection with such a redemption. Notice of an optional redemption of the Notes must be mailed by the Indenture Trustee to the Noteholders and the Note Insurer at least ten days prior to the Payment Date set for such redemption.

                  The payment on the final Payment Date in connection with the redemption of the Notes shall be in lieu of the payment otherwise required to be made on such Payment Date in respect of the Notes.

PAYMENTS TO THE HOLDER(S) OF THE RESIDUAL INTERESTS

                  On each Payment Date, any portion of Available Funds for each Group remaining after making payments of interest and principal due on the related Notes and other payments required on such Payment Date will be released to the holder(s) of the Residual Interests, free of the lien of the Indenture. Such amounts will not be available to make payments on the Notes or payments to the Note Insurer on any subsequent Payment Date.

OPTIONAL PURCHASE OF DELINQUENT MORTGAGE LOANS

                  The Servicer will have the option to purchase any Mortgage Loan that is 90 days or more delinquent (I.E., any Mortgage Loan on which the related mortgagor has failed to make three or more consecutive Monthly Payments) upon a determination by, and notice by, the Servicer that such Mortgage Loan will otherwise become subject to foreclosure proceedings. The purchase price to be paid to the Indenture Trustee to release any such Mortgage Loan from the Trust will equal the Stated Principal Balance of such Mortgage Loan, plus accrued and unpaid interest thereon to the Due Date related to, but not including, the Payment Date on which the amount of such purchase price will be paid to the Holders of the related Class of Notes plus unreimbursed P&I Advances and Servicing Advances.

P&I ADVANCES

                  Subject to the following limitations, the Servicer will be obligated to advance or cause to be advanced on or before each Servicer Remittance Date from its own funds, or funds in the Collection Account that are Payments Ahead, in an amount equal to the aggregate of all payments of principal and interest, net of the Servicing Fee, that were due during the related Due Period on the Mortgage Loans and that were delinquent on the related Determination Date, plus certain amounts representing assumed payments not covered by any current net income on the Mortgaged Properties acquired by foreclosure or deed in lieu of foreclosure (a "REO Property" and any such advance, a "P&I Advance"). Notwithstanding the foregoing, the Servicer is not required to make an advance of any delinquent balloon payment owing on a Balloon Loan. The Servicer will, however, make monthly P&I Advances with respect to Balloon Loans with delinquent balloon payments, in each case in an amount equal to the assumed monthly principal and interest payment that would have been due on the related Due Date based on the original assumed hypothetical principal amortization schedule for the applicable Balloon Loan.

                  P&I Advances are required to be made only to the extent they are deemed by the Servicer to be recoverable from related late collections, Insurance Proceeds or Liquidation Proceeds. The purpose of making such P&I Advances is to maintain a regular cashflow to the Noteholders, rather than to guarantee or insure against losses. The Servicer will not be required to make any P&I Advances with respect to reductions in the amount of the Monthly Payments on the Mortgage Loans due to bankruptcy proceedings or the application of the Relief Act.

                  All P&I Advances will be reimbursable to the Servicer from late collections, Insurance Proceeds and Liquidation Proceeds from the Mortgage Loan as to which such unreimbursed P&I Advance was made. In addition, any P&I Advances previously made in respect of any Mortgage Loan that are deemed by the Servicer to be nonrecoverable from related late collections, Insurance Proceeds or Liquidation Proceeds may be reimbursed to the Servicer out of any funds in the Collection Account prior to the payments on the Notes. In the event the Servicer fails in its obligation to make any such P&I Advance, the Indenture Trustee, to the extent it has been appointed as successor to the Servicer, will be obligated to make any such P&I Advance to the extent required in the Servicing Agreement. In such event, the Indenture Trustee will be reimbursed for P&I Advances in the same manner described above with respect to the Servicer.

COMPENSATING INTEREST PAYMENTS

                  With respect to any Mortgage Loan as to which a prepayment in whole or in part was received, the Servicer will be required with respect to such Payment Date to remit to the related Note Account, no later than the related Servicer Remittance Date, from amounts otherwise payable to the Servicer as its Servicing Fee for the related Collection Period, an amount equal to the excess, if any, of (a) 30 days' interest on the Stated Principal Balance of each such Mortgage Loan (immediately prior to such payment) at the related Coupon Rate, less (b) the amount of interest actually received on such Mortgage Loan during the related Due Period (each such amount, a "Compensating Interest Payment") for payment on the related Notes on such Payment Date to insure that the related Noteholders do not incur a shortfall in interest as a result of such prepayment (such shortfall, a "Prepayment Interest Shortfall"). The Servicer will not be entitled to be reimbursed from collections on the Mortgage Loans or any assets of the Trust for any Compensating Interest Payments made.

NOTE EVENTS OF DEFAULT

                  An Event of Default ("Event of Default") with respect to each Class of Notes will occur: (a) if, on any Payment Date, after taking into account all Issuer payments made in respect of such Class of Notes on such Payment Date, the interest on such Class of Notes at the respective Note Formula Rate or the Monthly Principal with respect to such Class of Notes on such Payment Date remains unpaid or the Notes of such Class are not paid in full on or before the Final Maturity Date; (b) if certain negative covenants in the Indenture or certain covenants relating to redemption of the Notes are not observed; (c) if any other covenant of the Issuer set forth in the Indenture, the Servicing Agreement, the Depositor Sale Agreement, or the Insurance Agreement is not observed and such failure continues for a period of sixty days after notice to the Issuer by the Indenture Trustee or to the Issuer and the Indenture Trustee by the Noteholders evidencing at least 25% in aggregate Note Balance of the related Class; (d) if any representation or warranty made by the Issuer in the Indenture, the Servicing Agreement, the Depositor Sale Agreement, or the Insurance Agreement or in any certificate delivered pursuant thereto is incorrect in a material respect as of the time made, and the circumstance in respect of which such representation or warranty is incorrect is not cured within thirty days after notice thereof is given to the Issuer by the

Indenture Trustee or by the Noteholders evidencing at least 25% in aggregate Note Balance of the related Class; or (e) upon the occurrence of certain events of bankruptcy, insolvency, receivership or reorganization of the Issuer. In the absence of a failure by the Note Insurer to pay Insured Payments, no acceleration of the maturity of the Notes will be permitted without the consent of the Note Insurer.

RIGHTS UPON EVENT OF DEFAULT

                  In case an Event of Default should occur and be continuing, the Indenture Trustee may, and on request of Noteholders evidencing more than 50% in aggregate Note Balance of the related Class of Notes shall, declare the principal of such Notes to be due and payable. Such declaration may under certain circumstances be rescinded by the Noteholders evidencing a majority in Note Balance of the related Class of Notes.

                  If, following an Event of Default, the Notes of the related Class have been declared to be due and payable, the Indenture Trustee may in its discretion, with the consent of the Note Insurer, (provided that the Noteholders of the related Class of the Notes have not directed the Indenture Trustee to sell the Mortgage Loans in the related Group included in the Trust), refrain from selling such Mortgage Loans and continue to apply all amounts received on such Mortgage Loans to payments due on the related Class of Notes in accordance with their terms, notwithstanding the acceleration of the maturity of the related Class of Notes. In addition, upon an Event of Default the Indenture Trustee may, with the consent of the Note Insurer, in its discretion (PROVIDED that, unless the Event of Default relates to a default in payment of principal or interest, the Indenture Trustee must receive the consent of all Noteholders of the related Class, and certain other conditions must be met), sell the Mortgage Loans included in the related Group, in which event the related Class of Notes will be payable, without regard to their Stated Maturity, out of the collections on, or the proceeds from the sale of, the related Mortgage Loans and any overdue installments of interest on the related Class of Notes will, to the extent permitted by applicable law, bear interest at the highest stated interest rate borne by any Note. The "Stated Maturity" for the Class A-1 Notes and Class A-2 Notes is June 25, 2030 which has been determined by adding 13 months to the last Payment Date possible for a Mortgage Loan that has a first Payment Date of June 1, 1999 and a stated final maturity of 30 years. It is anticipated that the actual final Payment Date for each Class of Notes will occur significantly earlier than the Stated Maturity.

                  Subject to the provisions of the Indenture relating to the duties of the Indenture Trustee, in case an Event of Default shall occur and be continuing, the Indenture Trustee shall be under no obligation to exercise any of the rights and powers under the Indenture at the request or direction of the
Note Insurer or any of the Noteholders, unless the Note Insurer or such Noteholders have offered to the Indenture Trustee reasonable security or indemnity satisfactory to it against the costs, expenses and liabilities which might be incurred by it in compliance with such request or direction. Subject to such provisions for indemnification and certain limitations contained in the Indenture, the Noteholders evidencing at least a majority in Note Balance of the related Class of Notes will have the right to direct the time, method, and place of conducting any proceeding or any remedy available to the Indenture Trustee or exercising any trust or power conferred on the Indenture Trustee with respect to such Notes; and the Noteholders evidencing a majority in Note Balance of the related Class of Notes may, in certain cases, waive any default with respect thereto, except a default in the payment of principal or interest or a default in respect of a covenant or provision of the Indenture that cannot be modified without the waiver or consent of each Noteholder of the related Class of Notes affected thereby; PROVIDED, HOWEVER, that in the absence of a failure by the Note Insurer to pay Insured Payments, the Note Insurer has all rights of the Noteholders, including the right to consent to actions.

LIST OF NOTEHOLDERS

                  Three or more Noteholders (each of whom has owned a Note for at least six months) may, by written request to the Indenture Trustee, obtain access to the list of all Noteholders maintained by the Indenture Trustee for the purpose of communicating with other Noteholders with respect to their rights under the Indenture. The Indenture Trustee may elect not to afford the requesting Noteholders access to the list of Noteholders if it agrees to mail the desired communication or proxy, on behalf of the requesting Noteholders, to all Noteholders.

THE INDENTURE TRUSTEE

                  The Bank of New York, a New York chartered banking corporation, will act as Indenture Trustee for the Notes pursuant to the Indenture. The Indenture Trustee's offices for notices under the Indenture are located at 101 Barclay Street, 12th Floor, New York, New York 10268, Attention:
Corporate Trust Administration, RBMG Funding Co. Mortgage Loan Trust 1999-1.

                  The Indenture will provide that the Indenture Trustee is entitled to the Indenture Trustee's Fee and reimbursement of certain expenses. The Indenture Trustee will, upon termination of the Servicer under the Servicing Agreement, be obligated to succeed to the obligations of the Servicer or to appoint an eligible successor servicer.

                  The Indenture will provide that the Indenture Trustee and any director, officer, employee or agent of the Indenture Trustee will be indemnified by the Trust and will be held harmless against any loss, liability or expense (not including expenses, incurred in the ordinary course of the Indenture Trustee's performance in accordance with the provisions of the Indenture) incurred by the Indenture Trustee arising out of or in connection with the acceptance or administration of its obligations and duties under the Indenture and the other documents to which it is a party, other than any loss, liability or expense incurred by reason of willful misfeasance, bad faith or negligence in the performance of the Indenture Trustee's duties under the Indenture as a result of a breach, or by reason of reckless disregard, of the Indenture Trustee's obligations and duties under the Indenture.

                  The Indenture Trustee is eligible to serve as such under the Indenture only if it is a corporation or banking association organized and doing business under the laws of the United States or any state thereof, authorized under such laws to exercise corporate trust powers and subject to supervision or examination by federal or state authority and has combined capital and surplus of at least $50,000,000.

                  The Indenture Trustee may, upon written notice to the Servicer, the Issuer and all Noteholders, resign at any time, in which event the Servicer will be obligated to appoint a successor Indenture Trustee. If no successor Indenture Trustee has been appointed and has accepted appointment within 30 days after giving such notice of resignation, the resigning Indenture Trustee may petition any court of competent jurisdiction for appointment of a successor Indenture Trustee. Any such successor Indenture Trustee must be approved by the Note Insurer and each Rating Agency. The Indenture Trustee may also be removed at any time (i) by the Issuer or the Note Insurer, if the Indenture Trustee ceases to be

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eligible to continue as such as described above or if the Indenture Trustee shall be adjudged bankrupt or insolvent or a receiver with respect to it or its property is appointed, (ii) by Noteholders evidencing at least 51% of the aggregate Note Balance with the consent of the Note Insurer or (iii) by the Note Insurer. Any removal or resignation of the Indenture Trustee and appointment of a successor Indenture Trustee as described above will not become effective until acceptance of appointment by the successor Indenture Trustee.

                   CERTAIN PREPAYMENT AND YIELD CONSIDERATIONS

GENERAL

                  The yield to maturity and the aggregate amount of payments on each Class of Notes will be affected by, among other things, the rate and timing of principal payments on the Mortgage Loans in the related Group, and the amount and timing of mortgagor defaults resulting in Realized Losses in such Group. Such yield may be adversely affected by a higher or lower than anticipated rate of principal payments on the Mortgage Loans in the related Group. The rate of principal payments on such Mortgage Loans will in turn be affected by the amortization schedules of the Mortgage Loans, the rate and timing of principal prepayments thereon by the mortgagors, liquidations of defaulted Mortgage Loans and repurchases of Mortgage Loans due to certain breaches of representations and warranties, and purchases by the Note Insurer or the Servicer. The timing of changes in the rate of prepayments, liquidations, repurchases and purchases of the Mortgage Loans may, and the timing of Realized Losses will, significantly affect the yield to an investor, even if the average rate of principal payments experienced over time is consistent with an investor's expectation. Certain loss scenarios could lead to the failure of Noteholders to fully recover their initial investments. Since the rate and timing of principal payments on the Mortgage Loans will depend on future events and on a variety of factors (as described more fully herein), no assurance can be given as to such rate or as to the timing of principal prepayments on the Notes.

                  The Mortgage Loans may be prepaid by the mortgagors at any time; however, in certain circumstances, the Mortgage Loans will be subject to a prepayment charge. See "Description of the Mortgage Pool" herein. All of the Mortgage Loans contain due-on-sale clauses. Prepayments, liquidations, repurchases and purchases of the Mortgage Loans by the Note Insurer or the Servicer will result in payments to Noteholders of the related Class of Notes of principal amounts that otherwise would be paid over the remaining terms of the related Mortgage Loans. Factors affecting prepayment (including defaults and liquidations) of mortgage loans include changes in mortgagors' housing needs, job transfers, unemployment, mortgagors' net equity in the mortgaged properties, changes in the value of the mortgaged properties, mortgage market interest rates and servicing decisions. Each group of Mortgage Loans consists of Fixed Rate Loans and Adjustable Rate Loans. If prevailing mortgage rates fell significantly below the Coupon Rates on the Fixed Rate Loans, the rate of prepayments (including from refinancing) on such Mortgage Loans would be expected to increase. Conversely, if prevailing mortgage rates rose significantly above the Coupon Rates, the rate of prepayments on such Mortgage Loans would be expected to decrease. Although the Coupon Rates on the Adjustable Rate Loans may change from time to time, such Coupon Rates might not be consistent with prevailing rates because of the manner in which such Coupon Rates are computed. In addition, the Index on such Mortgage Loans may not rise and fall consistently with mortgage interest rates generally. Accordingly, the Coupon Rates on the Adjustable Rate Loans may be higher than mortgage rates generally, resulting in prepayments when the Coupon Rates on such Mortgage Loans are increasing.

                  In addition to the foregoing, the allocation of Excess Cash for a Group in respect of principal will have the effect of accelerating the amortization of the related Notes relative to the amortization of the related Mortgage Loans. This will cause the related Notes to be overcollateralized by the related Mortgage Loans to the extent that the aggregate Stated Principal Balance of such Mortgage Loans exceeds the outstanding Note Balance of the related Notes, and as a result of such accelerated amortization, the weighted average life of such Notes will be shorter than otherwise would be the case. The yield to maturity on each Class of Notes will depend on the availability of Excess Cash for each Group and, consequently, will be sensitive to the rate and timing of principal payments (including prepayments, repurchases, purchases, defaults and liquidations) on the Mortgage Loans and to fluctuations in the level of One-Month LIBOR, which may vary significantly over time. To the extent that any modification of a Mortgage Loan permitted to be made by the Servicer pursuant to the Servicing Agreement provides the related mortgagor with a lower Coupon Rate, Maximum Rate or Monthly Payment than otherwise would be the case, such modification could cause a corresponding reduction in the amount of the Excess Cash for the Group available, because the respective amounts of interest and principal to be distributed on the Notes will be calculated without regard to such modification and, further, because the Servicer will not be required to disregard such modification for purposes of making P&I Advances. Any such reduction in the availability of the Excess Cash for a Group will cause the amount by which the related Notes are overcollateralized to increase more slowly than otherwise would be the case.

                  Because it is impossible to accurately predict the timing and dollar amount of principal prepayments on the Mortgage Loans, if any, that will be made, the Noteholders may find it difficult to analyze the effect of principal prepayments on the yields and weighted average life of the Notes.

                  The yield to maturity on the Notes will be affected by the level of One-Month LIBOR, which bears no relationship to the Coupon Rates applicable to the Fixed Rate Loans and which is different than the Index applicable to the Adjustable Rate Loans. To the extent that the amount of interest otherwise payable in respect of the Notes is greater than the amount of available interest on the Mortgage Loans with respect to any Payment Date, shortfalls may occur in respect of the Notes. Although the Noteholders will be entitled to be reimbursed for any such shortfalls as and to the extent described herein, the yield to Noteholders may be adversely affected by the occurrence of such shortfalls. See "Risk Factors--Prepayment of the Mortgage Loans May Affect the Yield to Maturity of the Notes" herein.

                  The rate of defaults on the Mortgage Loans also will affect the rate and timing of principal payments on the Mortgage Loans. In general, defaults on mortgage loans are expected to occur with greater frequency in their early years. Increases in the Monthly Payments on the Adjustable Rate Loans to an amount in excess of the Monthly Payment required at their respective dates of origination may result in a default rate higher than that on level payment mortgage loans, and the repayment of the Adjustable Rate Loans will be dependent on the ability of the related mortgagors to make larger Monthly Payments as a result of increases in the related Coupon Rates. In addition, there is a risk that the Balloon Loans may default at maturity because the ability of a mortgagor to make a balloon payment typically will depend upon the mortgagor's ability either to refinance the related Balloon Loan or to sell the related Mortgaged Property. Furthermore, the rate of default on Mortgage Loans that are refinancings or that were not originated under RBMG's or Meritage's Full Documentation program also may be higher than for other types of Mortgage Loans. See "Risk Factors" herein. As a consequence of the underwriting standards for RBMG's subprime credit risk residential lending program, the Mortgage Loans are likely to experience rates of delinquency, foreclosure, bankruptcy and loss that are higher, and, that may be substantially higher, than those experienced by mortgage loans underwritten in accordance with the guidelines of Fannie Mae and FHLMC. See "Description of the Mortgage Pool--Underwriting Standards" herein. Because of such underwriting criteria and their likely effect on the delinquency, foreclosure, bankruptcy and loss experience of the Mortgage Loans, the Mortgage Loans will be serviced in a manner intended to result in a faster exercise of remedies, including foreclosure, in the event Mortgage Loan delinquencies and defaults occur than would be the case if the Mortgage Loans were serviced in a more conventional manner. The rate and timing of prepayments, defaults and liquidations on the Mortgage Loans will be affected by the general economic condition of the region of the country in which the related Mortgaged Properties are located. The risk of delinquencies and loss is greater and prepayments are less likely in regions where a weak or deteriorating economy or real estate market exists, as may be evidenced by, among other factors, increasing unemployment or falling property values.

                  When a principal prepayment in full is made on a Mortgage Loan, the mortgagor is charged interest only for the period from the Due Date of the preceding Monthly Payment up to, but not including, the date of such prepayment, instead of for a full month. Partial principal prepayments are applied as of the Due Date on or prior to the date of receipt, with a resulting reduction in interest payable on the succeeding Due Date. Full or partial prepayments (or other liquidations) received in any calendar month will be distributed to Noteholders of the related Class of Notes on the Payment Date in the month following the month of receipt. With respect to such full or partial prepayments (or other liquidations), the Servicer is obligated to fund shortfalls in collection of one full month's interest (adjusted to the related Net Coupon Rate) but only to the extent of the Servicing Fee otherwise payable to the Servicer for the related Due Period. Accordingly, to the extent any such shortfall in interest collections exceeds the amount that the Servicer is obligated to fund, the effect of any such principal prepayment will be to reduce the aggregate amount of interest that is available for payment to the Noteholders. "Net Coupon Rate" means, with respect to any Mortgage Loan, a per annum rate of interest equal to the applicable Coupon Rate minus the Servicing Fee Rate.

                  In addition, the yield to maturity of each Class of Notes will depend on the prices paid by the Noteholders and the related Note Interest Rate. The extent to which the yield to maturity of a Note is sensitive to prepayments will depend upon the degree to which it is purchased at a discount or premium.

WEIGHTED AVERAGE LIFE OF THE NOTES

                  Weighted average life refers to the average amount of time that will elapse from the date of issuance of a security to the date of payment to the investor of each dollar paid in reduction of principal of such security (assuming no losses). The weighted average life of each Class of Notes will be influenced by, among other things, the rate at which principal of the related Mortgage Loans is paid, which may be in the form of scheduled amortization, prepayments or liquidations.

                  The model used in this Prospectus Supplement is a prepayment assumption (the "Prepayment Assumption") which represents an assumed rate of prepayment each month relative to the then outstanding principal balance of a pool of mortgage loans for the life of such mortgage loans. The tables relating to the Fixed Rate Loans are modeled at various Home Equity Prepayment ("HEP") assumptions. HEP assumes that a pool of loans prepays in the first month at a constant prepayment rate ("CPR") that corresponds in CPR to one-tenth the given HEP percentage and increases by an additional one-tenth each month thereafter until the tenth month, where it remains at a CPR equal to the given HEP percentage. With respect to Fixed Rate Loans, the "100% Prepayment Assumption" assumes a CPR of 2.5% of the then outstanding principal balance of the respective Fixed Rate Loans in the first month of the life of such Mortgage Loans and an additional 2.5% per annum, respectively, in each month thereafter until the tenth month. Beginning in the tenth month and in each month thereafter during the life of the respective Mortgage Loans, the "100% Prepayment Assumption" with respect to the Fixed Rate Loans assumes a CPR of 25% per annum. With respect to the Adjustable Rate Loans, the "100% Prepayment Assumption" assumes a CPR of 27% per annum of the then outstanding principal balance of the Adjustable Rate Loans each month. As used in the table below, 0% Prepayment Assumption assumes prepayment rates equal to 0% of the Prepayment Assumption, i.e., no prepayments on the Mortgage Loans having the characteristics described below. Correspondingly, 100% Prepayment Assumption assumes prepayment rates equal to 100% of the related Prepayment Assumption, 125% Prepayment Assumption assumes 125% of each of the rates described above; and so forth. The Prepayment Assumption does not purport to be a historical description of prepayment experience or a prediction of the anticipated rate of prepayment of any pool, including the related mortgage loans.

                  The tables below have been prepared assuming (i) all distributions with respect to the Notes will be made at the scheduled times as described below under "Description of the Notes--Payments on the Notes," (ii) distributions on the Notes are received in cash on the 25th day of each month, commencing in July 1999, (iii) prepayments represent payment in full of individual Mortgage Loans and are received on the last day of each month (commencing in June 1999) and include 30 days' interest thereon, (iv) the Servicing Fee for each Loan will be 0.44% per annum of the principal balance thereof and that all other fees will be as set forth in the Agreement, (v) no delinquencies or defaults in payments by mortgagors of principal and interest on the Mortgage Loans are experienced, (vi) no right of optional termination is exercised except as noted in the tables below, (vii) the Notes are purchased on June 7, 1999, (viii) with respect to the Mortgage Loans, six-month LIBOR remains constant at 5.17938%, (ix) with respect to the Notes, one-month LIBOR remains constant at 4.9175%, (x) the Coupon Rates on the Adjustable Rate Loans in each type are adjusted on the respective due dates specified in the columns entitled "Number of Months until Next Interest Rate Adjustment," and thereafter with the frequency indicated in the columns entitled "Frequency of Rate Adjustment in Months," to equal the sum of the related Index and Gross Margin, subject to the related Periodic Rate Caps, Maximum Rates and Minimum Rates, (xi) all of the Mortgage Loans prepay at the indicated percentage of the related Prepayment Assumption (such assumptions, collectively, the "Structuring Assumptions").

           GROUP I MORTGAGE LOANS: ASSUMED COLLATERAL CHARACTERISTICS



                                       Remaining
                                       Term to   Remaining    Original
                Aggregate              Maturity Amortization Amortization
                Principal   Gross      in         Term in      Term in   Minimum
Loan Type        Balance      Coupon    Months     Months      Months      Rate
--------------------------------------------------------------------------------
15 Yr Fixed    $ 415,318.42   10.3001%     177      177         180       N/A
30 Yr Fixed    6,037,207.89   10.3973      358      358         360       N/A
30 Yr Balloon  4,371,746.37   10.9729      178      358         360       N/A
2 Yr/6 Mth    15,113,562.39   10.1058      357      357         360     10.1058%
3 Yr/6 Mth    49,095,738.59    9.5985      358      358         360      9.5985



                                                          Number of
                                                          Months
                                                          Until
                                                          Next        Frequency
                Initial   Subsequent                      Interest     of Rate
               Periodic   Periodic   Maximum    Gross     Rate        Adjustment
Loan Type      Rate Cap    Rate Cap     Rate     Margin   Adjustment  in Months
--------------------------------------------------------------------------------
15 Yr Fixed       N/A        N/A        N/A        N/A     N/A        N/A
30 Yr Fixed       N/A        N/A        N/A        N/A     N/A        N/A
30 Yr Balloon     N/A        N/A        N/A        N/A     N/A        N/A
2 Yr/6 Mth      3.0000%     1.5000%   17.1058%    6.6489%  22           6
3 Yr/6 Mth      3.0000      1.5000    16.5975     6.3278   35           6







           GROUP II MORTGAGE LOANS: ASSUMED COLLATERAL CHARACTERISTICS




                                     Remaining   Remaining    Original
                Aggregate            Term to    Amortization Amortization
                Principal   Gross    Maturity     Term in      Term in  Minimum
Loan Type        Balance     Coupon  in Months     Months      Months     Rate
--------------------------------------------------------------------------------
15 Yr Fixed   $ 155,649.44   10.5732%    174        174          180     N/A
30 Yr Fixed   3,571,253.23   10.2075     357        357          360     N/A
30 Yr Balloon 3,090,236.61   10.7014     176        356          360     N/A
6 Mth LIBOR     183,565.49   11.0169     353        353          360    10.4944%
2 Yr/6 Mth   13,123,778.18   10.0699     356        356          360    10.0699
3 Yr/6 Mth   29,877,941.43    9.6059     357        357          360     9.6059




                                                            Number of
                                                          Months
                                                          Until
                                                          Next        Frequency
                Initial   Subsequent                      Interest     of Rate
               Periodic   Periodic   Maximum    Gross     Rate        Adjustment
Loan Type      Rate Cap    Rate Cap     Rate     Margin   Adjustment  in Months
--------------------------------------------------------------------------------
15 Yr Fixed       N/A        N/A        N/A        N/A       N/A        N/A
30 Yr Fixed       N/A        N/A        N/A        N/A       N/A        N/A
30 Yr Balloon     N/A        N/A        N/A        N/A       N/A        N/A
6 Mth LIBOR      1.5000%    1.5000%    17.4944%   6.9944%      2          6
2 Yr/6 Mth       3.0000     1.5000     17.0699    6.5709      21          6
3 Yr/6 Mth       3.0000     1.5000     16.6059    6.4121      34          6

                  The actual characteristics and performance of the Mortgage Loans will differ from the assumptions used in constructing the tables set forth below, which are hypothetical in nature and are provided only to give a general sense of how the principal cashflows might behave under varying prepayment scenarios. For example, the Servicer might exercise its option to purchase the Mortgage Loans as described under "Servicing of the Mortgage Loans--Termination" herein, and it is very unlikely that the Mortgage Loans will prepay at a constant prepayment assumption until maturity or that all of the Mortgage Loans will prepay at the same percentage of the related Prepayment Assumption. Moreover, the diverse remaining terms to maturity of the Mortgage Loans could produce slower or faster principal payments than indicated in the tables at the various prepayment assumptions specified, even if the various weighted average remaining terms to maturity of the Mortgage Loans are as assumed. Any difference between such assumptions and the actual characteristics and performance of the Mortgage Loans, or the actual prepayment or loss experience, will affect the percentages of Original Note Balance outstanding over time and the weighted average life of the Notes.

                  Subject to the foregoing discussion and assumptions, the tables below indicate the weighted average life of the Notes and sets forth the percentages of the Original Note Balance that would be outstanding after each of the Payment Dates shown at various percentages of the related Prepayment Assumption.




                                CLASS A-1 NOTES PERCENTAGE OF ORIGINAL NOTE BALANCE
                                OUTSTANDING AT THE FOLLOWING PREPAYMENT ASSUMPTIONS

Payment Date                     PPA (1)         0%           75%           100%          125%          150%          175%
------------------------------ ------------- ------------ ------------- ------------- ------------- ------------- -------------

Initial Percentage                               100          100            100           100          100            100
June 25, 2000                                      96          77             70            64           58             51
June 25, 2001                                      93          58             48            39           31             24
June 25, 2002                                      93          45             34            24           16             10
June 25, 2003                                      92          36             25            17           12              7
June 25, 2004                                      92          29             19            12            7              4
June 25, 2005                                      91          23             13             8            4              2
June 25, 2006                                      90          18             10             5            2              0
June 25, 2007                                      89          14              7             3            1              0
June 25, 2008                                      88          11              5             2            0              0
June 25, 2009                                      87           9              3             1            0              0
June 25, 2010                                      85           7              2             0            0              0
June 25, 2011                                      84           5              1             0            0              0
June 25, 2012                                      82           4              1             0            0              0
June 25, 2013                                      80           3              0             0            0              0
June 25, 2014                                      73           2              0             0            0              0
June 25, 2015                                      71           1              0             0            0              0
June 25, 2016                                      69           1              0             0            0              0
June 25, 2017                                      66           1              0             0            0              0
June 25, 2018                                      63           0              0             0            0              0
June 25, 2019                                      60           0              0             0            0              0
June 25, 2020                                      56           0              0             0            0              0
June 25, 2021                                      52           0              0             0            0              0
June 25, 2022                                      47           0              0             0            0              0
June 25, 2023                                      42           0              0             0            0              0
June 25, 2024                                      36           0              0             0            0              0
June 25, 2025                                      30           0              0             0            0              0
June 25, 2026                                      24           0              0             0            0              0
June 25, 2027                                      16           0              0             0            0              0
June 25, 2028                                       8           0              0             0            0              0
June 25, 2029                                       0           0              0             0            0              0

Weighted Average Life to
Maturity in Years (2)                              20.15        4.02           2.98          2.32         1.87           1.54
Weighted Average Life To
Call in Years (2)                                  20.10        3.69           2.73          2.13         1.72           1.36
---------------------------

(1) The percentage of the related prepayment assumption ("PPA") for the Fixed Rate Mortgage Loans and the Adjustable Rate Mortgage Loans.
(2) The weighted average life of a Note is determined by (i) multiplying the amount of each payment in reduction of the Note Balance by the number of years from the date of issuance of the Note to the related Payment Date,
     (ii) adding the results and (iii) dividing the sum by the Original Note Balance of the Note.




                                CLASS A-2 NOTES PERCENTAGE OF ORIGINAL NOTE BALANCE
                                OUTSTANDING AT THE FOLLOWING PREPAYMENT ASSUMPTIONS

Payment Date                     PPA (1)         0%           75%           100%          125%          150%          175%
------------------------------ ------------- ------------ ------------- ------------- ------------- ------------- -------------

Initial Percentage                               100          100           100           100           100           100
June 25, 2000                                     96           76            70            64            57            51
June 25, 2001                                     94           58            48            39            31            24
June 25, 2002                                     93           45            34            24            16            10
June 25, 2003                                     92           36            25            17            11             7
June 25, 2004                                     92           28            18            11             7             3
June 25, 2005                                     91           23            13             8             4             1
June 25, 2006                                     90           18            10             5             2             0
June 25, 2007                                     89           14             7             3             1             0
June 25, 2008                                     88           11             5             2             0             0
June 25, 2009                                     87            9             3             1             0             0
June 25, 2010                                     85            7             2             0             0             0
June 25, 2011                                     84            5             1             0             0             0
June 25, 2012                                     82            4             1             0             0             0
June 25, 2013                                     80            3             0             0             0             0
June 25, 2014                                     73            2             0             0             0             0
June 25, 2015                                     71            1             0             0             0             0
June 25, 2016                                     69            1             0             0             0             0
June 25, 2017                                     66            1             0             0             0             0
June 25, 2018                                     63            0             0             0             0             0
June 25, 2019                                     59            0             0             0             0             0
June 25, 2020                                     56            0             0             0             0             0
June 25, 2021                                     51            0             0             0             0             0
June 25, 2022                                     46            0             0             0             0             0
June 25, 2023                                     41            0             0             0             0             0
June 25, 2024                                     36            0             0             0             0             0
June 25, 2025                                     30            0             0             0             0             0
June 25, 2026                                     23            0             0             0             0             0
June 25, 2027                                     15            0             0             0             0             0
June 25, 2028                                      7            0             0             0             0             0
June 25, 2029                                      0            0             0             0             0             0

Weighted Average Life to
Maturity in Years (2)                             20.09         4.00          2.96          2.31          1.85          1.52
Weighted Average Life To
Call in Years (2)                                 20.05         3.67          2.72          2.12          1.71          1.35


---------------------------
(1) The percentage of the related prepayment assumption ("PPA") for the Fixed Rate Mortgage Loans and the Adjustable Rate Mortgage Loans.
(2) The weighted average life of a Note is determined by (i) multiplying the amount of each payment in reduction of the Note Balance by the number of years from the date of issuance of the Note to the related Payment Date,
     (ii) adding the results and (iii) dividing the sum by the Original Note Balance of the Note.

                         SERVICING OF THE MORTGAGE LOANS

GENERAL

                  RBMG will act as servicer (in such capacity, the "Servicer") of the Mortgage Loans and, in such capacity, will have limited obligations that arise pursuant to certain representations and warranties and to its contractual servicing obligations under the servicing agreement (the "Servicing Agreement") to be entered into among the Servicer, the Issuer and the Indenture Trustee, including the obligation to advance delinquent payments of principal and interest on the Mortgage Loans to the extent provided herein. RBMG has engaged Ocwen Federal Bank FSB to act as its sub-servicer (the "Sub-Servicer") to perform the servicing of the Mortgage Loans on its behalf. The Sub-Servicer will commence servicing of the Mortgage Loans on or before June 24, 1999, pursuant to a sub-servicing agreement between the Sub-Servicer and the Servicer (the "Sub-Servicing Agreement"). Reference is made to the Servicing Agreement for important information in addition to that set forth herein regarding the terms and conditions of the Servicing Agreement.

                  Under the terms of the Servicing Agreement, the Servicer is to service and administer the Mortgage Loans in accordance with the policies, procedures and practices customarily employed by the Servicer in servicing other comparable mortgage loans and pursuant to the provisions of the Servicing Agreement. The Servicer plans to effect the servicing of the Mortgage Loans through the engagement of the Sub-Servicer pursuant to the Sub-Servicing Agreement. Under the Sub-Servicing Agreement, the Sub-Servicer will perform most of the tasks specified to be performed by the Servicer in this Prospectus Supplement and in the Prospectus and shall be entitled to certain of the same rights of the Servicer set forth in the Servicing Agreement. As such, references herein and in the Prospectus to certain actions to be performed by the Servicer shall be deemed to include those actions performed by the Sub-Servicer as well. Accordingly, the standards to be observed by the Servicer in the performance of its duties under the Servicing Agreement shall also include the standards customarily observed by the Sub-Servicer in the performance of its servicing functions with respect to Mortgage Loans for its own account. Moreover, the servicing performance history of the Sub-Servicer may be of relevance to an assessment of the performance of the Mortgage Loans in the Trust.

                  Generally, servicing includes, but is not limited to, post-origination loan processing, customer service, remittance handling, collections and liquidations. Consistent with the servicing standard described in the foregoing paragraph, the Servicer in its own name may (a) waive any assumption fees, late payment charges, charges for checks returned for insufficient funds or other fees that may be collected in the ordinary course of servicing a Mortgage Loan, (b) arrange a schedule for the payment of delinquent payments on the related Mortgage Loan, subject to conditions set forth in the Servicing Agreement, if a mortgagor is in default or about to be in default because of such mortgagor's financial condition, or (c) modify Monthly Payments on Mortgage Loans in accordance with the Servicer's general policy on Mortgage Loans subject to the Relief Act; PROVIDED, HOWEVER, the Servicer may not, without the prior consent of the Note Insurer, permit any waiver, modification or variance of a Mortgage Loan which would (i) change the Coupon Rate, (ii) forgive the payment of any principal or interest, (iii) lessen the lien priority of the Mortgage Loan or (iv) extend the final maturity date on a Mortgage Loan past twelve months prior to the maturity date of the Notes, in any case except to the extent required under the Relief Act. The Servicer, acting as agent for the Indenture Trustee, will not consent to the subsequent placement of a deed of trust or mortgage, as applicable, on any Mortgaged Property that is of equal or higher priority to that of the lien securing the related Mortgage Loan unless such Mortgage Loan is prepaid in full and thereby removed from the related Group.

CUSTOMARY SERVICING PROCEDURES

                  The procedures of the Servicer with respect to day to day servicing of the Mortgage Loans may vary considerably depending on the particular Mortgage Loan, the Mortgaged Property, the mortgagor, the availability of an acceptable party to assume a Mortgage Loan and the laws of the jurisdiction in which the Mortgaged Property is located. Although mortgagors generally make loan payments within ten to fifteen days after the due date, if a mortgagor fails to pay the Monthly Payment within such time period, the Servicer will commence collection efforts by notifying the mortgagor of the delinquency. Under the terms of each Mortgage Loan, the mortgagor agrees to pay a late charge (which the Servicer is entitled to retain as additional servicing compensation under the Servicing Agreement) if a Monthly Payment on a Mortgage Loan is not received within the number of days specified in the Mortgage Note after its Due Date. If the Mortgage Loan remains delinquent, the Servicer will attempt to contact the mortgagor to determine the cause of the delinquency and to obtain a commitment to cure the delinquency at the earliest possible time.

                  As a general matter, if efforts to obtain payment have not been successful shortly after the Due Date of the next subsequently scheduled installment, a pre-foreclosure notice will be sent to the mortgagor providing 30 days' notice of impending foreclosure action. During the 30-day notice period, collection efforts continue. However, if no substantial progress has been made in obtaining delinquent monies from the mortgagor, foreclosure proceedings will be commenced.

                  Regulations and practices regarding foreclosure vary greatly from state to state. Generally, the Servicer will have commenced foreclosure proceedings prior to the time when a loan is 90 days delinquent. If the Servicer determines that purchasing a Mortgaged Property securing a Mortgage Loan will minimize the loss associated with such defaulted loan, the Servicer may bid at the foreclosure sale for such Mortgaged Property or accept a deed in lieu of foreclosure. After the Servicer converts title to a Mortgaged Property into the name of the Indenture Trustee on behalf of the Noteholders and the Note Insurer by foreclosure or deed in lieu of foreclosure, a real estate broker will be selected to market the Mortgaged Property.

                  Generally, the Servicer in its own name will be authorized and empowered pursuant to the Servicing Agreement (i) to execute and deliver on behalf or in the name of the Indenture Trustee (or procure the execution and delivery by the Indenture Trustee of) any and all instruments of satisfaction or cancellation or of partial or full release or discharge and all other comparable instruments with respect to the Mortgage Loans and with respect to the Mortgaged Properties and (ii) to institute foreclosure proceedings or obtain deeds in lieu of foreclosure so as to convert title to any Mortgaged Property in the name of the Indenture Trustee on behalf of the Noteholders and the Note Insurer.

THE SUB-SERVICER

                  The information set forth in the following paragraphs has been provided by Ocwen Federal Bank FSB. None of the Issuer, RBMG, the Company, Funding Co., the Depositor, the Indenture Trustee, the Owner Trustee, the Note Insurer or any of their respective affiliates have made or will make any representation as to the accuracy or completeness of such information.

                  The Sub-Servicer is a federally-chartered savings bank, with its home office in Fort Lee, New Jersey and its servicing operations and corporate offices in West Palm Beach, Florida. The Sub-Servicer is a wholly-owned subsidiary of Ocwen Financial Corporation, a public financial services holding company. As of March 31, 1999, the Sub-Servicer had approximately $2.27 billion in assets, approximately $2.02 billion in liabilities and approximately $251.2 million in equity. As of March 31, 1999, the Sub-Servicer's tangible and leveraged capital ratio was approximately 10.83% and its risk-based capital ratio was approximately 19.35%. For the three months ended March 31, 1999, the Sub-Servicer's net income was approximately $13.2 million.

                  The major business of the Sub-Servicer has been the resolution of non-performing single-family, multi-family and commercial mortgage loan portfolios acquired from the Resolution Trust Corporation, from private investors, and most recently, from the Department of Housing and Urban Development ("HUD") through HUD's auction of defaulted Federal Housing Administration loans.

                  The following table sets forth, for the non-conforming credit mortgage loans (the "BCD Mortgage Loan Servicing Portfolio") serviced by the Sub-Servicer, certain information relating to the delinquency experience (including loans in foreclosure included in the Sub-Servicer's servicing portfolio (which portfolio does not include mortgage loans that are sub-serviced by others)) at the end of the indicated periods. The indicated periods of delinquency are based on the number of days past due on a contractual basis. No mortgage loan is considered delinquent for these purposes until it is one month past due on a contractual basis. The information contained in the monthly remittance reports that will be sent to investors will be compiled using the same methodology as that used to compile the information contained in the table below.



                                          DELINQUENCIES AND FORECLOSURES

                                              (Dollars in Thousands)

                                          As of December 31, 1997                           As of December 31, 1998
                                          -----------------------                           -----------------------
                                                           Percent                                          Percent
                                                           -------                                          -------

                                             By                       By                     By                     By
                             By Number     Dollar     By Number     Dollar    By Number    Dollar     By Number   Dollar
                             of Loans      Amount      of Loans     Amount    of Loans     Amount     of Loans    Amount
                             --------      ------      --------     ------    --------     ------     --------    ------

Total Portfolio                  21,827   $2,318,261      100.00%   100.00%    68,274   $6,099,336      100.00%   100.00%

Period of Delinquency (1)

       30-59 days                   437   $   41,429        2.00%     1.79%     3,325   $  265,396        4.87%     4.35%

       60-89 days                   171   $   17,803        0.78%     0.77%     1,555   $  129,439        2.28%     2.12%

       90 days or more              302   $   36,878        1.38%     1.59%     6,322   $  561,709        9.26%     9.21%

Total Delinquent Loans (1)          910   $   96,110        4.17%     4.15%    11,202   $  956,545       16.41%    15.68%

Loans in Foreclosure (2)            281   $   34,663        1.29%     1.50%     3,158   $  297,859        4.63%     4.88%

                                           As of March 31, 1999
                                                            Percent
                                                            -------

                                             By                       By
                             By Number   Dollar       By Number     Dollar
                             of Loans      Amount     of Loans      Amount
                             --------      ------     --------      ------

Total Portfolio               62,980   $5,654,764      100.00%   100.00%

Period of Delinquency (1)

       30-59 days              2,594   $  219,799        4.12%     3.89%

       60-89 days              1,214   $  107,992        1.93%     1.91%

       90 days or more         7,570   $  677,256       12.02%    11.97%

Total Delinquent Loans (1)    11,378   $1,005,047       18.07%    17.77%

Loans in Foreclosure (2)       4,001   $  371,726        6.35%     6.57%



(1) Includes 8,429 loans totaling $674,818,182 for March 31,1999 which were delinquent at the time of transfer to the Sub-Servicer.

(2) Loans in foreclosure are also included under the heading "Total Delinquent Loans."

                  The following tables set forth, for the BCD Mortgage Loan servicing portfolio serviced by the Sub-Servicer, certain information relating to the foreclosure experience of the mortgage loans included therein (which portfolio does not include mortgage loans that are sub-serviced by others) at the end of the indicated periods.



                                                 REAL ESTATE OWNED

                                              (Dollars in Thousands)

                                       As of December 31, 1997        As of December 31, 1998         As of March 31, 1999
                                       -----------------------        -----------------------         --------------------

                                     By Number of     By Dollar     By Number of     By Dollar    By Number of     By Dollar
                                         Loans         Amount          Loans          Amount          Loans         Amount
                                         -----         ------          -----          ------          -----         ------



           Total Portfolio                21,827    $  2,318,261        68,274     $  6,099,336         62,980   $  5,654,764

           Foreclosed Loans (1, 2)            66    $      7,387           808     $     70,592            998   $     91,127

           Foreclosure Ratio (3)           0.30%           0.32%         1.18%            1.16%          1.58%          1.61%
------------------------

(1) For the purposes of these tables, "Foreclosed Loans" means the principal balance of mortgage loans secured by mortgaged properties the title to which has been acquired by the Sub-Servicer.

 (2) The "Foreclosure Ratio" is equal to the aggregate principal balance or number of Foreclosed Loans divided by the aggregate principal balance, or number, as applicable, of mortgage loans in the Total Portfolio at the end of the indicated period.

                                            LOAN GAIN/(LOSS) EXPERIENCE

                                              (Dollars in Thousands)

                                                            As of                       As of                       As of
                                                      December 31, 1997           December 31, 1998             March 31, 1999
                                                      -----------------           -----------------             --------------

Total Portfolio (1)                                         $2,318,261                $6,099,336                  $5,654,764

Net Gain/(Losses) (2, 3)                                      ($1,209)                 ($26,068)                   ($42,713)

Net Gain/(Losses) as a Percentage of Total
Portfolio                                                     -0.05%                    -0.43%                        -0.76%

     --------------------
     (1) "Total Portfolio" on the date stated above is the principal balance of the mortgage loans outstanding on the last day of the period.

     (2) "Net Gain/(Losses)" are actual gains or losses incurred on liquidated properties and shortfall payoffs for each respective period. Gains or losses on liquidated properties are calculated as net sales proceeds less book value (exclusive of loan purchase premium or discount). Shortfall payoffs are calculated as the difference between principal payoff amount and unpaid principal at the time of payoff.

     (3) Includes $14,536,232 as of March 31, 1999 of losses attributable to loans which were delinquent at the time of transfer to the Sub-Servicer.



                                              RBMG SUBPRIME PORTFOLIO

                                          DELINQUENCIES AND FORECLOSURES

                                              (Dollars in Thousands)

                                     As of December 31, 1997
                                     -----------------------
                           By                      Percent    Percent
                           No.                     By         By
                           of        By Dollar     Number     Dollar
                           Loans       Amount      of Loans    Amount



Total Portfolio             1,590  $    178,427      100.00%    100.00%

Period of Delinquency(1)

     30-59 Days                28  $      2,631        2.00%      1.79%

     60-89 Days                22  $      1,532        0.78%      0.77%

     90 Days or More           10  $        914        1.38%      1.59%

Total Delinquent Loans         60  $,     5,077        4.17%      4.15%

Loans in Foreclosure (2)        1  $         35        1.29%      1.50%


                                  As of December 31, 1998                      As of March 31, 1999
                                  -----------------------                      --------------------
                         By No.                  Percent   Percent
                         of                      By        By                                 Percent     Percent By
                          Loans      By Dollar   Number    Dollar    By No.      By Dollar    By Number     Dollar
                                      Amount     of Loans   Amount   of Loans     Amount       of Loans     Amount


Total Portfolio           3,513     $   392,766   100.00%   100.00%   3,657    $   404,213      100.00%      100.00%

Period of Delinquency(1)

     30-59 Days              96     $     8,841     2.73%    2.25%       94    $    10,261        2.57%        2.54%

     60-89 Days              30     $     3,224     0.85%    0.82%       48    $     5,839        1.31%        1.44%

     90 Days or More        125     $    13,196     3.56%    3.36%      161    $    16,312        4.40%        4.04%

Total Delinquent Loans      251     $    25,261     7.14%    6.43%      303    $    32,412        8.28%        8.02%

Loans in Foreclosure (2)     55     $     5,778     1.57%    1.47%       79    $     8,452        2.16%        2.09%

(1) Includes 45 loans totaling $4,862,555 for March 31, 1999 which were delinquent at the time of transfer to the Sub-Servicer

(2) Loans in foreclosure are also included under the heading "Total Delinquent Loans."

                  It is unlikely that the delinquency experience of the Mortgage Loans will correspond to the delinquency experience of the Sub-Servicer's BCD Mortgage Loan Portfolio set forth in the foregoing tables. It should be noted that if the residential real estate market should experience an overall decline in property values, the actual rates of delinquencies and foreclosures could be higher than those previously experienced by the Sub-Servicer. In addition, adverse economic conditions may affect the timely payment by Mortgagors of scheduled payments of principal and interest and payments of arrearages on the Mortgage Loans and, accordingly, the actual rates of delinquencies and foreclosures with respect to the Mortgage Pool.

SERVICING AND OTHER COMPENSATION AND PAYMENT OF EXPENSES

                  The primary compensation payable to the Servicer on each Payment Date (the "Servicing Fee") will equal one-twelfth (1/12) of the product of (a) the Servicing Fee Rate and (b) the aggregate Mortgage Pool Balance of both Groups as of the first day of the related Due Period. The Servicer shall be entitled to retain the Servicing Fee from amounts to be deposited in the Collection Account. As additional servicing compensation, the Servicer will be entitled to retain all assumption fees, prepayment charges and late payment charges and certain other amounts and charges, to the extent collected from mortgagors, together with any interest or other income earned on funds held in the Collection Account and any escrow accounts. The Sub-Servicing Agreement shall provide for the compensation of the Sub-Servicer.

                  For any Payment Date for so long as RBMG is the Servicer, the Servicing Fee Rate is equal to 0.44% per annum; provided, however, that if necessary to obtain the appointment of a successor servicer or successor sub-servicer, the Servicing Fee Rate may increase up to 0.50% per annum. The payment of any increased Servicing Fee would reduce the amount of Excess Cash.

                  With respect to any full or partial prepayments (or other liquidations), the Servicer is obligated on any Payment Date to fund shortfalls in collection of one full month's interest (adjusted to the related Net Coupon
Rate) but only to the extent of the Servicing Fee otherwise payable to the Servicer for the related Due Period.

                  Subject to its right to refuse to make Nonrecoverable Advances as described herein, the Servicer will be required to pay all reasonable and customary "out-of-pocket" costs and expenses incurred in the performance of its servicing obligations, including, but not limited to, the payment of fees for any sub-servicer, including the Sub-Servicer, and the cost of (i) any enforcement or judicial proceedings relating to the mortgagors, including foreclosures, and (ii) the management and liquidation of Mortgaged Properties acquired in satisfaction of the related Mortgage Loans. Such expenditures (each, a "Servicing Advance") may include costs of collection efforts, reappraisals, forced placement of hazard insurance if a mortgagor allows his hazard policy to lapse, legal fees in connection with foreclosure actions, advancing delinquent property taxes and upkeep and maintenance of the Mortgaged Property if it is acquired through foreclosure, and similar types of expenses.

                  The Servicing Agreement provides that the Servicer may pay all or a portion of any Servicing Advance out of amounts on deposit in the Collection Account that are being held for payment on a subsequent Payment Date relating to such Collection Period; any such amounts so used are required to be replaced by the Servicer by deposit to the Collection Account on or before the Servicer Remittance Date relating to such subsequent Payment Date.

                  The Servicer may recover Servicing Advances, if not theretofore recovered from the mortgagor on whose behalf such Servicing Advance was made, from subsequent collections on the related Mortgage Loan, including Liquidation Proceeds, Insurance Proceeds and such other amounts as may be collected by the Servicer from the mortgagor or otherwise relating to the Mortgage Loan. To the extent the Servicer, in its good faith business judgment determines that any Servicing Advance will be or has become a Nonrecoverable Advance, the Servicer may reimburse itself for such advance from the Collection Account.

                  The Servicer will not be required to make any Servicing Advance that it determines would be a Nonrecoverable Advance if made.

SUB-SERVICERS

                  The Servicer is permitted under the Servicing Agreement to enter into servicing arrangements with sub-servicers meeting the requirements of the Servicing Agreement. Notwithstanding any sub-servicing arrangements, the Servicer will not be relieved of its obligations to the Indenture Trustee and the Noteholders under the Servicing Agreement and the Servicer shall be obligated to the same extent and under the same terms and conditions as if it alone were servicing and administering the Mortgage Loans. On the Closing Date, the Servicer shall enter into the Sub-Servicing Agreement with the Sub-Servicer described above under "--General."

STANDARD HAZARD INSURANCE POLICIES

                  The terms of the Mortgage Loans require each mortgagor to maintain a hazard insurance policy. Additionally, the Servicing Agreement will require the Servicer to cause to be maintained on property acquired upon foreclosure, or in deed-in-lieu of foreclosure, of any Mortgage Loan, fire insurance with extended coverage in an amount at least equal to the lesser of the unpaid principal balance of the Mortgage Loan and the replacement value of the improvements securing the Mortgage Loan, but in no event lower than the amount necessary to avoid the application of a co-insurance clause in the related insurance policy.

                  As set forth in the Servicing Agreement, all amounts collected by the Servicer under any insurance policy (except for amounts to be applied to the restoration or repair of the Mortgaged Property or released to the mortgagor in accordance with the Servicer's normal servicing procedures) will be deposited initially in the Collection Account, subject to withdrawal in accordance with the Servicing Agreement. The Servicing Agreement provides that the Servicer may satisfy its obligation to cause hazard policies to be maintained by maintaining a blanket policy insuring against losses on the Mortgage Loans. If such blanket policy contains a deductible clause the Servicer will deposit in the Collection Account all sums that would have been deposited therein but for such clause.

                  In general, the standard form of fire and extended coverage policy covers physical damage to or destruction of the improvements on the property by fire, lightning, explosion, smoke, windstorm, hail, riot, strike and civil commotion, subject to the conditions and exclusions specified in each policy. Although the policies relating to the Mortgage Loans will be underwritten by different insurers under different state laws in accordance with different applicable state forms and therefore will not contain identical terms and conditions, the basic terms thereof are dictated by respective state laws, and most such policies typically do not cover any physical damage resulting from the following: war, revolution, government actions, floods and other water-related causes, earth movement (including earthquakes, landslides and mudflows), nuclear reactions, wet or dry rot, vermin, rodents, insects or domestic animals, theft, mortgagor waste and, in certain cases, vandalism. The foregoing list is merely indicative of certain kinds of uninsured risks and is not intended to be all-inclusive. Whenever the improvements securing a Mortgage Loan are located in a federally designated special flood hazard area, the Servicing Agreement requires the Servicer to cause to be maintained for each such Mortgage Loan serviced, flood insurance (to the extent available) in an amount equal in general to the lesser of the amount required to compensate for any loss on a replacement cost basis or the maximum insurance available under the federal flood insurance program.

                  Pursuant to the terms of the Mortgage Loans, mortgagors generally are required to present claims to insurers under hazard insurance policies maintained on the Mortgaged Properties. The Servicer, on behalf of the Indenture Trustee and Noteholders, is obligated to present claims under any blanket insurance policy insuring against hazard losses on the Mortgaged Properties. However, the ability of the Servicer to present such claims is dependent upon the extent to which information in this regard is furnished to the Servicer or any sub-servicer by mortgagors.

PAYMENTS ON MORTGAGE LOANS; COLLECTION ACCOUNT

                  The Servicer will establish and maintain one or more accounts (collectively, the "Collection Account") in which the Servicer will deposit or cause to be deposited on a daily basis, or as and when received from sub-servicers or deposited directly by sub-servicers, the following payments and collections received or made by or on behalf of it subsequent to the Cut-Off Date, or received by it prior to the Cut-Off Date but allocable to a period subsequent thereto (other than in respect of principal and interest on the Mortgage Loans due on or before the Cut-Off Date):

                         (i) all payments on account of principal, including principal prepayments, on the Mortgage Loans in each Group;

                         (ii) all payments on account of interest on the Mortgage Loans, net of the related Servicing Fee in each Group;

                         (iii) all Insurance Proceeds and Liquidation Proceeds, other than proceeds that represent reimbursement of costs and expenses incurred by the Servicer in connection with presenting claims under the related Insurance Policies, Liquidation Proceeds and REO Proceeds;

                         (iv) all proceeds of any Mortgage Loan or REO Property in each Group repurchased or purchased in accordance with the Servicing Agreement;

                         (v) any amounts required to be deposited pursuant to the Servicing Agreement; and

                         (vi) all amounts transferred from the Note Accounts to the Collection Account in accordance with the Servicing Agreement.

                  Notwithstanding the foregoing, the Servicer may make withdrawals from the Collection Account (or net amounts prior to making deposits in the Collection Account) only for the following purposes: (a) to make deposits into the Note Accounts on each Servicer Remittance Date as described in the Servicing Agreement; (b) to pay itself any related monthly Servicing Fees and other items of servicing compensation and investment income on Permitted Investments to the extent permitted by the Servicing Agreement; (c) to make any Servicing Advance to the extent permitted by the Servicing Agreement or to reimburse itself for any Servicing Advance or P&I Advance previously made to the extent permitted by the Servicing Agreement; (d) to withdraw amounts that have been deposited into the Collection Account in error; (e) to clear and terminate the Collection Account and (f) to reimburse the Indenture Trustee, the Servicer and the Issuer for certain amounts to the extent permitted under the Servicing Agreement or the Indenture.

                  All or a portion of the Collection Account may be invested and reinvested in one or more Permitted Investments bearing interest or sold at a discount, at the Servicer's direction. The Indenture Trustee, the Servicer or any affiliate thereof may be the obligor on any investment in any Collection Account that otherwise qualifies as a Permitted Investment. No investment in the Collection Account may mature later than the Servicer Remittance Date next succeeding the date of investment.

                  The Indenture Trustee will not in any way be held liable by reason of any insufficiency in the Collection Account resulting from any loss on any Permitted Investment included therein (except to the extent the Indenture Trustee is the obligor thereon).

                  All income or other gain from investments in the Collection Account will be held in the Collection Account for the benefit of the Servicer and will be subject to withdrawal from time to time as permitted by the Servicing Agreement. Any loss resulting from such investments will be for the account of the Servicer. The Servicer will be required to deposit the amount of any such loss immediately upon the realization of such loss to the extent such loss will not be offset by other income or gain from investments in the Collection Account and then available for such application.

                  Each of the Collection Account and the Note Accounts must meet the following criteria (an "Eligible Account"): (i) an account maintained with a federal or state chartered depository institution or trust company, the short-term obligations of which are rated by each Rating Agency in its highest rating category and the long-term unsecured obligations of which are rated in at least the second highest category at the time of any deposit therein, (ii) an account or accounts, the deposits of which are fully insured by the FDIC (to the limits established by such corporation), the uninsured deposits in which account are otherwise secured such that the Noteholders will have a claim with respect to the funds in such account and a perfected first priority security interest against any collateral (which will be limited to Permitted Investments), securing such funds that is superior to claims of any other depositors or general creditors of the depositary institution with which such account is maintained or (iii) a trust account or accounts maintained with a federal or state chartered depositary institution or trust company with trust powers acting in its fiduciary capacity acceptable to each Rating Agency and the Note Insurer and having capital and surplus of not less than $100,000,000. The collateral that is eligible to secure amounts in an Eligible Account is limited to Permitted Investments.

REALIZATION UPON DEFAULTED MORTGAGE LOANS

                  The Servicing Agreement will require the Servicer, acting as agent of the Indenture Trustee, to foreclose upon or otherwise comparably convert to ownership in the name of the Indenture Trustee, on behalf of the Noteholders and the Note Insurer, Mortgaged Properties securing such of the Mortgage Loans as come into default, as to which no satisfactory arrangements can be made for the collection of delinquent payments and which the Servicer has not reacquired pursuant to the option described below; PROVIDED, HOWEVER, that if the Servicer has actual knowledge or cause to believe that any Mortgaged Property is contaminated by hazardous or toxic wastes or substances, the Servicer will cause an environmental inspection of the Mortgaged Property that complies with Fannie Mae's selling and servicing guide applicable to single family homes and its servicing procedures to be conducted. If the environmental inspection reveals any potentially hazardous substances, the Servicer will notify the Note Insurer, and the Servicer will not foreclose or accept a deed in lieu of foreclosure on the Mortgaged Property without the consent of the Note Insurer. In connection with such foreclosure or other conversion, the Servicer will follow such practices as it deems necessary or advisable and as are in keeping with its general mortgage loan servicing activities; PROVIDED, HOWEVER, that the Servicer will not be required to expend its own funds in connection with foreclosure or other conversion, correction of a default or restoration of any Mortgaged Property unless the Servicer determines that such foreclosure, correction or restoration will increase Net Liquidation Proceeds.

                  In servicing the Mortgage Loans, the Servicer will be required to determine, with respect to each defaulted Mortgage Loan, when it has recovered, whether through trustee's sale, foreclosure sale or otherwise, all amounts, if any, it expects to recover from or on account of such defaulted Mortgage Loan, whereupon such Mortgage Loan will be charged off and will become a Liquidated Mortgage Loan.

ENFORCEMENT OF DUE-ON-SALE CLAUSES

                  In any case in which the Servicer becomes aware that a Mortgaged Property has been or is about to be voluntarily conveyed by the related mortgagor, the Servicer may enter into an assumption agreement with the person to whom such property has been or is about to be conveyed, pursuant to which such person becomes liable under the related promissory note and, to the extent permitted by applicable law or the mortgage documents, the mortgagor remains liable thereon. In addition, the Servicer may enter into a substitution of liability agreement with such person, pursuant to which the original mortgagor is released from liability and such person is substituted as mortgagor and becomes liable under the Mortgage Note. The Servicing Agreement will prohibit the Servicer from entering into an assumption or substitution of liability agreement unless permitted by applicable law and unless the Servicer determines that the assuming party would not fall within a lower RBMG risk category than the original mortgagor and such assumption or substitution of liability agreement would not materially increase the risk of default or delinquency on, or materially decrease the security for, such Mortgage Loan. Notwithstanding any of the foregoing, the Servicer will not enter into any assumption agreement unless such assumption agreement is pursuant to its standard servicing procedure and the Servicer would enter into such assumption agreement with respect to a mortgage loan in its own portfolio. Any fees collected by the Servicer for entering into an assumption or substitution of liability agreement will be retained by the Servicer as additional servicing compensation. In the event the Servicer does not approve an assumption, the Servicing Agreement will require the Servicer to enforce the rights of the Indenture Trustee as the mortgagee of record to accelerate the maturity of the related Mortgage Loan under any due-on-sale clause contained in the related Mortgage or Mortgage Note to the extent permitted by the related Mortgage Note and Mortgage and applicable law or regulation, but only to the extent the Servicer does not believe that such enforcement will (i) adversely affect or jeopardize coverage under any related insurance policy, (ii) result in legal action by the mortgagor or (iii) materially increase the risk of default or delinquency on, or materially impair the security for, such Mortgage Loan.

EVIDENCE AS TO COMPLIANCE

                  The Servicing Agreement will provide that on or before a specified date in each year, a firm of independent public accountants will furnish to the Servicer a report to the effect that (i) on the basis of an examination by such firm conducted substantially in compliance with the Uniform Single Attestation Program for Mortgage Bankers ("USAP") or the Audit Program for Mortgages serviced by FHLMC, the Servicer has complied with certain minimum residential mortgage loan servicing standards identified therein, and such examination disclosed no significant exceptions or errors which, in the opinion of such firm, such firm is required to report under USAP or the Audit Program, except for such exceptions as will be referred to in the report, and (ii) on the basis of an examination conducted by such firm in accordance with standards established by the American Institute of Certified Public Accountants, such representation is fairly stated in all material respects subject to such exceptions and other qualifications that may be appropriate. The Servicing Agreement will provide that the Servicer will be required to deliver such report to the Indenture Trustee, the Rating Agencies and the Note Insurer on or before a specified date in each year.

CERTAIN MATTERS REGARDING SERVICER'S SERVICING OBLIGATIONS

                  The Servicing Agreement will also provide that neither the Servicer, nor any of its directors, officers, employees or agents, will be liable to the Indenture Trustee, the Trust or the Noteholders for any action taken or for refraining from the taking of any action by the Servicer pursuant to the Servicing Agreement, or for errors in judgment; PROVIDED, HOWEVER, that neither the Servicer nor any such person will be protected against any liability that would otherwise be imposed by reason of willful misfeasance, bad faith or gross negligence in the performance of its duties by the Servicer, or by reason of reckless disregard of obligations and duties of the Servicer, thereunder.

                  In addition, the Servicing Agreement will provide that the Servicer will not be under any obligation to appear in, prosecute or defend any legal action that is not incidental to its duties to service the Mortgage Loans under the Servicing Agreement and which in its opinion may involve it in any expense or liability.

                  The Servicing Agreement will provide that any corporation or other entity (a) into which the Servicer may be merged or consolidated, (b) that may result from any merger, conversion or consolidation to which the Servicer shall be a party or (c) that may succeed to all or substantially all of the business of the Servicer, will, in any case where an assumption is not effected by operation of law, execute an agreement of assumption to perform every obligation of the Servicer, respectively, under the Servicing Agreement, and will be the successor to the Servicer, respectively, thereunder without the execution or filing of any document or any further act by any of the parties to the Servicing Agreement; PROVIDED, HOWEVER, that if the Servicer in any of the foregoing cases is not the surviving entity, the surviving entity shall execute an agreement of assumption to perform every obligation of the Servicer thereunder and the corporation or other entity shall satisfy the eligibility requirements for a successor to the Servicer.

AMENDMENT OF THE SERVICING AGREEMENT

                  The Servicing Agreement may be amended from time to time by the Issuer, the Servicer and the Indenture Trustee without the consent of any of the Noteholders but with the prior written consent of the Note Insurer, (i) to cure any ambiguity, or (ii) to correct, modify or supplement any provisions therein; provided that such action will not, as evidenced by an opinion of counsel delivered to the Indenture Trustee and the Note Insurer, adversely affect in any material respect the interests of any Noteholders or the Note Insurer.

                  The Servicing Agreement may also be amended from time to time by the Issuer, the Servicer and the Indenture Trustee with the consent of the
Note Insurer and of the holders of the Notes evidencing at least 66% of the aggregate Note Balance for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of the Servicing Agreement or of modifying in any manner the rights of the Noteholders; PROVIDED, HOWEVER, that no such amendment will (i) reduce in any manner the amount of, or delay the timing of, payments received on Notes that are required to be paid on any Note without the consent of the holder of such Note, (ii) adversely affect in any material respect the interests of the Noteholders in a manner other than as described in clause (i), without the consent of the holders of Notes evidencing at least 66% of the aggregate Note Balance, or (iii) modify the aforesaid percentage of Notes the holders of which are required to consent to any such amendment, without the consent of the Note Insurer and the holders of all Notes then outstanding.

 SERVICER EVENTS OF DEFAULT AND TERMINATION EVENT

                  Events of default ("Servicer Events of Default") under the Servicing Agreement will consist of (i) any failure by the Servicer to remit to the Indenture Trustee for payment to the Noteholders any required payment that continues unremedied for one Business Day after the giving of written notice of such failure to the Servicer by the Indenture Trustee, the Issuer, or the Note Insurer, or to the Servicer, the Issuer, the Note Insurer and the Indenture Trustee by the holders of Notes evidencing not less than 25% of the aggregate Note Balance; (ii) any failure by the Servicer duly to observe or perform in any material respect any of its other covenants or agreements in the Servicing Agreement which continues unremedied for thirty days after the giving of written notice of such failure to the Servicer by the Indenture Trustee, the Issuer or the Note Insurer or to the Servicer, the Issuer, the Note Insurer and the Indenture Trustee by the holders of Notes evidencing not less than 25% of the aggregate Note Balance; (iii) certain events of insolvency, readjustment of debt, marshalling of assets and liabilities or similar proceedings and certain actions by or on behalf of the Servicer indicating its insolvency or inability to pay its obligations; and (iv) any failure of the Servicer to make any P&I Advance as required that is not remedied one Business Day after the related Servicer Remittance Date. Unless a Note Insurer Default exists, the Note Insurer will have all voting rights otherwise allocated to the Noteholders, including the rights upon the occurrence of a Servicer Event of Default. "Note Insurer Default" is defined under the Indenture generally as the existence and continuance of (x) the failure by the Note Insurer to make a required payment under the Insurance Policy or (y) the bankruptcy or insolvency of the Note Insurer.

                  A termination event ("Termination Event") under the Servicing Agreement will be deemed to occur if the delinquency or loss experience of the Mortgage Pool exceeds certain levels specified in the Servicing Agreement.

RIGHTS UPON EVENT OF DEFAULT OR TERMINATION EVENT

                  So long as a Servicer Event of Default under the Servicing Agreement as described in clauses (i), (ii) or (iii) of the second preceding paragraph remains unremedied, the Note Insurer or the Indenture Trustee, with the consent of the Note Insurer so long as no Note Insurer Default is then continuing, may, and at the direction of holders of Notes evidencing at least 51% of the aggregate Note Balances of both Classes of Notes shall, by notice in writing to the Servicer (and to the Issuer, and the Note Insurer if given by the Indenture Trustee or to the Indenture Trustee if given by the Issuer or the Note Insurer) terminate all of the rights and obligations of the Servicer under the Servicing Agreement and in and to the Trust. If a Servicer Event of Default under the Servicing Agreement as described in clause (iv) of the second preceding paragraph shall occur, the Indenture Trustee will, by notice to the Servicer, the Note Insurer and the Issuer, terminate all of the rights and obligations of the Servicer under the Servicing Agreement and in and to the Trust. If a Termination Event under the Servicing Agreement as described in the preceding paragraph shall occur, the Note Insurer may require the Indenture Trustee to terminate all rights and obligations of the Servicer under the Servicing Agreement and in and to the Trust. Upon receipt by the Servicer of notice of termination, the Indenture Trustee will succeed to all the responsibilities, duties and liabilities of the Servicer under the Servicing Agreement. In the event that the Indenture Trustee is unwilling, it may, or if it is unable or if prohibited by law from making P&I Advances regarding delinquent Mortgage Loans, or if the Holders of Notes evidencing at least 51% of the aggregate Note Balances of both Classes of Notes request in writing, it shall, appoint with the written consent of the Note Insurer or petition a court of competent jurisdiction for the appointment of a mortgage loan servicing institution with a net worth of at least $15,000,000 to act as successor to the Servicer under the Servicing Agreement. Pending such appointment, the Indenture Trustee is obligated to act in such capacity. The Indenture Trustee and such successor may agree upon the servicing compensation to be paid, which in no event may be greater than the compensation permitted to the Servicer (including any successor servicer) under the Servicing Agreement. In addition, holders of Notes evidencing at least 66% of the aggregate Note Balance of Notes affected by a Servicer Event of Default may waive such Servicer Event of Default; PROVIDED, HOWEVER, that a Servicer Event of Default with respect to the Servicer's obligation to make P&I Advances or to remit to the Indenture Trustee for payment to the Noteholders any payment required to be made may be waived only by all of the holders of Notes affected by such Event of Default with the written consent of the Note Insurer.

SERVICING OBLIGATIONS; LIMITATION ON RESIGNATION OF THE SERVICER

                  For a detailed description of the obligations of the Servicer in respect of the Mortgage Loans as well as for information regarding the circumstances under which the Servicer may resign or be removed, reference is made to the Servicing Agreement. The Servicer may resign from its obligations and duties under the

Servicing Agreement only upon a determination that its duties under the Servicing Agreement are no longer permissible under applicable law or with the prior written consent of the Note Insurer. In the event the rights and obligations of the Servicer in its capacity as Servicer under the Servicing Agreement are terminated by the Indenture Trustee due to a Servicer Event of Default, the Indenture Trustee shall become the Servicer under the Servicing Agreement. If the Indenture Trustee is unwilling or unable to so act, or if the
Note Insurer or the Noteholders evidencing at least 51% of the aggregate Note Balances of both Classes of Notes so request, the Indenture Trustee will appoint a successor, which proposed successor must be an established mortgage loan servicing institution acceptable to the Note Insurer and each Rating Agency. No such resignation or appointment of successor will become effective until the Indenture Trustee or a successor servicer has assumed the Servicer's responsibilities.

TERMINATION

                  The obligations created by the Servicing Agreement will terminate upon payment to the Noteholders of all amounts held in the Note Account required to be paid to the Noteholders pursuant to the Indenture, following the earlier of (i) the final payment or other liquidation of the last Mortgage Loan remaining in the Trust or the disposition of all REO Properties and (ii) the purchase of all of the assets of the Trust by the Servicer or the
Note Insurer when the combined outstanding aggregate Note Balance of the Class A-1 Notes and the Class A-2 Notes is less than 10% of the combined aggregate Note Balance of the Class A-1 Notes and the Class A-2 Notes as of the Closing Date, pursuant to a provision of the Indenture. The exercise of the right to purchase the assets of the Trust as set forth in clause (ii) will effect early retirement of the Notes. The Note Insurer will have the right to consent to any Optional Redemption, if such event would result in a draw under the Insurance Policy.

                  In general, any such purchase of Mortgage Loans and property acquired in respect of the Mortgage Loans will be made at a price equal to the sum of the Stated Principal Balance of each outstanding Mortgage Loan as of the day of such repurchase, plus accrued interest thereon at the Coupon Rate, to the first day of the month of such purchase, plus any unreimbursed P&I Advances and Servicing Advances.

                    THE INSURANCE POLICY AND THE NOTE INSURER

                  The following information has been supplied by the Note Insurer. The Note Insurer does not accept any responsibility for the accuracy or completeness of this Prospectus Supplement or any information or disclosure contained herein, or omitted herefrom, other than with respect to the accuracy of the information regarding the Insurance Policy and the Note Insurer set forth under the heading "THE INSURANCE POLICY AND THE NOTE INSURER" (other than information under the sub-caption "CREDIT ENHANCEMENT DOES NOT APPLY TO PREPAYMENT RISK"). Additionally, the Note Insurer makes no representations regarding the Notes or the advisability of investing in the Notes.

THE INSURANCE POLICY

                  The Note Insurer, in consideration of the payment of the premium and subject to the terms of the Insurance Policy, thereby unconditionally and irrevocably guarantees to any Owner (as defined below) that an amount equal to each full and complete Insured Payment (as defined below) will be received by the Indenture Trustee or its successor as trustee for the Owners from the Note Insurer, on behalf of the Owners from the Note Insurer for payment by the Indenture Trustee to each Owner of each

Owner's proportionate share of the Insured Payment. The Note Insurer's obligations under the Insurance Policy with respect to a particular Insured Payment shall be discharged to the extent funds equal to the applicable Insured Payment are received by the Indenture Trustee, whether or not such funds are properly applied by the Indenture Trustee. Insured Payments shall be made only at the time set forth in the Insurance Policy and no accelerated Insured Payments shall be made regardless of any acceleration of the Notes, unless such acceleration is at the sole option of the Note Insurer.

                  Notwithstanding the foregoing paragraph, the Insurance Policy does not cover shortfalls, if any, attributable to the liability of the Trust or the Indenture Trustee for withholding taxes, if any (including interest and penalties in respect of any such liability).

                  The Note Insurer will pay any Insured Payment that is a Preference Amount on the Business Day following receipt on a Business Day by the fiscal agent for the Note Insurer (as described below) of

o a certified copy of the order requiring the return of a preference payment,

o an opinion of counsel satisfactory to the Note Insurer that such order is final and not subject to appeal,

o an assignment in such form as is reasonably required by the Note Insurer, irrevocably assigning to the Note Insurer all rights and claims of the Owner relating to, or arising under the Notes against the debtor which made such preference payment or otherwise with respect to such preference payment and

o appropriate instruments to effect the appointment of the Note Insurer as agent for such Owner in any legal proceeding related to such preference payment, such instruments being in a form satisfactory to the Note Insurer, provided that if such documents are received after 12:00 noon New York City time on such Business Day, they will be deemed to be received on the following Business Day. Such payments will be disbursed to the receiver or trustee in bankruptcy named in the final order to the court exercising jurisdiction on behalf of the Owner and not such Owner directly unless such Owner has returned principal or interest paid on the Notes to such receiver or trustee in bankruptcy, in which case such payment shall be disbursed to such Owner.

                  The Note Insurer will pay any other amount payable under the Insurance Policy no later than 12:00 noon New York City time on the later of the Payment Date on which the related Deficiency Amount is due or the third Business Day following receipt in New York, New York on a Business Day by State Street Bank and Trust Company, N.A., as fiscal agent for the Note Insurer or any successor fiscal agent appointed by the Note Insurer of a Notice (as described below); provided that if such Notice is received after 12:00 noon New York City time on such Business Day, it will be deemed to be received on the following Business Day. If any such Notice received by the fiscal agent for the Note Insurer is not in proper form or is otherwise insufficient for the purpose of making a claim under the Insurance Policy, it shall be deemed not to have been received by the fiscal agent for the Note Insurer for purposes of this paragraph, and the Note Insurer or the fiscal agent for the Note Insurer, as the case may be, shall promptly so advise the Indenture Trustee and the Indenture Trustee may submit an amended Notice.

                  Insured Payments due under the Insurance Policy, unless otherwise stated in the Insurance Policy, will be disbursed by the fiscal agent for the Note Insurer to the Indenture Trustee on behalf of the Owners by wire transfer of immediately available funds in the amount of the Insured Payment less, in respect of Insured Payments related to Preference Amounts, any amount held by the Indenture Trustee for the payment of such Insured Payment and legally available therefor.

                  The fiscal agent for the Note Insurer is the agent of the Note Insurer only and the fiscal agent for the Note Insurer shall in no event be liable to Owners for any acts of the fiscal agent for the Note Insurer or any failure of the Note Insurer to deposit, or cause to be deposited, sufficient funds to make payments due under the Insurance Policy.

                  As used in the Insurance Policy, the following terms shall have the following meanings:

                  "Agreement" means the Indenture dated as of June 1, 1999, among RBMG Funding Co. Mortgage Loan Trust 1999-1, as Issuer and The Bank of New York, as Indenture Trustee, without regard to any amendment or supplement thereto unless the Note Insurer shall have consented in writing thereto.

                  "Business Day" means any day other than (i) a Saturday or a Sunday, (ii) a day on which the Note Insurer is closed or (iii) banking institutions in New Jersey, New York City, Las Vegas, Nevada, Wilmington, Delaware, or in the city in which the corporate trust office of the Indenture Trustee under the Indenture is located are authorized or obligated by law or executive order to close.

                  "Deficiency Amount" means with respect to a Class of Notes and any Payment Date the sum of (a) the related Note Interest minus Total Available Funds for the related Group and (b) the then existing Overcollateralization Deficit for the related Group, if any, after application of Total Available Funds for the related Group to reduce such Note Balance on such Payment Date.

                  "Insured Payment" means as of any Payment Date, any related Deficiency Amount and (ii) any related Preference Amount.

                  "Notice" means the telephonic or telegraphic notice, promptly confirmed in writing by facsimile, substantially in the form of Exhibit A attached to the Insurance Policy, the original of which is subsequently delivered by registered or certified mail, from the Indenture Trustee specifying the Insured Payment which shall be due and owing on the applicable Payment Date.

                  "Owner" means each "Holder" as defined in the Agreement (other than the Indenture Trustee, RBMG, the Issuer, Funding Co., the Depositor, the Company, the Sub-Servicer or the Servicer), who on the applicable Payment Date, is entitled under the terms of the Notes to payment thereunder.

                  "Preference Amount" means, for any Class of Notes any amount previously distributed to an Owner of a Note that is recoverable and sought to be recovered as a voidable preference by a trustee in bankruptcy pursuant to the Bankruptcy Code, as amended from time to time, in accordance with a final nonappealable order of a court having competent jurisdiction.

                  Capitalized terms used in the Insurance Policy and not otherwise defined in the Insurance Policy shall have the respective meanings set forth in the Agreement as of the date of execution of the Insurance Policy, without giving effect to any subsequent amendment or modification to the Indenture unless such amendment or modification has been approved in writing by the Note Insurer.

                  Any notice under the Insurance Policy or service of process on the fiscal agent for the Note Insurer may be made at the address listed below for the fiscal agent for the Note Insurer or such other address as the Note Insurer shall specify in writing to the Indenture Trustee.

                  The notice address of the fiscal agent for the Note Insurer is 61 Broadway, 15th Floor, New York, New York 10006, Attention: Municipal Registrar and Paying Agency, or such other address as the fiscal agent for the
Note Insurer shall specify to the Indenture Trustee in writing.

                  The Insurance Policy is being issued under and pursuant to, and shall be construed under, the laws of the State of New York, without giving effect to the conflict of laws principles thereof.

                  THE INSURANCE PROVIDED BY THE INSURANCE POLICY IS NOT COVERED BY THE PROPERTY/CASUALTY INSURANCE SECURITY FUND SPECIFIED IN ARTICLE 76 OF THE NEW YORK INSURANCE LAW.

                  The Insurance Policy is not cancelable for any reason. The premium on the Insurance Policy is not refundable for any reason including payment, or provision being made for payment, prior to the maturity of the Notes.

THE NOTE INSURER

                  The Note Insurer is the principal operating subsidiary of MBIA Inc., a New York Stock Exchange listed company ("MBIA Inc."). MBIA Inc. is not obligated to pay the debts of or claims against the Note Insurer. The Note Insurer is domiciled in the State of New York and licensed to do business in, and is subject to regulation under the laws of all 50 states, the District of Columbia, the Commonwealth of Puerto Rico, the Commonwealth of the Northern Mariana Islands, the Virgin Islands of the United States and the Territory of Guam. The Note Insurer has two European branches, one in the Republic of France and the other in the Kingdom of Spain. New York has laws prescribing minimum capital requirements, limiting classes and concentrations of investments and requiring the approval of policy rates and forms. State laws also regulate the amount of both the aggregate and individual risks that may be insured, the payment of dividends by the Note Insurer, changes in control and transactions among affiliates. Additionally, the Note Insurer is required to maintain contingency reserves on its liabilities in certain amounts and for certain periods of time.

NOTE INSURER FINANCIAL INFORMATION

                  The consolidated financial statements of the Note Insurer, a wholly owned subsidiary of MBIA Inc., and its subsidiaries as of December 31, 1998 and December 31, 1997 and for each of the three years in the period ended December 31, 1998, prepared in accordance with generally accepted accounting principles, included in the Annual Report on Form 10-K of MBIA Inc. for the year ended December 31, 1998 and the consolidated financial statements of the Note Insurer and its subsidiaries as of March 31, 1999 and for the three month periods ended March 31, 1999 and March 31, 1998, included in the Quarterly Report on Form 10-Q of MBIA Inc. for the period ended March 31, 1999, are hereby incorporated by reference into this Prospectus Supplement and shall be deemed to be a part hereof. Any statement contained in a document incorporated by reference herein shall be modified or superseded for purposes of this Prospectus Supplement to the extent that a statement contained herein or in any other subsequently filed document which also is incorporated by reference herein modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Prospectus Supplement.

                  All financial statements of the Note Insurer and its subsidiaries included in documents filed by MBIA Inc. pursuant to Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended, subsequent to the date of this Prospectus Supplement and prior to the termination of the offering of the Notes shall be deemed to be incorporated by reference into this Prospectus Supplement and to be a part hereof from the respective dates of filing such documents.

                  The tables below present selected financial information of the
Note Insurer determined in accordance with statutory accounting practices prescribed or permitted by insurance regulatory authorities ("SAP") and generally accepted accounting principles ("GAAP"):

                                                                                    SAP

                                                                 December 31, 1998              March 31, 1999
                                                                     (Audited)                    (Unaudited)

                                                                                   (In millions)

Admitted Assets                                                    $      6,521                   $     6,742
Liabilities                                                               4,231                         4,412
Capital and Surplus                                                       2,290                         2,330

                                                                                     GAAP

                                                                 December 31, 1998              March 31, 1999
                                                                     (Audited)                    (Unaudited)

                                                                                    (In millions)

Assets                                                             $      7,488                   $     7,625
Liabilities                                                               3,211                         3,370
Shareholder's Equity                                                      4,277                         4,255


WHERE YOU CAN OBTAIN ADDITIONAL INFORMATION ABOUT THE NOTE INSURER

                  Copies of the financial statements of the Note Insurer, incorporated by reference herein and copies of the Note Insurer's 1998 year-end audited financial statements prepared in accordance with statutory accounting practices are available, without charge, from the Note Insurer. The address of the Note Insurer is 113 King Street, Armonk, New York 10504. The telephone number of the Note Insurer is (914) 273-4545.

YEAR 2000 READINESS DISCLOSURE

                  MBIA Inc. is actively managing a high-priority Year 2000 (Y2K) program. MBIA Inc. has established an independent Y2K testing lab in its Armonk headquarters, with a committee of business unit managers overseeing the project. MBIA Inc. has a budget of $1.13 million for its 1998-2000 Y2K efforts. Expenditures are proceeding as anticipated, and MBIA Inc. does not expect the project budget to materially exceed this amount. MBIA Inc. has initiated a comprehensive Y2K plan that includes assessment, remediation, testing and contingency planning. This plan covers "mission-critical" internally developed systems, vendor software, hardware and certain third-party entities through which MBIA Inc. conducts its business. Testing to date indicates that functions critical to the financial guarantee business, both domestic and international, were Y2K-ready as of December 31, 1998. Additional testing will continue throughout 1999.

FINANCIAL STRENGTH RATINGS OF THE NOTE INSURER

                  Moody's rates the financial strength of the Note Insurer
"Aaa."

                  S&P rates the financial strength of the Note Insurer "AAA."

                  Fitch IBCA, Inc. (formerly known as Fitch Investors Service, L.P.) rates the financial strength of the Note Insurer "AAA."

                  Each rating of the Note Insurer should be evaluated independently. The ratings reflect the respective rating agency's current assessment of the creditworthiness of the Note Insurer and its ability to pay claims on its policies of insurance. Any further explanation as to the significance of the above ratings may be obtained only from the applicable rating agency.

                  The above ratings are not recommendations to buy, sell or hold the Notes, and such ratings may be subject to revision or withdrawal at any time by the rating agencies. Any downward revision or withdrawal of any of the above ratings may have an adverse effect on the market price of the Notes. The Note Insurer does not guaranty the market price of the Notes, nor does it guaranty that the ratings on the Notes will not be revised or withdrawn.

CREDIT ENHANCEMENT DOES NOT APPLY TO PREPAYMENT RISK

                  In general, the protection afforded by the Insurance Policy is protection for credit risk and not for prepayment risk. A claim may not be made under the Insurance Policy in an attempt to guarantee or insure that any particular rate of prepayment is experienced by the Trust.

                              ERISA CONSIDERATIONS

                  Section 406 of Employee Retirement Income Security Act of 1974, as amended ("ERISA"), and Section 4975 of the Internal Revenue Code of 1986, as amended, (the "Code") prohibit a pension, profit sharing or other employee benefit plan, as well as individual retirement accounts and annuities and certain Keogh Plans, and entities deemed to hold assets of such plans (each, a "Plan"), from engaging in certain transactions involving "plan assets" with persons that are "parties in interest" under ERISA or "disqualified persons" under the Code with respect to such Plan. A violation of these "prohibited transaction rules" may generate excise tax and other penalties and liabilities under ERISA and the Code for such persons. Title I of ERISA also requires that fiduciaries of a Plan subject to ERISA make investments that are prudent, diversified (except if prudent not to do so) and in accordance with governing plan documents.

                  Under regulations of the Department of Labor set forth in 29 C.F.R. ss. 2510.3-101 (the "Plan Asset Regulations"), the assets of a Plan generally include not only securities held by a Plan but also the underlying assets of the issuer of any equity securities (the "Look-Through Rule") unless one or more exceptions specified in the Plan Asset Regulations are satisfied. For purposes of those Regulations, an equity security is a security other than a security that is treated as debt under applicable local law and that has no substantial equity features. The Issuer believes that the Notes will be treated as debt obligations without significant equity features for purposes of the Plan Asset Regulations. Accordingly, a Plan that acquires a Note should not be treated as having acquired a direct interest in the assets of the Issuer. However, there can be no complete assurance that the Notes will be treated as debt obligations without significant equity features for purposes of the Plan Asset Regulations. If the Notes are treated as having substantial equity features, the purchaser of a Note could be treated as having acquired a direct interest in the Mortgage Loans securing the Notes. In that event, the purchase, holding, or resale of the Notes could result in a transaction that is prohibited under ERISA or the Code.

                  However, even if the Notes are treated as debt for such purposes, the acquisition or holding of Notes by or on behalf of a Plan could be considered to give rise to a prohibited transaction if the Issuer or any of its affiliates is or becomes a "party in interest" under ERISA or a "disqualified person" under the Code with respect to such Plan. In such case, certain exemptions from the prohibited transaction rules could be applicable depending on the type and circumstances of the plan fiduciary making the decision to acquire Notes. Included among these exemptions are: Prohibited Transaction Class Exemption ("PTCE") 96-23, regarding transactions effected by "in-house asset managers"; PTCE 90-1, regarding investments by insurance company pooled separate accounts; PTCE 95-60, regarding investments by insurance company general accounts; PTCE 91-38, regarding investments by bank collective investment funds; and PTCE 84-14, regarding transactions effected by "qualified professional asset managers". A purchaser of a Note should be aware, however, that even if the conditions specified in one or more exemptions are met, the scope of the relief provided by an exemption might not cover all acts that might be construed as prohibited transactions. The purchase of a Note will be deemed a representation by the acquirer that either (i) it is not, and is not purchasing a Note on behalf of, or with the assets of, a Plan, or (ii) the acquisition and holding of a Note by the acquirer qualifies for exemptive relief under PTCE 95-60, PTCE 96-23, PTCE 91-38, PTCE 90- 1, PTCE 84-14 or another Department of Labor Class Exemption.

                  A governmental plan as defined in Section 3(32) of ERISA is not subject to Title I of ERISA or Section 4975 of the Code. However, such a governmental plan may be subject to a federal, state, or local law which is, to a material extent, similar to the foregoing provisions of ERISA or the Code ("Similar Law"). A fiduciary of a governmental plan should make its own determination as to the need for and the availability of any exemptive relief under Similar Law.

                  A Plan fiduciary considering the purchase of Notes should consult its tax and/or legal advisors regarding the applicability of the fiduciary responsibility provisions of ERISA to such investment, whether the assets of the Issuer would be considered plan assets, the possibility of exemptive relief from the prohibited transaction rules, and other related issues and their potential consequences. The sale of Notes to a Plan is in no respect a representation by the Issuer or the Underwriter that this investment meets all relevant legal requirements with respect to investments by Plans generally or any particular Plan, or that this investment is appropriate for Plans generally or any particular Plan. See "ERISA Considerations" in the Prospectus.

                                 USE OF PROCEEDS

                  The Issuer intends to use the net proceeds to be received from the sale of the Notes to acquire the Mortgage Loans from the Depositor and to pay other expenses associated with the pooling of the Mortgage Loans and the issuance of the Notes.

                         LEGAL INVESTMENT CONSIDERATIONS

                  The Notes will constitute "mortgage related securities" for purposes of the Secondary Mortgage Market Enhancement Act of 1984 ("SMMEA"). Institutions whose activities are subject to review by federal or state regulatory authorities may be or may become subject to restrictions, which may be retroactively imposed by such regulatory authorities, on the investment by such institutions in certain forms of mortgage related securities. See "Legal Investment" in the Prospectus.

                                  UNDERWRITING

                  The Notes will be purchased by First Union Capital Markets Corp., (the "Underwriter"), from the Issuer and will be offered by the Underwriter from time to time to the public in negotiated transactions or otherwise at varying prices to be determined at the time of sale. Under the terms set forth in the Underwriting Agreement, dated the date hereof (the "Underwriting Agreement"), the Depositor has agreed to cause the Issuer to sell, and the Underwriter has agreed, subject to the terms and conditions set forth therein, to purchase the entire principal amount of the Notes.

                  The Underwriter has informed the Depositor that it proposes to offer the Notes for sale from time to time in one or more negotiated transactions, or otherwise, at varying prices to be determined, in each case, at the time of the related sale. The Underwriter may effect such transactions by selling the Notes to or through dealers, and such dealers may receive compensation in the form of underwriting discounts, concessions or commissions from the Underwriter. In connection with the sale of the Notes, the Underwriter may be deemed to have received compensation from the Depositor in the form of underwriting compensation. The Underwriter and any dealers that participate with the Underwriter in the distribution of the Notes may be deemed to be underwriters and any commissions received by them and any profit on the resale of the Notes by them may be deemed to be underwriting discounts and commissions under the Securities Act of 1933, as amended (the "Securities Act").

                  The Depositor and RBMG have agreed to indemnify the Underwriter against certain liabilities including liabilities under the Securities Act.

                  The Depositor has been advised by the Underwriter that the Underwriter intends to make a market in the Notes, as permitted by applicable laws and regulations and subject to the provisions of Rule 104 of Regulation M. The Underwriter is not obligated, however, to make a market in the Notes and such market-making may be discontinued at any time at the sole discretion of the Underwriter. Accordingly, no assurance can be given as to the liquidity of, or trading markets for, the Notes.

                  The Underwriter, or affiliates of the Underwriter provide warehouse financing facilities to RBMG.

                  All of the Mortgage Loans included in the Trust will have been acquired in a privately negotiated transaction with RBMG.

                                     EXPERTS

                  The consolidated balance sheets of MBIA Insurance Corporation and Subsidiaries as of December 31, 1998 and December 31, 1997 and the related consolidated statements of income, changes in shareholder's equity, and cash flows for each of the three years in the period ended December 31, 1998, incorporated by reference in this Prospectus Supplement, have been incorporated herein in reliance on the report of PricewaterhouseCoopers LLP, independent accountants, given on the authority of that firm as experts in accounting and auditing.

                    MATERIAL FEDERAL INCOME TAX CONSEQUENCES

                  The following is a general discussion, when read in conjunction with the discussion of "Material Federal Income Tax Consequences" in the Prospectus, of the material anticipated federal income tax considerations to investors of the purchase, ownership and disposition of the securities offered hereby. The discussion is based upon laws, regulations, rulings and decisions now in effect, all of which are subject to change. The discussion below does not purport to deal with all federal tax considerations applicable to all categories of investors, some of which may be subject to special rules. Investors should consult their own tax advisors in determining the federal, state, local and any other tax consequences to them of the purchase, ownership and disposition of the Notes.

                  The Notes will not represent "real estate assets" for purposes of Section 856(c)(4)(A) of the Code or "[l]oans . . . principally secured by an interest in real property" within the meaning of Section 7701(a)(19)(C) of the Code.

                  TREATMENT OF THE NOTES AS INDEBTEDNESS. RBMG, the Depositor and the Issuer agree, and the Noteholders will agree by their purchase of Notes, to treat the Notes as debt for all federal, state and local income tax purposes. There are no regulations, published rulings or judicial decisions involving the characterization for federal income tax purposes of securities with terms substantially the same as the Notes. In general, whether instruments such as the Notes constitute indebtedness for federal income tax purposes is a question of fact, the resolution of which is based primarily upon the economic substance of the instruments and the transaction pursuant to which they are issued rather than merely upon the form of the transaction or the manner in which the instruments are labeled. The Internal Revenue Service (the "IRS") and the courts have set forth various factors to be taken into account in determining, for federal income tax purposes, whether or not an instrument constitutes indebtedness and whether a transfer of property is a sale because the transferor has relinquished substantial incidents of ownership in the property or whether such transfer is a borrowing secured by the property. On the basis of its analysis of such factors as applied to the facts and its analysis of the economic substance of the contemplated transaction, Dewey Ballantine LLP, tax counsel to the Depositor ("Tax Counsel"), is of the opinion that, for federal income tax purposes, the Notes will be treated as indebtedness, and not as an ownership interest in the Mortgage Loans, or an equity interest in the Trust or in a separate association taxable as a corporation or other taxable entity. Further, Tax Counsel is of the opinion that the Issuer will not be characterized as an association (or a publicly traded partnership) taxable as a corporation or as a taxable mortgage pool. See "Material Federal Income Consequences -- Debt Securities" in the Prospectus.

                  If the Notes are characterized as indebtedness, interest paid or accrued on a Note will be treated as ordinary income to the Noteholders and principal payments on a Note will be treated as a return of capital to the extent of the Noteholder's basis in the Note allocable thereto. An accrual method taxpayer will be required to include in income interest on the Notes when earned, even if not paid, unless it is determined to be uncollectible. The Trust will report to Noteholders of record and the IRS in respect of the interest paid and original issue discount, if any, accrued on the Notes to the extent required by law.

                  Although, as described above, it is the opinion of Tax Counsel that, for federal income tax purposes, the Notes will be characterized as debt, such opinion is not binding on the IRS and thus no assurance can be given that such a characterization will prevail. If the IRS successfully asserted that the Notes did not represent debt for federal income tax purposes, holders of the Notes would likely be treated as owning an interest in a partnership and not an interest in an association (or publicly traded partnership) taxable as a corporation. If the Noteholders were treated as owning an equitable interest in a partnership, the partnership itself would not be subject to federal income tax; rather each partner would be taxed individually on their respective distributive share of the partnership's income, gain, loss, deductions and credits. The amount, timing and characterization of items of income and deductions for a Noteholder would differ if the Notes were held to constitute partnership interests, rather than indebtedness. Since the parties will treat the Notes as indebtedness for federal income tax purposes, none of the Servicer, the Indenture Trustee or the Owner Trustee will attempt to satisfy the tax reporting requirements that would apply under this alternative characterization of the Notes. Investors that are foreign persons are strongly advised to consult their own tax advisors in determining the federal, state, local and other tax consequences to them of the purchase, ownership and disposition of the Notes.

                  ORIGINAL ISSUE DISCOUNT. It is anticipated, and this discussion assumes, that the Notes will not have any original issue discount ("OID") other than possibly OID within a DE MINIMIS exception and that accordingly the provisions of sections 1271 through 1273 and 1275 the Code generally will not apply to the Notes. OID will be considered DE MINIMIS if it is less than 0.25% of the principal amount of a Note multiplied by its expected weighted average life. The prepayment assumption that will be used for purposes of computing original issue discount, if any, for federal income tax purposes is the Prepayment Assumption. See "Material Federal Income Consequences -- Discount and Premium -- Original Issue Discount" in the Prospectus.

                  MARKET DISCOUNT. A subsequent purchaser who buys a Note for less than its principal amount may be subject to the "market discount" rules of
Section 1276 through 1278 of the Code. If a subsequent purchaser of a Note disposes of such Note (including certain nontaxable dispositions such as a gift), or receives a principal payment, any gain upon such sale or other disposition will be recognized, or the amount of such principal payment will be treated, as ordinary income to the extent of any "market discount" accrued for the period that such purchaser holds the Note. Such holder may instead elect to include market discount in income as it accrues with respect to all debt instruments acquired in the year of acquisition of the Notes and thereafter. Market discount generally will equal the excess, if any, of the then current unpaid principal balance of the Note over the purchaser's basis in the Note immediately after such purchaser acquired the Note. In general, market discount on a Note will be treated as accruing over the term of such Note in the ratio of interest for the current period over the sum of such current interest and the expected amount of all remaining interest payments, or at the election of the holder, under a constant yield method (taking into account the Prepayment Assumption). At the request of a holder of a Note, information will be made available that will allow the holder to compute the accrual of market discount under the first method described in the preceding sentence. See "Material Federal Income Consequences -- Discount and Premium -- Market Discount" in the Prospectus.

                  The market discount rules also provide that a holder who incurs or continues indebtedness to acquire a Note at a market discount may be required to defer the deduction of all or a portion of the interest on such indebtedness until the corresponding amount of market discount is included in income.

                  Notwithstanding the above rules, market discount on a Note will be considered to be zero if it is less than a DE MINIMIS amount, which is 0.25% of the remaining principal balance of the Note multiplied by its expected weighted average remaining life. If OID or market discount is DE MINIMIS, the actual amount of discount must be allocated to the remaining principal distributions on the Notes and, when each such distribution is received, capital gain equal to the discount allocated to such distribution will be recognized.

                  MARKET PREMIUM. A subsequent purchaser who buys a Note for more than its principal amount generally will be considered to have purchased the Note at a premium. Such holder may amortize such premium, using a constant yield method, over the remaining term of the Note and, except as future regulations may otherwise provide, may apply such amortized amounts to reduce the amount of interest reportable with respect to such note over the period from the purchase date to the date of maturity of the Note. The amortization of such premium on an obligation that provides for partial principal payments prior to maturity should be governed by the methods for accrual of market discount on such an obligation (described above). A holder that elects to amortize premium must reduce the tax basis in the related obligation by the amount of the aggregate deductions (or interest offsets) allowable for amortizable premium. If a debt instrument purchased at a premium is redeemed in full prior to its maturity, a purchaser who has elected to amortize premium should be entitled to a deduction for any remaining unamortized premium in the taxable year of redemption. See "Material Federal Income Consequences -- Discount and Premium -- Securities Issued at a Premium" in the Prospectus.

                  SALE OR REDEMPTION OF NOTES. If a Note is sold or retired, the seller will recognize gain or loss equal to the difference between the amount realized on the sale and such holder's adjusted basis in the Note. Such adjusted basis generally will equal the cost of the Note to the seller, increased by any original issue discount included in the seller's gross income in respect of the Note (and by any market discount which the taxpayer elected to include in income or was required to include in income), and reduced by payments other than payments of qualified stated interest in respect of the Note received by the seller and by any amortized premium. Similarly, a holder who receives a payment other than a payment of qualified stated interest in respect of a Note, either on the date on which such payment is scheduled to be made or as a prepayment, will recognize gain equal to the excess, if any, of the amount of the payment over his adjusted basis in the Note allocable thereto. A Noteholder who receives a final payment which is less than his adjusted basis in the Note will generally recognize a loss in the amount of the shortfall on the last day of his taxable year. Generally, any such gain or loss realized by an investor who holds a Note as a

"capital asset" within the meaning of Code Section 1221 should be capital gain or loss, except as described above in respect of market discount and except that a loss attributable to accrued but unpaid interest may be an ordinary loss. See "Material Federal Income Consequences -- Debt Securities" in the Prospectus.

                  TAXATION OF CERTAIN FOREIGN INVESTORS. Interest payments (including OID, if any) on the Notes made to a Noteholder who is a nonresident alien individual, foreign corporation or other non-United States person (a "foreign person") generally will be "portfolio interest" which is not subject to United States tax if such payments are not effectively connected with the conduct of a trade or business in the United States by such foreign person and if the Trust (or other person who would otherwise be required to withhold tax from such payments) is provided with an appropriate statement that the beneficial owner of the Note identified on the statement is a foreign person. See "Material Federal Income Consequences -- Foreign Investors" in the Prospectus.

                  BACKUP WITHHOLDING. Distributions of interest and principal as well as distributions of proceeds from the sale of the Notes, may be subject to the "backup withholding tax" under Section 3406 of the Code at rate of 31% if recipients of such distributions fail to furnish to the payor certain information, including their taxpayer identification numbers, or otherwise fail to establish an exemption from such tax. Any amounts deducted and withheld from a distribution to a recipient would be allowed as a credit against such recipient's federal income tax. Furthermore, certain penalties may be imposed by the IRS on a recipient of distributions that is required to supply information but does not do so in the proper manner. See "Material Federal Income Consequences -- Backup Withholding" in the Prospectus.

                            STATE TAX CONSIDERATIONS

                  Potential Noteholders should consider the state and local income tax consequences of the purchase, ownership and disposition of the Notes. State and local income tax laws may differ substantially from the corresponding federal law, and this discussion does not purport to describe any aspect of the income tax laws of any state or locality. Therefore, potential Noteholders should consult their own tax advisors with respect to the various state and local tax consequences of an investment in the Notes.

                                  LEGAL MATTERS

                  Certain legal matters will be passed upon for the Servicer by Graham & James LLP, New York, New York. Dewey Ballantine LLP, New York, New York or Dewey Ballantine LLP, Washington, D.C., will act as counsel for the Underwriter, the Depositor and the Issuer and will pass upon certain federal income tax matters for the Issuer. Certain legal matters relating to the Note Insurer and the Insurance Policy will be passed upon for the Note Insurer by Kutak Rock, Omaha, Nebraska.

                               RATING OF THE NOTES

                  It is a condition to the issuance of the Notes that the Class A-1 Notes shall be rated "Aaa" by Moody's Investors Service, Inc. ("Moody's") and "AAA" by Standard & Poor's Ratings Services, a

Division of The McGraw-Hill Companies, Inc. ("S&P" and, collectively with Moody's, the "Rating Agencies" ) and the Class A-2 Notes be rated Aaa by Moody's and AAA by S&P.

                  Explanations of the significance of such ratings may be obtained from Moody's, 99 Church Street, New York, New York 10007, and Standard & Poor's, 25 Broadway, New York, New York 10004. Each rating will be the view only of the assigning Rating Agency.

                  The ratings on the Notes are based in substantial part on the claims-paying ability of the Note Insurer. Any changes in the ratings of the
Note Insurer by the Rating Agencies may result in a change in the ratings of the Notes.

                  The ratings assigned to the Notes do not represent any assessment of the likelihood or rate of Prepayments and do not address the possibility that Noteholders might suffer a lower than anticipated yield.

                  There is no assurance that any rating assigned to the Notes will continue for any period of time or that such ratings will not be revised or withdrawn. Any such revision or withdrawal of such ratings may have an adverse effect on the market price or liquidity of the Notes.

                  The ratings of the Notes should be evaluated independently from similar ratings on other types of securities. A security rating is not a recommendation to buy, sell or hold securities.

                  There can be no assurances as to whether any other rating agency will rate either Class of the Notes, or, if one does, what rating will be assigned by such other rating agency. A rating on a Class of the Notes by another rating agency, if assigned at all, may be lower than the ratings assigned to the applicable Class of Notes by Moody's or Standard & Poor's.



                                            INDEX OF SIGNIFICANT TERMS

DEFINITIONS                                                                                                   PAGE

     2/6 LIBOR Loan............................................................................................S-59
     2/6 LIBOR Loans...........................................................................................S-15
     3/6 LIBOR Loan............................................................................................S-59
     3/6 LIBOR Loans...........................................................................................S-15
     6-Month LIBOR Loan........................................................................................S-15
     Adjustable Rate Loans.....................................................................................S-15
     Adjustable Rate Loans.........................................................................S-17, S-30, S-51
     Adjustment Date...........................................................................................S-15
     Administrative Fee Amount.................................................................................S-82
     Agreement................................................................................................S-118
     Available Funds...........................................................................................S-80
     Available Funds Cap Carry Forward Amount..................................................................S-78
     Available Funds Cap Rate..................................................................................S-78
     Balloon Loan..............................................................................................S-14
     Bankruptcy Code...........................................................................................S-80
     BCD Mortgage Loan Servicing Portfolio....................................................................S-104
     Beneficial Owner..........................................................................................S-69
     Book-Entry Notes..........................................................................................S-69
     Business Day.................................................................................S-75, S-82, S-118
     Cap Agreement.............................................................................................S-78
     Cap Payments..............................................................................................S-81
     Cedel.....................................................................................................S-69
     Cedel Participants........................................................................................S-71
     Chase.....................................................................................................S-69
     Citibank..................................................................................................S-69
     Class.....................................................................................................S-68
     Class A-1 Note Formula Rate...............................................................................S-78
     Class A-1 Noteholders.....................................................................................S-68
     Class A-1 Notes...........................................................................................S-68
     Class A-2 Note Formula Rate...............................................................................S-78
     Class A-2 Noteholders.....................................................................................S-68
     Class A-2 Notes...........................................................................................S-68
     Closing Date..............................................................................................S-13
     Code.....................................................................................................S-121
     Collection Account.......................................................................................S-110
     Collection Period.........................................................................................S-80
     Company.............................................................................................S-14, S-67
     Company Sale Agreement....................................................................................S-14
     Compensating Interest Payment.............................................................................S-91
     Contribution Agreement....................................................................................S-14
     Cooperative...............................................................................................S-71
     Coupon Rate...............................................................................................S-14
     Cut-Off Date..............................................................................................S-13
     Defective Mortgage Loan...................................................................................S-74
     Deficiency Amount........................................................................................S-118
     Definitive Note...........................................................................................S-69
     Depositor......................................................................................S-1, S-63, S-67


     Depositor Sale Agreement..................................................................................S-14
     Determination Date........................................................................................S-79
     DTC.......................................................................................................S-69
     Due Period................................................................................................S-79
     Eligible Account.........................................................................................S-111
     ERISA....................................................................................................S-121
     Euroclear.................................................................................................S-69
     Euroclear Operator........................................................................................S-71
     Euroclear Participants....................................................................................S-71
     European Depositaries.....................................................................................S-69
     Event of Default..........................................................................................S-91
     Excess Cash...............................................................................................S-79
     Expense Adjusted Coupon Rate..............................................................................S-78
     Federal Reserve Board.....................................................................................S-71
     Financial Intermediary....................................................................................S-69
     Fixed Rate 15-Year Loan...................................................................................S-14
     Fixed Rate Loan...........................................................................................S-14
     Fixed Rate Loans..............................................................................S-17, S-28, S-49
     Fully Indexed Rate........................................................................................S-15
     Funding Co............................................................................................S-14, 67
     Funding Co. Sale Agreement................................................................................S-14
     GAAP.....................................................................................................S-120
     Global Securities..........................................................................................S-1
     Gross Margin..............................................................................................S-15
     Group I Initial Balance...................................................................................S-13
     Group II Initial Balance..................................................................................S-13
     HUD......................................................................................................S-104
     Indenture.................................................................................................S-68
     Indenture Trustee....................................................................................S-1, S-93
     Indenture Trustee Fee.....................................................................................S-82
     Indenture Trustee Fee Rate................................................................................S-78
     Index.....................................................................................................S-15
     Initial Group Balance.....................................................................................S-13
     Insurance Agreement.......................................................................................S-75
     Insurance Policy...........................................................................................S-4
     Insurance Proceeds........................................................................................S-81
     Insured Payment..........................................................................................S-118
     Interest Determination Date...............................................................................S-82
     Issuer...............................................................................................S-1, S-63
     Liquidated Mortgage Loan..................................................................................S-80
     Liquidation Proceeds......................................................................................S-81
     Loan-to-Value Ratio.......................................................................................S-17
     LTV.......................................................................................................S-17
     Maximum Rate..............................................................................................S-15
     Minimum Rate..............................................................................................S-15
     Monthly Payment...........................................................................................S-13
     Monthly Principal.........................................................................................S-79
     Mortgage Files............................................................................................S-74
     Mortgage Group Balance....................................................................................S-82
     Mortgage Loans......................................................................................S-13, S-64
     Mortgage Note.............................................................................................S-13


     Mortgage Pool.............................................................................................S-13
     Mortgage Pool Balance.....................................................................................S-82
     Mortgaged Property........................................................................................S-13
     Net Coupon Rate...........................................................................................S-96
     Net Liquidation Proceeds..................................................................................S-81
     Non-U.S. Person............................................................................................S-4
     Note Account..............................................................................................S-83
     Note Balance..............................................................................................S-79
     Note Formula Rate.........................................................................................S-78
     Note Insurer...............................................................................................S-1
     Note Insurer Default...............................................................................S-77, S-114
     Note Interest.............................................................................................S-77
     Note Interest Rate........................................................................................S-77
     Noteholder................................................................................................S-69
     Notes......................................................................................................S-1
     Notes...............................................................................................S-68, S-77
     Notice...................................................................................................S-118
     One-Month LIBOR...........................................................................................S-82
     Original Class A-1 Note Balance...........................................................................S-68
     Original Class A-2 Note Balance...........................................................................S-68
     Overcollateralization Amount..............................................................................S-85
     Overcollateralization Deficit.............................................................................S-87
     Overcollateralization Surplus.............................................................................S-86
     Owner....................................................................................................S-118
     Owner Trust Agreement.....................................................................................S-63
     Owner Trustee........................................................................................S-1, S-63
     P&I Advance...............................................................................................S-90
     Participants..............................................................................................S-70
     Paying Agent..............................................................................................S-75
     Payment Date...............................................................................................S-2
     Payments Ahead............................................................................................S-80
     Percentage Interest.......................................................................................S-75
     Periodic Rate Cap.........................................................................................S-15
     Plan.....................................................................................................S-121
     Preference Amount........................................................................................S-118
     Prepayment Interest Shortfall.............................................................................S-91
     Principal Prepayment......................................................................................S-80
     PUD's.....................................................................................................S-60
     Purchase Price............................................................................................S-75
     Qualified Replacement Mortgage Loan.......................................................................S-74
     Qualifying Rate...........................................................................................S-59
     Rating Agencies..........................................................................................S-128
     RBMG.......................................................................................................S-1
     RBMG Guidelines...........................................................................................S-58
     Redemption Date...........................................................................................S-89
     Relevant Depositary.......................................................................................S-69
     Relief Act................................................................................................S-76
     REO Property..............................................................................................S-90
     Required Overcollateralization Amount.....................................................................S-86
     Reserve Account...........................................................................................S-86
     Reserve Interest Rate.....................................................................................S-83


     Residual Interest.........................................................................................S-64
     Rules.....................................................................................................S-69
     S&P................................................................................................S-84, S-128
     SAP......................................................................................................S-120
     Servicer.................................................................................................S-102
     Servicer Events of Default...............................................................................S-114
     Servicer Remittance Date..................................................................................S-75
     Servicing Advance........................................................................................S-108
     Servicing Agreement......................................................................................S-102
     Servicing Fee Rate........................................................................................S-78
     Six-Month LIBOR...........................................................................................S-15
     Stated Maturity......................................................................................S-2, S-92
     Stated Principal Balance..................................................................................S-82
     Structuring Assumptions...................................................................................S-97
     Sub-Servicer........................................................................................S-1, S-102
     Sub-Servicing Agreement..................................................................................S-102
     Termination Event........................................................................................S-115
     Terms and Conditions......................................................................................S-71
     Total Available Funds.....................................................................................S-82
     Trust..........................................................................................S-1, S-63, S-64
     Underwriter..............................................................................................S-123
     Underwriting Agreement...................................................................................S-123
     USAP.....................................................................................................S-113

                                     ANNEX I

GLOBAL CLEARANCE, SETTLEMENT AND TAX DOCUMENTATION PROCEDURES

                  Except in certain limited circumstances, the globally offered Asset-Backed Notes, Series 1999-1 (the "Global Securities"), will be available only in book-entry form. Investors in the Global Securities may hold such Global Securities through DTC, Cedel or Euroclear. The Global Securities will be tradable as home market instruments in both the European and U.S. domestic markets. Initial settlement and all secondary trades will settle in same-day funds.

                  Secondary market trading between investors holding Global Securities through Cedel and Euroclear will be conducted in the ordinary way in accordance with their normal rules and operating procedures and in accordance with conventional eurobond practice (I.E., seven calendar day settlement).

                  Secondary market trading between investors holding Global Securities through DTC will be conducted according to the rules and procedures applicable to U.S. corporate debt obligations.

                  Secondary cross-market trading between participants of Cedel or Euroclear and Participants holding Notes will be effected on a delivery-against-payment basis through the Relevant Depositaries of Cedel and Euroclear (in such capacity) and as Participants.

                  Non-U.S. holders (as described below) of Global Securities will be subject to U.S. withholding taxes unless such holders meet certain requirements and deliver appropriate U.S. tax documents to the securities clearing organizations or their participants.

INITIAL SETTLEMENT

                  All Global Securities will be held in book-entry form by DTC in the name of Cede, as nominee of DTC. Investors' interests in the Global Securities will be represented through financial institutions acting on their behalf as direct and indirect participants in DTC. As a result, Cedel and Euroclear will hold positions on behalf of their participants through their Relevant Depositaries, which in turn will hold such positions in accounts as Participants.

                  Investors selecting to hold their Global Securities through DTC will follow DTC settlement practice. Investor securities custody accounts will be credited with their holdings against payment in same-day funds on the settlement date.

                  Investors electing to hold their Global Securities through Cedel or Euroclear accounts will follow the settlement procedures applicable to conventional eurobonds, except that there will be no temporary global security and no "lock-up" or restricted period. Global Securities will be credited to securities custody accounts on the settlement date against payment in same-day funds.

SECONDARY MARKET TRADING

                  Because the purchaser determines the place of delivery, it is important to establish at the time of the trade where both the purchaser's and seller's accounts are located to ensure that settlement can be made on the desired value date.

                  TRADING BETWEEN PARTICIPANTS. Secondary market trading between Participants will be settled using the procedures applicable to prior asset-backed note issues in same-day funds.

                  TRADING BETWEEN CEDEL AND/OR EUROCLEAR PARTICIPANTS. Secondary market trading between Cedel Participants or Euroclear Participants will be settled using the Procedures applicable to conventional eurobonds in same-day funds.

                  TRADING BETWEEN DTC SELLER AND CEDEL OR EUROCLEAR PARTICIPANTS. When Global Securities are to be transferred from the account of a Participant to the account of a Cedel Participant or a Euroclear Participant, the purchaser will send instructions to Cedel or Euroclear through a Cedel Participant or Euroclear Participant at least one Business Day prior to settlement. Cedel or Euroclear will instruct the respective Depositary, as the case may be, to receive the Global Securities against payment. Payment will include interest accrued on the Global Securities from and including the last coupon payment date to and excluding the settlement date, on the basis of the actual number of days in such accrual period and a year assumed to consist of 360 days. For transactions settling on the 31st of the month, payment will include interest accrued to and excluding the first day of the following month. Payment will then be made by the respective Depositary to the Participant's account against delivery of the Global Securities. After settlement has been completed, the Global Securities will be credited to the respective clearing system and by the clearing system, in accordance with its usual procedures, to the Cedel Participant's or Euroclear Participant's account. The securities credit will appear the next day (European time) and the cash debt will be back-valued to, and the interest on the Global Securities will accrue from, the value date (which would be the preceding day when settlement occurred in New York). If settlement is not completed on the intended value date (I.E., the trade fails), the Cedel or Euroclear cash debt will be valued instead as of the actual settlement date.

                  Cedel Participants and Euroclear Participants will need to make available to the respective clearing systems the funds necessary to process same-day funds settlement. The most direct means of doing so is to preposition funds for settlement, either from cash on hand or existing lines of credit, as they would for any settlement occurring within Cedel or Euroclear. Under this approach, they may take on credit exposure to Cedel or Euroclear until the Global Securities are credited to their accounts one day later.

                  As an alternative, if Cedel or Euroclear has extended a line of credit to them, Cedel Participants or Euroclear Participants can elect not to preposition funds and allow that credit line to be drawn upon to finance settlement. Under this procedure, Cedel Participants or Euroclear Participants purchasing Global Securities would incur overdraft charges for one day, assuming they clear the overdraft when the Global Securities are credited to their accounts. However, interest on the Global Securities would accrue from the value date. Therefore, in many cases the investment income on the Global Securities earned during that one-day period may substantially reduce or offset the amount of such overdraft charges, although this result will depend on each Cedel Participant's or Euroclear Participant's particular cost of funds.

                  Because the settlement is taking place during New York business hours, Participants can employ their usual procedures for sending Global Securities to the respective European Depositary for the benefit of Cedel Participants or Euroclear Participants. The sale proceeds will be available to the DTC seller on the settlement date. Thus, to the Participants a cross-market transaction will settle no differently than a trade between two Participants.

                  TRADING BETWEEN CEDEL OR EUROCLEAR SELLER AND DTC PURCHASER. Due to time zone differences in their favor, Cedel Participants and Euroclear Participants may employ their customary procedures for transactions in which Global Securities are to be transferred by the respective clearing system, through the respective Depositary, to a Participant. The seller will send instructions to Cedel or Euroclear through a Cedel Participant or Euroclear Participant at least one Business Day prior to settlement. In these cases, Cedel or Euroclear will instruct the Relevant Depositary, as appropriate, to deliver the Global Securities to the Participant's account against payment. Payment will include interest accrued on the Global Securities from and including the last coupon payment to and excluding the settlement date on the basis of the actual number of days in such accrual period and a year assumed to consist of 360 days. For transactions settling on the 31st of the month, payment will include interest accrued to and excluding the first day of the following month. The payment will then be reflected in the account of the Cedel Participant or Euroclear Participant the following day, and receipt of the cash proceeds in the Cedel Participant's or Euroclear Participant's account would be back-valued to the value date (which would be the preceding day, when settlement occurred in New York). Should the Cedel Participant or Euroclear Participant have a line of credit with its respective clearing system and elect to be in debt in anticipation of receipt of the sale proceeds in its account, the back valuation will extinguish any overdraft incurred over that one-day period. If settlement is not completed on the intended value date (I.E., the trade fails), receipt of the cash proceeds in the Cedel Participant's or Euroclear Participant's account would instead be valued as of the actual settlement date.

                  Finally, day traders that use Cedel or Euroclear and that purchase Global Securities from Participants for delivery to Cedel Participants or Euroclear Participants should note that these trades would automatically fail on the sale side unless affirmative action were taken. At least three techniques should be readily available to eliminate this potential problem:

                  (a) borrowing through Cedel or Euroclear for one day (until the purchase side of the day trade is reflected in their Cedel or Euroclear accounts) in accordance with the clearing system's customary procedures;

                  (b) borrowing the Global Securities in the U.S. from a Participant no later than one day prior to settlement, which would give the Global Securities sufficient time to be reflected in their Cedel or Euroclear account in order to settle the sale side of the trade; or

                  (c) staggering the value dates for the buy and sell sides of the trade so that the value date for the purchase from the Participant is at least one day prior to the value date for the sale to the Cedel Participant or Euroclear Participant.

CERTAIN U.S. FEDERAL INCOME TAX DOCUMENTATION REQUIREMENTS

                  A beneficial owner of Global Securities holding securities through Cedel or Euroclear (or through DTC if the holder has an address outside the U.S.) will be subject to the 30% U.S. withholding tax that generally applies to payments of interest (including original issue discount) on registered debt issued by U.S. Persons, unless (i) each clearing system, bank or other financial institution that holds customers' securities in the ordinary course of its trade or business in the chain of intermediaries between such beneficial owner and the U.S. entity required to withhold tax complies with applicable certification requirements and (ii) such beneficial owner takes one of the following steps to obtain an exemption or reduced tax rate:

                  EXEMPTION FOR NON-U.S. PERSONS (FORM W-8). Beneficial owners of Global Securities that are Non-U.S. Persons can obtain a complete exemption from the withholding tax by filing a signed Form W-8 (Certificate of Foreign Status). If the information shown on Form W-8 changes, a new Form W-8 must be filed within 30 days of such change.

                  EXEMPTION FOR NON-U.S. PERSONS WITH EFFECTIVELY CONNECTED INCOME (FORM 4224). A non-U.S. Person, including a non-U.S. corporation or bank with a U.S. branch, for which the interest income is effectively connected with its conduct of a trade or business in the United States, can obtain an exemption from the withholding tax by filing Form 4224 (Exemption from Withholding of Tax on Income Effectively Connected with the Conduct of a Trade of Business in the United States).

                  EXEMPTION OR REDUCED RATE FOR NON-U.S. PERSONS RESIDENT IN TREATY COUNTRIES (FORM 1001). Non-U.S. Persons residing in a country that has a tax treaty with the United States can obtain an exemption or reduced tax rate depending on the treaty terms) by filing Form 1001 (Ownership, Exemption or Reduced Rate Certificate). If the treaty provides only for a reduced rate, withholding tax will be imposed at that rate unless the filer alternatively files Form W-8. Form 1001 may be filed by the beneficial owners or their agents.

                  EXEMPTION FOR U.S. PERSONS (FORM W-9). U.S. Persons can obtain a complete exemption from the withholding tax by filing Form W-9 (Payer's Request for Taxpayer Identification Number and Certification).

                  U.S. FEDERAL INCOME TAX REPORTING PROCEDURE. The beneficial owner of a Global Security or, in the case of a Form 1001 or a Form 4224 filer, his agent, files by submitting the appropriate form to the person through whom it holds (the clearing agency, in the case of persons holding directly on the books of the clearing agency). Form W-8 and Form 1001 are effective for three calendar years, and Form 4224 is effective for one calendar year.

                  The term "U.S. Person" means (i) a citizen or resident of the United States, (ii) a corporation or partnership organized in or under the laws of the United States or any political subdivision thereof, (iii) an estate that is subject to United States federal income tax, regardless of the source of its income or (iv) a trust if (a) a court in the United States is able to exercise primary supervision over the administration of the trust, and (b) one or more United States persons have the authority to control all substantial decisions of the trust. The term "Non-U.S. Person" means any person who is not a U.S. Person. This summary does not deal with all aspects of U.S. federal income tax withholding that may be relevant to foreign holders of Global Securities or with the application of recently issued Treasury Regulations relating to tax documentation requirements that are generally effective with respect to payments made after December 31, 2000. Investors are advised to consult their own tax advisors for specific tax advice concerning their holding and disposing of Global Securities.

PROSPECTUS
      Asset Backed Notes and Asset Backed Certificates, issuable in Series
                      Residential Asset Funding Corporation
                                   (Depositor)

         Residential Asset Funding Corporation (the "Depositor") may offer from time to time under this Prospectus and the related prospectus supplements (the related "Prospectus Supplements") the Asset-Backed Notes (the "Notes") and the Asset-Backed Certificates (the "Certificates" and, together with the Notes, the "Securities") which may be sold from time to time in one or more series (each, a "Series").

         The Certificates of a Series will evidence undivided interests in certain assets deposited into a trust (each, a "Trust Fund") by the Depositor pursuant to a Pooling and Servicing Agreement or a Trust Agreement (an "Agreement"), as described herein. The Notes of a Series will be issued and secured pursuant to an Indenture and will represent indebtedness secured the related Trust Fund. The Trust Fund for a Series of Securities will include assets originated or acquired by the originator or originators (the "Originator") specified in the related Prospectus Supplement composed of (a) primary assets, which may include one or more pools (each, a "Pool") of (i) loans (the "Mortgage Loans") that are secured by mortgages on residential properties and that may be secured by fixtures, as further described herein and
(ii) manufactured housing conditional sale contracts and installment agreements (the "Contracts") that are secured by Manufactured Homes, as further described herein, and (iii) securities backed or secured by Mortgage Loans and/or Contracts (collectively, the "Primary Assets"), (b) all monies due thereunder net, if and as provided in the related Prospectus Supplement, of certain amounts payable to the servicer of the Mortgage Loans, and/or Contracts, which servicer may also be the related Originator, specified in the related Prospectus Supplement (the "Servicer"), (c) as more fully described in the related Prospectus Supplement, funds on deposit in one or more pre-funding amounts and/or capitalized interest accounts and (d) reserve funds, letters of credit, surety bonds, insurance policies or other forms of credit support as described herein and in the related Prospectus Supplement. The Mortgage Loans will be secured by mortgages and deeds of trust or other similar security instruments creating a lien on a Mortgaged Property, which may be subordinated to one or more senior liens on the Mortgaged Property. The Contracts will be secured by security interests taken in the Manufactured Homes.

                                                  (cover continued on next page)

         NOTES OF A GIVEN SERIES REPRESENT OBLIGATIONS SECURED BY, AND CERTIFICATES OF A SERIES EVIDENCE BENEFICIAL INTERESTS IN, THE RELATED TRUST FUND ONLY AND ARE NOT GUARANTEED BY ANY GOVERNMENTAL AGENCY OR BY THE DEPOSITOR, THE RELATED ORIGINATOR, THE TRUSTEE, THE SERVICER OR BY ANY OF THEIR RESPECTIVE AFFILIATES. THE DEPOSITOR'S ONLY OBLIGATIONS WITH RESPECT TO ANY SERIES OF SECURITIES WILL BE PURSUANT TO CERTAIN REPRESENTATIONS AND WARRANTIES SET FORTH IN THE RELATED AGREEMENT AS DESCRIBED HEREIN OR IN THE RELATED PROSPECTUS SUPPLEMENT.
                              --------------------
For a discussion of material risks associated with an investment in the Securities, see the information herein under "Risk Factors" beginning on page 17.
                              --------------------
 THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND
      EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS THE
          SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES
            COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS
                 PROSPECTUS OR THE PROSPECTUS SUPPLEMENT. ANY
                      REPRESENTATION TO THE CONTRARY IS A
                               CRIMINAL OFFENSE.
                              --------------------
The Securities offered by this Prospectus and by the related Prospectus Supplement are offered by First Union Capital Markets, a division of Wheat First Securities, Inc. and the other underwriters set forth in the related Prospectus Supplement, if any, subject to prior sale, to withdrawal, cancellation or modification of the offer without notice, to delivery to and acceptance by First Union Capital Markets and the other underwriters, if any, and certain further conditions. Retain this Prospectus for future reference. This Prospectus may not be used to consummate sales of the Securities offered hereby unless accompanied by a Prospectus Supplement.
                              --------------------
                           First Union Capital Markets
                               November 10, 1998

(Continued from previous page)

         Each Series of Securities will be issued in one or more classes (each, a "Class"). Interest on and principal of the Securities of a Series will be payable on each distribution date specified in the related Prospectus Supplement (the "Distribution Date"), at the times, at the rates, in the amounts and in the order of priority set forth in the related Prospectus Supplement.

         If a Series includes multiple Classes, such Classes may vary with respect to the amount, percentage and timing of distributions of principal, interest or both and one or more Classes may be subordinated to other Classes with respect to distributions of principal, interest or both as described herein and in the related Prospectus Supplement. The Primary Assets and other assets comprising the Trust Fund may be divided into one or more Asset Groups and each Class of the related Series will evidence beneficial ownership of the corresponding Asset Group, as applicable.

         The rate of reduction of the aggregate principal balance of each Class of a Series may depend principally upon the rate of payment (including prepayments) with respect to the Mortgage Loans or Underlying Loans, Contracts relating to the Private Securities, as applicable. A rate of prepayment lower or higher than anticipated will affect the yield on the Securities of a Series in the manner described herein and in the related Prospectus Supplement. Under certain limited circumstances described herein and in the related Prospectus Supplement, a Series of Securities may be subject to termination or redemption under the circumstances described herein and in the related Prospectus Supplement.

                              PROSPECTUS SUPPLEMENT

         The Prospectus Supplement relating to a Series of Securities to be offered hereunder will, among other things, set forth with respect to such Series of Securities: (i) the aggregate principal amount, interest rate, and authorized denominations of each Class of such Securities; (ii) certain information concerning the Primary Assets, the Originator and any Servicer;
(iii) the terms of any credit enhancement with respect to such Series; (iv) the terms of any insurance related to the Primary Assets; (v) information concerning any other assets in the related Trust Fund, including any Reserve Fund; (vi) the final scheduled distribution date of each Class of such Securities; (vii) the method to be used to calculate the amount of principal required to be applied to the Securities of each Class of such Series on each Distribution Date, the timing of the application of principal and the order of priority of the application of such principal to the respective Classes and the allocation of principal to be so applied; (viii) the Distribution Dates and any Assumed Reinvestment Rate (as defined herein); (ix) additional information with respect to the plan of distribution of such Securities; and (x) the federal income tax characterization of the Securities.

                               REPORTS TO HOLDERS

         Periodic and annual reports concerning the related Trust Fund for a Series of Securities are required under the related Agreement to be forwarded to holders of the related Series of Securities (the "Holders"). If the Securities are issued in book-entry form, (i) owners of beneficial interests in such Securities will not be considered "Holders" under the Agreements and will not receive such reports directly from the related Trust Fund; rather, such reports will be furnished to such owners through the participants and indirect participants of the applicable book-entry system and (ii) references herein to the rights of "Holders" shall refer to the rights of such owners as they may be exercised indirectly through such participants. See "THE AGREEMENTS-- Reports to Holders" herein.

                              AVAILABLE INFORMATION

         The Depositor has filed with the Securities and Exchange Commission (the "Commission ") a Registration Statement under the Securities Act of 1933, as amended, with respect to the Securities. This Prospectus, which forms a part of the Registration Statement, and the Prospectus Supplement relating to each Series of Securities contain summaries of the material terms of the documents referred to herein and therein, but do not contain all of the information set forth in the Registration Statement pursuant to the Rules and Regulations of the Commission. For further information, reference is made to such Registration Statement and the exhibits thereto. Such Registration Statement and exhibits can be inspected and copied at prescribed rates at the public reference facilities maintained by the Commission at its Public Reference Section, 450 Fifth Street, NW, Washington, D.C. 20549, and at its Regional Office located as follows, Midwest Regional Office, 500 West Madison Street, Chicago, Illinois 60661; and Northeast Regional Office, Seven World Trade Center, New York, New York 10048. In addition, the Commission maintains a World Wide Web site at http://www.sec.gov containing reports, proxy and information statements and other information regarding registrants, including the Depositor, that file electronically with the Commission.

         Each Trust Fund will be required to file certain reports with the Commission pursuant to the requirements of the Securities Exchange Act of 1934, as amended. The Depositor intends to cause each Trust Fund to suspend filing such reports if and when such reports are no longer required under said Act.

         No person has been authorized to give any information or to make any representation other than those contained in this Prospectus and any Prospectus Supplement with respect hereto and, if given or made, such information or representations must not be relied upon. This Prospectus and any Prospectus Supplement with respect hereto do not constitute an offer to sell or a solicitation of an offer to buy any securities other than the Securities offered hereby and thereby nor an offer of the Securities to any person in any state or other jurisdiction in which such offer would be unlawful. The delivery of this Prospectus at any time does not imply that information herein is correct as of any time subsequent to its date.

                 INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

         All documents subsequently filed by or on behalf of the Trust Fund referred to in the accompanying Prospectus Supplement with the Commission pursuant to Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), after the date of this Prospectus and prior to the termination of any offering of the Securities issued by such Trust Fund shall be deemed to be incorporated by reference in this Prospectus and to be a part of this Prospectus from the date of the filing of such documents. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for all purposes of this Prospectus to the extent that a statement contained herein (or in the accompanying Prospectus Supplement) or in any other subsequently filed document which also is or is deemed to be incorporated by reference modifies or replaces such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Prospectus.

         The Depositor on behalf of any Trust Fund will provide without charge to each person to whom this Prospectus is delivered, on the written or oral request of such person, a copy of any or all of the documents referred to above that have been or may be incorporated by reference in this Prospectus (not including exhibits to the information that is incorporated by reference unless such exhibits are specifically incorporated by reference into the information that this Prospectus incorporates). Such requests should be directed to the Depositor at One First Union Center, 301 S. College Street, Charlotte, North Carolina 28288-0630.

                              SUMMARY OF PROSPECTUS

         The following summary is qualified in its entirety by reference to the detailed information appearing elsewhere in this Prospectus and by reference to the information with respect to each Series of Securities contained in the Prospectus Supplement to be prepared and delivered in connection with the offering of Securities of such Series. Capitalized terms used and not otherwise defined herein or in the related Prospectus Supplement shall have the meanings set forth in the "GLOSSARY OF TERMS" herein.

Securities Offered...................................Asset-Backed    Certificates    (the    "Certificates")    and
                                                     Asset-Backed  Notes (the "Notes").  Certificates  are issuable from  time  to  time  in  Series  pursuant  to a  Pooling  and
                                                     Servicing   Agreement   or  Trust   Agreement   (the   related
                                                     "Agreement").  Each  Certificate  of a Series will evidence an interest  in the Trust  Fund for such  Series,  or in an Asset
                                                     Group specified in the related  Prospectus  Supplement.  Notes are  issuable  from  time  to time in  Series  pursuant  to an
                                                     Indenture  between  the Issuer and the  related  trustee  (the
                                                     "Trustee")  whereby  the Issuer  will pledge the Trust Fund to secure  the  Notes  under  the  lien  of the  Indenture.  Each series  of  Notes  will  represent  the  indebtedness  of  the
                                                     Issuer.  Each  Series of  Securities  will  consist  of one or more  Classes,  one  or  more  of  which  may  be  Classes  of
                                                     compound  interest  securities,   planned  amortization  class
                                                     ("PAC") securities,  variable interest securities, zero coupon
                                                     securities,   principal   only   securities,   interest   only
                                                     securities,  participating  securities,  senior  securities or subordinate  securities.  Each  Class  may  differ  in,  among other  things,  the amounts  allocated  to and the priority of
                                                     principal    and   interest    payments,    final    scheduled
                                                     distribution  dates,  Distribution  Dates and interest  rates.
                                                     The   Securities  of  each  Class  will  be  issued  in  fully
                                                     registered  form  in  the   denominations   specified  in  the
                                                     related  Prospectus  Supplement.  The  Securities  or  certain
                                                     Classes of such  Securities  offered  thereby may be available in book-entry form only.

Depositor ...........................................Residential Asset Funding Corporation  (the  "Depositor")  was
                                                     incorporated  in the  State  of  North  Carolina  in  December
                                                     1997, and is a  wholly-owned,  special  purpose  subsidiary of
                                                     First Union  National  Bank,  a national  banking  association with its  headquarters in Charlotte,  North Carolina.  Neither
                                                     First  Union  National  Bank nor any  other  affiliate  of the
                                                     Depositor,  the Servicer,  the Trustee or the  Originator  has
                                                     guaranteed  or is  otherwise  obligated  with  respect  to the
                                                     Securities of any Series.  See "THE DEPOSITOR" herein.

Issuer ..............................................With  respect  to  each  series  of  Notes,  the  issuer  (the
                                                     "Issuer")   will  be  an  owner  trust  (the  "Owner   Trust")
                                                     established   for  the  purpose  of  issuing  such  series  of
                                                     Notes.  Each such  Owner  Trust will be  created  pursuant  to the  Trust  Agreement  (the  "Trust  Agreement")  between  the
                                                     Depositor and the Owner  Trustee.  With respect to each series of  Certificates,  the  Issuer  will be the Trust  established pursuant to the related Agreement.

Trustees ............................................The trustee or indenture trustee (each, the "Trustee") for each series of Certificates and Notes, respectively, will be named in the related Prospectus Supplement. The Owner Trustee (the

                                                         5

                                                     "Owner Trustee") for each series of Notes will be named in the related Prospectus Supplement. See "The Agreements--The
                                                     Trustee" herein.

Interest Payments ...................................Interest  payments on the  Securities of a Series  entitled by
                                                     their  terms  to  receive   interest  will  be  made  on  each
                                                     Distribution  Date,  to the  extent  set forth in,  and at the applicable  rate  specified  in (or  determined  in the manner
                                                     set  forth  in),  the  related  Prospectus   Supplement.   The
                                                     interest  rate on  Securities  of a Series may be  variable or change  with  changes in the rates of  interest on the related
                                                     Mortgage  Loans,  Contracts or  Underlying  Loans  relating to the Private  Securities,  as applicable  and/or as prepayments occur  with  respect  to such  Mortgage  Loans,  Contracts  or
                                                     Underlying  Loans,  as  applicable.  Interest Only  Securities may be assigned a  "Notional  Amount" set forth in the related
                                                     Prospectus  Supplement  which is used  solely for  convenience in  expressing  the  calculation  of interest  and for certain other  purposes  and does not  represent  the right to receive any  distributions  allocable  to  principal.  Principal  Only
                                                     Securities  may  not  be  entitled  to  receive  any  interest payments or may be entitled to receive only  nominal  interest payments.  Interest  payable on the  Securities of a Series on a Distribution  Date will include all interest  accrued during the period  specified  in the related  Prospectus  Supplement.
                                                     See  "DESCRIPTION  OF THE  SECURITIES--Payments  of  Interest"
                                                     herein.

Principal Payments ..................................All payments of principal  of a Series of  Securities  will be made in an  aggregate  amount  determined  as set forth in the related  Prospectus  Supplement  and will be paid at the times and will be  allocated  among the  Classes  of such  Series in the order and  amounts,  and will be  applied  either on a pro rata or a random lot basis  among all  Securities  of any such
                                                     Class,   all   as   specified   in  the   related   Prospectus
                                                     Supplement.

Final Scheduled Distribution Date of the
Securities ..........................................The "Final Scheduled Distribution Date" with respect to each
                                                     Class of Notes is the date no later than which principal
                                                     thereof will be fully paid and with respect to each Class of
                                                     Certificates is the date after which no Certificates of such
                                                     Class are expected to remain outstanding, in each case
                                                     calculated on the basis of the assumptions applicable to such
                                                     Series described in the related Prospectus Supplement. The
                                                     Final Scheduled Distribution Date of a Class may equal the maturity date of the Primary Asset in the related Trust Fund which has the latest stated maturity or will be determined as described herein and in the related Prospectus Supplement.

                                                     The actual final Distribution Date of the Securities of a
                                                     Series will depend primarily upon the rate of payment
                                                     (including prepayments, liquidations due to default, the
                                                     receipt of proceeds from casualty insurance policies and
                                                     repurchases) of the Mortgage Loans, Contracts or Underlying
                                                     Loans relating to the Private Securities, as applicable, in the related Trust Fund. The actual final Distribution Date of a
                                                     Security may occur substantially earlier or may occur later than its Final


                                                         6

                                                     Scheduled Distribution Date as a result of the application of prepayments to the reduction of the principal balances of the
                                                     Securities and as a result of defaults on the Primary Assets.
                                                     The rate of payments on the Mortgage Loans, Contracts or
                                                     Underlying Loans relating to the Private Securities, as
                                                     applicable, in the Trust Fund for a Series will depend on a variety of factors, including certain characteristics of such
                                                     Mortgage Loans, Contracts or Underlying Loans, as applicable, and the prevailing level of interest rates from time to time, as well as on a variety of economic, demographic, tax, legal, social and other factors. No assurance can be given as to the actual prepayment experience with respect to a Series. See
                                                     "RISK FACTORS--Yield May Vary" and "DESCRIPTION OF THE
                                                     SECURITIES--Weighted Average Life of the Securities" herein.

Optional Termination.................................One or more Classes of Securities of any Series may be redeemed or repurchased in whole or in part, at such time, by the
                                                     related Originator, Servicer, Credit Enhancer, or an affiliate thereof at the price set forth in the related Agreement (which would not be less than an amount necessary to pay all principal and interest on the securities outstanding). Each such
                                                     redemption or repurchase may occur on or after such time as the aggregate principal balance of the Securities of the Series or the Primary Assets relating to such Series is less than the percentage (which percentage shall not exceed 20%) specified in the related Agreement. See "DESCRIPTION OF THE
                                                     SECURITIES--Optional Redemption, Purchase or Termination"
                                                     herein.

Mandatory Termination; Auction Sale .................The  Trustee,  the Servicer or the related  Originator  may be
                                                     required   to  effect   early   retirement   of  a  series  of
                                                     Securities  by  soliciting  competitive  bids for the purchase of the  related  Primary  Assets  or  otherwise,  under  other
                                                     circumstances   and   in  the   manner   specified   in   "THE
                                                     AGREEMENTS--Termination" and in the related Agreement.

                                                     A mandatory termination may take the form of an auction sale.
                                                     Within a certain period following the failure of the holder of the optional termination right to exercise such right, the required party shall solicit bids for the purchase of all
                                                     Mortgage Loans and/or Contracts remaining in the Trust. In the event that satisfactory bids are received (which would not be less than an amount necessary to pay all principal and interest on the securities outstanding), the net sale proceeds will be distributed to Holders, in the same order of priority as
                                                     collections received in respect of the Mortgage Loans and/or
                                                     Contracts. If satisfactory bids are not received, such party shall decline to sell the Mortgage Loans and/or Contracts and shall not be under any obligation to solicit any further bids or otherwise negotiate any further sale of the Mortgage Loans and/or Contracts. Such sale and consequent termination of the
                                                     Trust must constitute a "qualified liquidation" of each REMIC established by the Trust under Section 860F of the Internal
                                                     Revenue Code of 1986, as amended, including, without




                                                         7

                                                     limitation, the requirement that the qualified liquidation takes place over a period not to exceed 90 days.

The Trust Fund.......................................The Trust  Fund for a Series of  Securities  will  consist  of one or more of the assets  described  below,  as  described in the related Prospectus Supplement.

     A.  Primary Assets..............................The   Primary   Assets  for  a  Series  may   consist  of  any
                                                     combination  of the  following  assets,  to the  extent and as specified in the related  Prospectus  Supplement.  The Primary
                                                     Assets will be  acquired  by the  related  Trust Fund from the related  Originator,  or may be acquired in the open market or in privately negotiated transactions.

(1)      Mortgage Loans..............................The Primary  Assets for a Series will consist,  in whole or in part,  of loans which are secured by mortgages on  residential
                                                     properties   and  which  may  be  secured  by  fixtures   (the
                                                     "Mortgage  Loans").  Some Mortgage  Loans may be delinquent to the extent  specified  in the related  Prospectus  Supplement.
                                                     The  percentage of those  Mortgage  Loans which are delinquent shall not exceed  10% of the  aggregate  principal  balance of the  Primary  Assets as of the  cut-off  date for that  Series
                                                     (the "Cut-Off Date").

                                                     The Mortgage Loans will generally consist of what are commonly
                                                     referred to as "purchase money" loans, as distinguished   from
                                                     "home equity" loans.  Both of  these concepts refer to the use of proceeds made by the related borrower,  rather  than to any legal or other documentary  differences  between the two types of loans, except that "home equity" loans are usually (but not always) secured by mortgages  which are in a subordinate  lien position  while  "purchase  money"  loans are usually (but not always)  secured  by  mortgages  which  are in a  senior  lien position,  and  "home  equity"  loans are  typically  (but not always) shorter in maturity than "purchase money" loans (i.e., fifteen  rather than thirty  years).  The Mortgage  Loans,  in addition to being  secured by mortgages  on real  estate,  may also be secured by  "fixtures"  treated as  personal  property under  local  state law.  Although  fixtures  may turn up more frequently in the case of loans in which the proceeds are used
                                                     to  fund  home  improvements,   fixtures  as  a  part  of  the
                                                     collateral  package may be a part of either a "home equity" or
                                                     "purchase money" loan.

                                                     A  "purchase  money"  mortgage is a loan the proceeds of which are used to  purchase  the  related  mortgaged  property;  the proceeds  of a  "home  equity"  loan  are not  applied  to the purchase of the related mortgaged property.

                                                     Payment  Features of Mortgage Loans;  Balloon Loans. The Trust
                                                     Fund  may   contain   loans   which   have   various   payment
                                                     characteristics,  including  balloon or other  non-traditional payment  features,  and may accrue interest at a fixed rate or an adjustable rate. Balloon loans do not amortize their entire principal  balance by their stated maturity in accordance with their  terms and  require a balloon  payment of the  remaining

                                                         8

                                                     principal  balance at maturity  (each such  Mortgage  Loan,  a
                                                     "Balloon  Loan").  See  "RISK   FACTORS--Balloon   Loans"  and
                                                     "DESCRIPTION OF THE  SECURITIES--Weighted  Average Life of the
                                                     Securities" herein.

                                                     The Mortgage  Loans will be secured by mortgages  and deeds of trust or other similar security instruments creating a lien on a Mortgaged Property, which may be subordinated to one or more senior liens on the Mortgaged Property. The related Prospectus
                                                     Supplement  will  describe  certain   characteristics  of  the
                                                     Mortgage Loans for a Series,  including,  without  limitation, and to the extent relevant: (a) the aggregate unpaid principal balance  of  the  Mortgage  Loans  (or  the  aggregate  unpaid principal  balance  included in the Trust Fund for the related
                                                     Series); (b) the range and weighted average interest rate (the
                                                     "Loan Rate") on the loans and in the case of  adjustable  rate loans,  the range and weighted  average of the current rate of interest  borne by such loans (the "Current  Interest  Rates")
                                                     and any maximum lifetime interest rates thereon (the "Lifetime
                                                     Rate  Caps");  (c)  the  range  and  the  average  outstanding principal  balance of the  Mortgage  Loans;  (d) the  weighted average original and remaining  term-to-stated maturity of the
                                                     Mortgage  Loans  and  the  range  of  original  and  remaining terms-to-stated  maturity,  if  applicable;  (e) the range and combined loan-to-value ratios (each a "Combined  Loan-to-Value
                                                     Ratio")  or  loan-to-value   ratios,  (each  a  "Loan-to-Value
                                                     Ratio") as applicable,  of the Mortgage Loans, computed in the manner described in the related Prospectus Supplement; (f) the percentage  (by  principal  balance as of the Cut-off Date) of
                                                     Mortgage  Loans that accrue  interest at  adjustable  or fixed interest  rates;  (g) any Credit  Enhancement  relating to the
                                                     Mortgage  Loans;  (h)  the  geographic   distribution  of  any
                                                     Mortgaged  Properties securing the Mortgage Loans; (i) the use and type of each Mortgaged  Property securing a Mortgage Loan;
                                                     (j) the  lien  priority  of the  Mortgage  Loans;  and (k) the delinquency  status and year of  origination  of the  Mortgage
                                                     Loans.

         (2)  Contracts                              Each Contract  Pool (as defined  herein) will consist of fixed or adjustable  rate  manufactured  housing  installment  sales contracts  and  installment  loan  agreements.  Each  Contract may  be  secured  by a  new  or  used  Manufactured  Home  (as defined herein).

         (3)  Private Securities..................... Primary  Assets  for a  Series  may  consist,  in whole or in part, of Private  Securities  which  include (a)  pass-through certificates  representing  beneficial  interests  in loans of the type that  would  otherwise  be  eligible  to be  Mortgage
                                                     Loans  and/or  Contracts  (the  "Underlying   Loans")  or  (b)
                                                     collateralized   obligations   secured  by  Underlying  Loans.
                                                     Such pass-through  certificates or collateralized  obligations will have  previously  been (a) offered and distributed to the public  pursuant to an effective  registration  statement  and not  purchased  as part of the  original  distribution  or (b)
                                                     acquired in a transaction  not  involving any public  offering from a person  who is not an  affiliate  of the issuer of such securities at the


                                                         9


                                                     time of transfer (nor an affiliate  thereof at any time during the three preceding months);  provided a period of three years has elapsed  since the later of the date the  securities  were acquired  from the issuer or an  affiliate  thereof.  Although individual  Underlying  Loans may be insured or  guaranteed by the  United  States or an agency or  instrumentality  thereof, they need not be, and the Private  Securities  themselves will not be so insured or guaranteed. See "THE TRUST FUNDS--Private
                                                     Securities" herein.

                                                     The related  Prospectus  Supplement  for a Series will specify
                                                     (such disclosure may be on an approximate  basis, as described above  and will be as of the  date  specified  in the  related
                                                     Prospectus  Supplement)  to  the  extent  relevant  and to the
                                                     extent  such  information  is  reasonably   available  to  the
                                                     Depositor   and  the   Depositor   reasonably   believes  such
                                                     information  to be  reliable:  (i) the  aggregate  approximate principal  amount  and type of any  Private  Securities  to be included  in the  Trust  Fund for such  Series;  (ii)  certain characteristics  of the  Underlying  Loans  including  (A) the payment features of such Underlying Loans (i.e.,  whether they are fixed rate or adjustable rate and whether they provide for fixed level payments,  negative  amortization or other payment features),  (B) the approximate  aggregate principal amount of such  Underlying  Loans which are insured or  guaranteed  by a governmental  entity,  (C)  the  servicing  fee  or  range  of servicing fees with respect to such Underlying  Loans, (D) the minimum and maximum stated maturities of such Underlying Loans at  origination,  (E) the  lien  priority  of such  Underlying
                                                     Loans, and (F) the delinquency  status and year of origination
                                                     of  such  Underlying   Loans;   (iii)  the  maximum   original
                                                     term-to-stated  maturity of the Private  Securities;  (iv) the
                                                     weighted  average  term-to-stated   maturity  of  the  Private
                                                     Securities; (v) the pass-through or certificate rate or ranges thereof  for the  Private  Securities;  (vi)  the  sponsor  or depositor of the Private  Securities  (the "PS Sponsor"),  the
                                                     servicer of the Private Securities (the "PS Servicer") and the
                                                     trustee of the Private  Securities  (the "PS Trustee");  (vii)
                                                     certain characteristics of Credit Enhancement, if any, such as reserve  funds,  insurance  policies,  letters  of  credit  or guarantees,  relating to the  Mortgage  Loans  underlying  the
                                                     Private Securities,  or to such Private Securities themselves;
                                                     (viii) the terms on which the  Underlying  Loans  may,  or are required to, be repurchased prior to stated maturity; (ix) the terms on which substitute Underlying Loans may be delivered to replace those initially deposited with the PS Trustee; and (x)
                                                     a  description  of the  limited  purpose  and  business of the issuer of the Private  Securities,  the availability of public information concerning such issuer and market information with
                                                     respect   to  the   Private   Securities.   See   "THE   TRUST
                                                     FUNDS--Additional Information" herein.

     B.  Collection and Distribution
         Accounts....................................All  payments on or with  respect to the Primary  Assets for a
                                                     Series   will  be  remitted   directly  to  an  account   (the
                                                     "Collection  Account") to be established  for such Series with the Trustee or


                                                        10

                                                     the Servicer, in the name of the Trustee. The Trustee shall be required  to apply a portion of the  amount in the  Collection
                                                     Account,  together  with  reinvestment  earnings from eligible investments specified in the related Prospectus Supplement, to the payment of certain  amounts  payable to the Servicer under the related  Agreement  and any other person  specified in the
                                                     Prospectus Supplement,  and to deposit a portion of the amount in  the  Collection  Account  into  a  separate  account  (the
                                                     "Distribution  Account")  to be  established  for such Series, each in the manner and at the times established in the related
                                                     Prospectus   Supplement.   The  amounts   deposited   in  such
                                                     Distribution  Account will be available for (i) application to the  payment of  principal  of and  interest on such Series of
                                                     Securities on the next  Distribution  Date, (ii) the making of adequate  provision for future  payments on certain Classes of
                                                     Securities  and  (iii)  any  other  purpose  specified  in the related Prospectus Supplement. After applying the funds in the
                                                     Collection  Account as described above, any funds remaining in the Collection  Account may be paid over to the Servicer,  the
                                                     Depositor,  any provider of Credit Enhancement with respect to such Series (a "Credit Enhancer") or any other person entitled thereto  in the  manner  and at the times  established  in the related Prospectus Supplement.

     C.  Pre-Funding and Capitalized Interest
         Accounts....................................A Trust Fund may include one or more segregated trust accounts
                                                     (each, a  "Pre-Funding  Account")  established  and maintained with the Trustee for the related  Series.  On the closing date for such Series,  a portion of the proceeds of the sale of the
                                                     Securities  of  such  Series  (such  amount,  the  "Pre-Funded
                                                     Amount") will be deposited in the Pre-Funding  Account and may be used to  purchase  additional  Primary  Assets  during  the period of time specified in the related Prospectus  Supplement
                                                     (the "Pre-Funding  Period").  If any Pre-Funded Amount remains on  deposit  in the  Pre-Funding  Account  at  the  end of the
                                                     Pre-Funding  Period, such amount will be applied in the manner specified in the related  Prospectus  Supplement to prepay the
                                                     Notes and/or the Certificates of the applicable  Series.  If a
                                                     Trust Fund  includes a  Pre-Funding  Account and the principal balance of additional  Primary  Assets  delivered to the Trust
                                                     Fund during the  Pre-Funding  Period is less than the original
                                                     Pre-Funded  Amount,  the  Holders  of  the  Securities  of the
                                                     related  Series will receive a prepayment  of principal as and to the extent described in the related Prospectus  Supplement.
                                                     Any such principal  prepayment may adversely  affect the yield to maturity of the applicable Securities.

                                                     If a Pre-Funding  Account is established,  (a) the Pre-Funding
                                                     Period will not exceed 90 days from the related  closing date,
                                                     (b) the additional  Primary  Assets to be acquired  during the
                                                     Pre-Funding Period will be subject to the same representations and warranties and satisfy the same  eligibility  requirements as the Primary  Assets  included in the related  Trust Fund on the closing date,  subject to such exceptions as are expressly stated  in such  Prospectus  Supplement,  (c) the  Pre-Funding
                                                     Amount



                                                        11

                                                     will not exceed 25% of the principal  amount of the Securities issued pursuant to a particular  offering and (d) prior to the investment  of the  Pre-Funded  Amount in  additional  Primary
                                                     Assets, such Pre-Funded Amount will be invested in one or more
                                                     "Eligible  Investments" specified in the related Agreement and described  herein  under "THE TRUST  FUNDS --  Collection  and
                                                     Distribution Accounts." Any Eligible Investment must mature no later  than the  Business  Day prior to the next  Distribution
                                                     Date.  "Business  Day"  means any day other  than a  Saturday,
                                                     Sunday or other day on which commercial  banking  institutions or trust  companies  in New  York,  New York or the  principal place of business of the Trustee are closed.

                                                     If  a  Pre-Funding   Account  is  established,   one  or  more
                                                     segregated  trust  accounts  (each,  a  "Capitalized  Interest
                                                     Account") may be established  and maintained  with the Trustee for the related Series. On the closing date for such Series, a portion of the proceeds of the sale of the  Securities of such
                                                     Series will be deposited in the Capitalized  Interest  Account and used to fund the excess, if any, of (x) the sum of (i) the amount of interest  accrued on the  Securities  of such Series and (ii)  certain  fees or  expenses  during  the  Pre-Funding
                                                     Period such as trustee fees and credit  enhancement fees, over
                                                     (y) the amount of interest available therefor from the Primary
                                                     Assets  in the Trust  Fund.  Any  amounts  on  deposit  in the
                                                     Capitalized  Interest  Account  at the end of the  Pre-Funding
                                                     Period  that  are not  necessary  for  such  purposes  will be distributed to the person specified in the related  Prospectus
                                                     Supplement. See "THE TRUST FUNDS--Pre-Funding Account" herein.

Credit Enhancement...................................If stated in the Prospectus  Supplement  relating to a Series, the  Depositor  will obtain an  irrevocable  letter of credit, surety bond,  certificate  insurance policy,  insurance policy
                                                     or  other  form  of  credit  support  (collectively,   "Credit
                                                     Enhancement")  in  favor  of  the  Trustee  on  behalf  of the
                                                     Holders  of such  Series  and any other  person  specified  in such  Prospectus  Supplement  from an  institution  (a "Credit
                                                     Enhancer")   acceptable  to  the  rating  agency  or  agencies
                                                     identified  in the  related  Prospectus  Supplement  as rating
                                                     such   Series  of   Securities   (collectively,   the  "Rating
                                                     Agency")  for  the  purposes   specified  in  such  Prospectus
                                                     Supplement.   The  Credit   Enhancement   will   support   the
                                                     payments  on  the   Securities  and  may  be  used  for  other
                                                     purposes,  to the  extent and under the  conditions  specified
                                                     in  such  Prospectus  Supplement.   See  "CREDIT  ENHANCEMENT"
                                                     herein.  Credit  Enhancement  for a Series may  include one or more of the  following  types of Credit  Enhancement,  or such other  type of Credit  Enhancement  specified  in the  related
                                                     Prospectus Supplement.

     A.  Subordinate Securities......................Credit  Enhancement  for a Series  may  consist of one or more
                                                     Classes of  Subordinate  Securities.  The rights of Holders of such  Subordinate  Securities to receive  distributions on any
                                                     Distribution  Date will be  subordinate  in right and priority to the rights of holders of Senior  Securities  of the Series, but



                                                        12


                                                     only  to  the  extent  described  in  the  related  Prospectus
                                                     Supplement.

     B.  Insurance...................................Credit  Enhancement for a Series may consist of special hazard insurance  policies,  bankruptcy  bonds  and  other  types  of insurance supporting payments on the Securities.

     C.  Reserve Funds...............................If stated in the  Prospectus  Supplement,  the  Depositor  may deposit  cash,  a letter  or  letters  of  credit,  short-term investments,  or other  instruments  acceptable  to the Rating
                                                     Agency in one or more reserve funds to be  established  in the name of the  Trustee  (each a "Reserve  Fund"),  which will be used by the Trustee to make  required  payments  of  principal of or  interest  on the  Securities  of such  Series,  to make adequate  provision for future  payments on such Securities or for  any  other  purpose  specified  in  the  Agreement,  with respect  to such  Series,  to the  extent  that  funds are not otherwise  available.  In the  alternative  or in  addition to such  deposit,  a  Reserve  Fund  for a Series  may be  funded through  application  of all or a portion of the  excess  cash flow from the Primary  Assets for such  Series,  to the extent described in the related Prospectus Supplement.

     D.  Minimum Principal Payment
         Agreement...................................If stated in the  Prospectus  Supplement  relating to a Series of  Securities,  the  Depositor  will  enter  into  a  minimum principal  payment  agreement (the "Minimum  Principal Payment
                                                     Agreement")  with  an  entity  meeting  the  criteria  of  the
                                                     Rating  Agency,  pursuant to which such  entity  will  provide funds in the event that  aggregate  principal  payments on the
                                                     Primary  Assets  for such  Series are not  sufficient  to make
                                                     certain    payments.    See    "CREDIT    ENHANCEMENT--Minimum
                                                     Principal Payment Agreement" herein.

     E.  Deposit Agreement...........................If stated in the  Prospectus  Supplement,  the  Depositor  and the Trustee will enter into a guaranteed  investment  contract
                                                     or  an  investment   agreement   (the   "Deposit   Agreement")
                                                     pursuant  to which all or a  portion  of  amounts  held in the
                                                     Collection  Account,   the  Distribution  Account  or  in  any
                                                     Reserve  Fund will be invested  with the entity  specified  in such  Prospectus  Supplement.  The Trustee will be entitled to withdraw  amounts so invested,  plus  interest at a rate equal to the Assumed  Reinvestment  Rate, in the manner specified in the Prospectus  Supplement.  See "CREDIT  ENHANCEMENT--Deposit
                                                     Agreement" herein.

Servicing............................................The Servicer will be responsible  for servicing,  managing and making  collections  on the Mortgage  Loans  and/or  Contracts
                                                     for  a  Series.   In   addition,   the  Servicer  may  act  as
                                                     custodian and be responsible  for  maintaining  custody of the
                                                     Mortgage Loans and/or  Contracts and related  documentation on behalf of the Trustee.  Advances  with  respect to  delinquent payments of  principal  or interest on a Mortgage  Loan and/or
                                                     Contracts  will  be made by the  Servicer  only to the  extent
                                                     described   in  the  related   Prospectus   Supplement.   Such
                                                     advances  will be intended to provide  liquidity  only and the related  Prospectus




                                                        13


                                                     Supplement   will   specify  the  extent  to  which  they  are
                                                     reimbursable  to  the  Servicer  from  scheduled  payments  of principal and interest, late collections, or from the proceeds of liquidation of the related  Mortgage Loans and/or Contracts or from other  recoveries  relating to such  Mortgage  Loan or
                                                     Contract  (including  any insurance  proceeds or payments from other credit  support).  In performing  these  functions,  the
                                                     Servicer  will exercise the same degree of skill and care that it customarily  exercises with respect to similar  receivables or Mortgage  Loans and/or  Contracts  owned or serviced by it.
                                                     Under certain limited  circumstances,  the Servicer may resign or  be  removed,  in  which  event  either  the  Trustee  or a third-party  servicer will be appointed as successor servicer.
                                                     The  Servicer   will  receive  a  periodic  fee  as  servicing
                                                     compensation  (the  "Servicing  Fee")  and may,  as  specified herein  and  in the  related  Prospectus  Supplement,  receive certain  additional  compensation.  See "SERVICING OF MORTGAGE
                                                     LOANS --  Servicing  Compensation  and  Payment  of  Expenses"
                                                     herein.

Material Federal Income
Tax Consequences.....................................Securities  of each series  offered  hereby will,  for federal income tax purposes, constitute either (i) interests ("Grantor
                                                     Trust Securities") in a Trust treated as a grantor trust under applicable  provisions of the Code,  (ii) "regular  interests"
                                                     ("REMIC Regular  Securities") or "residual  interests" ("REMIC
                                                     Residual  Securities")  in a Trust  treated  as a real  estate
                                                     mortgage   investment   conduit   ("REMIC")  (or,  in  certain
                                                     instances,  containing one or more REMICs) under Sections 860A through  860G of the  Code,  (iii)  debt  issued  by an Issuer
                                                     ("Debt  Securities")  (iv)  interests  in an  Issuer  which is treated as a  partnership  ("Partnership  Interests"),  or (v)
                                                     "regular interests" ("FASIT Regular Securities"),  "high-yield interests"  ("FASIT  High-Yield  Securities")  or an ownership interest ("FASIT Ownership  Security") in a Trust treated as a financial asset  securitization  investment  conduit ("FASIT")
                                                     (or, in certain  circumstances  containing one or more FASITs)
                                                     under  Sections  860H through  860L of the Code.  In the event that FASIT  securities are issued,  any revolving  period,  or addition or  substitution of collateral  provisions  otherwise available by means of the FASIT election will be restricted so as to conform to the requirements of REMICs.

                                                     Dewey  Ballantine  LLP,  special tax counsel to the Depositor, will render an opinion upon issuance of a series of Securities which  will be filed  with the  Commission  as an exhibit to a post-effective  amendment or in a current  report on Form 8-K.
                                                     Investors  are  urged to  consult  their tax  advisors  and to review "Material Federal Income Tax  Consequences"  herein and in the related Prospectus Supplement.

ERISA Considerations.................................A  fiduciary  of any  employee  benefit  plan  subject  to the
                                                     Employee  Retirement  Income  Security Act of 1974, as amended
                                                     ("ERISA"),  or the Code should  carefully  review with its own legal  advisors  whether the purchase or holding of Securities could  give  rise to a  transaction  prohibited  or  otherwise impermissible  under  ERISA or the Code.  A


                                                        14

                                                     violation  of the  prohibited  transaction  rules may generate excise tax and other  liabilities under ERISA and the Code. If
                                                     the  Securities   offered  are  Certificates,   an  individual
                                                     prohibited  transaction  exemption issued by the Department of
                                                     Labor to various underwriters may exempt the purchase, holding and  resale  of such  Certificates.  In  addition,  Prohibited
                                                     Transaction  Class  Exemption  83-1  may  exempt  the  sale or exchange of the  Certificates.  If the Securities  offered are
                                                     Notes which are treated as  indebtedness  without  substantial equity features for purposes of ERISA,  various  Department of
                                                     Labor Class  Exemptions may exempt the purchase and holding of such Notes,  and each  purchaser and  transferee of such Notes may  be  required  to  represent  and  warrant  that  such  an exemption  is  applicable  to its  purchase and holding of the
                                                     Notes. See "ERISA CONSIDERATIONS" herein.

Legal Investment.....................................The related  Prospectus  Supplement  will state whether or not the Securities of each Series  offered by this  Prospectus and the related  Prospectus  Supplement will constitute  "mortgage
                                                     related   securities"  under  the  Secondary  Mortgage  Market
                                                     Enhancement   Act   of   1984   ("SMMEA").   Investors   whose
                                                     investment  authority is subject to legal restrictions  should consult their own legal  advisors to determine  whether and to what extent the Securities  constitute  legal  investments for them.  See "LEGAL INVESTMENT" herein.

Use of Proceeds......................................The  net  proceeds  from  the  sale  of  each  Series  will be applied  to one or  more  of the  following  purposes:  (i) to the acquisition of the related  Primary Assets,  (ii) to repay indebtedness  which  has  been  incurred  to  obtain  funds to acquire such Primary  Assets,  (iii) to establish  any Reserve
                                                     Funds  described  in the  related  Prospectus  Supplement  and
                                                     (iv)  to  pay   costs  of   structuring   and   issuing   such
                                                     Securities,   including   the   costs  of   obtaining   Credit
                                                     Enhancement,  if any. The  acquisition  of the Primary  Assets for a Series may be  effected  by an  exchange  of  Securities with  the  Originator  of such  Primary  Assets.  See  "USE OF
                                                     PROCEEDS" herein.

Ratings..............................................It will be a  requirement  for issuance of any Series that the
                                                     Securities   offered  by  this   Prospectus  and  the  related
                                                     Prospectus  Supplement  be rated by at least one Rating Agency in one of  its  four  highest  applicable  rating  categories.
                                                     The  rating  or  ratings  applicable  to  Securities  of  each
                                                     Series   offered   hereby  and  by  the   related   Prospectus
                                                     Supplement  will be as set  forth  in the  related  Prospectus
                                                     Supplement.   A   securities   rating   should  be   evaluated
                                                     independently   of  similar  ratings  on  different  types  of
                                                     securities.  A securities  rating is not a  recommendation  to buy, hold or sell  securities  and does not address the effect that the rate of prepayments on Mortgage  Loans,  Contracts or
                                                     Underlying   Loans   relating   to  Private   Securities,   as
                                                     applicable,  for a Series  may have on the yield to  investors
                                                     in   the    Securities    of   such    Series.    See    "RISK
                                                     FACTORS--Ratings Are Not Recommendations" herein.

Absence of Market....................................The  Securities  will be a new  issue  of  securities  with no established  trading  market.  The  Issuer  does not expect to

                                                        15

                                                     apply  for  listing  of  the   Securities   on  any   national
                                                     securities  exchange or quote the  Securities in the automated quotation  system  of  a  registered  securities  association.
                                                     The   Underwriter(s)   specified  in  the  related  Prospectus
                                                     Supplement   expects  to  make  a  secondary   market  in  the
                                                     Securities,  but  has  no  obligation  to  do  so.  See  "RISK
                                                     FACTORS" herein.

Risk Factors........................................ There are material risks  associated with an investment in the
                                                     Securities.  For a  discussion  of all  material  factors that
                                                     should  be   considered  by   prospective   investors  in  the
                                                     Securities,  see  "RISK  FACTORS"  herein  and in the  related
                                                     Prospectus Supplement.


                                                        16

                                  RISK FACTORS

         For a discussion of all material risk factors that could make the offering of the Securities speculative or one of high risk, Investors should consider the following factors and "Risk Factors" in the related Prospectus Supplement.

An Investment in Any Security May Be an Illiquid Investment, which May Result in the Holder Holding such Investment to Maturity.

         There will be no market for the Securities of any Series prior to the issuance thereof, and there can be no assurance that a secondary market will develop or, if it does develop, that it will provide Holders with liquidity of investment or will continue for the life of the Securities of such Series. The Underwriter(s) specified in the related Prospectus Supplement expects to make a secondary market in the Securities, but has no obligation to do so.

The Assets of the Trust Fund, as Well as Any Applicable Credit Enhancement, Will Be Limited and, if such Assets and/or Credit Enhancement Become Insufficient to Service the Related Securities, Losses May Result.

         The Securities of a Series will be payable solely from the assets of the Trust Fund for such Securities. There will be no recourse to the Depositor or any other person for any default on the Notes or any failure to receive distributions on the Certificates. Further, at the times and to the extent set forth in the related Prospectus Supplement, certain Primary Assets and/or any balance remaining in the Collection Account or Distribution Account immediately after making all payments due on the Securities of such Series and other payments specified in the related Prospectus Supplement, may be promptly released or remitted to the Depositor, the Servicer, the Credit Enhancer or any other person entitled thereto and will no longer be available for making payments to Holders. Consequently, Holders of Securities of each Series must rely solely upon payments with respect to the Primary Assets and the other assets constituting the Trust Fund for a Series of Securities, including, if applicable, any amounts available pursuant to any Credit Enhancement for such Series, for the payment of principal of and interest on the Securities of such Series.

         Holders of Notes will be required under the Indenture to proceed only against the Primary Assets and other assets constituting the related Trust Fund in the case of a default with respect to such Notes and may not proceed against any assets of the Depositor. There is no assurance that the market value of the Primary Assets or any other assets for a Series will at any time be equal to or greater than the aggregate principal amount of the Securities of such Series then outstanding, plus accrued interest thereon. Moreover, upon an event of default under the Indenture for a Series of Notes and a sale of the assets in the Trust Fund or upon a sale of the assets of a Trust Fund for a Series of Certificates, the Trustee, the Servicer, if any, the Credit Enhancer and any other service provider specified in the related Prospectus Supplement generally will be entitled to receive the proceeds of any such sale to the extent of unpaid fees and other amounts owing to such persons under the related Agreement prior to distributions to Holders of Securities. Upon any such sale, the proceeds thereof may be insufficient to pay in full the principal of and interest on the Securities of such Series.

         The only obligations, if any, of the Depositor with respect to the Securities of any Series will be pursuant to certain representations and warranties. See "THE AGREEMENTS--Assignment of Primary Assets" herein.

Credit Enhancement Will Be Limited in Amount and Scope of Coverage and May Not be Sufficient to Cover Losses.

         Although any Credit Enhancement is intended to reduce the risk of delinquent payments or losses to Holders entitled to the benefit thereof, the amount of such Credit Enhancement will be limited and will decline and could be depleted under certain circumstances prior to the payment in full of the related Series of Securities, and as a result Holders may suffer losses. Furthermore, such Credit Enhancement may provide only very limited coverage as to certain types of losses and may provide no coverage as to certain other types of losses. Generally, Credit Enhancements do not directly or indirectly guarantee to the holders of Securities, any specific rate of prepayment. See "CREDIT ENHANCEMENT" herein.

The Timing of Principal Payments May Adversely Affect the Yield to Maturity of the Securities.

         The yield to maturity experienced by a Holder of Securities may be affected by the rate of payment of principal of the Mortgage Loans or Underlying Loans relating to the Private Securities, as applicable. The timing of principal payments of the Securities of a Series will be affected by a number of factors, including the following: (i) the extent of prepayments of the Mortgage Loans, Contracts or Underlying Loans relating to the Private Securities, as applicable;
(ii) the manner of allocating principal payments among the Classes of Securities of a Series as specified in the related Prospectus Supplement; (iii) the exercise by the party entitled thereto of any right of optional termination;
(iv) liquidations due to defaults and (v) repurchases of Mortgage Loans, Contracts or Underlying Loans due to conversion of adjustable-rate loans ("ARM Loans") to fixed-rate loans or breaches of the related Originator's or Servicer's representations and warranties). See "DESCRIPTION OF THE SECURITIES--Weighted Average Life of Securities.".

         Interest payable on the Securities of a Series on a Distribution Date will include all interest accrued during the period specified in the related Prospectus Supplement. In the event interest accrues during the calendar month prior to a Distribution Date, the effective yield to Holders will be reduced from the yield that would otherwise be obtainable if interest payable on the Security were to accrue through the day immediately preceding each Distribution Date, and the effective yield (at par) to Holders will be less than the indicated coupon rate. See "DESCRIPTION OF THE SECURITIES--Payments of Interest."

Prepayments May Adversely Affect the Yield to Maturity of the Securities.

         The yield to maturity of the Securities of each series may be adversely affected by a higher or lower than anticipated rate of prepayments on the related Mortgage Loans and/or Contracts. The yield to maturity on interest-only Private Securities or Private Securities purchased at premiums or discounted to par will be extremely sensitive to the rate of prepayments on the related Mortgage Loans and/or Contracts. In addition, the yield to maturity on certain other types of classes of Securities, including certain classes in a series including more than one class of Securities, may be relatively more sensitive to the rate of prepayment on the related Mortgage Loans and/or Contracts than other classes of Securities.

         The Mortgage Loans and/or Contracts may be prepaid in full or in part at any time; however, a prepayment penalty or premium may be imposed in connection therewith. Unless so specified in the related Prospectus Supplement, such penalties will not be property of the related Trust. The rate of prepayments of the Mortgage Loans and/or Contracts cannot be predicted and is influenced by a wide variety of economic, social and other factors, including prevailing mortgage market interest rates, the availability of alternative financing, local and regional economic conditions and homeowner mobility. Therefore, no assurance can be given as to the level of prepayments that a Trust will experience.

         Prepayments may result from mandatory prepayments relating to unused monies held in Pre-Funding Accounts, if any, voluntary early payments by borrowers (including payments in connection with refinancings of the related senior Mortgage Loan or Loans and/or Contracts), sales of Mortgaged Properties subject to "due-on-sale" provisions and liquidations due to default, as well as the receipt of proceeds from physical damage, credit life and disability insurance policies. In addition, repurchases or purchases from a Trust of Mortgage Loans and/or Contracts or substitution adjustments required to be made under the Pooling and Servicing Agreement will have the same effect on the Securityholders as a prepayment of such Mortgage Loans and/or Contracts. The related Prospectus Supplement will specify whether any or all of the Mortgage Loans contain "due-on-sale" provisions.

         Collections on the Mortgage Loans and/or Contracts may vary due to the level of incidence of delinquent payments and of prepayments. Collections on the Mortgage Loans and/or Contracts may also vary due to seasonal purchasing and payment habits of borrowers.

As a Result of Optional Redemption or Repurchase or Auction Sale, Holders Could Be Fully Paid Significantly Earlier than Would Otherwise Be the Case.

         One or more Classes of Securities of any Series may be subject to optional redemption or repurchase, in whole or in part, on or after such time as the aggregate outstanding principal amount of the Primary Assets is less than the amount or percentage specified in the related Agreement, (such amount or percentage not to exceed 20% of the aggregate principal balance of the Primary Assets as of the Cut-off Date for that Series). Neither the Trust nor the Holders will have any continuing liability under such optional redemption or repurchase. If the optional termination is not exercised, then one or more Classes of Securities may be subject to early retirement by an auction sale. See "THE AGREEMENTS--Termination" herein. The risk of reinvesting unscheduled distributions resulting from redemption or repurchase of the Securities will be borne by the Holders. See "DESCRIPTION OF THE SECURITIES--Optional Redemption, Purchase or Termination." The optional termination and mandatory termination described herein are the only circumstances in which the Securities could be retired earlier than would be the case if the Trust were allowed to go to term.

Mortgage Loans with Balloon and Non-Traditional Payment Methods May Create Greater Default Risk.

         A portion of the aggregate principal balance of the Mortgage Loans at any time may be Balloon Loans that provide for the payment of the unamortized principal balance of such Mortgage Loan in a single payment at maturity Such Balloon Loans provide for equal monthly payments, consisting of principal and interest, generally based on a 30-year amortization schedule, and a single payment of the remaining balance of the Balloon Loan generally 5, 7, 10, or 15 years after origination. Amortization of a Balloon Loan based on a scheduled period that is longer than the term of the loan results in a remaining principal balance at maturity that is substantially larger than the regular scheduled payments. The Depositor does not have any information regarding the default history or prepayment history of payments on Balloon Loans. Because borrowers of Balloon Loans are required to make substantial single payments upon maturity, it is possible that the default risk associated with the Balloon Loans is greater than that associated with fully-amortizing Mortgage Loans.

         Other types of loans that may be included in the Trust Fund may involve additional uncertainties not present in traditional types of loans. For example, certain of the Mortgage Loans may provide for escalating or variable payments by the borrower under the Mortgage Loan, as to which the borrower is generally qualified on the basis of the initial payment amount. In some instances the borrower's income may not be sufficient to enable them to continue to make their loan payments as such payments increase and thus the likelihood of default will increase. The Depositor does not have any information regarding the default history or prepayment history of payments on these non-traditional loans

Junior Liens May Experience Higher Rates of Delinquencies and Losses.

         If the Mortgages in a Trust Fund are primarily junior liens subordinate to the rights of the mortgagee under the related senior mortgage or mortgages, the proceeds from any liquidation, insurance or condemnation proceedings will be available to satisfy the outstanding balance of such junior mortgage only to the extent that the claims of such senior mortgagees have been satisfied in full, including any related foreclosure costs. In addition, a junior mortgagee may not foreclose on the Mortgaged Property securing a junior mortgage unless it forecloses subject to the senior mortgages, in which case it must either pay the entire amount due on the senior mortgages to the senior mortgagees at or prior to the foreclosure sale or undertake the obligation to make payments on the senior mortgages in the event the mortgagor is in default thereunder. The Trust Fund will not have any source of funds to satisfy the senior mortgages or make payments due to the senior mortgagees.

Property Values May Decline, Leading to Higher Losses.

         There are several factors that could adversely affect the value of Mortgaged Properties such that the outstanding balance of the related Mortgage Loan, together with any senior financing on the Mortgaged Properties, would equal or exceed the value of the Mortgaged Properties. Among the factors that could adversely affect the value of the Mortgaged Properties are an overall decline in the residential real estate market in the areas in which the Mortgaged Properties are located or a decline in the general condition of the Mortgaged Properties as a result of failure of borrowers to maintain adequately the Mortgaged Properties or of natural disasters that are not necessarily covered by insurance, such as earthquakes and floods. Any such decline could extinguish the value of a junior interest in a Mortgaged Property before having any effect on the related senior interest therein. If such a decline occurs, the actual rates of delinquencies, foreclosure and losses on the junior loans could be higher than those currently experienced in the mortgage lending industry in general.

Geographic Concentration of Mortgaged Properties May Result in Higher Losses, if Particular Regions Experience Downturns.

         Certain geographic regions from time to time will experience weaker regional economic conditions and housing markets than will other regions, and, consequently, will experience higher rates of loss and delinquency on mortgage loans generally. The Mortgage Loans underlying certain Series of Securities may be concentrated in such regions, and such concentrations may present risk considerations in addition to those generally present for similar mortgage loan asset-backed securities without such concentrations. Information with respect to geographic concentration of Mortgaged Properties that is known at the time of the offering will be specified in the related Prospectus Supplement.

Pre-Funding May Adversely Affect Investment.

         If a Trust Fund includes a Pre-Funding Account and the principal balance of additional Primary Assets delivered to the Trust Fund during the Pre-Funding Period is less than the original Pre-Funded Amount, the Holders of the Securities of the related Series will receive a prepayment of principal as and to the extent described in the related Prospectus Supplement. Any such principal prepayment may adversely affect the yield to maturity of the applicable Securities. Since prevailing interest rates are subject to fluctuation, there can be no assurance that investors will be able to reinvest such a prepayment at yields equaling or exceeding the yields on the related Securities. It is possible that the yield on any such reinvestment will be lower, and may be significantly lower, than the yield on the related Securities.

         Each additional Primary Asset must satisfy the eligibility criteria specified in the related Prospectus Supplement and the related agreements. Such eligibility criteria will be determined in consultation with each Rating Agency (and/or Credit Enhancer) prior to the issuance of the related Series and are designed to ensure that if such additional Primary Asset were included as part of the initial Trust Fund, the credit quality of such assets would be consistent with the initial rating of each Class of Securities of such Series. Following the transfer of additional Primary Assets to the Trust, the aggregate characteristics of the Primary Assets then held in the Trust may vary from those of the initial Primary Assets of such Trust. As a result, the additional Primary Assets may adversely affect the performance of the related Securities

          The ability of a Trust to invest in additional Primary Assets during the related Pre-Funding Period will be dependant on the ability of the Originator to originate or acquire Primary Assets that satisfy the requirements for transfer to the Trust Fund. The ability of the Originator to originate or acquire such Primary Assets will be affected by a variety of social and economic factors, including the prevailing level of market interest rates, unemployment levels and consumer perceptions of general economic conditions.

Environmental Conditions on the Mortgaged Property May Give Rise to Liability.

         Real property pledged as security to a lender may be subject to certain environmental risks. Under the laws of certain states, contamination of a Mortgaged Property may give rise to a lien on the Mortgaged Property to assure the costs of clean-up. In several states, such a lien has priority over the lien of an existing mortgage or owner's interest against such Mortgaged Property. In addition, under the laws of some states and under the federal Comprehensive Environmental Response, Compensation, and Liability Act of 1980 ("CERCLA"), a lender may be liable, as an "owner" or "operator," for costs of addressing releases or threatened releases of hazardous substances that require remedy at a property, if agents or employees of the lender have become sufficiently involved in the operations of the borrower, regardless of whether or not the environmental damage or threat was caused by a prior owner. A lender also risks such liability on foreclosure of the Mortgaged Property.

Security Interests in the Manufactured Homes may not be perfected and the Trust Fund may not realize upon the full amount due under the related Contract.

         Each Contract is secured by a security interest in a Manufactured Home together with, in the case of land secured contracts, the real estate on which the related Manufactured home is located (such Contracts, the "Land Secured Contracts"). Perfection of security interests in the Manufactured Homes and enforcement of rights to realize upon the value of the Manufactured Homes as collateral for the Contracts are subject to a number of federal and state laws, including the Uniform Commercial Code (the "UCC") as adopted in the states in which the Manufactured Homes are located and such states' certificate of title statutes, but generally not their real estate laws. Under such federal and state laws, a number of factors may limit the ability of a holder of a perfected security interest in Manufactured Homes to realize upon such Manufactured Homes or may limit the amount realized to less than the amount due under the related Contract.

         In addition, because of the expense and administrative inconvenience involved, the seller of the Manufactured Home ("Seller") may not amend any certificates of the title related to any Manufactured Home to change the lienholder specified therein to the Trustee, and may not execute any transfer instrument (including, among other instruments, UCC-3 assignments) relating to any Manufactured Home in favor of the Trustee or note thereon the Trustee's interest. Such amendment would require, consistent with the law of the related State, filings at the state or county level for each Contract. As a result, the Seller will remain the lienholder on the certificate of title relating to the Manufactured Home. In some states, in the absence of such an amendment, execution or notation, the assignment to the Trustee of the security interest in the Manufactured Homes located therein may not be effective or such security interest may not be perfected. If any otherwise effectively assigned security interest in favor of the Trustee is not perfected, such assignment of the security interest to the Trustee may not be effective against creditors of the Seller to the extent it continues to be specified as lienholder on any certificate of title or as secured party on any UCC filing, or against a trustee in bankruptcy of the Seller.

         Each Contract (other than a Land Secured Contract) will be "chattel paper" as defined in the UCC in effect in the jurisdiction in which the related Manufactured Home was located at origination. Under the UCC as in effect in each such jurisdiction, the sale of chattel paper is treated in a manner similar to perfection of a security interest in chattel paper. Under the related Agreement, the Trustee will have possession of the Contracts. In addition, the Seller will make appropriate filings of UCC-1 financing statements in the office of the Secretary of State of the state where its principal place of business is located to give notice of the Trustee's ownership of the Contracts. The Trustee's interest in the Contracts could, through the fraud or negligence of the Trustee, be defeated if a subsequent purchaser were able to take physical possession of the Contracts without notice of such assignment.

         Further, because of the expenses and administrative inconvenience involved, the assignment of mortgages or deeds of trust to the Trustee may not be recorded with respect to the mortgages or deeds of trust securing each Land Secured Contract. Recordation of such assignments would require the Seller to retain counsel in the respective state, and make the appropriate filing at the local level. The failure to record the assignments to the Trustee of the mortgage securing Land Secured Contracts may result in the sale of such Contracts or the Trustee's rights in the land secured by the mortgage being ineffective against creditors of the Seller or against a trustee in bankruptcy of the Seller or against a subsequent purchaser of such Contracts from the Seller, without notice of the sale to the Trustee.

State and Federal Credit Protection Laws May Limit Collection of Principal and Interest on the Mortgage Loans.

         Applicable state laws generally regulate interest rates and other charges and require certain disclosures. In addition, other state laws, public policy and general principles of equity relating to the protection of consumers, unfair and deceptive practices and debt collection practices may apply to the origination, servicing and collection of the Mortgage Loans.

         The Mortgage Loans may also be subject to Federal laws, including: (i) the Federal Truth in Lending Act and Regulation Z promulgated thereunder, which require certain disclosures to the borrowers regarding the terms of the Mortgage Loans; (ii) the Equal Credit Opportunity Act and Regulation B promulgated thereunder, which prohibit discrimination on the basis of age, race, color, sex, religion, marital status, national origin, receipt of public assistance or the exercise of any right under the Consumer Credit Protection Act, in the extension of credit; and (iii) the Fair Credit Reporting Act, which regulates the use and reporting of information related to the borrower's credit experience.

         Depending on the provisions of the applicable law and the specific facts and circumstances involved, violations of these laws, policies and principles may limit the ability of the Servicer to collect all or part of the principal of or interest on the Mortgage Loans, may entitle the borrower to a refund of amounts previously paid and, in addition, could subject the owner of the Mortgage Loan to damages and administrative enforcement.
See "CERTAIN LEGAL ASPECTS OF THE MORTGAGE LOANS" herein.

Ratings Are Not Recommendations. A Reduction in the Rating of Any Credit Enhancer Would Likely Adversely Impact the Rating of the Securities.

         It will be a condition to the issuance of a Series of Securities that they be rated in one of the four highest rating categories by the Rating Agency identified in the related Prospectus Supplement. Any such rating would be based on, among other things, the adequacy of the value of the Primary Assets and any Credit Enhancement with respect to such Series. Such rating should not be deemed a recommendation to purchase, hold or sell Securities, inasmuch as it does not address market price or suitability for a particular investor.

A Reduction in the Rating of Any Credit Enhancer Would Likely Adversely Impact the Rating of the Securities.

         There is also no assurance that any such rating will remain in effect for any given period of time or may not be lowered or withdrawn entirely by the Rating Agency if in its judgment circumstances in the future so warrant. In addition to being lowered or withdrawn due to any erosion in the adequacy of the value of the Primary Assets, such rating might also be lowered or withdrawn, among other reasons, because of an adverse change in the financial or other condition of a Credit Enhancer or a change in the rating of such Credit Enhancer's long term debt.

ERISA May Restrict the Acquisition, Ownership and Disposition of Securities.

         Generally, ERISA applies to investments made by benefit plans and transactions involving the assets of such plans. Due to the complexity of regulations which govern such plans, prospective investors that are subject to ERISA are urged to consult their own counsel regarding consequences under ERISA of acquisition, ownership and disposition of Securities. See "ERISA CONSIDERATIONS" herein.

                          DESCRIPTION OF THE SECURITIES

General

         Each Series of Notes will be issued pursuant to an indenture (the "Indenture") between the related Issuer and the entity named in the related Prospectus Supplement as trustee (the "Trustee") with respect to such Series. A form of Indenture has been filed as an exhibit to the Registration Statement of which this Prospectus forms a part. The Certificates will also be issued in Series pursuant to separate agreements (each, a "Pooling and Servicing Agreement" or a "Trust Agreement") among the Depositor, the Servicer, if the Series relates to Mortgage Loans and/or Contracts, and the Trustee. A form of Pooling and Servicing Agreement has been filed as an exhibit to the Registration Statement of which this Prospectus forms a part. A Series may consist of both Notes and Certificates.

         The Originator may agree to reimburse the Depositor for certain fees and expenses of the Depositor incurred in connection with the offering of the Securities.

         The following summaries describe certain provisions in the Agreements common to each Series of Securities. The summaries do not purport to be complete and are subject to, and are qualified in their entirety by reference to, the provisions of the Agreements and the Prospectus Supplement relating to each Series of Securities. Where particular provisions or terms used in the Agreements are referred to, the actual provisions (including definitions of terms) are incorporated herein by reference as part of such summaries.

         Each Series of Securities will consist of one or more Classes of Securities, one or more of which may be compound interest securities, variable interest securities, PAC securities, zero coupon securities, principal only securities, interest only securities or participating securities. A Series may also include one or more Classes of subordinate securities. The Securities of each Series will be issued only in fully registered form, without coupons, in the authorized denominations for each Class specified in the related Prospectus Supplement. Upon satisfaction of the conditions, if any, applicable to a Class of a Series, the transfer of the Securities may be registered and the Securities may be exchanged at the office of the Trustee specified in the Prospectus Supplement without the payment of any service charge other than any tax or governmental charge payable in connection with such registration of transfer or exchange. One or more Classes of a Series may be available in book-entry form only.

         Payments of principal of and interest on a Series of Securities will be made on the Distribution Dates specified in the Prospectus Supplement relating to such Series by check mailed to Holders of such Series, registered as such at the close of business on the record date specified in the related Prospectus Supplement applicable to such Distribution Dates at their addresses appearing on the security register, except that (a) payments may be made by wire transfer (at the expense of the Holder requesting payment by wire transfer) in certain circumstances described in the related Prospectus Supplement and (b) final payments of principal in retirement of each Security will be made only upon presentation and surrender of such Security at the office of the Trustee specified in the Prospectus Supplement. Notice of the final payment on a Security will be mailed to the Holder of such Security before the Distribution Date on which the final principal payment on any Security is expected to be made to the holder of such Security.

         Payments of principal of and interest on the Securities will be made by the Trustee, or a paying agent on behalf of the Trustee, as specified in the related Prospectus Supplement. Payments with respect to the Primary Assets for a Series, together with reinvestment income thereon, amounts withdrawn from any Reserve Fund, and amounts available pursuant to any other Credit Enhancement will be deposited into the Collection Account. Such amounts may be net of certain amounts payable to the related Servicer and any other person specified in the Prospectus Supplement. Such amounts thereafter will be deposited into the Distribution Account and will be available to make payments on the Securities of such Series on the next Distribution Date. See "THE TRUST FUNDS--Collection and Distribution Accounts" herein.

Payments of Interest

         The Securities of each Class by their terms entitled to receive interest will bear interest from the date and at the rate per annum specified, or calculated in the method described in the related Prospectus Supplement. Interest on such Securities of a Series will be payable on the Distribution Date specified in the related Prospectus Supplement. The rate of interest on Securities of a Series may be variable or may change with changes in the annual percentage rates of the Mortgage Loans, Contracts or Underlying Loans relating to the Private Securities, as applicable included in the related Trust Fund and/or as prepayments occur with respect to such Mortgage Loans, Contracts or Underlying Loans, as applicable. Principal Only Securities may not be entitled to receive any interest distributions or may be entitled to receive only nominal interest distributions. Any interest on Zero Coupon Securities that is not paid on the related Distribution Date will accrue and be added to the principal thereof on such Distribution Date.

         Interest payable on the Securities on a Distribution Date will include all interest accrued during the period specified in the related Prospectus Supplement. In the event interest accrues during the calendar month preceding a Distribution Date, the effective yield to Holders will be reduced from the yield that would otherwise be obtainable if interest payable on the Securities were to accrue through the day immediately preceding such Distribution Date.

Payments of Principal

         On each Distribution Date for a Series, principal payments will be made to the Holders of the Securities of such Series on which principal is then payable, to the extent set forth in the related Prospectus Supplement. Such payments will be made in an aggregate amount determined as specified in the related Prospectus Supplement and will be allocated among the respective Classes of a Series in the manner, at the times and in the priority (which may, in certain cases, include allocation by random lot) set forth in the related Prospectus Supplement.

Final Scheduled Distribution Date

         The Final Scheduled Distribution Date with respect to each Class of Notes is the date no later than which the principal thereof will be fully paid and with respect to each Class of a Series of Certificates will be the date on which the entire aggregate principal balance of such Class is expected to be reduced to zero, in each case calculated on the basis of the assumptions applicable to such Series described in the related Prospectus Supplement. The Final Scheduled Distribution Date for each Class of a Series will be specified in the related Prospectus Supplement. Since payments on the Primary Assets will be used to make distributions in reduction of the outstanding principal amount of the Securities, it is likely that the actual final Distribution Date of any such Class will occur earlier, and may occur substantially earlier, than its Final Scheduled Distribution Date.

         Furthermore, with respect to a Series of Certificates, as will be further described in the related Prospectus Supplement, as a result of delinquencies, defaults and liquidations of the Primary Assets in the Trust Fund, the actual final Distribution Date of any Certificate may occur later than its Final Scheduled Distribution Date. No assurance can be given as to the actual prepayment experience with respect to a Series. See "Weighted Average Life of the Securities" below.

Optional Redemption, Purchase or Termination

         One or more Classes of Securities of any Series may be subject to optional redemption or repurchase, in whole or in part, on any Distribution Date by the related Originator, Servicer or Credit Enhancer or an affiliate thereof. Such redemption or repurchase may occur or on or after a date specified in the related Prospectus Supplement, or on or after such time as the aggregate outstanding principal amount of the Securities or Primary Assets, is less than a percentage not to exceed 20% of the aggregate principal balance of the Primary Assets as of the Cut-off Date for that Series. Notice of such redemption, purchase or termination must be given by the Depositor or the Trustee prior to the related date. The redemption, purchase or repurchase price (which would not be less than an amount necessary to pay all principal and interest on the securities outstanding) will be set forth in the related Prospectus Supplement. In the event that a REMIC election has been made, the Trustee shall receive a satisfactory opinion of counsel that the optional redemption, purchase or termination will be conducted so as to constitute a "qualified liquidation" under Section 860F of the Code. The risk of reinvesting unscheduled distributions resulting form prepayments of the Securities will be borne by the Holders. Neither the Trust nor the Holders will have any continuing liability under such optional redemption or repurchase.

         In addition, the Trustee, the Servicer or certain other entities specified in the related Prospectus Supplement may be required to effect early retirement of a series of Securities by soliciting competitive bids for the purchase of the related Primary Assets or otherwise, under other circumstances and in the manner specified in "THE AGREEMENTS--Termination " herein.

Weighted Average Life of the Securities

         Weighted average life refers to the average amount of time that will elapse from the date of issue of a security until each dollar of principal of such security will be repaid to the investor. The weighted average life of the Securities of a Class will be influenced by the rate at which the amount financed under Primary Assets included in the Trust Fund for a Series is paid. Such repayment may be in the form of scheduled amortization or prepayments.

         Prepayments on loans and other receivables can be measured relative to a prepayment standard or model. The Prospectus Supplement for a Series of Securities will describe the prepayment standard or model, if any, used and may contain tables setting forth the projected weighted average life of each Class of Securities of such Series and the percentage of the original principal amount of each Class of Securities of such Series that would be outstanding on specified Distribution Dates for such Series based on the assumptions stated in such Prospectus Supplement, including assumptions that prepayments on the Mortgage Loans or Underlying Loans relating to the Private Securities, as applicable, included in the related Trust Fund are made at rates corresponding to various percentages of the prepayment standard or model specified in such Prospectus Supplement.

         There is, however, no assurance that prepayment of the Mortgage Loans, Contracts or Underlying Loans relating to the Private Securities, as applicable, included in the related Trust Fund will conform to any level of any prepayment standard or model specified in the related Prospectus Supplement. The rate of principal prepayments on pools of loans may be influenced by a variety of factors, including job related factors such as transfers, layoffs or promotions and personal factors such as divorce, disability or prolonged illness. Economic conditions, either generally or within a particular geographic area or industry, also may affect the rate of principal prepayments. Demographic and social factors may influence the rate of principal prepayments in that some borrowers have greater financial flexibility to move or refinance than do other borrowers. The deductibility of mortgage interest payments, servicing decisions and other factors also affect the rate of principal prepayments. As a result, there can be no assurance as to the rate or timing of principal prepayments of the Mortgage Loans or Underlying Loans either from time to time or over the lives of such Mortgage Loans or Underlying Loans.

         The rate of prepayments of conventional housing loans and other receivables has fluctuated significantly in recent years. In general, however, if prevailing interest rates fall significantly below the interest rates on the Mortgage Loans, Contracts or Underlying Loans relating to the Private Securities, as applicable, for a Series, such loans are likely to prepay at rates higher than if prevailing interest rates remain at or above the interest rates borne by such loans. In this regard, it should be noted that the Mortgage Loans, Contracts or Underlying Loans, as applicable, for a Series may have different interest rates. In addition, the weighted average life of the Securities may be affected by the varying maturities of the Mortgage Loans, Contracts or Underlying Loans relating to the Private Securities, as applicable. If any Mortgage Loans, Contracts or Underlying Loans relating to the Private Securities, as applicable, for a Series have actual terms-to-stated maturity of less than those assumed in calculating the Final Scheduled Distribution Date of the related Securities, one or more Classes of the Series may be fully paid prior to their respective Final Scheduled Distribution Date, even in the absence of prepayments and a reinvestment return higher than the Assumed Reinvestment Rate.

                                 THE TRUST FUNDS

General

         The Notes of each Series will be secured by the pledge of the assets of the related Trust Fund, and the Certificates of each Series will represent interests in the assets of the related Trust Fund. The Trust Fund of each Series will include assets acquired from the Originator composed of (i) the Primary Assets, (ii) any Credit Enhancement, (iii) any Mortgaged Property that secured a Mortgage Loan but which is acquired by foreclosure or deed in lieu of foreclosure or repossession and (iv) any Manufactured Home which initially secured a Contract and which is acquired by repossession and (v) the amount, if any, initially deposited in the Collection Account or Distribution Account for a Series as specified in the related Prospectus Supplement. A maximum of 5% (by Cut-off Date Principal Balance) of the aggregate Primary Assets that are included in a Trust Fund as such Trust Fund will be constituted at the closing date will deviate from the characteristics that are described in the related Prospectus Supplement.

         The Securities will be non-recourse obligations secured by the related Trust Fund. Holders of a Series of Notes may only proceed against such collateral securing such Series of Notes in the case of a default with respect to such Series of Notes and may not proceed against any assets of the Depositor or the related Trust Fund not pledged to secure such Notes.

         The Primary Assets for a Series will be acquired by the related Trust Fund from the related Originator, or may be acquired in the open market or in privately negotiated transactions. Mortgage Loans and/or Contracts relating to a Series will be serviced by the Servicer, which may be the Originator, specified in the related Prospectus Supplement, pursuant to a Pooling and Servicing Agreement, with respect to a Series of Certificates or a servicing agreement (each, a "Servicing Agreement") between the Trust Fund and Servicer, with respect to a Series of Notes.

         As used herein, "Agreement" means, with respect to a Series of Certificates, the Pooling and Servicing Agreement or Trust Agreement, and with respect to a Series of Notes, the Indenture and the Servicing Agreement, as the context requires.

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


         A Trust Fund relating to a Series of Securities may be a business trust formed under the laws of the state specified in the related Prospectus Supplement pursuant to a trust agreement (each, a "Trust Agreement") between the Depositor and the trustee of such Trust Fund specified in the related Prospectus Supplement

         With respect to each Trust Fund, prior to the initial offering of the related Series of Securities, the Trust Fund will have no assets or liabilities. No Trust Fund is expected to engage in any activities other than acquiring, managing and holding the related Primary Assets and other assets contemplated herein and in the related Prospectus Supplement and the proceeds thereof, issuing Securities and making payments and distributions thereon and certain related activities. No Trust Fund is expected to have any source of capital other than its assets and any related Credit Enhancement.

         Primary Assets included in the Trust Fund for a Series may consist of any combination of Mortgage Loans, Contracts and Private Securities, to the extent and as specified in the related Prospectus Supplement. Some of the Mortgage Loans and/or Contracts may be delinquent to the extent and as specified in the related Prospectus Supplement. The percentage of those Mortgage Loans and/or Contracts which are delinquent shall not exceed 10% of the aggregate principal balance of the Primary Assets as of the Cut-off Date for that Series. The following is a brief description of the Mortgage Loans and/or Contracts expected to be included in the related Trusts.

The Mortgage Loans

         Mortgage Loans. The Primary Assets for a Series may consist, in whole or in part, of loans (the "Mortgage Loans") secured by mortgages on one- to four-family residential housing ("Single Family Properties"), including condominium units ("Condominium Units") and cooperative dwellings ("Cooperative Dwellings") which may be subordinated to other mortgages on the same Mortgaged Property. The Mortgage Loans may have fixed interest rates or adjustable interest rates and may provide for other payment characteristics as described below and in the related Prospectus Supplement.

          The Mortgage Loans will generally consist of what are commonly referred to as "purchase money" loans, as distinguished from "home equity" loans. Both of these concepts refer to the use of proceeds made by the related borrower, rather than to any legal or other documentary differences between the two types of loans, except that "home equity" loans are usually (but not always) secured by mortgages which are in a subordinate lien position while "purchase money" loans are usually (but not always) secured by mortgages which are in a senior lien position, and "home equity" loans are typically (but not always) shorter in maturity than "purchase money" loans (i.e., fifteen rather than thirty years). The Mortgage Loans, in addition to being secured by mortgages on real estate, may also be secured by "fixtures" treated as personal property under local state law. Although fixtures may turn up more frequently in the case of loans in which the proceeds are used to fund home improvements, fixtures as a part of the collateral package may be a part of either a "home equity" or "purchase money" loan.

          A "purchase money" mortgage is a loan the proceeds of which are used to purchase the related mortgaged property; the proceeds of a "home equity" loan are not applied to the purchase of the related mortgaged property.

         The Mortgage Loans may be (i) "conventional" loans, that is, they will not be insured or guaranteed by any governmental agency, (ii) insured by the Federal Housing Authority ("FHA") or (iii) partially guaranteed by the Veteran's Administration, as specified in the related Prospectus Supplement. The Mortgage Loans may be either "closed-end" loans (i.e., loans which do not permit the related borrower to obtain the proceeds of future advances) or "open-end" loans (i.e., loans structured as lines of credit, which permit the related borrower, subject to a maximum dollar amount, to obtain more than one advance of proceeds). The Mortgage Loans will be secured by first, second or more junior liens on fee simple or leasehold interests in one- to four-family residential properties. The principal and interest on the Mortgage Loans included in the Trust for a Series of Securities will be payable either on the first day of each month or on different scheduled days throughout each month, and the interest will be calculated either on a simple interest, actuarial method or "Rule of 78s" method, as described herein and in the related Prospectus Supplement. When a full principal prepayment is paid on a Mortgage Loan during a month, the Mortgagor is generally charged interest only on the days of the month actually elapsed up to the date of such prepayment, at a daily interest rate that is applied to the principal amount of the Mortgage Loan so prepaid.

         Payment Terms. The payment terms of the Mortgage Loans to be included in a Trust for a Series will be described in the related Prospectus Supplement and may include any of the following features of combinations thereof or other features described in the related Prospectus Supplement:

                           (a) Interest may be payable at a fixed rate, a rate adjustable from time to time in relation to an index (which will be specified in the related Prospectus Supplement), a rate that is fixed for a period of time or under certain circumstances and is followed by an adjustable rate, a rate that otherwise varies from time to time, or a rate that is convertible from and adjustable rate to a fixed rate. Changes to an adjustable rate may be subject to periodic limitations, maximum rates, minimum rates or a combination of such limitations. Accrued interest may be deferred and added to the principal of a Mortgage Loan for such periods and under such circumstances as may be specified in the related Prospectus Supplement. Mortgage Loans may provide for the payment of interest at a rate lower than the specified Loan Rate for a period of time of for the life of the Mortgage Loan, and the amount of any difference may be contributed from funds supplied by the seller of the Mortgaged Property or another source.

                           (b) Principal may be payable on a level debt service basis to fully amortize the Mortgage Loan over its term, may be calculated on the basis of an assumed amortization schedule that is significantly longer than the original term to maturity or on an interest rate that is different from the Loan Rate or may not be amortized during all or a portion of the original term. Payment of all or a substantial portion of the principal may be due on maturity. Principal may include interest that has been deferred and added to the principal balance of the Mortgage Loan.

                           (c) Monthly Payments of principal and interest may be fixed for the life of the Mortgage Loan, may increase over a specified period of time or may change from period to period. Mortgage Loans may include limits on periodic increases or decreases in the amount of Monthly Payments and may include maximum or minimum amounts of Monthly Payments.

                           (d) Prepayments of principal may be subject to a prepayment fee, which may be fixed for the life of the Mortgage Loan or may decline over time, and may be prohibited for the life of the Mortgage Loan or for certain periods. Certain Mortgage Loans may permit prepayments after expiration of the applicable lockout period and may require the payment of a prepayment fee in connection with any such subsequent prepayment. Other Mortgage Loans may permit prepayments without payment of a fee unless the prepayment occurs during specified time periods. The Mortgage Loans may include "due on sale" clauses which permit the mortgagee to demand payment of the entire Mortgage Loan in connection with the sale or certain transfers of the related Mortgaged Property. Other Mortgage Loans may be assumable by persons meeting the then applicable underwriting standards of the Originator.

         Amortization of the Mortgage Loans. The Mortgage Loans will provide for payments that are allocated to principal and interest according to either the actuarial method (an "Actuarial Mortgage Loan"), the simple interest method (a "Simple Interest Mortgage Loan") or the "Rule of 78s" method (a "Rule of 78s Mortgage Loan"), as set forth in the related Prospectus Supplement. The related Prospectus Supplement will set forth whether any of the Mortgage Loans will provide for deferred interest or negative amortization.

         An Actuarial Mortgage Loan provides for payments in level monthly installments (except, in the case of a Balloon Loan, the final payment) consisting of interest equal to one-twelfth of the applicable Loan Rate times the unpaid principal balance, with the remainder of such payment applied to principal.

         A Simple Interest Mortgage Loan provides for the amortization of the amount financed under such Mortgage Loan over a series of equal Monthly Payments (except, in the case of a Balloon Loan, the final payment). Each Monthly Payment consists of an installment of interest which is calculated on the basis of the outstanding principal balance of the Mortgage Loan being multiplied by the stated Loan Rate and further multiplied by a fraction, the numerator of which is the number of days in the period elapsed since the preceding payment of interest was made and the denominator of which is the number of days in the annual period for which interest accrues on such Mortgage Loan. As payments are received under a Simple Interest Mortgage Loan, the amount received is applied first to interest accrued to the date of payment and the balance is applied to reduce the unpaid principal balance. Accordingly, if a borrower pays a fixed monthly installment on a Simple Interest Mortgage Loan before its scheduled due date, the portion of the payment allocable to interest for the period since the preceding payment was made will be less than it would have been had the payment been made as scheduled, and the portion of the payment applied to reduce the unpaid principal balance will be correspondingly greater. However, the next succeeding payment will result in an allocation of a greater amount to interest if such payment is made on its scheduled due date.

         Conversely, if a borrower pays a fixed monthly installment after its scheduled due date, the portion of the payment allocable to interest for the period since the preceding payment was made will be greater than it would have been had the payment been made as scheduled, and the remaining portion, if any, of the payment applied to reduce the unpaid principal balance will be correspondingly less. If each scheduled payment under a Simple Interest Mortgage Loan is made on or prior to its scheduled due date, the principal balance of the Mortgage Loan will amortize in the manner described in the preceding paragraph. However, if the borrower consistently makes scheduled payments after the scheduled due date, the Mortgage Loan will amortize more slowly than scheduled. If a Simple Interest Mortgage Loan is prepaid, the borrower is required to pay interest only to the date of prepayment.

         Certain of the Mortgage Loans contained in a Trust may be loans insured under the FHA Title I credit insurance program created pursuant to Sections 1 and 2(a) of the National Housing Act of 1934 (the "Title I Program"). Under the Title I Program, the FHA is authorized and empowered to insure qualified lending institutions against losses on eligible loans. The Title I Program operates as a coinsurance program in which the FHA insures up to 90% of certain losses incurred on an individual insured loan, including the unpaid principal balance of the loan, but only to the extent of the insurance coverage available in the lender's FHA insurance coverage reserve account. The owner of the loan bears the uninsured loss on each loan.

         The Mortgaged Properties will include Single Family Property (i.e., one-to four-family residential housing, including Condominium Units and Cooperative Dwellings) The Mortgaged Properties may consist of detached individual dwellings, individual condominiums, townhouses, duplexes, row houses, individual units in planned unit developments and other attached dwelling units. Each Single Family Property will be located on land owned in fee simple by the borrower or on land leased by the borrower for a term at least equal to the term of the related Mortgage. Attached dwellings may include owner-occupied structures where each borrower owns the land upon which the unit is built, with the remaining adjacent land owned in common or dwelling units subject to a proprietary lease or occupancy agreement in a cooperatively owned apartment building.

         The related Prospectus Supplement will specify whether or not Mortgages on Cooperative Dwellings consist of a lien on the shares issued by such Cooperative Dwelling and the proprietary lease or occupancy agreement relating to such Cooperative Dwelling.

         The aggregate principal balance of Mortgage Loans secured by Mortgaged Properties that are owner-occupied will be disclosed in the related Prospectus Supplement. The sole basis for a representation that a given percentage of the Mortgage Loans are secured by Single Family Property that is owner-occupied will be either (i) the making of a representation by the Mortgagor at origination of the Mortgage Loan either that the underlying Mortgaged Property will be used by the Mortgagor for a period of at least six months every year or that the Mortgagor intends to use the Mortgaged Property as a primary residence, or (ii) a finding that the address of the underlying Mortgaged Property is the Mortgagor's mailing address as reflected in the Servicer's records. To the extent specified in the related Prospectus Supplement, the Mortgaged Properties may include non-owner occupied investment properties and vacation and second homes.

         The initial Combined Loan-to-Value Ratio of a Mortgage Loan is computed in the manner described in the related Prospectus Supplement, taking into account the amounts of any related senior loans.

         Additional Information. The selection criteria which will apply with respect to the Mortgage Loans, including, but not limited to, the Combined Loan-to-Value Ratios or Loan-to-Value Ratios, as applicable, original terms to maturity and delinquency information, will be specified in the related Prospectus Supplement.

         The Mortgage Loans for a Series may include Mortgage Loans that do not amortize their entire principal balance by their stated maturity in accordance with their terms and require a balloon payment of the remaining principal balance at maturity, as specified in the related Prospectus Supplement. The Mortgage Loans for a Series may include loans that do not have a specified stated maturity.

         The related Prospectus Supplement for each Series will provide information with respect to the Mortgage Loans that are Primary Assets as of the Cut-off Date, including, among other things, and to the extent relevant: (a) the aggregate unpaid principal balance of the Mortgage Loans; (b) the range and weighted average Loan Rate on the Mortgage Loans, and, in the case of adjustable rate loans, the range and weighted average of the current Loan Rates and the Lifetime Rate Caps, if any; (c) the range and average outstanding principal balance of the Loans; (d) the weighted average original and remaining term-to-stated maturity of the Mortgage Loans and the range of original and remaining terms-to-stated maturity, if applicable; (e) the range and weighted average of Combined Loan-to-Value Ratios or Loan-to-Value Ratios for the Mortgage Loans, as applicable; (f) the percentage (by outstanding principal balance as of the Cut-off Date) of Mortgage Loans that accrue interest at adjustable or fixed interest rates; (g) any special hazard insurance policy or bankruptcy bond or other Credit Enhancement relating to the Mortgage Loans; (h) the geographic distribution of any Mortgaged Properties securing the Mortgage Loans; (i) the percentage of Mortgage Loans (by principal balance as of the Cut-off Date) that are secured by Single Family Mortgaged Properties, shares relating to Cooperative Dwellings, Condominium Units, investment property and vacation or second homes; (j) the lien priority of the Mortgage Loans; (k) year of origination of the Mortgage Loans; and (l) the delinquency status of Mortgage Loans, including the duration and history of such delinquencies and the percentage of the of Mortgage Loans (by principal balance as of the Cut-off
Date) that are delinquent. The related Prospectus Supplement will also specify any other limitations on the types or characteristics of Mortgage Loans for a Series.

         If specific information respecting the Mortgage Loans is not known at the time the related series of Securities initially is offered, information of the nature described above will be provided in the Prospectus Supplement, and specific information will be set forth in a report on Form 8-K to be filed with the Commission within fifteen days after the initial issuance of such Securities. A copy of the Pooling and Servicing Agreement with respect to each Series of Securities will be attached to the Form 8-K and will be available for inspection at the corporate trust office of the Trustee specified in the related Prospectus Supplement. A schedule of the Mortgage Loans relating to such Series will be attached to the Pooling and Servicing Agreement delivered to the Trustee upon delivery of the Securities.

The Contracts

         Contracts. Each Pool of Contracts in a Trust Fund ("Contract Pool") will consist of conventional manufactured housing installment sales contracts and installment loan agreements (collectively, the "Contracts") originated by a manufactured housing dealer in the ordinary course of business and purchased by the Seller. Each Contract will be secured by Manufactured Homes (as defined below), each of which will be located in any of the fifty states or the District of Columbia. The Contracts will be fully amortizing and will bear interest at a fixed or adjustable annual percentage rate (the "APR" or "Contract Rate"). The Contract Pool may include Contracts with respect to which a Fixed Retained Yield has been retained, in which event references herein to Contracts and payments thereon shall mean the Contracts exclusive of such Fixed Retained Yield. The Prospectus Supplement for a Series will specify whether there will be any Fixed Retained Yield in any Contract, and if so, the owner thereof. A "Fixed Retained Yield" in a Contract represents a specified portion of the interest payable thereon.

         The Seller of the Contracts will represent that the Manufactured Homes securing the Contracts consist of manufactured homes within the meaning of 42 United States Code, Section 5402(6), which defines a "manufactured home" as "a structure, transportable in one or more sections, which in the traveling mode, is eight body feet or more in width or forty body feet or more in length, or, when erected on site, is three hundred twenty or more square feet, and which is built on a permanent chassis designed to be used as a dwelling with or without a permanent foundation when connected to the required utilities, and includes the plumbing, heating, air-conditioning, and electrical systems contained therein; except that such term shall include any structure which meets all the requirements of [this] paragraph except the size requirements and with respect to which the manufacturer voluntarily files a certification required by the Secretary of Housing and Urban Development and complies with the standards established under [this] chapter."

         Manufactured Homes, unlike site-built homes, generally depreciate in value. Consequently, at any time after origination it is possible, especially in the case of Contracts with high Loan-to-Value Ratios at origination, that the market value of a Manufactured Home may be lower than the principal amount outstanding under the related Contract.

         The Prospectus Supplement for each Series will set forth certain characteristics of the related Contracts, which may include the aggregate principal balance of the Contracts in the Contract Pool underlying such Series as of the Cut-Off Date for such Series (the "Cut-Off Date Aggregate Principal Balance"), the range of original terms to maturity of the Contracts in the Contract Pool, the weighted average remaining term to stated maturity at the Cut-Off Date of such Contracts, the earliest and latest origination dates of such Contracts, the range of Contract Rates and net contract rates borne by such Contracts ("Net Contract Rates"), the weighted average Net Contract Rate at the Cut-Off Date of such Contracts, the range of such Contracts which had Loan-to-Value Ratios at the time of origination of the Contracts and the highest outstanding principal balance at origination of any such Contract.

         The "Loan-to-Value Ratio" is the ratio, expressed as a percentage, of the principal amount of the Contract outstanding at the origination of such loan divided by the fair market value of the Manufactured Home. The fair market value of the Manufactured Home securing any Contract is, unless otherwise specified in the applicable Prospectus Supplement, either (x) the appraised value of the related Manufactured Home determined in an appraisal obtained by the originator at origination and (y) the sale price for such property, plus, in either case, sales and other taxes and, to the extent financed, filing and recording fees imposed by law, premiums for related insurance and prepaid finance charges. A maximum of 5% (by Cut-Off Date Aggregate Principal Balance) of the aggregate Contracts that are included in a Trust Fund will deviate from the characteristics that are described in the related Prospectus Supplement.

         The Contracts in a Trust Fund will generally have monthly payments due on the first of each month (each, a "Due Date") and will be fully-amortizing Contracts. Contracts may have Due Dates which occur on a date other than the first of each month. The Contract Pools may include adjustable rate Contracts that provide for payment adjustments to be made less frequently than adjustments in the Contract Rates. Each adjustment in the Contract Rate which is not made at the time of a corresponding adjustment in payments (and which adjusted amount of interest is not paid currently on a voluntary basis by the obligor) will result in a decrease (if the Contract Rate rises) or an increase (if the Contract Rate declines) in the rate of amortization of the Contract. Moreover, such payment adjustments on the Contracts may be subject to certain limitations, as specified in the Prospectus Supplement, which may also affect the rate of amortization on the Contract. As a result of such provisions, the amount of interest accrued in any month may equal or exceed the scheduled monthly payment on the Contract. In any such month, no principal would be payable on the Contract, and if the accrued interest exceeded the scheduled monthly payment, such excess interest due would become "Deferred Interest" that is added to the principal balance of the Contract. Deferred Interest will bear interest at the Contract Rate until paid. If such limitations prevent the payments from being sufficient to amortize fully the Contract by its stated maturity date, a lump sum payment equal to the remaining unpaid principal balance will be due on such stated maturity date.

         The geographic distribution of Manufactured Homes will be set forth in the Prospectus Supplement. Each Prospectus Supplement will set forth the percentage of the Cut-Off Date Aggregate Principal Balance of any Contracts in the Contract Pool which are secured by Manufactured Homes which have become permanently affixed to real estate. Each Prospectus Supplement will also set forth the percentage of the Cut-Off Date Aggregate Principal Balance of the Contracts in the related Contract Pool representing the refinancing of existing mortgage indebtedness.

         If specific information respecting the Contracts to be included in a Trust Fund is not known to the Sponsor at the time the Securities of a Series are initially offered, more general information of the nature described above will be provided in the Prospectus Supplement and final specific information will be set forth in a Current Report on Form 8-K to be available to investors on the date of issuance thereof and to be filed with the Commission promptly after the initial issuance of such Securities.

Private Securities

         General. Primary Assets for a Series may consist, in whole or in part, of Private Securities which include pass-through certificates representing beneficial interests in loans of the type that would otherwise be eligible to be Mortgage Loans and/or Contracts (the "Underlying Loans") or (b) collateralized obligations secured by Underlying

Loans. Such pass-through certificates or collateralized obligations will have previously been (a) offered and distributed to the public pursuant to an effective registration statement and not purchased as part of the original distribution or (b) acquired in a transaction not involving any public offering from a person who is not an affiliate of the issuer of such securities at the time of transfer (nor an affiliate thereof at any time during the three preceding months); provided a period of three years elapsed since the later of the date the securities were acquired from the issuer or an affiliate thereof. Although individual Underlying Loans may be insured or guaranteed by the United States or an agency or instrumentality thereof, they need not be, and Private Securities themselves will not be so insured or guaranteed.

         Private Securities will have been issued pursuant to a pooling and servicing agreement, a trust agreement or similar agreement (a "PS Agreement"). The seller/servicer of the Underlying Loans will have entered into the PS Agreement with the trustee under such PS Agreement (the "PS Trustee"). The PS Trustee or its agent, or a custodian, will possess the Underlying Loans. Underlying Loans will be serviced by a servicer (the "PS Servicer") directly or by one or more sub-servicers who may be subject to the supervision of the PS Servicer.

         The sponsor of the Private Securities (the "PS Sponsor") will be a financial institution or other entity engaged generally in the business of lending; a public agency or instrumentality of a state, local or federal government; or a limited purpose corporation organized for the purpose of, among other things, establishing trusts and acquiring and selling loans to such trusts, and selling beneficial interests in such trusts. The PS Sponsor may be an affiliate of the Depositor. The obligations of the PS Sponsor will generally be limited to certain representations and warranties with respect to the assets conveyed by it to the related trust. Additionally, although the Underlying Loans may be guaranteed by an agency or instrumentality of the United States, the Private Securities themselves will not be so guaranteed.

         Distributions of principal and interest will be made on the Private Securities on the dates specified in the related Prospectus Supplement. The Private Securities may be entitled to receive nominal or no principal distributions or nominal or no interest distributions. Principal and interest distributions will be made on the Private Securities by the PS Trustee or the PS Servicer. The PS Sponsor or the PS Servicer may have the right to repurchase the Underlying Loans after a certain date or under other circumstances specified in the related Prospectus Supplement.

         The Underlying Loans may be fixed rate, level payment, fully amortizing loans or adjustable rate loans or loans having balloon or other irregular payment features. Such Underlying Loans will be secured by mortgages on Mortgaged Properties.

         Credit Support Relating to Private Securities. Credit support in the form of Reserve Funds, subordination of other private securities issued under the PS Agreement, guarantees, letters of credit, cash collateral accounts, insurance policies or other types of credit support may be provided with respect to the Underlying Loans or with respect to the Private Securities themselves. The type, characteristics and amount of credit support will be a function of certain characteristics of the Underlying Loans and other factors and will have been established for the Private Securities on the basis of requirements of the nationally recognized statistical rating organization that rated the Private Securities.

         Additional Information. The Prospectus Supplement for a Series for which the Primary Assets include Private Securities will specify (such disclosure may be on an approximate basis and will be as of the date specified in the related Prospectus Supplement), to the extent relevant and to the extent such information is reasonably available to the Depositor and the Depositor reasonably believes such information to be reliable: (i) the aggregate approximate principal amount and type of the Private Securities to be included in the Trust Fund for such Series; (ii) certain characteristics of the Underlying Loans including (A) the payment features of such Underlying Loans (i.e., whether they are fixed rate or adjustable rate and whether they provide for fixed level payments or other payment features), (B) the approximate aggregate principal balance, if known, of such Underlying Loans insured or guaranteed by a governmental entity, (C) the servicing fee or range of servicing fees with respect to the Underlying Loans, (D) the minimum and maximum stated maturities of such Underlying Loans at origination, (E) the lien priority of such Underlying Loans, and (F) the delinquency status and year of origination of such Underlying Loans; (iii) the maximum original term-to-stated maturity of the Private Securities; (iv) the weighted average term-to-stated maturity of the Private Securities; (v) the pass-through or certificate rate or ranges thereof for the Private Securities;

(vi) the PS Sponsor, the PS Servicer (if other than the PS Sponsor) and the PS Trustee for such Private Securities; (vii) certain characteristics of credit support if any, such as Reserve Funds, insurance policies, letters of credit or guarantees relating to such Mortgage Loans underlying the Private Securities or to such Private Securities themselves; (viii) the terms on which Underlying Loans may, or are required to, be purchased prior to their stated maturity or the stated maturity of the Private Securities; and (ix) the terms on which Underlying Loans may be substituted for those originally underlying the Private Securities.

         If information of the nature described above representing the Private Securities is not known to the Depositor at the time the Securities are initially offered, approximate or more general information of the nature described above will be provided in the Prospectus Supplement and the additional information, if available, will be set forth in a Current Report on Form 8-K to be available to investors on the date of issuance of the related Series and to be filed with the Commission within 15 days of the initial issuance of such Securities.

Collection and Distribution Accounts

         A separate Collection Account will be established by the Trustee or the Servicer, in the name of the Trustee, for each Series of Securities for receipt of the amount of cash, if any, specified in the related Prospectus Supplement to be initially deposited therein by the Depositor, all amounts received on or with respect to the Primary Assets and any income earned thereon. Certain amounts on deposit in such Collection Account and certain amounts available pursuant to any Credit Enhancement will be deposited in a related Distribution Account, which will also be established by the Trustee for each such Series of Securities, for distribution to the related Holders. The Trustee may invest the funds in the Collection and Distribution Accounts in eligible investments maturing, with certain exceptions, not later, in the case of funds in the Collection Account, than the day preceding the date such funds are due to be deposited in the Distribution Account or otherwise distributed and, in the case of funds in the Distribution Account, than the day preceding the next Distribution Date for the related Series of Securities. "Eligible Investments" include, among other investments, obligations of the United States and certain agencies thereof, federal funds, certificates of deposit, commercial paper, demand and time deposits and banker's acceptances, certain repurchase agreements of United States government securities and certain guaranteed investment contracts, in each case, acceptable to the Rating Agency.

         Notwithstanding any of the foregoing, amounts may be deposited and withdrawn pursuant to any Deposit Agreement or Minimum Principal Payment Agreement as specified in the related Prospectus Supplement.

Pre-Funding Accounts

         A Trust Fund may include one or more segregated trust accounts (each, a "Pre-Funding Account") established and maintained with the Trustee for the related Series. On the closing date for such Series, a portion of the proceeds of the sale of the Securities of such Series (such amount, the "Pre-Funded Amount") will be deposited in the Pre-Funding Account and may be used to acquire additional Primary Assets during the period of time specified in the related Prospectus Supplement (the "Pre-Funding Period"). If any Pre-Funded Amount remains on deposit in the Pre-Funding Account at the end of the Pre-Funding Period, such amount will be applied in the manner specified in the related Prospectus Supplement to prepay the Notes and/or the Certificates of the applicable Series.

         If a Pre-Funding Account is established, (a) the Pre-Funding Period will not exceed 90 days from the related closing date, (b) the additional Primary Assets to be acquired during the Pre-Funding Period will be subject to the same representations and warranties and satisfy the same eligibility requirements as the Primary Assets included in the related Trust Fund on the closing date, subject to such exceptions as are expressly stated in such Prospectus Supplement, (c) the Pre-Funding Amount will not exceed 25% of the principal amount of the Securities issued pursuant to a particular offering and
(d) prior to the investment of the Pre-Funded Amount in additional Primary Assets, such Pre-Funded Amount will be invested in one or more Eligible Investments. Any Eligible Investment must mature no later than the Business Day prior to the next Distribution Date.

         If a Pre-Funding Account is established, one or more segregated trust accounts (each, a "Capitalized Interest Account") may be established and maintained with the Trustee for the related Series. On the closing date for such Series, a portion of the proceeds of the sale of the Securities of such Series will be deposited in the Capitalized Interest Account and used to fund the excess, if any, of the sum of (i) the amount of interest accrued on


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the Securities of such Series and (ii) certain fees or expenses during the
Pre-Funding Period, over the amount of interest available therefor from the Primary Assets in the Trust Fund. Any amounts on deposit in the Capitalized Interest Account at the end of the Pre-Funding Period that are not necessary for such purposes will be distributed to the person specified in the related Prospectus Supplement.

         If a Trust Fund includes a Pre-Funding Account and the principal balance of additional Primary Assets delivered to the Trust Fund during the Pre-Funding Period is less than the original Pre-Funded Amount, the Holders of the Securities of the related Series will receive a prepayment of principal as and to the extent described in the related Prospectus Supplement. Any such principal prepayment may adversely affect the yield to maturity of the applicable Securities. Since prevailing interest rates are subject to fluctuation, there can be no assurance that investors will be able to reinvest such a prepayment at yields equaling or exceeding the yields on the related Securities. It is possible that the yield on any such reinvestment will be lower, and may be significantly lower, than the yield on the related Securities.

                               CREDIT ENHANCEMENT

         If stated in the Prospectus Supplement relating to a Series of Securities, simultaneously with the Depositor's assignment of the Primary Assets to the Trustee, the Depositor will obtain an irrevocable letter of credit, surety bond or insurance policy, issue Subordinate Securities or obtain any other form of credit enhancement or combination thereof (collectively, "Credit Enhancement") in favor of the Trustee on behalf of the Holders of the related Series or designated Classes of such Series from an institution or by other means acceptable to the Rating Agency. The Credit Enhancement will support the payment of principal and interest on the Securities, and may be applied for certain other purposes to the extent and under the conditions set forth in such Prospectus Supplement. Credit Enhancement for a Series may include one or more of the following forms, or such other form as may be specified in the related Prospectus Supplement. Credit Enhancement may be structured so as to protect against losses relating to more than one Trust Fund, in the manner described therein.

Subordinate Securities

         Credit Enhancement for a Series may consist of one or more Classes of Subordinate Securities. The rights of holders of such Subordinate Securities to receive distributions on any Distribution Date will be subordinate in right and priority to the rights of Holders of Senior Securities of the Series, but only to the extent described in the related Prospectus Supplement.

Insurance

         Credit Enhancement for a Series may consist of special hazard insurance policies, bankruptcy bonds and other types of insurance relating to the Primary Assets, as described below and in the related Prospectus Supplement.

         Pool Insurance Policy. The related Prospectus Supplement will describe any pool insurance policy obtained by the Depositor for the Mortgage Loans and/or Contracts in the related Trust Fund. The pool insurance policy will cover any loss (subject to the limitations described in a related Prospectus Supplement) by reason of default. but will not cover the portion of the principal balance of any Mortgage Loan that is required to be covered by any primary mortgage insurance policy. The amount and terms of any such coverage will be set forth in the related Prospectus Supplement.

         Special Hazard Insurance Policy. Although the terms of such policies vary to some degree, a special hazard insurance policy typically provides that, where there has been damage to Mortgaged Property securing a defaulted or foreclosed Mortgage Loan or the Manufactured Home underlying a Contract (title to which has been acquired by the insured) and to the extent such damage is not covered by the standard hazard insurance policy or any flood insurance policy, if applicable, required to be maintained with respect to such Mortgaged Property, or Manufactured Home, or in connection with partial loss resulting from the application of the coinsurance clause in a standard hazard insurance policy, the special hazard insurer will pay the lesser of (i) the cost of repair or replacement of such Mortgaged Property Manufactured Home or (ii) upon transfer of such Mortgaged Property or

Manufactured Home to the special hazard insurer, the unpaid principal balance of such Mortgage Loan or Contract at the time of acquisition of such Mortgaged Property by foreclosure or deed in lieu of foreclosure, plus accrued interest to the date of claim settlement and certain expenses incurred by the Servicer with respect to such Mortgaged Property. If the unpaid principal balance plus accrued interest and certain expenses is paid by the special hazard insurer, the amount of further coverage under the special hazard insurance policy will be reduced by such amount less any net proceeds from the sale of such Mortgaged Property or Manufactured Home. Any amount paid as the cost of repair of such Mortgaged Property or Manufactured Home will reduce coverage by such amount. Special hazard insurance policies typically do not cover losses occasioned by war, civil insurrection, certain governmental actions, errors in design, faulty workmanship or materials (except under certain circumstances), nuclear reaction, flood (if the Mortgaged Property is in a federally designated flood area), chemical contamination and certain other risks.

         Restoration of the Mortgaged Property or replacement of the Manufactured Home with the proceeds described under (i) above is expected to satisfy the condition under any pool insurance policy that such Mortgaged Property be restored or Manufactured Home replaced before a claim under such pool insurance policy may be validly presented with respect to the defaulted Mortgage Loan or Contract secured by such Mortgaged Property or Manufactured Home, as applicable. The payment described under (ii) above will render unnecessary presentation of a claim in respect of such Mortgage Loan or Contract under any pool insurance policy. Therefore, so long as such pool insurance policy remains in effect, the payment by the special hazard insurer of the cost of repair or of the unpaid principal balance of the related Mortgage Loan or Contract plus accrued interest and certain expenses will not affect the total insurance proceeds paid to Holders of the Securities, but will affect the relative amounts of coverage remaining under the special hazard insurance policy and pool insurance policy.

         Bankruptcy Bond. In the event of a bankruptcy of a borrower, the bankruptcy court may establish the value of the Mortgaged Property securing the related Mortgage Loan or the Manufactured Home securing the Contract at an amount less than the then-outstanding principal balance of such Mortgage Loan or Contract. The amount of the secured debt could be reduced to such value, and the holder of such Mortgage Loan or Contract thus would become an unsecured creditor to the extent the outstanding principal balance of such Mortgage Loan or Contract exceeds the value so assigned to the Mortgaged Property or the Manufactured Home by the bankruptcy court. In addition, certain other modifications of the terms of a Mortgage Loan or Contract can result from a bankruptcy proceeding. See "CERTAIN LEGAL ASPECTS OF MORTGAGE LOANS" herein. If so provided in the related Prospectus Supplement, the Depositor or other entity specified in the related Prospectus Supplement will obtain a bankruptcy bond or similar insurance contract (the "bankruptcy bond") covering losses resulting from proceedings with respect to borrowers under the Bankruptcy Code. The bankruptcy bond will cover certain losses resulting from a reduction by a bankruptcy court of scheduled payments of principal of and interest on a Mortgage Loan or Contract or a reduction by such court of the principal amount of a Mortgage Loan or Contract and will cover certain unpaid interest on the amount of such a principal reduction from the date of the filing of a bankruptcy petition.

         The bankruptcy bond will provide coverage in the aggregate amount specified in the related Prospectus Supplement for all Mortgage Loans and/or Contracts in the Trust Fund for such Series. Such amount will be reduced by payments made under such bankruptcy bond in respect of such Mortgage Loans and/or Contracts, and will not be restored.

Reserve Funds
         The Depositor may deposit into one or more funds to be established with the Trustee as part of the Trust Fund for such Series or for the benefit of any Credit Enhancer with respect to such Series (the "Reserve Funds") cash, a letter or letters of credit, cash collateral accounts, Eligible Investments, or other instruments meeting the criteria of the Rating Agency rating any Series of the Securities in the amount specified in such Prospectus Supplement. In the alternative or in addition to such deposit, a Reserve Fund for a Series may be funded over time through application of all or a portion of the excess cash flow from the Primary Assets for such Series, to the extent described in the related Prospectus Supplement. If applicable, the initial amount of the Reserve Fund and the Reserve Fund maintenance requirements for a Series of Securities will be described in the related Prospectus Supplement.

         Amounts withdrawn from any Reserve Fund will be applied by the Trustee to make payments on the Securities of a Series, to pay expenses, to reimburse any Credit Enhancer or for any other purpose, in the manner and to the extent specified in the related Prospectus Supplement.

         Amounts deposited in a Reserve Fund will be invested by the Trustee, in Eligible Investments maturing no later than the day specified in the related Prospectus Supplement.

Minimum Principal Payment Agreement

         If stated in the Prospectus Supplement relating to a Series of Securities, the Depositor will enter into a Minimum Principal Payment Agreement with an entity meeting the criteria of the Rating Agency pursuant to which such entity will provide certain payments on the Securities of such Series in the event that aggregate scheduled principal payments and/or prepayments on the Primary Assets for such Series are not sufficient to make certain payments on the Securities of such Series, as provided in the Prospectus Supplement.

Deposit Agreement

         The Depositor and the Trustee for such Series of Securities will enter into a Deposit Agreement with the entity specified in such Prospectus Supplement on or before the sale of such Series of Securities. The purpose of a Deposit Agreement would be to accumulate available cash for investment so that such cash, together with income thereon, can be applied to future distributions on one or more Classes of Securities. The Prospectus Supplement for a Series of Securities pursuant to which a Deposit Agreement is used will contain a description of the terms of such Deposit Agreement.

                           SERVICING OF MORTGAGE LOANS

General

         Customary servicing functions with respect to Mortgage Loans and/or Contracts comprising the Primary Assets in the Trust Fund will be provided by the Servicer directly pursuant to the related Servicing Agreement or Pooling and Servicing Agreement, as the case may be, with respect to a Series of Securities.

Collection Procedures; Escrow Accounts

         The Servicer will make reasonable efforts to collect all payments required to be made under the Mortgage Loans and/or Contracts and will, consistent with the terms of the related Agreement for a Series and any applicable Credit Enhancement, follow such collection procedures as it follows with respect to comparable loans held in its own portfolio. Consistent with the above, the Servicer may, in its discretion, (i) waive any assumption fee, late payment charge, or other charge in connection with a Mortgage Loan or Contract and (ii) to the extent provided in the related Agreement arrange with an obligor a schedule for the liquidation of delinquencies by extending the dates on which the related payments (the "Scheduled Payments") are due (the "Due Dates") on such Mortgage Loan or Contract.

         The Servicer, to the extent permitted by law, will establish and maintain escrow or impound accounts ("Escrow Accounts") with respect to Mortgage Loans and/or Contracts in which payments by obligors to pay taxes, assessments, mortgage and hazard insurance premiums, and other comparable items will be deposited. Mortgage Loans and/or Contracts may not require such payments under the loan related documents, in which case the Servicer would not be required to establish any Escrow Account with respect to such Mortgage Loans and/or Contracts. Withdrawals from the Escrow Accounts are to be made to effect timely payment of taxes, assessments and mortgage and hazard insurance, to refund to obligors amounts determined to be overages, to pay interest to obligors on balances in the Escrow Account to the extent required by law, to repair or otherwise protect the Mortgaged Property securing the related Mortgage Loan or Manufactured Home securing the related Contract and to clear and terminate such Escrow Account. The Servicer will be responsible for the administration of the Escrow Accounts and generally will make advances to such accounts when a deficiency exists therein.

Deposits to and Withdrawals from the Collection Account

         The Trustee or the Servicer will establish a separate account (the "Collection Account") in the name of the Trustee. The Collection Account will be an account maintained (i) at a depository institution, the long-term unsecured debt obligations of which at the time of any deposit therein are rated by each Rating Agency rating the Securities of such Series at levels satisfactory to each Rating Agency or (ii) in an account or accounts the deposits in which are insured to the maximum extent available by the Federal Deposit Insurance Corporation ("FDIC") or which are secured in a manner meeting requirements established by each Rating Agency.

         The funds held in the Collection Account may be invested, pending remittance to the Trustee, in Eligible Investments. The Servicer will be entitled to receive as additional compensation any interest or other income earned on funds in the Collection Account.

         The Servicer, the Depositor, the Trustee or the Originator, as appropriate, will deposit into the Collection Account for each Series on the Business Day following the Closing Date any amounts representing Scheduled Payments due after the related Cut-off Date but received by the Servicer on or before the Closing Date, and thereafter, within two business days after the date of receipt thereof, the following payments and collections received or made by it (other than in respect of principal of and interest on the related Primary Assets due on or before such Cut-off Date):

                  (i) All payments on account of principal, including prepayments, on such Primary Assets;

                  (ii) All payments on account of interest on such Primary Assets after deducting therefrom, at the discretion of the Servicer but only to the extent of the amount permitted to be withdrawn or withheld from the Collection Account in accordance with the related Agreement, the Servicing Fee in respect of such Primary Assets;

                  (iii) All amounts received by the Servicer in connection with the liquidation of Primary Assets or property acquired in respect thereof, whether through foreclosure sale, repossession or otherwise, including payments in connection with such Primary Assets received from the obligor, other than amounts required to be paid or refunded to the obligor pursuant to the terms of the applicable loan documents or otherwise pursuant to law ("Liquidation Proceeds"), exclusive of, in the discretion of the Servicer, but only to the extent of the amount permitted to be withdrawn from the Collection Account in accordance with the related Agreement, the Servicing Fee, if any, in respect of the related Primary Asset;

                  (iv) All proceeds under any title insurance, hazard insurance or other insurance policy covering any such Primary Asset, other than proceeds to be applied to the restoration or repair of the related Mortgaged Property or Manufactured Home or released to the obligor in accordance with the related Agreement;

                  (v) All amounts required to be deposited therein from any applicable Reserve Fund for such Series pursuant to the related Agreement;

                  (vi) All Advances made by the Servicer required pursuant to the related Agreement; and

                  (vii) All repurchase prices of any such Primary Assets repurchased by the Depositor, the Servicer or the Originator pursuant to the related Agreement.

         The Servicer may be permitted, from time to time, to make withdrawals from the Collection Account for each Series for the following purposes:

                  (i) to reimburse itself for Advances for such Series made by it pursuant to the related Agreement; the Servicer's right to reimburse itself is limited to amounts received on or in respect of particular Mortgage Loans and/or Contracts (including, for this purpose, Liquidation Proceeds and amounts representing proceeds of insurance policies covering the related Mortgaged Property or Manufactured

         Home, as applicable) which represent late recoveries of Scheduled Payments respecting which any such Advance was made;

                  (ii) to the extent provided in the related Agreement, to reimburse itself for any Advances for such Series that the Servicer determines in good faith it will be unable to recover from amounts representing late recoveries of Scheduled Payments respecting which such Advance was made or from Liquidation Proceeds or the proceeds of insurance policies;

                  (iii) to reimburse itself from Liquidation Proceeds for liquidation expenses and for amounts expended by it in good faith in connection with the restoration of damaged Mortgaged Property or Manufactured Home and, in the event deposited in the Collection Account and not previously withheld, and to the extent that Liquidation Proceeds after such reimbursement exceed the outstanding principal balance of the related Mortgage Loan or Contract, together with accrued and unpaid interest thereon to the Due Date for such Mortgage Loan next succeeding the date of its receipt of such Liquidation Proceeds, to pay to itself out of such excess the amount of any unpaid Servicing Fee and any assumption fees, late payment charges, or other charges on the related Mortgage Loan or Contract;

                  (iv) in the event it has elected not to pay itself the Servicing Fee out of the interest component of any Scheduled Payment, late payment or other recovery with respect to a particular Mortgage Loan or Contract prior to the deposit of such Scheduled Payment, late payment or recovery into the Collection Account, to pay to itself the Servicing Fee, as adjusted pursuant to the related Agreement, from any such Scheduled Payment, late payment or such other recovery, to the extent permitted by the related Agreement;

                  (v) to reimburse itself for expenses incurred by and recoverable by or reimbursable to it pursuant to the related Agreement;

                  (vi) to pay to the applicable person with respect to each Primary Asset or Mortgaged Properties acquired through or in lieu of foreclosure (each, an "REO Property") acquired in respect thereof that has been repurchased or removed from the Trust Fund by the Depositor, the Servicer or the Originator pursuant to the related Agreement, all amounts received thereon and not distributed as of the date on which the related repurchase price was determined;

                  (vii) to make payments to the Trustee of such Series for deposit into the Distribution Account, if any, or for remittance to the Holders of such Series in the amounts and in the manner provided for in the related Agreement; and

                  (viii) to clear and terminate the Collection Account pursuant to the related Agreement.

         In addition, if the Servicer deposits in the Collection Account for a Series any amount not required to be deposited therein, it may, at any time, withdraw such amount from such Collection Account.

Advances and Limitations Thereon

         The related Prospectus Supplement will describe the circumstances, if any, under which the Servicer will make Advances with respect to delinquent payments on Mortgage Loans and/or Contracts. The Servicer will be obligated to make Advances, and such obligation may be limited in amount, or may not be activated until a certain portion of a specified Reserve Fund is depleted. Advances are intended to provide liquidity and, except to the extent specified in the related Prospectus Supplement, not to guarantee or insure against losses. Accordingly, any funds advanced are recoverable by the Servicer out of amounts received on particular Mortgage Loans and/or Contracts which represent late recoveries of principal or interest, proceeds of insurance policies or Liquidation Proceeds respecting which any such Advance was made. If an Advance is made and subsequently determined to be nonrecoverable from late collections, proceeds of insurance policies, or Liquidation Proceeds from the related Mortgage Loan or Contract, the Servicer may be entitled to reimbursement from other funds in the Collection Account or Distribution Account, as the case may be, or from a specified Reserve Fund as applicable, to the extent specified in the related Prospectus Supplement.

Maintenance of Insurance Policies and other Servicing Procedures

         Standard Hazard Insurance; Flood Insurance. The related Prospectus Supplement will specify the extent to which the Servicer will be required to maintain or to cause the obligor on each Mortgage Loan or Contract to maintain a standard hazard insurance policy providing coverage of the standard form of fire insurance with extended coverage for certain other hazards as is customary in the state in which the related Mortgaged Property or Manufactured Home is located. The standard hazard insurance policies will provide for coverage at least equal to the applicable state standard form of fire insurance policy with extended coverage for property of the type securing the related Mortgage Loans and/or Contracts. In general, the standard form of fire and extended coverage policy will cover physical damage to or destruction of, the related Mortgaged Property or Manufactured Home caused by fire, lightning, explosion, smoke, windstorm, hail, riot, strike and civil commotion, subject to the conditions and exclusions particularized in each policy. Because the standard hazard insurance policies relating to the Mortgage Loans and/or Contracts will be underwritten by different hazard insurers and will cover Mortgaged Properties and Manufactured Homes located in various states, such policies will not contain identical terms and conditions. The basic terms, however, generally will be determined by state law and generally will be similar. Most such policies typically will not cover any physical damage resulting from war, revolution, governmental actions, floods and other water-related causes, earth movement (including earthquakes, landslides and mudflows), nuclear reaction, wet or dry rot, vermin, rodents, insects or domestic animals, theft and, in certain cases, vandalism. The foregoing list is merely indicative of certain kinds of uninsured risks and is not intended to be all inclusive. Uninsured risks not covered by a special hazard insurance policy or other form of Credit Enhancement will adversely affect distributions to Holders. When a Mortgaged Property securing a Mortgage Loan is located in a flood area identified by HUD pursuant to the Flood Disaster Protection Act of 1973, as amended, the Servicer will be required to cause flood insurance to be maintained with respect to such Mortgaged Property, to the extent available.

         The standard hazard insurance policies covering Mortgaged Properties securing Mortgage Loans or Manufactured Home Securing a Contract typically will contain a "coinsurance" clause which, in effect, will require the insured at all times to carry hazard insurance of a specified percentage (generally 80% to 90%) of the full replacement value of the Mortgaged Property or Manufactured Home, including the improvements on any Mortgaged Property or Manufactured Home, in order to recover the full amount of any partial loss. If the insured's coverage falls below this specified percentage, such clause will provide that the hazard insurer's liability in the event of partial loss will not exceed the greater of
(i) the actual cash value (the replacement cost less physical depreciation) of the Mortgaged Property or Manufactured Home, including the improvements, if any, damaged or destroyed or (ii) such proportion of the loss, without deduction for depreciation, as the amount of insurance carried bears to the specified percentage of the full replacement cost of such Mortgaged Property or Manufactured Home and improvements. Since the amount of hazard insurance to be maintained on the improvements securing the Mortgage Loans and Manufactured Homes declines as the principal balances owing thereon decrease, and since the value of the Mortgaged Properties or Manufactured Home will fluctuate in value over time, the effect of this requirement in the event of partial loss may be that hazard insurance proceeds will be insufficient to restore fully the damage to the affected Mortgaged Property or Manufactured Home.

         Generally, coverage will be in an amount at least equal to the greater of (i) the amount necessary to avoid the enforcement of any co-insurance clause contained in the policy or (ii) the outstanding principal balance of the related Mortgage Loan or Contract. The Servicer may also maintain on REO Property that secured a defaulted Mortgage Loan and that has been acquired upon foreclosure, deed in lieu of foreclosure, or repossession, a standard hazard insurance policy in an amount that is at least equal to the maximum insurable value of such REO Property. No earthquake or other additional insurance will be required of any obligor or will be maintained on REO Property acquired in respect of a defaulted Mortgage Loan, other than pursuant to such applicable laws and regulations as shall at any time be in force and shall require such additional insurance.

         Any amounts collected by the Servicer under any such policies of insurance (other than amounts to be applied to the restoration or repair of the Mortgaged Property or Manufactured Home, released to the obligor in accordance with normal servicing procedures or used to reimburse the Servicer for amounts to which it is entitled to reimbursement) will be deposited in the Collection Account. In the event that the Servicer obtains and maintains a blanket policy insuring against hazard losses on all of the Mortgage Loans and/or Contracts, written by an insurer then acceptable to each Rating Agency which assigns a rating to such Series, it will conclusively be deemed to have satisfied its obligations to cause to be maintained a standard hazard insurance policy for each Loan or related REO

Property. This blanket policy may contain a deductible clause, in which case the Servicer will be required, in the event that there has been a loss that would have been covered by such policy absent such deductible clause, to deposit in the Collection Account the amount not otherwise payable under the blanket policy because of the application of such deductible clause.

Realization upon Defaulted Mortgage Loans

         The Servicer will use its reasonable best efforts to foreclose upon, repossess or otherwise comparably convert the ownership of the Mortgaged Properties securing the related Mortgage Loans or possession of the Manufactured Homes securing the Contracts as come into and continue in default and as to which no satisfactory arrangements can be made for collection of delinquent payments. In connection with such foreclosure, repossession or other conversion, the Servicer will follow such practices and procedures as it deems necessary or advisable and as are normal and usual in its servicing activities with respect to comparable loans serviced by it. However, the Servicer will not be required to expend its own funds in connection with any foreclosure or repossession or towards the restoration of the Mortgaged Property or Manufactured Home unless it determines that (i) such restoration, repossession or foreclosure will increase the Liquidation Proceeds in respect of the related Mortgage Loan or Contract available to the Holders after reimbursement to itself for such expenses and
(ii) such expenses will be recoverable by it either through Liquidation Proceeds or the proceeds of insurance. Notwithstanding anything to the contrary herein, in the case of a Trust Fund for which a REMIC election has been made, the Servicer will be required to liquidate any Mortgaged Property acquired through foreclosure within two years after the acquisition of the beneficial ownership of such Mortgaged Property. While the holder of a Mortgaged Property acquired through foreclosure can often maximize its recovery by providing financing to a new purchaser, the Trust Fund, if applicable, will have no ability to do so and neither the Servicer nor the Depositor will be required to do so.

         The Servicer may arrange with the obligor on a defaulted Mortgage Loan or Contract a modification of such Mortgage Loan or Contract (a "Modification") to the extent provided in the related Prospectus Supplement. Such Modifications may only be entered into if they meet the underwriting policies and procedures employed by the Servicer in servicing receivables for its own account and meet the other conditions set forth in the related Prospectus Supplement.

Enforcement of Due-On-Sale Clauses

         When any Mortgaged Property is about to be conveyed by the obligor, the Servicer may, to the extent it has knowledge of such prospective conveyance and prior to the time of the consummation of such conveyance, exercise its rights to accelerate the maturity of the related Mortgage Loan under the applicable "due-on-sale" clause, if any, unless it reasonably believes that such clause is not enforceable under applicable law or if the enforcement of such clause would result in loss of coverage under any primary mortgage insurance policy. In such event, the Servicer is authorized to accept from or enter into an assumption agreement with the person to whom such Mortgaged Property has been or is about to be conveyed, pursuant to which such person becomes liable under the Mortgage Loan and pursuant to which the original obligor is released from liability and such person is substituted as the obligor and becomes liable under the Mortgage Loan. Any fee collected in connection with an assumption will be retained by the Servicer as additional servicing compensation. The terms of a Mortgage Loan may not be changed in connection with an assumption.

Servicing Compensation and Payment of Expenses

         The Servicer will be entitled to a periodic fee as servicing compensation (the "Servicing Fee") in an amount to be determined as specified in the related Prospectus Supplement. The Servicing Fee may be fixed or variable, as specified in the related Prospectus Supplement. In addition, the Servicer will be entitled to servicing compensation in the form of assumption fees, late payment charges and similar items, or excess proceeds following disposition of Mortgaged Property in connection with defaulted Mortgage Loans or Manufactured Homes in connection with a defaulted Contract, as will be further specified in the related Prospectus Supplement,.

         The Servicer may pay certain expenses incurred in connection with the servicing of the Mortgage Loans, including, without limitation, the payment of the fees and expenses of the Trustee and independent accountants, payment of insurance policy premiums and the cost of credit support, if any, and payment of expenses incurred in preparation of reports to Holders.

         When an obligor makes a principal prepayment in full between Due Dates on the related Mortgage Loan or Contract, the obligor will generally be required to pay interest on the amount prepaid only to the date of prepayment. If and to the extent provided in the related Prospectus Supplement in order that one or more Classes of the Holders of a Series will not be adversely affected by any resulting shortfall in interest, the amount of the Servicing Fee may be reduced to the extent necessary to include in the Servicer's remittance to the Trustee for deposit into the Distribution Account an amount equal to one month's interest on the related Mortgage Loan or Contract (less the Servicing Fee). If the aggregate amount of such shortfalls in a month exceeds the Servicing Fee for such month, a shortfall to Holders may occur.

         The Servicer will be entitled to reimbursement for certain expenses incurred by it in connection with the liquidation of defaulted Mortgage Loans or Contracts. The related Holders will suffer no loss by reason of such expenses to the extent expenses are covered under related insurance policies or from excess Liquidation Proceeds. If claims are either not made or paid under the applicable insurance policies or if coverage thereunder has been exhausted, the related Holders will suffer a loss to the extent that Liquidation Proceeds, after reimbursement of the Servicer's expenses, are less than the outstanding principal balance of and unpaid interest on the related Mortgage Loan or Contract which would be distributable to Holders. In addition, the Servicer will be entitled to reimbursement of expenditures incurred by it in connection with the restoration of property securing a defaulted Mortgage Loan or Contract, such right of reimbursement being prior to the rights of the Holders to receive any related proceeds of insurance policies, Liquidation Proceeds or amounts derived from other Credit Enhancement. The Servicer is generally also entitled to reimbursement from the Collection Account for Advances.

         The rights of the Servicer to receive funds from the Collection Account for a Series, whether as the Servicing Fee or other compensation, or for the reimbursement of Advances, expenses or otherwise, may be subordinate to the rights of Holders of such Series as set forth in the related Agreement.

Evidence as to Compliance

         The applicable Agreement for each Series will provide that each year, a firm of independent public accountants will furnish a statement to the Trustee to the effect that such firm has examined certain documents and records relating to the servicing of the Mortgage Loans and/or Contracts by the Servicer and that, on the basis of such examination, such firm is of the opinion that the servicing has been conducted in compliance with such Agreement, except for (i) such exceptions as such firm believes to be immaterial and (ii) such other exceptions as are set forth in such statement.

         The applicable Agreement for each Series will also provide for delivery to the Trustee for such Series of an annual statement signed by an officer of the Servicer to the effect that the Servicer has fulfilled its obligations under such Agreement throughout the preceding calendar year.

Certain Matters Regarding the Servicer

         The Servicer for each Series will be identified in the related Prospectus Supplement. The Servicer may be an affiliate of the Depositor and may have other business relationships with the Depositor and its affiliates.

         If an event of default ("Event of Default") occurs under either a Servicing Agreement or a Pooling and Servicing Agreement, the Servicer may be replaced by the Trustee or a successor Servicer. Such Events of Default and the rights of the Trustee upon such a default under the Agreement for the related Series will be substantially similar to those described under "THE AGREEMENTS-- Events of Default; Rights Upon Events of Default--Pooling and Servicing Agreement; Servicing Agreement" herein.

         The related Agreement will specify the circumstances under which the Servicer may assign its rights and delegate its duties and obligations thereunder for each Series, which generally will require that the successor Servicer accepting such assignment or delegation (i) services similar loans in the ordinary course of its business, (ii) is reasonably satisfactory to the Trustee for the related Series, (iii) has a net worth of not less than the amount specified in the related Prospectus Supplement, (iv) would not cause any Rating Agency's rating of the Securities for such Series in effect immediately prior to such assignment, sale or transfer to be qualified, downgraded or withdrawn as a result of such assignment, sale or transfer and (v) executes and delivers to the Trustee an agreement, in form and substance reasonably satisfactory to the Trustee, which contains an assumption by such Servicer of the due and punctual performance and observance of each covenant and condition to be performed or observed by the Servicer under the related Agreement from and after the date of such agreement. No such assignment will become effective until the Trustee or a successor Servicer has assumed the servicer's obligations and duties under the related Agreement. To the extent that the Servicer transfers its obligations to a wholly-owned subsidiary or affiliate, such subsidiary or affiliate need not satisfy the criteria set forth above; however, in such instance, the assigning Servicer will remain liable for the servicing obligations under the related Agreement. Any entity into which the Servicer is merged or consolidated or any successor corporation resulting from any merger, conversion or consolidation will succeed to the Servicer's obligations under the related Agreement provided that such successor or surviving entity meets the requirements for a successor Servicer set forth above.

         Except to the extent otherwise provided therein, each Agreement will provide that neither the Servicer, nor any director, officer, employee or agent of the Servicer, will be under any liability to the related Trust Fund, the Depositor or the Holders for any action taken or for failing to take any action in good faith pursuant to the related Agreement, or for errors in judgment; provided, however, that neither the Servicer nor any such person will be protected against any breach of warranty or representations made under such Agreement or the failure to perform its obligations in compliance with any standard of care set forth in such Agreement, or liability which would otherwise be imposed by reason of willful misfeasance, bad faith or negligence in the performance of their duties or by reason of reckless disregard of their obligations and duties thereunder. Each Agreement will further provide that the Servicer and any director, officer, employee or agent of the Servicer is entitled to indemnification from the related Trust Fund and will be held harmless against any loss, liability or expense incurred in connection with any legal action relating to the Agreement or the Securities, other than any loss, liability or expense incurred by reason of willful misfeasance, bad faith or negligence in the performance of duties thereunder or by reason of reckless disregard of obligations and duties thereunder. In addition, the related Agreement will provide that the Servicer is not under any obligation to appear in, prosecute or defend any legal action which is not incidental to its servicing responsibilities under such Agreement which, in its opinion, may involve it in any expense or liability. The Servicer may, in its discretion, undertake any such action which it may deem necessary or desirable with respect to the related Agreement and the rights and duties of the parties thereto and the interests of the Holders thereunder. In such event the legal expenses and costs of such action and any liability resulting therefrom may be expenses, costs, and liabilities of the Trust Fund and the Servicer may be entitled to be reimbursed therefor out of the Collection Account.

                                 THE AGREEMENTS

         The following summaries describe certain provisions of the Agreements. The summaries do not purport to be complete and are subject to, and qualified in their entirety by reference to, the provisions of the Agreements. Where particular provisions or terms used in the Agreements are referred to, such provisions or terms are as specified in the related Agreements.

Assignment of Primary Assets

         General. At the time of issuance of the Securities of a Series, the Originator will transfer, convey and assign to the Trust Fund all right, title and interest of the Originator in the Primary Assets and other property to be transferred to the Trust Fund for a Series. Such assignment will include all principal and interest due on or with respect to the Primary Assets after the Cut-off Date specified in the related Prospectus Supplement (except for any interests in the Trust Fund retained by the Depositor or its affiliate ("Retained Interests")). The Trustee will, concurrently with such assignment, execute and deliver the Securities.

         Assignment of Mortgage Loans. The Depositor will, as to each Mortgage Loan, deliver or cause to be delivered to the Trustee, or, as specified in the related Prospectus Supplement a custodian on behalf of the Trustee (the "Custodian"), the Mortgage Note endorsed without recourse to the order of the Trustee or in blank, the original Mortgage with evidence of recording indicated thereon (except for any Mortgage not returned from the public recording office, in which case a copy of such Mortgage will be delivered, together with a certificate that the original of such Mortgage was delivered to such recording office) and an assignment of the Mortgage in recordable form. The Trustee or the Custodian will hold such documents in trust for the benefit of the Holders.

         With respect to Mortgage Loans secured by Mortgages and to the extent described in the related Prospectus Supplement, the Depositor will, at the time of issuance of the Securities, cause assignments to the Trustee of the Mortgages relating to the Mortgage Loans for a Series to be recorded in the appropriate public office for real property records, except in states where, in the opinion of counsel acceptable to the Trustee, such recording is not required to protect the Trustee's interest in the related Mortgage Loans. The Depositor will cause such assignments to be so recorded within the time after issuance of the Securities as is specified in the related Prospectus Supplement, in which event, the Agreement may require the Originator to repurchase from the Trustee any Mortgage Loan the related Mortgage of which is not recorded within such time, at the price described below with respect to repurchases by reason of defective documentation. The related Prospectus Supplement will specify whether or not the enforcement of the repurchase obligation would constitute the sole remedy available to the Holders or the Trustee for the failure of a Mortgage to be recorded.

         Each Mortgage Loan will be identified in a schedule appearing as an exhibit to the related Agreement (the "Loan Schedule"). Such Loan Schedule will specify with respect to each Mortgage Loan: the original principal amount and unpaid principal balance as of the Cut-off Date; the current interest rate; the current Scheduled Payment of principal and interest; the maturity date, if any, of the related Mortgage Note; if the Mortgage Loan is an adjustable rate Mortgage Loan, the Lifetime Rate Cap, if any, and the current index.

         Assignment of Private Securities. The Depositor will cause Private Securities to be registered in the name of the Trustee (or its nominee or correspondent). The Trustee (or its nominee or correspondent) will have possession of any certificated Private Securities. The related Prospectus Supplement will specify whether or not the Trustee will be in possession of or be assignee of record of any underlying assets for a Private Security. See "THE TRUST FUNDS--Private Securities" herein. Each Private Security will be identified in a schedule appearing as an exhibit to the related Agreement (the "Certificate Schedule"), which will specify the original principal amount, outstanding principal balance as of the Cut-off Date, annual pass-through rate or interest rate and maturity date for each Private Security conveyed to the Trust Fund. In the Agreement, the Depositor will represent and warrant to the Trustee regarding the Private Securities: (i) that the information contained in the Certificate Schedule is true and correct in all material respects; (ii) that, immediately prior to the conveyance of the Private Securities, the Depositor had good title thereto, and was the sole owner thereof (subject to any Retained Interest); (iii) that there has been no other sale by it of such Private Securities; and (iv) that there is no existing lien, charge, security interest or other encumbrance (other than any Retained Interest) on such Private Securities.

         Repurchase and Substitution of Non-Conforming Primary Assets. If any document required to be in the file relating to the Primary Assets delivered by the Depositor to the Trustee (or Custodian) is found by the Trustee within a period not to exceed 90 days of the execution of the related Agreement (or promptly after the Trustee's receipt of any document permitted to be delivered after the Closing Date) to be defective in any material respect and the Depositor or Originator does not cure such defect within a period not to exceed 90 days, the Depositor or Originator will, not later than a period not to exceed 90 days after the Trustee's notice to the Depositor or the Originator, as the case may be, of the defect, repurchase the related Primary Asset or any property acquired in respect thereof from the Trustee at a price generally equal to, (a) the lesser of (i) the outstanding principal balance of such Primary Asset and
(ii) the Trust Fund's federal income tax basis in the Primary Asset and (b) accrued and unpaid interest to the date of the next scheduled payment on such Primary Asset at the rate set forth in the related Agreement, provided, however, the purchase price shall not be limited in (i) above to the Trust Fund's federal income tax basis if the repurchase at a price equal to the outstanding principal balance of such Primary Asset will not result in any prohibited transaction tax under Section 860F(a) of the Code.

         The Depositor or Originator, as the case may be, may, rather than repurchase the Primary Asset as described above, remove such Primary Asset from the Trust Fund (the "Deleted Primary Asset") and substitute in its place one or more other Primary Assets (each, a "Qualifying Substitute Primary Asset") provided, however, that (i) with respect to a Trust Fund for which no REMIC election is made, such substitution must be effected within 120 days of the date of initial issuance of the Securities and (ii) with respect to a Trust Fund for which a REMIC election is made, after a specified time period, the Trustee must have received a satisfactory opinion of counsel that such substitution will not cause the Trust Fund to lose its status as a REMIC or otherwise subject the Trust Fund to a prohibited transaction tax.

         Any Qualifying Substitute Primary Asset will have, on the date of substitution, (i) an outstanding principal balance, after deduction of all Scheduled Payments due in the month of substitution, not in excess of the outstanding principal balance of the Deleted Primary Asset (the amount of any shortfall to be deposited to the Collection Account in the month of substitution for distribution to Holders), (ii) an interest rate not less than the interest rate of the Deleted Primary Asset, (iii) a remaining term-to-stated maturity not greater than that of the Deleted Primary Asset, and will comply with all of the representations and warranties set forth in the applicable Agreement as of the date of substitution.

         The above-described cure, repurchase or substitution obligations constitute the sole remedies available to the Holders or the Trustee for a material defect in a document for a Primary Asset.

         The Depositor or another entity will make representations and warranties with respect to Primary Assets for a Series. If the Depositor or such entity cannot cure a breach of any such representations and warranties in all material respects within the time period specified in the related Prospectus Supplement after notification by the Trustee of such breach, and if such breach is of a nature that materially and adversely affects the value of such Primary Asset, the Depositor or such entity is obligated to repurchase the affected Primary Asset or, if provided in the related Prospectus Supplement, provide a Qualifying Substitute Primary Asset therefor, subject to the same conditions and limitations on purchases and substitutions as described above.

         The Depositor's only source of funds to effect any cure, repurchase or substitution will be through the enforcement of the corresponding obligations, if any, of the responsible originator or Originator of such Primary Assets. See "SPECIAL CONSIDERATIONS--Limited Assets" herein.

         No Holder of Securities of a Series, solely by virtue of such Holder's status as a Holder, will have any right under the applicable Agreement for such Series to institute any proceeding with respect to such Agreement, unless such Holder previously has given to the Trustee for such Series written notice of default and unless the Holders of Securities evidencing not less than 51% of the aggregate voting rights of the Securities for such Series have made written request upon the Trustee to institute such proceeding in its own name as Trustee thereunder and have offered to the Trustee reasonable indemnity, and the Trustee for 60 days has neglected or refused to institute any such proceeding.

Reports to Holders

         The Trustee or other entity specified in the related Prospectus Supplement will prepare and forward to each Holder on each Distribution Date, or as soon thereafter as is practicable, a statement setting forth, to the extent applicable to any Series, among other things:

                  (i) the amount of principal distributed to Holders of the related Securities and the outstanding principal balance of such Securities following such distribution;

                  (ii) the amount of interest distributed to Holders of the related Securities and the current interest on such Securities;

                  (iii) the amounts of (a) any overdue accrued interest included in such distribution, (b) any remaining overdue accrued interest with respect to such Securities or (c) any current shortfall in amounts to be distributed as accrued interest to Holders of such Securities;

                  (iv) the amounts of (a) any overdue payments of scheduled principal included in such distribution, (b) any remaining overdue principal amounts with respect to such Securities, (c) any current shortfall in receipt of scheduled principal payments on the related Primary Assets or (d) any realized losses or Liquidation Proceeds to be allocated as reductions in the outstanding principal balances of such Securities;

                  (v) the amount received under any related Credit Enhancement, and the remaining amount available under such Credit Enhancement;

                  (vi) the amount of any delinquencies with respect to payments on the related Primary Assets;

                  (vii) the book value of any REO Property acquired by the related Trust Fund; and

                  (viii) such other information as specified in the related Agreement.

         In addition, within a reasonable period of time after the end of each calendar year, the Trustee will furnish to each Holder of record at any time during such calendar year (a) the aggregate of amounts reported pursuant to (i),
(ii), and (iv)(d) above for such calendar year and (b) such information specified in the related Agreement to enable Holders to prepare their tax returns including, without limitation, the amount of original issue discount accrued on the Securities, if applicable. Information in the Distribution Date and annual statements provided to the Holders will not have been examined and reported upon by an independent public accountant. However, the Servicer will provide to the Trustee a report by independent public accountants with respect to the Servicer's servicing of the Mortgage Loans. See "SERVICING OF MORTGAGE LOANS --Evidence as to Compliance" herein.

         A Series of Securities or one or more Classes of such Series may be issued in book-entry form. In such event, owners of beneficial interests in such Securities will not be considered Holders and will not receive such reports directly from the Trustee. The Trustee will forward such reports only to the entity or its nominee which is the registered holder of the global certificate which evidences such book-entry securities. Beneficial owners will receive such reports from the participants and indirect participants of the applicable book-entry system in accordance with the practices and procedures of such entities.

Events of Default; Rights Upon Event of Default

         Pooling and Servicing Agreement; Servicing Agreement. Events of Default under the Pooling and Servicing Agreement for each Series of Certificates relating to Mortgage Loans and/or Contracts generally include (i) any failure by the Servicer to deposit amounts in the Collection Account and Distribution Account to enable the Trustee to distribute to Holders of such Series any required payment, which failure continues unremedied for the number of days specified in the related Prospectus Supplement after the giving of written notice of such failure to the Servicer by the Trustee for such Series, or to the Servicer and the Trustee by the Holders of such Series evidencing not less than 25% of the aggregate voting rights of the Securities for such Series, (ii) any failure by the Servicer duly to observe or perform in any material respect any other of its covenants or agreements in the applicable Agreement which continues unremedied for the number of days specified in the related Prospectus Supplement after the giving of written notice of such failure to the Servicer by the Trustee, or to the Servicer and the Trustee by the Holders of such Series evidencing not less than 25% of the aggregate voting rights of the Securities for such Series, and (iii) certain events of insolvency, readjustment of debt, marshalling of assets and liabilities or similar proceedings and certain actions by the Servicer indicating its insolvency, reorganization or inability to pay its obligations.

         The related Agreement will specify the circumstances under which the Trustee of the Holders of Securities may remove the Servicer upon the occurrence and continuance of an Event of Default thereunder relating to the servicing of Mortgage Loans and/or Contracts (other than its right to recovery of other expenses and amounts advanced pursuant to the terms of such Agreement which rights the Servicer will retain under all circumstances), whereupon the Trustee will succeed to all the responsibilities, duties and liabilities of the Servicer under such Agreement and will be entitled to reasonable servicing compensation not to exceed the applicable servicing fee, together with other servicing compensation in the form of assumption fees, late payment charges or otherwise as provided in such Agreement.

         In the event that the Trustee is unwilling or unable so to act, it may select, or petition a court of competent jurisdiction to appoint, a finance institution, bank or loan servicing institution with a net worth specified in the related Prospectus Supplement to act as successor Servicer under the provisions of the applicable Agreement. The successor Servicer would be entitled to reasonable servicing compensation in an amount not to exceed the Servicing

Fee as set forth in the related Prospectus Supplement, together with the other servicing compensation in the form of assumption fees, late payment charges or otherwise, as provided in such Agreement.

         During the continuance of any Event of Default of a Servicer under an Agreement for a Series of Securities, the Trustee for such Series will have the right to take action to enforce its rights and remedies and to protect and enforce the rights and remedies of the Holders of such Series, and Holders of Securities evidencing not less than 51% of the aggregate voting rights of the Securities for such Series may direct the time, method and place of conducting any proceeding for any remedy available to the Trustee or exercising any trust or power conferred upon that Trustee. However, the Trustee will not be under any obligation to pursue any such remedy or to exercise any of such trusts or powers unless such Holders have offered the Trustee reasonable security or indemnity against the cost, expenses and liabilities which may be incurred by the Trustee therein or thereby. The Trustee may decline to follow any such direction if the Trustee determines that the action or proceeding so directed may not lawfully be taken or would involve it in personal liability or be unjustly prejudicial to the nonassenting Holders.

         Indenture. Events of Default under the Indenture for each Series of Notes generally include: (i) a default in the payment of any principal of or interest on any Note of such Series, which continues for the period of time specified in the related Prospectus Supplement; (ii) failure to perform any other covenant of the Depositor or the Trust Fund in the Indenture which continues for the period of time specified in the related Prospectus Supplement after notice thereof is given in accordance with the procedures described in the related Prospectus Supplement; (iii) any representation or warranty made by the Depositor or the Trust Fund in the Indenture or in any certificate or other writing delivered pursuant thereto or in connection therewith with respect to or affecting such Series having been incorrect in a material respect as of the time made, and such breach is not cured within the period of time specified in the related Prospectus Supplement after notice thereof is given in accordance with the procedures described in the related Prospectus Supplement; (iv) certain events of bankruptcy, insolvency, receivership or liquidation of the Depositor or the Trust Fund; or (v) any other Event of Default provided with respect to Notes of that Series.

         If an Event of Default with respect to the Notes of any Series at the time outstanding occurs and is continuing, either the Trustee or the Holders of a majority of the then aggregate outstanding amount of the Notes of such Series may declare the principal amount (or, if the Notes of that Series are Zero Coupon Securities, such portion of the principal amount as may be specified in the terms of that Series, as provided in the related Prospectus Supplement) of all the Notes of such Series to be due and payable immediately. Such declaration may, under certain circumstances, be rescinded and annulled by the Holders of a majority in aggregate outstanding amount of the Notes of such Series.

         If, following an Event of Default with respect to any Series of Notes, the Notes of such Series have been declared to be due and payable, the Trustee may, in its discretion, notwithstanding such acceleration, elect to maintain possession of the collateral securing the Notes of such Series and to continue to apply distributions on such collateral as if there had been no declaration of acceleration if such collateral continues to provide sufficient funds for the payment of principal of and interest on the Notes of such Series as they would have become due if there had not been such a declaration. In addition, the Trustee may not sell or otherwise liquidate the collateral securing the Notes of a Series following an Event of Default other than a default in the payment of any principal or interest on any Note of such Series for thirty (30) days or more, unless (a) the Holders of 100% of the then aggregate outstanding amount of the Notes of such Series consent to such sale, (b) the proceeds of such sale or liquidation are sufficient to pay in full the principal of and accrued interest due and unpaid on the outstanding Notes of such Series at the date of such sale or (c) the Trustee determines that such collateral would not be sufficient on an ongoing basis to make all payments on such Notes as such payments would have become due if such Notes had not been declared due and payable, and the Trustee obtains the consent of the Holders of 66 2/3% of the then aggregate outstanding amount of the Notes of such Series.

         In the event that the Trustee liquidates the collateral in connection with an Event of Default involving a default for thirty (30) days or more in the payment of principal of or interest on the Notes of a Series, the Indenture provides that the Trustee will have a prior lien on the proceeds of any such liquidation for unpaid fees and expenses. As a result, upon the occurrence of such an Event of Default, the amount available for distribution to the Noteholders may be less than would otherwise be the case. However, the Trustee may not institute a proceeding for the enforcement of its lien except in connection with a proceeding for the enforcement of the lien of the Indenture for the benefit of the Noteholders after the occurrence of such an Event of Default.

         In the event the principal of the Notes of a Series is declared due and payable, as described above, the Holders of any such Notes issued at a discount from par may be entitled to receive no more than an amount equal to the unpaid principal amount thereof less the amount of such discount which is unamortized.

         Subject to the provisions of the Indenture relating to the duties of the Trustee, in case an Event of Default shall occur and be continuing with respect to a Series of Notes, the Trustee will be under no obligation to exercise any of the rights or powers under the Indenture at the request or direction of any of the Holders of Notes of such Series, unless such Holders offered to the Trustee security or indemnity satisfactory to it against the costs, expenses and liabilities which might be incurred by it in complying with such request or direction. Subject to such provisions for indemnification and certain limitations contained in the Indenture, the Holders of a majority of the then aggregate outstanding amount of the Notes of such Series shall have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Trustee or exercising any trust or power conferred on the Trustee with respect to the Notes of such Series, and the Holders of a majority of the then aggregate outstanding amount of the Notes of such Series may, in certain cases, waive any default with respect thereto, except a default in the payment of principal or interest or a default in respect of a covenant or provision of the Indenture that cannot be modified without the waiver or consent of all the Holders of the outstanding Notes of such Series affected thereby.

The Trustee

         The identity of the commercial bank, savings and loan association or trust company named as the Trustee for each Series of Securities will be set forth in the related Prospectus Supplement. The entity serving as Trustee may have normal banking relationships with the Depositor or the Servicer. In addition, for the purpose of meeting the legal requirements of certain local jurisdictions, the Trustee will have the power to appoint co-trustees or separate trustees of all or any part of the Trust Fund relating to a Series of Securities. In the event of such appointment, all rights, powers, duties and obligations conferred or imposed upon the Trustee by the Agreement relating to such Series will be conferred or imposed upon the Trustee and each such separate trustee or co-trustee jointly, or, in any jurisdiction in which the Trustee shall be incompetent or unqualified to perform certain acts, singly upon such separate trustee or co-trustee who will exercise and perform such rights, powers, duties and obligations solely at the direction of the Trustee. The Trustee may also appoint agents to perform any of the responsibilities of the Trustee, which agents will have any or all of the rights, powers, duties and obligations of the Trustee conferred on them by such appointment; provided that the Trustee will continue to be responsible for its duties and obligations under the Agreement.

Duties of the Trustee

         The Trustee will not make any representations as to the validity or sufficiency of the Agreement, the Securities or of any Primary Asset or related documents. If no Event of Default (as defined in the related Agreement) has occurred, the Trustee is required to perform only those duties specifically required of it under the Agreement. Upon receipt of the various certificates, statements, reports or other instruments required to be furnished to it, the Trustee is required to examine them to determine whether they are in the form required by the related Agreement. However, the Trustee will not be responsible for the accuracy or content of any such documents furnished to it by the Holders or the Servicer under the Agreement.

         The Trustee may be held liable for its own negligent action or failure to act, or for its own misconduct; provided, however, that the Trustee will not be personally liable with respect to any action taken, suffered or omitted to be taken by it in good faith in accordance with the direction of the Holders in an Event of Default. The Trustee is not required to expend or risk its own funds or otherwise incur any financial liability in the performance of any of its duties under the Agreement, or in the exercise of any of its rights or powers, if it has reasonable grounds for believing that repayment of such funds or adequate indemnity against such risk or liability is not reasonably assured to it.

Resignation of Trustee

         The Trustee may, upon written notice to the Depositor, resign at any time, in which event the Depositor will be obligated to use its best efforts to appoint a successor Trustee. If no successor Trustee has been appointed and has accepted the appointment within 30 days after the giving of such notice of resignation, the resigning Trustee may petition any court of competent jurisdiction for appointment of a successor Trustee. The Trustee may also be removed at any time (i) if the Trustee ceases to be eligible to continue as such under the Agreement, (ii) if the Trustee becomes insolvent or (iii) by the Holders of Securities evidencing over 50% of the aggregate voting rights of the Securities in the Trust Fund upon written notice to the Trustee and to the Depositor. Any resignation or removal of the Trustee and appointment of a successor Trustee will not become effective until acceptance of the appointment by the successor Trustee.

Amendment of Agreement

         The Agreement for each Series of Securities may be amended by the Depositor, the Servicer (with respect to a Series relating to Mortgage Loans and/or Contracts), and the Trustee with respect to such Series, without notice to or consent of the Holders (i) to cure any ambiguity, (ii) to correct any defective provisions or to correct or supplement any provision therein, (iii) to add to the duties of the Depositor, the Trust Fund or Servicer, (iv) to add any other provisions with respect to matters or questions arising under such Agreement or related Credit Enhancement, (v) to add or amend any provisions of such Agreement as required by a Rating Agency in order to maintain or improve the rating of the Securities (it being understood that none of the Depositor, the Originator, the Servicer or Trustee is obligated to maintain or improve such rating), or (vi) to comply with any requirements imposed by the Code; provided that any such amendment except pursuant to clause (vi) above will not adversely affect in any material respect the interests of any Holders of such Series, as evidenced by an opinion of counsel. Any such amendment except pursuant to clause
(vi) of the preceding sentence shall be deemed not to adversely affect in any material respect the interests of any Holder if the Trustee receives written confirmation from each Rating Agency rating such Securities that such amendment will not cause such Rating Agency to reduce the then current rating thereof. The Agreement for each Series may also be amended by the Trustee, the Servicer, if applicable, and the Depositor with respect to such Series with the consent of the Holders possessing not less than 66 2/3% of the aggregate outstanding principal amount of the Securities of such Series or, if only certain Classes of such Series are affected by such amendment, 66 2/3% of the aggregate outstanding principal amount of the Securities of each Class of such Series affected thereby, for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of such Agreement or modifying in any manner the rights of Holders of such Series; provided, however, that no such amendment may (a) reduce the amount or delay the timing of payments on any Security without the consent of the Holder of such Security; or (b) reduce the aforesaid percentage of the aggregate outstanding principal amount of Securities of each Class, the Holders of which are required to consent to any such amendment without the consent of the Holders of 100% of the aggregate outstanding principal amount of each Class of Securities affected thereby.

Voting Rights

         The related Prospectus Supplement will set forth the method of determining allocation of voting rights with respect to a Series.

List of Holders

         Upon written request of three or more Holders of record of a Series for purposes of communicating with other Holders with respect to their rights under the Agreement, which request is accompanied by a copy of the communication which such Holders propose to transmit, the Trustee will afford such Holders access during business hours to the most recent list of Holders of that Series held by the Trustee.

         No Agreement will provide for the holding of any annual or other meeting of Holders.

Form of Securities

         The Securities in each Series will either be issued as physical certificates or in uncertificated book-entry form. Physical certificates ("Physical Certificates") in fully registered form only in the denominations specified in the related Prospectus Supplement, and will be transferable and exchangeable at the corporate trust office of the registrar of the Securities (the "Security Registrar") named in the related Prospectus Supplement. No service charge will be made for any registration of exchange or transfer of Securities, but the Trustee may require payment of a sum sufficient to cover any tax or other government charge.

         If so specified in the related Prospectus Supplement, specified classes of a series of Securities will be issued in uncertificated book-entry form ("Book-Entry Securities"), and will be registered in the name of Cede & Co. ("Cede"), the nominee of DTC. DTC is a limited purpose trust company organized under the laws of the State of New York, a member of the Federal Reserve System, a "clearing corporation" within the meaning of the Uniform Commercial Code ("UCC") and a "clearing agency" registered pursuant to the provisions of Section 17A of the Securities Exchange Act of 1934, as amended. DTC was created to hold securities for its participating organizations ("Participants") and facilitate the clearance and settlement of securities transactions between Participants through electronic book-entry changes in their accounts, thereby eliminating the need for physical movement of certificates. Participants include securities brokers and dealers, banks, trust companies and clearing corporations and may include certain other organizations. Indirect access to the DTC system also is available to others such as brokers, dealers, banks and trust companies that clear through or maintain a custodial relationship with a Participant, either directly or indirectly ("Indirect Participant").

         Under a book-entry format, Holders that are not Participants or Indirect Participants but desire to purchase, sell or otherwise transfer ownership of the Securities registered in the name of Cede, as nominee of DTC, may do so only through Participants and Indirect Participants. In addition, such Holders will receive all distributions of principal of and interest on the Securities from the Trustee through DTC and its Participants. Under a book-entry format, Holders will receive payments after the related Payment Date because, while payments are required to be forwarded to Cede, as nominee for DTC, on each such date, DTC will forward such payments to its Participants, which thereafter will be required to forward such payments to Indirect Participants or Holders. Unless and until Physical Securities are issued, it is anticipated that the only Holder will be Cede, as nominee of DTC, and that the beneficial holders of Securities will not be recognized by the Trustee as Holders under the Pooling and Servicing Agreement. The beneficial holders of such Securities will only be permitted to exercise the rights of Holders under the Pooling and Servicing Agreement indirectly through DTC and its Participants who in turn will exercise their rights through DTC.

         Under the rules, regulations and procedures creating and affecting DTC and its operations, DTC is required to make book-entry transfers among Participants on whose behalf it acts with respect to the Securities and is required to receive and transmit payments of principal of and interest on the Securities. Participants and Indirect Participants with which Holders have accounts with respect to their Securities similarly are required to make book-entry transfers and receive and transmit such payments on behalf of their respective Holders. Accordingly, although Holders will not process Securities, the rules provide a mechanism by which Holders will receive distributions and will be able to transfer their interests.

         Unless and until Physical Certificates are issued, Holders who are not Participants may transfer ownership of Securities only through Participants by instructing such Participants to transfer Securities, by book-entry transfer, through DTC for the account of the purchasers of such Securities, which account is maintained with their respective Participants. Under the Rules and in accordance with DTC's normal procedures, transfers of ownership of Securities will be executed through DTC and the accounts of the respective Participants at DTC will be debited and credited. Similarly, the respective Participants will make debits or credits, as the case may be, on their records on behalf of the selling and purchasing Holders.

         Because DTC can only act on behalf of Participants, who in turn act on behalf of Indirect Participants and certain banks, the ability of a Holder to pledge Securities to persons or entities that do not participate in the DTC system, or otherwise take actions in respect of such Securities may be limited due to the lack of a Physical Certificate for such Securities.

         DTC in general advises that it will take any action permitted to be taken by a Holder under a Pooling and Servicing Agreement only at the direction of one or more Participants to whose account with DTC the related Securities are credited. Additionally, DTC in general advises that it will take such actions with respect to specified percentages of the Holders only at the direction of and on behalf of Participants whose holdings include current principal amounts of outstanding Securities that satisfy such specified percentages. DTC may take conflicting actions with respect to other current principal amounts of outstanding Securities to the extent that such actions are taken on behalf of Participants whose holdings include such current principal amounts of outstanding Securities.

         Any Securities initially registered as Physical Certificates in the name of Cede, as nominee of DTC, will be issued in fully registered, certificated form to Holders or their nominees, rather than to DTC or its nominee only under the events specified in the related Pooling and Servicing Agreement and described in the related Prospectus Supplement. Upon the occurrence of any of the events specified in the related Pooling and Servicing Agreement and the Prospectus Supplement, DTC will be required to notify all Participants of the availability through DTC of Physical Certificates. Upon surrender by DTC of the securities representing the Securities and instruction for re-registration, the Trustee will take the Securities in the form of Physical Certificates, and thereafter the Trustee will recognize the holders of such Physical Certificates as Holders. Thereafter, payments of principal of and interest on the Securities will be made by the Trustee directly to Holders in accordance with the procedures set forth herein and in the Pooling and Servicing Agreement. The final distribution of any Security (whether Physical Certificates or Securities registered in the name of Cede), however, will be made only upon presentation and surrender of such Securities on the final Payment Date at such office or agency as is specified in the notice of final payment to Holders.

REMIC Administrator

         For any Series with respect to which a REMIC election is made, preparation of certain reports and certain other administrative duties with respect to the Trust Fund may be performed by a REMIC administrator, who may be an affiliate of the Depositor.

Termination

         Pooling and Servicing Agreement; Trust Agreement. The obligations created by the Pooling and Servicing Agreement or Trust Agreement for a Series will terminate upon the distribution to Holders of all amounts distributable to them pursuant to such Agreement after the earlier of (i) the later of (a) the final payment or other liquidation of the last Primary Asset remaining in the Trust Fund for such Series and (b) the disposition of all property acquired upon foreclosure or deed in lieu of foreclosure or repossession in respect of any Primary Asset; (ii) the repurchase, as described below, by the Servicer or other entity specified in the related Prospectus Supplement from the Trustee for such Series of all Primary Assets and other property at that time subject to such Agreement; or (iii) the mandatory termination of the Trust by the Trustee, the Servicer or certain other entities specified in the related Prospectus Supplement by soliciting competitive bids for the purchase of the Primary Assets of the related Trust Fund

         Repurchase of the Remaining Primary Assets. The Agreement for each Series may permit, but not require, the Servicer or other entity specified in the related Prospectus Supplement to purchase from the Trust Fund for such Series all remaining Primary Assets at a price equal to 100% of the aggregate Principal Balance of such Primary Assets plus, with respect to any property acquired in respect of a Primary Asset, if any, the outstanding Principal Balance of the related Primary Asset at the time of foreclosure, less, in either case, related unreimbursed Advances (in the case of the Primary Assets, only to the extent not already reflected in the computation of the aggregate Principal Balance of such Primary Assets) and unreimbursed expenses (that are reimbursable pursuant to the terms of the Pooling and Servicing Agreement) plus, in either case, accrued interest thereon at the weighted average rate on the related Primary Assets through the last day of the Due Period in which such repurchase occurs; provided, however, that if an election is made for treatment as a REMIC under the Code, the repurchase price may equal the greater of (a) 100% of the aggregate Principal Balance of such Primary Assets, plus accrued interest thereon at the applicable net rates on the Primary Assets through the last day of the month of such repurchase and (b) the aggregate fair market value of such Primary Assets plus the fair market value of any property acquired in respect of a Primary Asset and remaining in the Trust Fund. The exercise of such right will effect early retirement of the Securities of such Series, but such entity's right to so purchase is subject to the aggregate Principal Balance of the Primary Assets at the time of repurchase being less than a fixed percentage, to be set forth in the related Prospectus Supplement, of the aggregate Principal Balance of the Primary Assets as of the Cut-off Date.

         Mandatory Termination; Auction Sale. The Trustee, the Servicer or the related Originator may be required to effect early retirement of a series of Securities by soliciting competitive bids for the purchase of the related Trust Estate.

         The mandatory termination may take the form of an auction sale. Within a certain period following the failure of the holder of the optional termination right to exercise such right, the required party shall solicit bids for the purchase of all Mortgage Loans remaining in the Trust. In the event that satisfactory bids (which would not be less than an amount necessary to pay all principal and interest on the securities outstanding) are received as specified in the related Agreement, the net sale proceeds will be distributed to Holders, in the same order of priority as collections received in respect of the Mortgage Loans and/or Contracts. If satisfactory bids are not received, such party shall decline to sell the Mortgage Loans and/or Contracts and shall not be under any obligation to solicit any further bids or otherwise negotiate any further sale of the Mortgage Loans and/or Contracts. Such sale and consequent termination of the Trust must constitute a "qualified liquidation" of each REMIC established by the Trust under Section 860F of the Internal Revenue Code of 1986, as amended, including, without limitation, the requirement that the qualified liquidation takes place over a period not to exceed 90 days.

         In no event, however, will the trust created by the Agreement continue beyond the expiration of 21 years from the death of the last survivor of certain persons identified therein. For each Series, the Servicer or the Trustee, as applicable, will give written notice of termination of the Agreement to each Holder, and the final distribution will be made only upon surrender and cancellation of the Securities at an office or agency specified in the notice of termination. The Depositor or another entity may effect an optional termination of the Trust Fund under the circumstances described in such Prospectus Supplement. See "DESCRIPTION OF THE SECURITIES--Optional Redemption, Purchase or Termination" herein.

         Indenture. The Indenture will be discharged with respect to a Series of Notes (except with respect to certain continuing rights specified in the Indenture) upon the delivery to the Trustee for cancellation of all the Notes of such Series or, with certain limitations, upon deposit with the Trustee of funds sufficient for the payment in full of all of the Notes of such Series.

         In addition to such discharge with certain limitations, the Indenture will provide that, if so specified with respect to the Notes of any Series, the related Trust Fund will be discharged from any and all obligations in respect of the Notes of such Series (except for certain obligations relating to temporary Notes and exchange of Notes, to register the transfer of or exchange Notes of such Series, to replace stolen, lost or mutilated Notes of such Series, to maintain paying agencies and to hold monies for payment in trust) upon the deposit with the Trustee, in trust, of money and/or direct obligations of or obligations guaranteed by the United States of America which, through the payment of interest and principal in respect thereof in accordance with their terms, will provide money in an amount sufficient to pay the principal of and each installment of interest on the Notes of such Series on the Final Scheduled Distribution Date for such Notes and any installment of interest on such Notes in accordance with the terms of the Indenture and the Notes of such Series. In the event of any such defeasance and discharge of Notes of such Series, holders of Notes of such Series would be able to look only to such money and/or direct obligations for payment of principal and interest, if any, on their Notes until maturity.

                     CERTAIN LEGAL ASPECTS OF MORTGAGE LOANS

         The following discussion contains summaries of certain legal aspects of Mortgage Loans and Contracts, which are general in nature. Because certain of such legal aspects are governed by applicable state law (which laws may differ substantially), the summaries do not purport to be complete nor reflect the laws of any particular state, nor encompass the laws of all states in which the properties securing the Mortgage Loans are situated.

General

         The Mortgage Loans will be represented by a Note and an accompanying Mortgage. Pursuant to the Note, the related borrower is personally liable to repay the indebtedness evidenced by the Mortgage Loan; pursuant to the Mortgage, such indebtedness is secured by a lien on the related Mortgaged Property.

Enforcement of the Note

         Pursuant to the Note, the related borrower is personally liable to repay the indebtedness evidenced by the Mortgage Loan. In certain states, the lender on a note secured by a lien on real property has the option of bringing a personal action against the borrower on the debt without first exhausting such security; however, in some of these states the lender, following judgment on such personal action, may be deemed to have elected a remedy and may be precluded from exercising remedies with respect to the related property security. Consequently, the practical effect of the election requirement, in those states permitting such election, is that lenders will usually proceed against the property first rather than bringing a personal action against the borrower on the Note.

         Certain states have imposed statutory prohibitions that limit the remedies of a beneficiary under a deed of trust or a mortgagee under a mortgage. In some states, including California, statutes limit the right of the beneficiary or mortgagee to obtain a deficiency judgment against the borrower following foreclosure. A deficiency judgment is a personal judgment against the former borrower equal in most cases to the difference between the amount due to the lender and the net amount realized upon the public sales of the real property. In the case of a Mortgage Loan secured by a property owned by a trust where the Mortgage Note is executed on behalf of the trust, a deficiency judgment against the trust following foreclosure or sale under a deed of trust, even if obtainable under applicable law, may be of little value to the mortgagee or beneficiary if there are no trust assets against which such deficiency judgment may be executed. Other statutes require the beneficiary or mortgagee to exhaust the security afforded under a deed of trust or mortgage by foreclosure in an attempt to satisfy the full debt before bringing a personal action against the borrower. Finally, in certain other states, statutory provisions limit any deficiency judgment against the former borrower following a foreclosure to the excess of the outstanding debt over the fair value of the property at the time of the public sale. The purpose of these statutes is generally to prevent a beneficiary or mortgagee from obtaining a large deficiency judgment against the former borrower as a result of low or no bids at the judicial sale.

         In addition to laws limiting or prohibiting deficiency judgments, numerous other federal and state statutory provisions, including the federal bankruptcy laws and state laws affording relief to debtors, may interfere with or affect the ability of the secured mortgage lender to realize upon collateral or enforce a deficiency judgment. For example, with respect to federal bankruptcy law, a court with federal bankruptcy jurisdiction may permit a debtor through his or her Chapter 11 or Chapter 13 rehabilitative plan to cure a monetary default in respect of a loan on a debtor's residence by paying arrearages within a reasonable time period and reinstating the original loan payment schedule even though the lender accelerated the loan and final judgment of foreclosure had been entered in state court (provided no sale of the residence had yet occurred) prior to the filing of the debtor's petition. Some courts with federal bankruptcy jurisdiction have approved plans, based on the particular facts of the reorganization case, that effected the curing of a loan default by paying arrearages over a number of years.

         Court with federal bankruptcy jurisdiction also have indicated that the terms of a loan secured by property of the debtor may be modified. These courts have allowed modifications that include reducing the amount of each monthly payment, changing the rate of interest, altering the repayment schedule, forgiving all or a portion of the debt and reducing the lender's security interest to the value of the residence, thus leaving the lender a general unsecured creditor for the difference between the value of the residence and the outstanding balance of the loan.

         Certain states have imposed general equitable principles upon judicial foreclosure. These equitable principles are generally designed to relieve the borrower from the legal effect of the borrower's default under the related loan documents. Examples of judicial remedies that have been fashioned include judicial requirements that the lender undertake affirmative and expensive actions to determine the causes for the borrower's default and the likelihood that the borrower will be able to reinstate the loan. In some cases, lender have been required to reinstate loans or recast payment schedules in order to accommodate borrowers who are suffering from temporary financial disabilities. In other cases, such courts have limited the right of the lender to foreclose if the default under the loan is not monetary, such as the borrower failing to adequately maintain the property or the borrower executing a second deed of trust affecting the property.

         Certain tax liens arising under the Internal Revenue Code of 1986, as amended, may in certain circumstances provide priority over the lien of a mortgage or deed of trust. In addition, substantive requirements are imposed upon mortgage lenders in connection with the origination and the servicing of loans by numerous federal and some state consumer protection laws. These laws include, by example, the federal Truth-in-Lending Act, Real Estate Settlement Procedures Act, Equal Credit Opportunity Act, Fair Credit Billing Act, Fair Credit Reporting Act and related statutes and state laws, such a s the California Fair Debt Collection Practices Act. These laws and regulations impose specific statutory liabilities upon lenders who originate loans and fail to comply with the provisions of the law. In some cases, this liability may affect assignees of the loans.

Security Interests

         Real Estate Mortgages. The Mortgage Loans for a Series will be secured by either mortgages or deeds of trust or deeds to secure debt depending upon the prevailing practice in the state in which the Mortgaged Property subject to a Mortgage Loan is located. The filing of a mortgage, deed of trust or deed to secure debt creates a lien or title interest upon the real property covered by such instrument and represents the security for the repayment of an obligation that is customarily evidenced by a promissory note. It is not prior to the lien for real estate taxes and assessments or other charges imposed under governmental police powers and may also be subject to other liens pursuant to the laws of the jurisdiction in which the Mortgaged Property is located. Priority with respect to such instruments depends on their terms, the knowledge of the parties to the mortgage and generally on the order of recording with the applicable state, county or municipal office. There are two parties to a mortgage, the mortgagor, who is the borrower/property owner or the land trustee (as described below), and the mortgagee, who is the lender. Under the mortgage instrument, the mortgagor delivers to the mortgagee a note or bond and the mortgage. In the case of a land trust, there are three parties because title to the Mortgaged Property is held by a land trustee under a land trust agreement of which the borrower/property owner is the beneficiary; at origination of a Mortgage Loan, the borrower executes a separate undertaking to make payments on the mortgage note. A deed of trust transaction normally has three parties: The trustor, who is the borrower/property owner; the beneficiary, who is the lender; and the trustee, a third-party grantee. Under a deed of trust, the trustor grants the Mortgaged Property, irrevocably until the debt is paid, in trust, generally with a power of sale, to the trustee to secure payment of the obligation. The mortgagee's authority under a mortgage and the trustee's authority under a deed of trust are governed by the law of the state in which the real property is located, the express provisions of the mortgage or deed of trust, and, in some cases, in deed of trust transactions, the directions of the beneficiary.

         Foreclosure on Mortgages. Foreclosure of a mortgage is generally accomplished by judicial action. Generally, the action is initiated by the service of legal pleadings upon all parties having an interest of record in the real property. Delays in completion of the foreclosure occasionally may result from difficulties in locating necessary parties defendant. When the mortgagee's right to foreclosure is contested, the legal proceedings necessary to resolve the issue can be time-consuming and expensive. After the completion of a judicial foreclosure proceeding, the court may issue a judgment of foreclosure and appoint a receiver or other officer to conduct the sale of the Mortgaged Property. In some states, mortgages may also be foreclosed by advertisement, pursuant to a power of sale provided in the mortgage. Foreclosure of a mortgage by advertisement is essentially similar to foreclosure of a deed of trust by nonjudicial power of sale.

         Foreclosure of a deed of trust is generally accomplished by a nonjudicial trustee's sale under a specific provision in the deed of trust which authorizes the trustee to sell the Mortgaged Property upon any default by the borrower under the terms of the note or deed of trust. In certain states, such foreclosure also may be accomplished by judicial action in the manner provided for foreclosure of mortgages. In some states, the trustee must record a notice of default and send a copy to the borrower-trustor and to any person who has recorded a request for a copy of a notice of default and notice of sale. In addition, the trustee in some states must provide notice to any other individual having an interest in the real property, including any junior lienholders. If the deed of trust is not reinstated within any applicable cure period, a notice of sale must be posted in a public place and, in most states, published for a specified period of time in one or more newspapers. In addition, some state laws require that a copy of the notice of sale be posted on the Mortgaged Property and sent to all parties having an interest of record in the Mortgaged Property. The trustor, borrower, or any person having a junior encumbrance on the real estate, may, during a reinstatement period, cure the default by paying the entire amount in arrears plus the costs and expenses incurred in enforcing the obligation. Generally, state law controls the amount of foreclosure expenses and costs, including attorney's fees, which may be recovered by a lender. If the deed of trust is not reinstated, a notice of sale must be posted in a public place and, in most states, published for a specified period of time in one or more newspapers. In addition, some state laws require that a copy of the notice of sale be posted on the Mortgaged Property, recorded and sent to all parties having an interest in the real property.

         An action to foreclose a mortgage is an action to recover the mortgage debt by enforcing the mortgagee's rights under the mortgage. It is regulated by statutes and rules and subject throughout to the court's equitable powers. Generally, a mortgagor is bound by the terms of the related mortgage note and the mortgage as made and cannot be relieved from his default if the mortgagee has exercised his rights in a commercially reasonable manner. However, since a foreclosure action historically was equitable in nature, the court may exercise equitable powers to relieve a mortgagor of a default and deny the mortgagee foreclosure on proof that either the mortgagor's default was neither willful nor in bad faith or the mortgagee's action established a waiver, fraud, bad faith, or oppressive or unconscionable conduct such as to warrant a court of equity to refuse affirmative relief to the mortgagee. Under certain circumstances a court of equity may relieve the mortgagor from an entirely technical default where such default was not willful.

         A foreclosure action is subject to most of the delays and expenses of other lawsuits if defenses or counterclaims are interposed, sometimes requiring up to several years to complete. Moreover, a non-collusive, regularly conducted foreclosure sale may be challenged as a fraudulent conveyance, regardless of the parties' intent, if a court determines that the sale was for less than fair consideration and such sale occurred while the mortgagor was insolvent and within one year (or within the state statute of limitations if the trustee in bankruptcy elects to proceed under state fraudulent conveyance law) of the filing of bankruptcy. Similarly, a suit against the debtor on the related mortgage note may take several years and, generally, is a remedy alternative to foreclosure, the mortgagee being precluded from pursuing both at the same time.

         In the case of foreclosure under either a mortgage or a deed of trust, the sale by the referee or other designated officer or by the trustee is a public sale. However, because of the difficulty potential third party purchasers at the sale have in determining the exact status of title and because the physical condition of the Mortgaged Property may have deteriorated during the foreclosure proceedings, it is uncommon for a third party to purchase the Mortgaged Property at a foreclosure sale. Rather, it is common for the lender to purchase the Mortgaged Property from the trustee or referee for an amount which may be equal to the unpaid principal amount of the mortgage note secured by the mortgage or deed of trust plus accrued and unpaid interest and the expenses of foreclosure, in which event the mortgagor's debt will be extinguished or the lender may purchase for a lesser amount in order to preserve its right against a borrower to seek a deficiency judgment in states where such a judgment is available. Thereafter, subject to the right of the borrower in some states to remain in possession during the redemption period, the lender will assume the burdens of ownership, including obtaining hazard insurance, paying taxes and making such repairs at its own expense as are necessary to render the Mortgaged Property suitable for sale. The lender will commonly obtain the services of a real estate broker and pay the broker's commission in connection with the sale of the Mortgaged Property. Depending upon market conditions, the ultimate proceeds of the sale of the Mortgaged Property may not equal the lender's investment in the Mortgaged Property. Any loss may be reduced by the receipt of any mortgage guaranty insurance proceeds.

         Rights of Redemption. In some states, after sale pursuant to a deed of trust or foreclosure of a mortgage, the trustor or mortgagor and foreclosed junior lienors are given a statutory period in which to redeem the Mortgaged Property from the foreclosure sale. The right of redemption should be distinguished from the equity of redemption, which is a non-statutory right that must be exercised prior to the foreclosure sale. In some states, redemption may occur only upon payment of the entire principal balance of the loan, accrued interest and expenses of foreclosure. In other states, redemption may be authorized if the former borrower pays only a portion of the sums due. The effect of a statutory right of redemption is to diminish the ability of the lender to sell the foreclosed Mortgaged Property. The exercise of a right of redemption would defeat the title of any purchaser at a foreclosure sale, or of any purchaser from the lender subsequent to foreclosure or sale under a deed of trust. Consequently the practical effect of a right of redemption is to force the lender to retain the Mortgaged Property and pay the expenses of ownership until the redemption period has run. In some states, there is no right to redeem Mortgaged Property after a trustee's sale under a deed of trust.

         Junior Mortgages; Rights of Senior Mortgages. The Mortgage Loans comprising or underlying the Primary Assets included in the Trust Fund for a Series will be secured by mortgages or deeds of trust which may be second or more junior mortgages to other mortgages held by other lenders or institutional investors. The rights of the Trust Fund (and therefore the Holders), as mortgagee under a junior mortgage, are subordinate to those of the mortgagee under the senior mortgage, including the prior rights of the senior mortgagee to receive hazard insurance and condemnation proceeds and to cause the Mortgaged Property securing the Mortgage Loan to be sold upon default of the mortgagor, thereby extinguishing the junior mortgagee's lien unless the junior mortgagee asserts its subordinate interest in the Mortgaged Property in foreclosure litigation and, possibly, satisfies the defaulted senior mortgage. A junior mortgagee may satisfy a defaulted senior loan in full and, in some states, may cure such default and bring the senior loan current, in either event adding the amounts expended to the balance due on the junior loan. In most states, absent a provision in the mortgage or deed of trust, no notice of default is required to be given to a junior mortgagee.

         The standard form of the mortgage used by most institutional lenders confers on the mortgagee the right both to receive all proceeds collected under any hazard insurance policy and all awards made in connection with condemnation proceedings, and to apply such proceeds and awards to any indebtedness secured by the mortgage, in such order as the mortgagee may determine. Thus, in the event improvements on the Mortgaged Property are damaged or destroyed by fire or other casualty, or in the event the Mortgaged Property is taken by condemnation, the mortgagee or beneficiary under underlying senior mortgages will have the prior right to collect any insurance proceeds payable under a hazard insurance policy and any award of damages in connection with the condemnation and to apply the same to the indebtedness secured by the senior mortgages. Proceeds in excess of the amount of senior mortgage indebtedness, in most cases, may be applied to the indebtedness of a junior mortgage.

         Another provision sometimes found in the form of the mortgage or deed of trust used by institutional lenders obligates the mortgagor to pay before delinquency all taxes and assessments on the Mortgaged Property and, when due, all encumbrances, charges and liens on the Mortgaged Property which appear prior to the mortgage or deed of trust, to provide and maintain fire insurance on the Mortgaged Property, to maintain and repair the Mortgaged Property and not to commit or permit any waste thereof, and to appear in and defend any action or proceeding purporting to affect the Mortgaged Property or the rights of the mortgagee under the mortgage. Upon a failure of the mortgagor to perform any of these obligations, the mortgagee is given the right under certain mortgages to perform the obligation itself, at its election, with the mortgagor agreeing to reimburse the mortgagee for any sums expended by the mortgagee on behalf of the mortgagor. All sums so expended by the mortgagee become part of the indebtedness secured by the mortgage.

         Due-On-Sale Clauses in Mortgage Loans. Due-on-sale clauses permit the lender to accelerate the maturity of the loan if the borrower sells or transfers, whether voluntarily or involuntarily, all or part of the real Mortgaged Property securing the loan without the lender's prior written consent. The enforceability of these clauses has been the subject of legislation or litigation in many states, and in some cases, typically involving single family residential mortgage transactions, their enforceability has been limited or denied. In any event, the Garn-St. Germain Depository Institutions Act of 1982 (the "Garn-St. Germain Act") preempts state constitutional, statutory and case law that prohibits the enforcement of due-on-sale clauses and permits lenders to enforce these clauses in accordance with their terms, subject to certain exceptions. As a result, due-on-sale clauses have become generally enforceable except in those states whose legislatures exercised their authority to regulate the enforceability of such clauses with respect to loans that were (i) originated or assumed during the "window period" under the Garn-St. Germain Act which ended in all cases not later than October 15, 1982, and (ii) originated by lenders other than national banks, federal savings institutions and federal credit unions. The Federal Home Loan Mortgage Corporation ("FHLMC") has taken the position in its published mortgage servicing standards that, out of a total of eleven "window period states," five states (Arizona, Michigan, Minnesota, New Mexico and Utah) have enacted statutes extending, on various terms and for varying periods, the prohibition on enforcement of due-on-sale clauses with respect to certain categories of window period loans. Also, the Garn-St. Germain Act does "encourage" lenders to permit assumption of loans at the original rate of interest or at some other rate less than the average of the original rate and the market rate.

         In addition, under federal bankruptcy law, due-on-sale clauses may not be enforceable in bankruptcy proceedings and may, under certain circumstances, be eliminated in any modified mortgage resulting from such bankruptcy proceeding.

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


         Enforceability of Prepayment and Late Payment Fees. Forms of notes, mortgages and deeds of trust used by lenders may contain provisions obligating the borrower to pay a late charge if payments are not timely made, and in some circumstances may provide for prepayment fees or penalties if the obligation is paid prior to maturity. In certain states, there are or may be specific limitations, upon the late charges which a lender may collect from a borrower for delinquent payments. Certain states also limit the amounts that a lender may collect from a borrower as an additional charge if the loan is prepaid. Late charges and prepayment fees are typically retained by servicers as additional servicing compensation.

         Equitable Limitations on Remedies. In connection with lenders' attempts to realize upon their security, courts have invoked general equitable principles. The equitable principles are generally designed to relieve the borrower from the legal effect of his defaults under the loan documents. Examples of judicial remedies that have been fashioned include judicial requirements that the lender undertake affirmative and expensive actions to determine the causes of the borrower's default and the likelihood that the borrower will be able to reinstate the loan. In some cases, courts have substituted their judgment for the lender's judgment and have required that lenders reinstate loans or recast payment schedules in order to accommodate borrowers who are suffering from temporary financial disability. In other cases, courts have limited the right of a lender to realize upon his security if the default under the security agreement is not monetary, such as the borrower's failure to adequately maintain the Mortgaged Property or the borrower's execution of secondary financing affecting the Mortgaged Property. Finally, some courts have been faced with the issue of whether or not federal or state constitutional provisions reflecting due process concerns for adequate notice require that borrowers under security agreements receive notices in addition to the statutorily-prescribed minimums. For the most part, these cases have upheld the notice provisions as being reasonable or have found that, in cases involving the sale by a trustee under a deed of trust or by a mortgagee under a mortgage having a power of sale, there is insufficient state action to afford constitutional protections to the borrower.

         Most conventional single-family loans may be prepaid in full or in part without penalty. The regulations of the Office of Thrift Supervision (the "OTS") prohibit the imposition of a prepayment penalty or equivalent fee for or in connection with the acceleration of a loan by exercise of a due-on-sale clause. A mortgagee to whom a prepayment in full has been tendered may be compelled to give either a release of the mortgage or an instrument assigning the existing mortgage. The absence of a restraint on prepayment, particularly with respect to loans having higher mortgage rates, may increase the likelihood of refinancing or other early retirements of such loans.

            Applicability of Usury Laws. Title V of the Depository Institutions Deregulation and Monetary Control Act of 1980, enacted in March 1980 ("Title V"), provides that state usury limitations shall not apply to certain types of residential first loans originated by certain lenders after March 31, 1980. Similar federal statutes were in effect with respect to loans made during the first three months of 1980. The OTS, as successor to the Federal Home Loan Bank Board, is authorized to issue rules and regulations and to publish interpretations governing implementation of Tide V. Tide V authorizes any state to reimpose interest rate limits by adopting, before April 1, 1983, a state law, or by certifying that the voters of such state have voted in favor of any provision, constitutional or otherwise, which expressly rejects an application of the federal law. Fifteen states adopted such a law prior to the April 1, 1983 deadline. In addition, even where Title V is not so rejected, any state is authorized by the law to adopt a provision limiting discount points or other charges on loans covered by Title V.

         Security Interests in Personal Property and Fixtures. A portion of each Mortgaged Property may consist of property which is "personal property" or a "fixture" under local state law. This will most commonly occur when the proceeds of the related Mortgage Loan were applied to property improvements, although any Mortgaged Property may have some personal property components. A financing statement generally is not required to be filed to perfect a purchase money security interest in consumer goods. Such purchase money security interests are assignable. In general, a purchase money security interest grants to the holder a security interest that has priority over a conflicting security interest in the same collateral and the proceeds of such collateral. However, to the extent that the collateral subject to a purchase money security interest becomes a fixture, in order for the related purchase money security interest to take priority over a conflicting interest in the fixture, the holder's interest in such personal property must generally be perfected by a timely fixture filing. In general, under the Uniform Commercial Code (the "UCC"), a security interest does not exist under the UCC in ordinary building material incorporated into an improvement on land. Contracts that finance lumber, bricks, other types of ordinary building material or other goods that are deemed to lose such characterization, upon incorporation of such materials into the related property, will not be secured by a purchase money security interest in the personal property being financed.

         Enforcement of Security Interest in Personal Property. So long as the personal property has not become subject to the real estate law, a creditor can repossess such property securing a contract by voluntary surrender, by "self-help" repossession that is "peaceful" (i.e., without breach of the peace) or, in the absence of voluntary surrender and the ability to repossess without breach of the peace, by judicial process. The holder of a contract must give the debtor a number of days' notice, which varies from 10 to 30 days depending on the state, prior to commencement of any repossession. The UCC and consumer protection laws in most states place restrictions on repossession sales, including requiring prior notice to the debtor and commercial reasonableness in effecting such a sale. The law in most states also requires that the debtor be given notice of any sale prior to resale of the unit that the debtor may redeem it at or before such resale.

         Under the laws applicable in most states, a creditor is entitled to obtain a deficiency judgement from a debtor for any deficiency on repossession and resale of the property securing the debtor's loan. However, some states impose prohibitions or limitations on deficiency judgements, and in many cases the defaulting borrower would have no assets with which to pay a judgement.

         Certain other statutory provisions, including federal and state bankruptcy and insolvency laws and general equitable principles, may limit or delay the ability of a lender to repossess and resell collateral or enforce a deficiency judgement.

         Consumer Protection Laws. The so-called "Holder-in-Due-Course" rule of the Federal Trade Commission is intended to defeat the ability of the transferor of a consumer credit contract which is the seller of goods which gave rise to the transaction (and certain related lenders and assignees) to transfer such contract free of notice of claims by the debtor thereunder. The effect of this rule is to subject the assignee of such a contract to all claims and defenses which the debtor could assert against the seller of goods. Liability under this rule is limited to amounts paid under a contract; however, the obligor also may be able to assert the rule to set off remaining amounts due as a defense against a claim brought by the Trustee against such obligor. Numerous other federal and state consumer protection laws impose requirements applicable to the origination and lending pursuant to the contracts, including the Truth in Lending Act, the Federal Trade Commission Act, the Fair Credit Billing Act, the Fair Credit Reporting Act, the Equal Credit Opportunity Act, the Fair Debt Collection Practices Act and the Uniform Consumer Credit Code. In the case of some of these laws, the failure to comply with their provisions may affect the enforceability of the related contract.

General -- Contracts

General

         As a result of the assignment of the Contracts to the Trustee, the Trust Fund will succeed collectively to all of the rights (including the right to receive payment on the Contracts) and will assume the obligations of the obligee under the Contracts. Each Contract evidences both (a) the obligation of the obligor to repay the loan evidenced thereby, and (b) the grant of a security interest in the Manufactured Home to secure repayment of such loan. Certain aspects of both features of the Contracts are described more fully below.

         The Contracts generally are "chattel paper" as defined in the Uniform Commercial Code (the "UCC") in effect in the states in which the Manufactured Homes initially were registered. Pursuant to the UCC, the sale of chattel paper is treated in a manner similar to perfection of a security interest in chattel paper. Under the Pooling and Servicing Agreement, the Servicer will transfer physical possession of the Contracts to the Trustee or a designated custodian or may retain possession of the Contracts as custodian for the Trustee. In addition, the Servicer will make an appropriate filing of a UCC-1 financing statement in the appropriate states to give notice of the Trustee's ownership of the Contracts. Unless otherwise specified in the related Prospectus Supplement, the Contracts will not be stamped or marked otherwise to reflect their assignment from the Sponsor to the Trustee. Therefore, if through negligence, fraud or otherwise, a subsequent purchaser were able to take physical possession of the Contracts without notice of such assignment, the Trustee's interest in Contracts could be defeated.


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


Security Interests in the Manufactured Homes

         The Manufactured Homes securing the Contracts may be located in all 50 states. Security interests in manufactured homes may be perfected either by notation of the secured party's lien on the certificate of title or by delivery of the required documents and payment of a fee to the state motor vehicle authority, depending on state law. In some non-title states, perfection pursuant to the provisions of the UCC is required. The Servicer may effect such notation or delivery of the required documents and fees, and obtain possession of the certificate of title, as appropriate under the laws of the state in which any manufactured home securing a manufactured housing conditional sales contract is registered. In the event the Servicer fails, due to clerical errors, to effect such notation or delivery, or files the security interest under the wrong law (for example, under a motor vehicle title statute rather than under the UCC, in a few states), the securityholders may not have a first priority security interest in the Manufactured Home securing a Contract. As manufactured homes have become larger and often have been attached to their sites without any apparent intention to move them, courts in many states have held that manufactured homes, under certain circumstances, may become subject to real estate title and recording laws. As a result, a security interest in a manufactured home could be rendered subordinate to the interests of other parties claiming an interest in the home under applicable state real estate law. In order to perfect a security interest in a manufactured home under real estate laws, the secured party must file either a "fixture filing" under the provisions of the UCC or a real estate mortgage under the real estate laws of the state where the home is located. These filings must be made in the real estate records office of the county where the home is located. Substantially all of the Contracts contain provisions prohibiting the borrower from permanently attaching the Manufactured Home to its site. So long as the borrower does not violate this agreement, a security interest in the Manufactured Home will be governed by the certificate of title laws or the UCC, and the notation of the security interest on the certificate of title or the filing of a UCC financing statement will be effective to maintain the priority of the security interest in the Manufactured Home. If, however, a Manufactured Home is permanently attached to its site, other parties could obtain an interest in the Manufactured Home which is prior to the security interest originally retained by the Seller and transferred to the Sponsor. With respect to a Series of Securities and if so described in the related Prospectus Supplement, the Servicer may be required to perfect a security interest in the Manufactured Home under applicable real estate laws. The Servicer will represent that at the date of the initial issuance of the related Securities it has obtained a perfected first priority security interest by proper notation or delivery of the required documents and fees with respect to substantially all of the Manufactured Homes securing the Contracts.

         The Sponsor will cause the security interests in the Manufactured Homes to be assigned to the Trustee on behalf of the securityholders. Unless otherwise specified in the related Prospectus Supplement, neither the Sponsor nor the Trustee will amend the Certificates of title to identify the Trustee or the Trust Fund as the new secured party, and neither the Sponsor nor the Servicer will deliver the Securities of title to the Trustee or note thereon the interest of the Trustee. Accordingly, the Servicer (or the seller) which continue to be named as the secured party on the certificate of title relating to the Manufactured Homes. In many states, such assignment is an effective conveyance of such security interest without amendment of any lien noted on the related certificate of title and the new secured party succeeds to the Sponsor's rights as the secured party. However, in some states there exists a risk that, in the absence of an amendment to the certificate of title, such assignment of the security interest in the Manufactured Home might not be effective or perfected or that, in the absence of such notation or delivery to the Trustee, the assignment of the security interest in the Manufactured Home might not be effective against creditors of the Servicer (or the Seller) or a trustee in bankruptcy of the Servicer (or the Seller).

         In the absence of fraud, forgery or permanent affixation of the Manufactured Home to its site by the Manufactured Home owner, or administrative error by state recording officials, the notation of the lien of the Servicer (or the Seller) on the certificate of title or delivery of the required documents and fees will be sufficient to protect the securityholders against the rights of subsequent purchasers of a Manufactured Home or subsequent lenders who take a security interest in the Manufactured Home. If there are any Manufactured Homes as to which the security interest assigned to the Trustee is not perfected, such security interest would be subordinate to, among others, subsequent purchasers for value of Manufactured Homes and holders of perfected security interests. There also exists a risk in not identifying the Trustee as the new secured party on the certificate of title that, through fraud or negligence, the security interest of the Securityholders could be released.

         In the event that the owner of a Manufactured Home moves it to a state other than the state in which such Manufactured Home initially is registered, under the laws of most states the perfected security interest in the

Manufactured Home would continue for four months after such relocation and thereafter until the owner re-registers the Manufactured Home in such state. If the owner were to relocate a Manufactured Home to another state and not re-register the Manufactured Home in such state, and if steps are not taken to re-perfect the Trustee's security interest in such state, the security interest in the Manufactured Home would cease to be perfected. A majority of states generally require surrender of a certificate of title to re-register a Manufactured Home; accordingly, the Trustee must surrender possession if it holds the certificate of title to such Manufactured Home or, in the case of Manufactured Homes registered in states which provide for notation of lien, the Servicer would receive notice of surrender if the security interest in the Manufactured Home is noted on the certificate of title. Accordingly, the Trustee would have the opportunity to re-perfect its security interest in the Manufactured Home in the state of relocation. In states which do not require a certificate of title for registration of a manufactured home, re-registration could defeat perfection. In the ordinary course of servicing the manufactured housing conditional sales contracts, the Servicer takes steps to effect such re-perfection upon receipt of notice of registration or information from the obligor as to relocation. Similarly, when an obligor under a manufactured housing conditional sales contract sells a manufactured home, the Trustee (or its custodian) must surrender possession of the certificate of title or the Servicer will receive notice as a result of its lien noted thereon and accordingly will have an opportunity to require satisfaction of the related manufactured housing conditional sales contract before release of the lien. Under the Pooling and Servicing Agreement, the Servicer is obligated to take steps, at the Servicer's expense, as are necessary to maintain perfection of security interests in the Manufactured Homes.

         Under the laws of most states, liens for repairs performed on a Manufacturer Home and liens for personal property taxes take priority over a perfected security interest. The Seller will represent in the Pooling and Servicing Agreement that it has no knowledge of any such liens with respect to any Manufactured Home securing payment on any Contract. However, such liens could arise at any time during the term of a Contract. No notice will be given to the Trustee or Securityholders in the event such a lien arises.

Enforcement of Security Interests in Manufactured Homes

         The Servicer on behalf of the Trustee, to the extent required by the related Pooling and Servicing Agreement, may take action to enforce the Trustee's security interest with respect to Contracts in default by repossession and resale of the Manufactured Homes securing such defaulted Contracts. So long as the Manufactured Home has not become subject to the real estate law, a creditor can repossess a Manufactured Home securing a Contract by voluntary surrender, by "self-help" repossession that is "peaceful" (i.e., without breach of the peace) or, in the absence of voluntary surrender and the ability to repossess without breach of the peace, by judicial process. The holder of a Contract must give the debtor a number of days' notice, which varies from 10 to 30 days depending on the state, prior to commencement of any repossession. The UCC and consumer protection laws in most states place restrictions on repossession sales, including requiring prior notice to the debtor and commercial reasonableness in effecting such a sale. The law in most states also requires that the debtor be given notice of any sale prior to resale of the unit so that the debtor may redeem at or before such resale. In the event of such repossession and resale of a Manufactured Home, the Trustee would be entitled to be paid out of the sale proceeds before such proceeds could be applied to the payment of the claims of unsecured creditors or the holders of subsequently perfected security interests or, thereafter, to the debtor.

         Under the laws applicable in most states, a creditor is entitled to obtain a deficiency judgment from a debtor for any deficiency on repossession and resale of the manufactured home securing such a debtor's loan. However, some states impose prohibitions or limitations on deficiency judgments, and in many cases the defaulting borrower would have no assets with which to pay a judgment.

         Certain other statutory provisions, including federal and state bankruptcy and insolvency laws and general equitable principles, may limit or delay the ability of a lender to repossess and resell collateral or enforce a deficiency judgment.

Consumer Protection Laws

         The so-called "Holder-in-Due-Course" rule of the Federal Trade Commission is intended to defeat the ability of the transferor of a consumer credit contract which is the seller of goods which gave rise to the transaction (and certain related lenders and assignees) to transfer such contract free of notice of claims by the debted thereunder.

The effect of this rule is to subject the assignee of such a contract to all claims and defenses which the debtor could assert against the seller of goods. Liability under this rule is limited to amounts paid under a Contract; however, the obligor also may be able to asset the rule to set off remaining amounts due as a defense against a claim brought by the Trustee against such obligor. Numerous other federal and state consumer protection laws impose requirements applicable to the origination and lending pursuant to the Contracts, including the Truth in Lending Act, the Federal Trade Commission Act, the Fair Credit Billing Act, the Fair Credit Reporting Act, the Equal Credit Opportunity Act, the Fair Debt Collection Practices Act and the Uniform Consumer Credit Code. In the case of some of these laws, the failure to comply with their provisions may affect the enforceability of the related Contract.

Transfers of Manufactured Homes; Enforceability of "Due-on-Sale" Clauses

         The Contracts, in general, prohibit the sale or transfer of the related Manufactured Homes without the consent of the Servicer and permit the acceleration of the maturity of the Contracts by the Servicer upon any such sale or transfer that is not consented to.

         In the case of a transfer of a Manufactured Home after which the Servicer desires to accelerate the maturity of the related Contract, the Servicer's ability to do so will depend on the enforceability under state law of the "due-on-sale" clause. The Garn-St Germain Depository Institutions Act of 1982 preempts, subject to certain exceptions and conditions, state laws prohibiting enforcement of "due-on-sale" clauses applicable to the Manufactured Homes. Consequently, in some states the Servicer may be prohibited from enforcing a "due-on-sale" clause in respect of certain Manufactured Homes.

Applicability of Usury Laws

         Title V of the Depository Institutions Deregulation and Monetary Control Act of 1980, as amended ("Title V"), provides that, subject to the following conditions, state usury limitations shall not apply to any loan which is secured by a first lien on certain kinds of manufactured housing. The Contracts would be covered if they satisfy certain conditions, among other things, governing the terms of any prepayments, late charges and deferral fees and requiring a 30-day notice period prior to instituting any action leading to repossession of the related unit.

         Title V authorized any state to reimpose limitations on interest rates and finance charges by adopting before April 1, 1983 a law or constitutional provision which expressly rejects application of the federal law. Fifteen states adopted such a law prior to the April 1, 1983 deadline. In addition, even where Title V was not so rejected, and state is authorized by the law to adopt a provision limiting discount points or other charges on loans covered by Title V. The Seller will represent that all of the Contracts comply with applicable usury law.

Formaldehyde Litigation with Respect to Contracts

         A number of lawsuits have been brought in the United States alleging personal injury from exposure to the chemical formaldehyde, which is preset in many building materials, including such components of manufactured housing as plywood flooring and wall paneling. Some of these lawsuits were brought against manufacturers of manufactured housing, suppliers of component parts, and related persons in the distribution process. Sponsor is aware of a limited number of cases in which plaintiffs have won judgments in these lawsuits.

         The holder of any Contract secured by a Manufactured Home with respect to which a formaldehyde claim has been successfully asserted may be liable to the obligor for the amount paid by the obligor on the related Contract and may be unable to collect amounts still due under the Contract. The successful assertion of such claim constitutes a breach of a representation or warranty of the person specified in the related Prospectus Supplement, and the Securityholders would suffer a loss only to the extent that (i) such person breached its obligation to repurchase the Contract in the event an obligor is successful in asserting such a claim, and (ii) such person, the Servicer or the Trustee were unsuccessful in asserting any claim of contribution or subrogation on behalf of the Securityholders against the manufacturer or other persons who were directly liable to the plaintiff for the damages. Typical products liability insurance policies held by manufacturers and component suppliers of manufactured homes may not cover liabilities arising from formaldehyde in manufactured housing, with the result that recoveries from such manufacturers, suppliers or other persons may be limited to their corporate assets without the benefit of insurance.

Soldiers' and Sailors' Civil Relief Act of 1940

         Under the Soldiers' and Sailors' Civil Relief Act of 1940, members of all branches of the military on active duty, including draftees and reservists in military service, (i) are entitled to have interest rates reduced and capped at 6% per annum, on obligations (including Mortgage Loans) incurred prior to the commencement of military service for the duration of military service, (ii) may be entitled to a stay of proceedings on any kind of foreclosure or repossession action in the case of defaults on such obligations entered into prior to military service for the duration of military service and (iii) may have the maturity of such obligations incurred prior to military service extended, the payments lowered and the payment schedule readjusted for a period of time after the completion of military service. However, the benefits of (i), (ii), or (iii) above are subject to challenge by creditors and if, in the opinion of the court, the ability of a person to comply with such obligations is not materially impaired by military service, the court may apply equitable principles accordingly. If a borrower's obligation to repay amounts otherwise due on a Mortgage Loan included in a Trust Fund for a Series is relieved pursuant to the Soldiers' and Sailors' Civil Relief Act of 1940, none of the Trust Fund, the Servicer, the Depositor nor the Trustee will be required to advance such amounts, and any loss in respect thereof may reduce the amounts available to be paid to the Holders of the Securities of such Series. Any shortfalls in interest collections on Mortgage Loans, Contracts or Underlying Loans relating to the Private Securities, as applicable, included in a Trust Fund for a Series resulting from application of the Soldiers' and Sailors' Civil Relief Act of 1940 will be allocated in the manner set forth in the related Agreement.

                                  THE DEPOSITOR

General

         The Depositor was incorporated in the State of North Carolina. in December 1997, and is a wholly-owned subsidiary of First Union National Bank, a national banking association with its headquarters in Charlotte, North Carolina. The Depositor's principal executive offices are located at One First Union Center, 301 S. College Street, Charlotte, North Carolina 28288-0630. Its telephone number is (704) 373-6611.

         The Depositor will not engage in any activities other than to authorize, issue, sell, deliver, purchase and invest in (and enter into agreements in connection with), and/or to engage in the establishment of one or more trusts which will issue and sell, bonds, notes, debt or equity securities, obligations and other securities and instruments ("Depositor Securities") collateralized or otherwise secured or backed by, or otherwise representing an interest in, among other things, receivables or pass-through certificates, or participations or certificates of participation or beneficial ownership in one or more pools of receivables, and the proceeds of the foregoing, that arise in connection with loans secured by certain first or junior mortgages on real estate or manufactured housing and any and all other commercial transactions and commercial, sovereign, student or consumer loans or indebtedness and, in connection therewith or otherwise, purchasing, acquiring, owning, holding, transferring, conveying, servicing, selling, pledging, assigning, financing and otherwise dealing with such receivables, pass-through certificates, or participations or certificates of participation or beneficial ownership. Article Third of the Depositor's Certificate of Incorporation limits the Depositor's activities to the above activities and certain related activities, such as credit enhancement with respect to such Depositor Securities, and to any activities incidental to and necessary or convenient for the accomplishment of such purposes.

                                 USE OF PROCEEDS

         The net proceeds from the sale of each Series of Securities will be applied to one or more of the following purposes: (i) to acquire the related Primary Assets, (ii) to repay indebtedness which has been incurred to obtain funds to acquire such Primary Assets, (iii) to establish any Reserve Funds described in the related Prospectus Supplement and (iv) to pay costs of structuring and issuing such Securities, including the costs of obtaining Credit Enhancement, if any. The acquisition of the Primary Assets for a Series may be effected by an exchange of Securities with the Originator of such Primary Assets.

                    MATERIAL FEDERAL INCOME TAX CONSEQUENCES

General

         The following is a general discussion of the material anticipated federal income tax consequences to investors of the purchase, ownership and disposition of the Securities offered hereby. The discussion is based upon laws, regulations, rulings and decisions now in effect, all of which are subject to change. The discussion below does not purport to deal with all federal tax consequences applicable to all categories of investors, some of which may be subject to special rules. Investors are urged to consult their own tax advisors in determining the particular federal, state and local consequences to them of the purchase, ownership and disposition of the Securities.

         The following discussion addresses securities of five general types:
(i) securities ("Grantor Trust Securities") representing interests in a trust (a "Grantor Trust") which the Company will covenant not to elect to have treated as a real estate mortgage investment conduit ("REMIC") or a financial asset securitization investment trust ("FASIT"); (ii) securities ("REMIC Securities") representing interests in a trust, or a portion thereof, which the Company will covenant to elect to have treated as a REMIC under sections 860A through 860G of the Internal Revenue Code of 1986, as amended (the "Code"); (iii) securities ("Debt Securities") that are intended to be treated for federal income tax purposes as indebtedness secured by the underlying loans; (iv) securities ("Partnership Interests") representing interests in a trust (a "Partnership") that is intended to be treated as a partnership under the Code; and (v) securities ("FASIT Securities") representing interests in a trust, or portion thereof, which the Company will covenant to elect to have treated as a FASIT under sections 860H through 860L of the Code. The Prospectus Supplement for each series of Securities will indicate whether a REMIC or FASIT election (or elections) will be made for the related trust and, if a REMIC or FASIT election is to be made, will identify all "regular interests" and "residual interests" in the REMIC or all "regular interests," "high-yield interests" or the "ownership interest" in the FASIT.

         The Taxpayer Relief Act of 1997 adds provisions to the Code that require the recognition of gain upon the "constructive sale of an appreciated financial position." A constructive sale of an appreciated financial position occurs if a taxpayer enters into certain transactions or series of such transactions with respect to a financial instrument that have the effect of substantially eliminating the taxpayer's risk of loss and opportunity for gain with respect to the financial instrument. These provisions apply only to Classes of Securities that do not have a principal balance.

Grantor Trust Securities

         With respect to each series of Grantor Trust Securities, Dewey Ballantine LLP, special tax counsel to the Company, will deliver its opinion to the Company that the related Grantor Trust will be classified as a grantor trust and not as a partnership or an association taxable as a corporation. Such opinion shall be attached on Form 8-K to be filed with the Commission within fifteen days after the initial issuance of such Securities or filed with the Commission as a post-effective amendment to the Prospectus. Accordingly, each beneficial owner of a Grantor Trust Security will generally be treated as the owner of an interest in the Mortgage Loans and/or Contracts included in the Grantor Trust.

         For purposes of the following discussion, a Grantor Trust Security representing an undivided equitable ownership interest in the principal of the Mortgage Loans and/or Contracts constituting the related Grantor Trust, together with interest thereon at a pass-through rate, will be referred to as a "Grantor Trust Fractional Interest Security." A Grantor Trust Security representing ownership of all or a portion of the difference between interest paid on the Mortgage Loans and/or Contracts constituting the related Grantor Trust and interest paid to the beneficial owners of Grantor Trust Fractional Interest Securities issued with respect to such Grantor Trust will be referred to as a "Grantor Trust Strip Security."

Taxation of Beneficial Owners of Grantor Trust Securities

         Beneficial owners of Grantor Trust Fractional Interest Securities generally will be required to report on their federal income tax returns their respective shares of the income from the Mortgage Loans and/or Contracts


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(including amounts used to pay reasonable servicing fees and other expenses but excluding amounts payable to beneficial owners of any corresponding Grantor Trust Strip Securities) and, subject to the limitations described below, will be entitled to deduct their shares of any such reasonable servicing fees and other expenses. If a beneficial owner acquires a Grantor Trust Fractional Interest Security for an amount that differs from its outstanding principal amount, the amount includible in income on a Grantor Trust Fractional Interest Security may differ from the amount of interest distributable thereon. See "Discount and Premium," below. Individuals holding a Grantor Trust Fractional Interest Security directly or through certain pass-through entities will be allowed a deduction for such reasonable servicing fees and expenses only to the extent that the aggregate of such beneficial owner's miscellaneous itemized deductions exceeds 2% of such beneficial owner's adjusted gross income. Further, beneficial owners (other than corporations) subject to the alternative minimum tax may not deduct miscellaneous itemized deductions in determining alternative minimum taxable income.

         Beneficial owners of Grantor Trust Strip Securities generally will be required to treat such Securities as "stripped coupons" under section 1286 of the Code. Accordingly, such a beneficial owner will be required to treat the excess of the total amount of payments on such a Security over the amount paid for such Security as original issue discount and to include such discount in income as it accrues over the life of such Security. See "--Discount and Premium," below.

         Grantor Trust Fractional Interest Securities may also be subject to the coupon stripping rules if a class of Grantor Trust Strip Securities is issued as part of the same series of Securities. The consequences of the application of the coupon stripping rules would appear to be that any discount arising upon the purchase of such a Security (and perhaps all stated interest thereon) would be classified as original issue discount and includible in the beneficial owner's income as it accrues (regardless of the beneficial owner's method of accounting), as described below under "--Discount and Premium." The coupon stripping rules will not apply, however, if (i) the pass-through rate is no more than 100 basis points lower than the gross rate of interest payable on the underlying Mortgage Loans and/or Contracts and (ii) the difference between the outstanding principal balance on the Security and the amount paid for such Security is less than 0.25% of such principal balance times the weighted average remaining maturity of the Security.

Sales of Grantor Trust Securities

         Any gain or loss recognized on the sale of a Grantor Trust Security (equal to the difference between the amount realized on the sale and the adjusted basis of such Grantor Trust Security) will be capital gain or loss, except to the extent of accrued and unrecognized market discount, which will be treated as ordinary income, and in the case of banks and other financial institutions except as provided under section 582(c) of the Code. The adjusted basis of a Grantor Trust Security will generally equal its cost, increased by any income reported by the Originator (including original issue discount and market discount income) and reduced (but not below zero) by any previously reported losses, any amortized premium and by any distributions of principal.

Grantor Trust Reporting

         The Trustee will furnish to each beneficial owner of a Grantor Trust Fractional Interest Security with each distribution a statement setting forth the amount of such distribution allocable to principal on the underlying Mortgage Loans and/or Contracts and to interest thereon at the related interest rate. In addition, within a reasonable time after the end of each calendar year, based on information provided by the Master Servicer, the Trustee will furnish to each beneficial owner during such year such customary factual information as the Master Servicer deems necessary or desirable to enable beneficial owners of Grantor Trust Securities to prepare their tax returns and will furnish comparable information to the Internal Revenue Service (the "IRS") as and when required to do so by law.

REMIC Securities

         If provided in a related Prospectus Supplement, an election will be made to treat a Trust as a REMIC under the Code. Qualification as a REMIC requires ongoing compliance with certain conditions. With respect to each series of Securities for which such an election is made, Dewey Ballantine LLP, special tax counsel to the Company, will deliver its opinion to the Company that, assuming compliance with the Pooling and Servicing Agreement, the trust will be treated as a REMIC for federal income tax purposes. A Trust for which a REMIC election is made will


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
be referred to herein as a "REMIC Trust." The Securities of each class will be designated as "regular interests" in the REMIC Trust except that a separate class will be designated as the "residual interest" in the REMIC Trust. The Prospectus Supplement for each series of Securities will state whether Securities of each class will constitute a regular interest (a REMIC Regular Security) or a residual interest (a REMIC Residual Security). Such opinion shall be attached on Form 8-K to be filed with the Commission within fifteen days after the initial issuance of such Securities or filed with the Commission as a post-effective amendment to the Prospectus.

         A REMIC Trust will not be subject to federal income tax except with respect to income from prohibited transactions and in certain other instances described below. See "--Taxes on a REMIC Trust." Generally, the total income from the Mortgage Loans in a REMIC Trust will be taxable to the beneficial owners of the Securities of that series, as described below.

         Regulations issued by the Treasury Department on December 23, 1992 (the "REMIC Regulations") provide some guidance regarding the federal income tax consequences associated with the purchase, ownership and disposition of REMIC Securities. While certain material provisions of the REMIC Regulations are discussed below, investors should consult their own tax advisors regarding the possible application of the REMIC Regulations in their specific circumstances.

Special Tax Attributes

         REMIC Regular Securities and REMIC Residual Securities will be "regular or residual interests in a REMIC" within the meaning of section 7701(a)(19)(C)(xi) of the Code and "real estate assets" within the meaning of section 856(c)(5)(A) of the Code. If at any time during a calendar year less than 95% of the assets of a REMIC Trust consist of "qualified mortgages" (within the meaning of section 860G(a)(3) of the Code) then the portion of the REMIC Regular Securities and REMIC Residual Securities that are qualifying assets under those sections during such calendar year may be limited to the portion of the assets of such REMIC Trust that are qualified mortgages. Similarly, income on the REMIC Regular Securities and REMIC Residual Securities will be treated as "interest on obligations secured by mortgages on real property" within the meaning of section 856(c)(3)(B) of the Code, subject to the same limitation as set forth in the preceding sentence. For purposes of applying this limitation, a REMIC Trust should be treated as owning the assets represented by the qualified mortgages. The assets of the Trust Estate will include, in addition to the Mortgage Loans, payments on the Mortgage Loans held pending distribution on the REMIC Regular Securities and REMIC Residual Securities and any reinvestment income thereon. REMIC Regular Securities and REMIC Residual Securities held by a financial institution to which section 585, 586 or 593 of the Code applies will be treated as evidences of indebtedness for purposes of section 582(c)(1) of the Code. REMIC Regular Securities will also be qualified mortgages with respect to other REMICs.

Taxation of Beneficial Owners of REMIC Regular Securities

         Except as indicated below in this federal income tax discussion, the REMIC Regular Securities will be treated for federal income tax purposes as debt instruments issued by the REMIC Trust on the date such Securities are first sold to the public (the "Settlement Date") and not as ownership interests in the REMIC Trust or its assets. beneficial owners of REMIC Regular Securities that otherwise report income under a cash method of accounting will be required to report income with respect to such Securities under an accrual method. For additional tax consequences relating to REMIC Regular Securities purchased at a discount or with premium, see "--Discount and Premium," below.

Taxation of Beneficial Owners of REMIC Residual Securities

         Daily Portions. Except as indicated below, a beneficial owner of a REMIC Residual Security for a REMIC Trust generally will be required to report its daily portion of the taxable income or net loss of the REMIC Trust for each day during a calendar quarter that the beneficial owner owned such REMIC Residual Security. For this purpose, the daily portion shall be determined by allocating to each day in the calendar quarter its ratable portion of the taxable income or net loss of the REMIC Trust for such quarter and by allocating the amount so allocated among the Residual beneficial owners (on such day) in accordance with their percentage interests on such day. Any amount included in the gross income or allowed as a loss of any Residual beneficial owner by virtue of this paragraph will be treated as ordinary income or loss.


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


         The requirement that each beneficial owner of a REMIC Residual Security report its daily portion of the taxable income or net loss of the REMIC Trust will continue until there are no Securities of any class outstanding, even though the beneficial owner of the REMIC Residual Security may have received full payment of the stated interest and principal on its REMIC Residual Security.

         The Trustee will provide to beneficial owners of REMIC Residual Securities of each series of Securities (i) such information as is necessary to enable them to prepare their federal income tax returns and (ii) any reports regarding the Securities of such series that may be required under the Code.

         Taxable Income or Net Loss of a REMIC Trust. The taxable income or net loss of a REMIC Trust will be the income from the qualified mortgages it holds and any reinvestment earnings less deductions allowed to the REMIC Trust. Such taxable income or net loss for a given calendar quarter will be determined in the same manner as for an individual having the calendar year as the taxable year and using the accrual method of accounting, with certain modifications. The first modification is that a deduction will be allowed for accruals of interest (including any original issue discount, but without regard to the investment interest limitation in section 163(d) of the Code) on the REMIC Regular Securities (but not the REMIC Residual Securities), even though REMIC Regular Securities are for non-tax purposes evidences of beneficial ownership rather than indebtedness of a REMIC Trust. Second, market discount or premium equal to the difference between the total stated principal balances of the qualified mortgages and the basis to the REMIC Trust therein generally will be included in income (in the case of discount) or deductible (in the case of premium) by the REMIC Trust as it accrues under a constant yield method, taking into account the "Prepayment Assumption" (as defined in the Related Prospectus Supplement, see "--Discount and Premium--Original Issue Discount," below). The basis to a REMIC Trust in the qualified mortgages is the aggregate of the issue prices of all the REMIC Regular Securities and REMIC Residual Securities in the REMIC Trust on the Settlement Date. If, however, a substantial amount of a class of REMIC Regular Securities or REMIC Residual Securities has not been sold to the public, then the fair market value of all the REMIC Regular Securities or REMIC Residual Securities in that class as of the date of the Prospectus Supplement should be substituted for the issue price.

         Third, no item of income, gain, loss or deduction allocable to a prohibited transaction (see "--Taxes on a REMIC Trust--Prohibited Transactions" below) will be taken into account. Fourth, a REMIC Trust generally may not deduct any item that would not be allowed in calculating the taxable income of a partnership by virtue of section 703(a)(2) of the Code. Finally, the limitation on miscellaneous itemized deductions imposed on individuals by section 67 of the Code will not be applied at the REMIC Trust level to any servicing and guaranty fees. (See, however, "--Pass-Through of Servicing and Guaranty Fees to Individuals" below.) In addition, under the REMIC Regulations, any expenses that are incurred in connection with the formation of a REMIC Trust and the issuance of the REMIC Regular Securities and REMIC Residual Securities are not treated as expenses of the REMIC Trust for which a deduction is allowed. If the deductions allowed to a REMIC Trust exceed its gross income for a calendar quarter, such excess will be a net loss for the REMIC Trust for that calendar quarter. The REMIC Regulations also provide that any gain or loss to a REMIC Trust from the disposition of any asset, including a qualified mortgage or "permitted investment" (as defined in section 860G(a)(5) of the Code) will be treated as ordinary gain or loss.

         A beneficial owner of a REMIC Residual Security may be required to recognize taxable income without being entitled to receive a corresponding amount of cash. This could occur, for example, if the qualified mortgages are considered to be purchased by the REMIC Trust at a discount, some or all of the REMIC Regular Securities are issued at a discount, and the discount included as a result of a prepayment on a Mortgage Loan that is used to pay principal on the REMIC Regular Securities exceeds the REMIC Trust's deduction for unaccrued original issue discount relating to such REMIC Regular Securities. Taxable income may also be greater in earlier years because interest expense deductions, expressed as a percentage of the outstanding principal amount of the REMIC Regular Securities, may increase over time as the earlier classes of REMIC Regular Securities are paid, whereas interest income with respect to any given Mortgage Loan expressed as a percentage of the outstanding principal amount of that Mortgage Loan, will remain constant over time.

         Basis Rules and Distributions. A beneficial owner of a REMIC Residual Security has an initial basis in its Security equal to the amount paid for such REMIC Residual Security. Such basis is increased by amounts included in the income of the beneficial owner and decreased by distributions and by any net loss taken into account with respect to such REMIC Residual Security. A distribution on a REMIC Residual Security to a beneficial owner is not included in gross income to the extent it does not exceed such beneficial owner's basis in the REMIC Residual


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Security (adjusted as described above) and, to the extent it exceeds the adjusted basis of the REMIC Residual Security, shall be treated as gain from the sale of the REMIC Residual Security.

         A beneficial owner of a REMIC Residual Security is not allowed to take into account any net loss for any calendar quarter to the extent such net loss exceeds such beneficial owner's adjusted basis in its REMIC Residual Security as of the close of such calendar quarter (determined without regard to such net loss). Any loss disallowed by reason of this limitation may be carried forward indefinitely to future calendar quarters and, subject to the same limitation, may be used only to offset income from the REMIC Residual Security.

         Excess Inclusions. Any excess inclusions with respect to a REMIC Residual Security are subject to certain special tax rules. With respect to a beneficial owner of a REMIC Residual Security, the excess inclusion for any calendar quarter is defined as the excess (if any) of the daily portions of taxable income over the sum of the "daily accruals" for each day during such quarter that such REMIC Residual Security was held by such beneficial owner. The daily accruals are determined by allocating to each day during a calendar quarter its ratable portion of the product of the "adjusted issue price" of the REMIC Residual Security at the beginning of the calendar quarter and 120% of the "federal long-term rate" in effect on the Settlement Date, based on quarterly compounding, and properly adjusted for the length of such quarter. For this purpose, the adjusted issue price of a REMIC Residual Security as of the beginning of any calendar quarter is equal to the issue price of the REMIC Residual Security, increased by the amount of daily accruals for all prior quarters and decreased by any distributions made with respect to such REMIC Residual Security before the beginning of such quarter. The issue price of a REMIC Residual Security is the initial offering price to the public (excluding bond houses and brokers) at which a substantial number of the REMIC Residual Securities was sold. The federal long-term rate is a blend of current yields on Treasury securities having a maturity of more than nine years, computed and published monthly by the IRS.

         In general, beneficial owners of REMIC Residual Securities with excess inclusion income cannot offset such income by losses from other activities. For beneficial owners that are subject to tax only on unrelated business taxable income (as defined in section 511 of the Code), an excess inclusion of such beneficial owner is treated as unrelated business taxable income. With respect to variable contracts (within the meaning of section 817 of the Code), a life insurance company cannot adjust its reserve to the extent of any excess inclusion, except as provided in regulations. The REMIC Regulations indicate that if a beneficial owner of a REMIC Residual Security is a member of an affiliated group filing a consolidated income tax return, the taxable income of the affiliated group cannot be less than the sum of the excess inclusions attributable to all residual interests in REMICs held by members of the affiliated group. For a discussion of the effect of excess inclusions on certain foreign investors that own REMIC Residual Securities, see "--Foreign Investors" below.

         The Treasury Department also has the authority to issue regulations that would treat all taxable income of a REMIC Trust as excess inclusions if the REMIC Residual Security does not have "significant value." Although the Treasury Department did not exercise this authority in the REMIC Regulations, future regulations may contain such a rule. If such a rule were adopted, it is unclear how significant value would be determined for these purposes. If no such rule is applicable, excess inclusions should be calculated as discussed above.

         In the case of any REMIC Residual Securities that are held by a real estate investment trust, the aggregate excess inclusions with respect to such REMIC Residual Securities reduced (but not below zero) by the real estate investment trust taxable income (within the meaning of section 857(b)(2) of the Code, excluding any net capital gain) will be allocated among the shareholders of such trust in proportion to the dividends received by such shareholders from such trust, and any amount so allocated will be treated as an excess inclusion with respect to a REMIC Residual Security as if held directly by such shareholder. Similar rules will apply in the case of regulated investment companies, common trust funds and certain cooperatives that hold a REMIC Residual Security.

         Pass-Through of Servicing and Guaranty Fees to Individuals. A beneficial owner of a REMIC Residual Security who is an individual will be required to include in income a share of any servicing and guaranty fees. A deduction for such fees will be allowed to such beneficial owner only to the extent that such fees, along with certain of such beneficial owner's other miscellaneous itemized deductions exceed 2% of such beneficial owner's adjusted gross income. In addition, a beneficial owner of a REMIC Residual Security may not be able to deduct any portion of such fees in computing such beneficial owner's alternative minimum tax liability. A beneficial owner's share of such fees will generally be determined by (i) allocating the amount of such expenses for each calendar quarter on a


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pro rata basis to each day in the calendar quarter, and (ii) allocating the daily amount among the beneficial owners in proportion to their respective holdings on such day.

Taxes on a REMIC Trust

         Prohibited Transactions. The Code imposes a tax on a REMIC equal to 100% of the net income derived from "prohibited transactions." In general, a prohibited transaction means the disposition of a qualified mortgage other than pursuant to certain specified exceptions, the receipt of investment income from a source other than a Mortgage Loan or certain other permitted investments, the receipt of compensation for services, or the disposition of an asset purchased with the payments on the qualified mortgages for temporary investment pending distribution on the regular and residual interests.

         Contributions to a REMIC after the Startup Day. The Code imposes a tax on a REMIC equal to 100% of the value of any property contributed to the REMIC after the "startup day" (generally the same as the Settlement Date). Exceptions are provided for cash contributions to a REMIC (i) during the three month period beginning on the startup day, (ii) made to a qualified reserve fund by a beneficial owner of a residual interest, (iii) in the nature of a guarantee,
(iv) made to facilitate a qualified liquidation or clean-up call, and (v) as otherwise permitted by Treasury regulations.

         Net Income from Foreclosure Property. The Code imposes a tax on a REMIC equal to the highest corporate rate on "net income from foreclosure property." The terms "foreclosure property" (which includes property acquired by deed in lieu of foreclosure) and "net income from foreclosure property" are defined by reference to the rules applicable to real estate investment trusts. Generally, foreclosure property would be treated as such for a period of three years, with a possible extension. Net income from foreclosure property generally means gain from the sale of foreclosure property that is inventory property and gross income from foreclosure property other than qualifying rents and other qualifying income for a real estate investment trust.

Sales of REMIC Securities

         General. Except as provided below, if a Regular or REMIC Residual Security is sold, the seller will recognize gain or loss equal to the difference between the amount realized in the sale and its adjusted basis in the Security. The adjusted basis of a REMIC Regular Security generally will equal the cost of such Security to the seller, increased by any original issue discount or market discount included in the seller's gross income with respect to such Security and reduced by distributions on such Security previously received by the seller of amounts included in the stated redemption price at maturity and by any premium that has reduced the seller's interest income with respect to such Security. See "--Discount and Premium." The adjusted basis of a REMIC Residual Security is determined as described above under "--Taxation of Beneficial Owners of REMIC Residual Securities--Basis Rules and Distributions." Except as provided in the following paragraph or under section 582(c) of the Code, any such gain or loss will be capital gain or loss, provided such Security is held as a "capital asset" (generally, property held for investment) within the meaning of section 1221 of the Code.

         Gain from the sale of a REMIC Regular Security that might otherwise be capital gain will be treated as ordinary income to the extent that such gain does not exceed the excess, if any, of (i) the amount that would have been includible in the income of the beneficial owner of a REMIC Regular Security had income accrued at a rate equal to 110% of the "applicable federal rate" (generally, an average of current yields on Treasury securities) as of the date of purchase over (ii) the amount actually includible in such beneficial owner's income. In addition, gain recognized on such a sale by a beneficial owner of a REMIC Regular Security who purchased such a Security at a market discount would also be taxable as ordinary income in an amount not exceeding the portion of such discount that accrued during the period such Security was held by such beneficial owner, reduced by any market discount includible in income under the rules described below under "--Discount and Premium."

         If a beneficial owner of a REMIC Residual Security sells its REMIC Residual Security at a loss, the loss will not be recognized if, within six months before or after the sale of the REMIC Residual Security, such beneficial owner purchases another residual interest in any REMIC or any interest in a taxable mortgage pool (as defined in section 7701(i) of the Code) comparable to a residual interest in a REMIC. Such disallowed loss would be allowed upon the sale of the other residual interest (or comparable interest) if the rule referred to in the preceding sentence


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does not apply to that sale. While this rule may be modified by Treasury regulations, no such regulations have yet been published.

         Transfers of REMIC Residual Securities. Section 860E(e) of the Code imposes a substantial tax, payable by the transferor (or, if a transfer is through a broker, nominee, or other middleman as the transferee's agent, payable by that agent) upon any transfer of a REMIC Residual Security to a disqualified organization and upon a pass-through entity (including regulated investment companies, real estate investment trusts, common trust funds, partnerships, trusts, estates, certain cooperatives, and nominees) that owns a REMIC Residual Security if such pass-through entity has a disqualified organization as a record-holder. For purposes of the preceding sentence, a transfer includes any transfer of record or beneficial ownership, whether pursuant to a purchase, a default under a secured lending agreement or otherwise.

         The term "disqualified organization" includes the United States, any state or political subdivision thereof, any foreign government, any international organization, or any agency or instrumentality of the foregoing (other than certain taxable instrumentalities), any cooperative organization furnishing electric energy or providing telephone service to persons in rural areas, or any organization (other than a farmers' cooperative) that is exempt from federal income tax, unless such organization is subject to the tax on unrelated business income. Moreover, an entity will not qualify as a REMIC unless there are reasonable arrangements designed to ensure that (i) residual interests in such entity are not held by disqualified organizations and (ii) information necessary for the application of the tax described herein will be made available. Restrictions on the transfer of a REMIC Residual Security and certain other provisions that are intended to meet this requirement are described in the Pooling and Servicing Agreement, and will be discussed more fully in the related Prospectus Supplement relating to the offering of any REMIC Residual Security. In addition, a pass-through entity (including a nominee) that holds a REMIC Residual Security may be subject to additional taxes if a disqualified organization is a record-holder therein. A transferor of a REMIC Residual Security (or an agent of a transferee of a REMIC Residual Security, as the case may be) will be relieved of such tax liability if (i) the transferee furnishes to the transferor (or the transferee's agent) an affidavit that the transferee is not a disqualified organization, and (ii) the transferor (or the transferee's agent) does not have actual knowledge that the affidavit is false at the time of the transfer. Similarly, no such tax will be imposed on a pass-through entity for a period with respect to an interest therein owned by a disqualified organization if (i) the record-holder of such interest furnishes to the pass-through entity an affidavit that it is not a disqualified organization, and (ii) during such period, the pass-through entity has no actual knowledge that the affidavit is false.

         The Taxpayer Relief Act of 1997 adds provisions to the Code that will apply to an "electing large partnership." If an electing large partnership holds a Residual Certificate, all interests in the electing large partnership are treated as held by disqualified organizations for purposes of the tax imposed upon a pass-through entity by section 860E(e) of the Code. An exception to this tax, otherwise available to a pass-through entity that is furnished certain affidavits by record holders of interests in the entity and that does not know such affidavits are false, is not available to an electing large partnership.

         Under the REMIC Regulations, a transfer of a "noneconomic residual interest" to a U.S. Person (as defined below in "--Foreign Investors--Grantor Trust Securities and REMIC Regular Securities") will be disregarded for all federal tax purposes unless no significant purpose of the transfer is to impede the assessment or collection of tax. A REMIC Residual Security would be treated as constituting a noneconomic residual interest unless, at the time of the transfer, (i) the present value of the expected future distributions on the REMIC Residual Security is no less than the product of the present value of the "anticipated excess inclusions" with respect to such Security and the highest corporate rate of tax for the year in which the transfer occurs, and (ii) the transferor reasonably expects that the transferee will receive distributions from the applicable REMIC Trust in an amount sufficient to satisfy the liability for income tax on any "excess inclusions" at or after the time when such liability accrues. Anticipated excess inclusions are the excess inclusions that are anticipated to be allocated to each calendar quarter (or portion thereof) following the transfer of a REMIC Residual Security, determined as of the date such Security is transferred and based on events that have occurred as of that date and on the Prepayment Assumption. See "--Discount and Premium" and "--Taxation of Beneficial Owners of REMIC Residual Securities--Excess Inclusions."

         The REMIC Regulations provide that a significant purpose to impede the assessment or collection of tax exists if, at the time of the transfer, a transferor of a REMIC Residual Security has "improper knowledge" (i.e., either knew, or should have known, that the transferee would be unwilling or unable to pay taxes due on its share of the taxable income of the REMIC Trust). A transferor is presumed not to have improper knowledge if (i) the transferor conducts, at the time of a transfer, a reasonable investigation of the financial condition of the transferee and, as a result of the investigation, the transferor finds that the transferee has historically paid its debts as they come due and finds no significant evidence to indicate that the transferee will not continue to pay its debts as they come due in the future; and (ii) the transferee makes certain representations to the transferor in the affidavit relating to disqualified organizations discussed above. Transferors of a REMIC Residual Security should consult with their own tax advisors for further information regarding such transfers.

         Reporting and Other Administrative Matters. For purposes of the administrative provisions of the Code, each REMIC Trust will be treated as a partnership and the beneficial owners of REMIC Residual Securities will be treated as partners. The Trustee will prepare, sign and file federal income tax returns for each REMIC Trust, which returns are subject to audit by the IRS. Moreover, within a reasonable time after the end of each calendar year, the Trustee will furnish to each beneficial owner that received a distribution during such year a statement setting forth the portions of any such distributions that constitute interest distributions, original issue discount, and such other information as is required by Treasury regulations and, with respect to beneficial owners of REMIC Residual Securities in a REMIC Trust, information necessary to compute the daily portions of the taxable income (or net loss) of such REMIC Trust for each day during such year. The Trustee will also act as the tax matters partner for each REMIC Trust, either in its capacity as a beneficial owner of a REMIC Residual Security or in a fiduciary capacity. Each beneficial owner of a REMIC Residual Security, by the acceptance of its REMIC Residual Security, agrees that the Trustee will act as its fiduciary in the performance of any duties required of it in the event that it is the tax matters partner.

         Each beneficial owner of a REMIC Residual Security is required to treat items on its return consistently with the treatment on the return of the REMIC Trust, unless the beneficial owner either files a statement identifying the inconsistency or establishes that the inconsistency resulted from incorrect information received from the REMIC Trust. The IRS may assert a deficiency resulting from a failure to comply with the consistency requirement without instituting an administrative proceeding at the REMIC Trust level.

Termination

         In general, no special tax consequences will apply to a beneficial owner of a REMIC Regular Security upon the termination of a REMIC Trust by virtue of the final payment or liquidation of the last Mortgage Loan remaining in the Trust Estate. If a beneficial owner of a REMIC Residual Security's adjusted basis in its REMIC Residual Security at the time such termination occurs exceeds the amount of cash distributed to such beneficial owner in liquidation of its interest, although the matter is not entirely free from doubt, it would appear that the beneficial owner of the REMIC Residual Security is entitled to a loss equal to the amount of such excess.

Debt Securities

General

         With respect to each series of Debt Securities, Dewey Ballantine LLP, special tax counsel to the Company, will deliver its opinion to the Company that the Securities will be classified as debt secured by the related Mortgage Loans and/or Contracts. Consequently, the Debt Securities will not be treated as ownership interests in the Mortgage Loans and/or Contracts or the Trust. Beneficial owners will be required to report income received with respect to the Debt Securities in accordance with their normal method of accounting. For additional tax consequences relating to Debt Securities purchased at a discount or with premium, see "--Discount and Premium," below.

Special Tax Attributes

         As described above, REMIC Securities will possess certain special tax attributes by virtue of the REMIC provisions of the Code. In general, Debt Securities will not possess such special tax attributes. Investors to whom such attributes are important should consult their own tax advisors regarding investment in Debt Securities.


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Sale or Exchange

         If a beneficial owner of a Debt Security sells or exchanges such Security, the beneficial owner will recognize gain or loss equal to the difference, if any, between the amount received and the beneficial owner's adjusted basis in the Security. The adjusted basis in the Security generally will equal its initial cost, increased by any original issue discount or market discount previously included in the seller's gross income with respect to the Security and reduced by the payments previously received on the Security, other than payments of qualified stated interest, and by any amortized premium.

         In general (except as described in "--Discount and Premium--Market Discount," below), except for certain financial institutions subject to section 582(c) of the Code, any gain or loss on the sale or exchange of a Debt Security recognized by an investor who holds the Security as a capital asset (within the meaning of section 1221 of the Code), will be capital gain or loss and will be long-term or short-term depending on whether the Security has been held for more than one year.

Partnership Interests

         With respect to each series of Partnership Interests, Dewey Ballantine LLP, special tax counsel to the Company, will deliver its opinion to the Company that the trust will be treated as a partnership and not an association taxable as a corporation for federal income tax purposes. Such opinion shall be attached on Form 8-K to be filed with the Commission within fifteen days after the initial issuance of such Securities or filed with the Commission as a post-effective amendment to the Prospectus. Accordingly, each beneficial owner of a Partnership Interest will generally be treated as the owner of an interest in the Mortgage Loans and/or Contracts.

Special Tax Attributes

         As described above, REMIC Securities will possess certain special tax attributes by virtue of the REMIC provisions of the Code. In general, Partnership Interests will not possess such special tax attributes. Investors to whom such attributes are important should consult their own tax advisors regarding investment in Partnership Interests.

Taxation of Beneficial Owners of Partnership Interests

         If the Trust is treated as a partnership for Federal Income Tax Purposes, the Trust will not be subject to federal income tax. Instead, each beneficial owner of a Partnership Interest will be required to separately take into account an allocable share of income, gains, losses, deductions, credits and other tax items of the Trust. These partnership allocations are made in accordance with the Code, Treasury regulations and the partnership agreement (here, the Trust Agreement and related documents).

         The Trust's assets will be the assets of the partnership. The Trust's income will consist primarily of interest and finance charges earned on the underlying Mortgage Loans. The Trust's deductions will consist primarily of interest accruing with respect to any indebtedness issued by the Trust, servicing and other fees, and losses or deductions upon collection or disposition of the Trust's assets.

         In certain instances, the Trust could have an obligation to make payments of withholding tax on behalf of a beneficial owner of a Partnership Interest. (See "Backup Withholding" and "Foreign Investors" below).

         Substantially all of the taxable income allocated to a beneficial owner of a Partnership Interest that is a pension, profit sharing or employee benefit plan or other tax-exempt entity (including an individual retirement account) will constitute "unrelated business taxable income" generally taxable to such a holder under the Code.

         Under section 708 of the Code, the Trust will be deemed to terminate for federal income tax purposes if 50% or more of the capital and profits interests in the Trust are sold or exchanged within a 12-month period. Under the final regulations issued on May 9, 1997 if such a termination occurs, the Trust is deemed to contribute all of its assets and liabilities to a newly formed partnership in exchange for a partnership interest. Immediately thereafter,


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the terminated partnership distributes interests in the new partnership to the purchasing partner and remaining partners in proportion to their interests in liquidation of the terminated partnership.

Sale or Exchange of Partnership Interests

         Generally, capital gain or loss will be recognized on a sale or exchange of Partnership Interests in an amount equal to the difference between the amount realized and the seller's tax basis in the Partnership Interests sold. A beneficial owner of a Partnership Interest's tax basis in a Partnership Interest will generally equal the beneficial owner's cost increased by the beneficial owner's share of Trust income (includible in income) and decreased by any distributions received with respect to such Partnership Interest. In addition, both the tax basis in the Partnership Interest and the amount realized on a sale of a Partnership Interest would take into account the beneficial owner's share of any indebtedness of the Trust. A beneficial owner acquiring Partnership Interests at different prices may be required to maintain a single aggregate adjusted tax basis in such Partnership Interest, and upon sale or other disposition of some of the Partnership Interests, allocate a portion of such aggregate tax basis to the Partnership Interests sold (rather than maintaining a separate tax basis in each Partnership Interest for purposes of computing gain or loss on a sale of that Partnership Interest).

         Any gain on the sale of a Partnership Interest attributable to the beneficial owner's share of unrecognized accrued market discount on the assets of the Trust would generally be treated as ordinary income to the holder and would give rise to special tax reporting requirements. If a beneficial owner of a Partnership Interest is required to recognize an aggregate amount of income over the life of the Partnership Interest that exceeds the aggregate cash distributions with respect thereto, such excess will generally give rise to a capital loss upon the retirement of the Partnership Interest. If a beneficial owner sells its Partnership Interest at a profit or loss, the transferee will have a higher or lower basis in the Partnership Interests than the transferor had. The tax basis of the Trust's assets will not be adjusted to reflect that higher or lower basis unless the Trust files an election under section 754 of the Code.

Partnership Reporting Matters

         The Owner Trustee is required to (i) keep complete and accurate books of the Trust, (ii) file a partnership information return (IRS Form 1065) with the IRS for each taxable year of the Trust and (iii) report each beneficial owner of a Partnership Interest's allocable share of items of Trust income and expense to beneficial owners and the IRS on Schedule K-1. The Trust will provide the Schedule K-1 information to nominees that fail to provide the Trust with the information statement described below and such nominees will be required to forward such information to the beneficial owners of the Partnership Interests. Generally, beneficial owners of a Partnership Interests must file tax returns that are consistent with the information return filed by the Trust or be subject to penalties unless the beneficial owner of a Partnership Interest notifies the IRS of all such inconsistencies.

         Under section 6031 of the Code, any person that holds Partnership Interests as a nominee at any time during a calendar year is required to furnish the Trust with a statement containing certain information on the nominee, the beneficial owners and the Partnership Interests so held. Such information includes (i) the name, address and taxpayer identification number of the nominee and (ii) as to each beneficial owner (x) the name, address and identification number of such person, (y) whether such person is a United States person, a tax-exempt entity or a foreign government, and international organization, or any wholly owned agency or instrumentality of either of the foregoing, and (z) certain information on Partnership Interests that were held, bought or sold on behalf of such person throughout the year. In addition, brokers and financial institutions that hold Partnership Interests through a nominee are required to furnish directly to the Trust information as to themselves and their ownership of Partnership Interests. A clearing agency registered under section 17A of the Exchange Act is not required to furnish any such information statement to the Trust. Nominees, brokers and financial institutions that fail to provide the Trust with the information described above may be subject to penalties.

         The Code provides for administrative examination of a partnership as if the partnership were a separate and distinct taxpayer. Generally, the statute of limitations for partnership items does not expire before three years after the date on which the partnership information return is filed. Any adverse determination following an audit of the return of the Trust by the appropriate taxing authorities could result in an adjustment of the returns of the beneficial owner of a Partnership Interests, and, under certain circumstances, a beneficial owner of a Partnership Interest may be precluded from separately litigating a proposed adjustment to the items of the Trust. An adjustment could also


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 result in an audit of the beneficial owner of a Partnership Interest's returns and adjustments of items note related to the income and losses of the Trust.

FASIT Securities

         If provided in a related Prospectus Supplement, an election will be made to treat the Trust as a FASIT within the meaning of Code Section 860L(a). Qualification as a FASIT requires ongoing compliance with certain conditions. With respect to each series of Securities for which an election is made, Dewey Ballantine LLP, special tax counsel to the Company, will deliver its opinion to the Company that, assuming compliance with the Pooling and Servicing Agreement, the trust will be treated as a FASIT for federal income tax purposes. A Trust for which a FASIT election is made will be referred to herein as a "FASIT Trust." The Securities of each class will be designated as "regular interests" or "high-yield regular interests" in the FASIT Trust except that one separate class will be designated as the "ownership interest" in the FASIT Trust. The Prospectus Supplement for each series of Securities will state whether Securities of each class will constitute either a regular interest or a high-yield regular interest (a FASIT Regular Security) or an ownership interest (a FASIT Ownership Security). Such opinion shall be attached on Form 8-K to be filed with the Commission within fifteen days after the initial issuance of such Securities or filed with the Commission as a post-effective amendment to the Prospectus.

Special Tax Attributes

         FASIT Securities held by a real estate investment trust will constitute "real estate assets" within the meaning of Code Sections 856(c)(5)(A) and 856(c)(6) and interest on the FASIT Regular Securities will be considered "interest on obligations secured by mortgages on real property or on interests in real property" within the meaning of Code Section 856(c)(3)(B) in the same proportion that, for both purposes, the assets of the FASIT Trust and the income thereon would be so treated. FASIT Regular Securities held by a domestic building and loan association will be treated as "regular interest[s] in a FASIT" under Code Section 7701(a)(19)(C)(xi), but only in the proportion that the FASIT Trust holds "loans . . . secured by an interest in real property which is . . . residential real property" within the meaning of Code Section 7701(a)(19)(C)(v). If at all times 95% or more of the assets of the FASIT Trust or the income thereon qualify for the foregoing treatments, the FASIT Regular Securities will qualify for the corresponding status in their entirety. For purposes of Code Section 856(c)(5)(A), payments of principal and interest on a Mortgage Loan that are reinvested pending distribution to holders of FASIT Regular Securities should qualify for such treatment. FASIT Regular Securities held by a regulated investment company will not constitute "government securities" within the meaning of Code Section 851(b)(4)(A)(i). FASIT Regular Securities held by certain financial institutions will constitute an "evidence of indebtedness" within the meaning of Code Section 582(c)(1).

Taxation of Beneficial Owners of FASIT Regular Securities

         A FASIT Trust will not be subject to federal income tax except with respect to income from prohibited transactions and in certain other instances as described below. The FASIT Regular Securities generally will be treated for federal income tax purposes as newly-originated debt instruments. In general, interest, original issue discount ("OID") and market discount on a FASIT Regular Security will be treated as ordinary income to the beneficial owner, and principal payments (other than principal payments that do not exceed accrued market discount) on an FASIT Regular Security will be treated as a return of capital to the extent of the beneficial owner's basis allocable thereto. Beneficial owners must use the accrual method of accounting with respect to FASIT Regular Securities, regardless of the method of accounting otherwise used by such beneficial owners. See discussion of "Discount and Premium" below.

         In order for the FASIT Trust to qualify as a FASIT, there must be ongoing compliance with the requirements set forth in the Code. The FASIT must fulfill an asset test, which requires that substantially all the assets of the FASIT, as of the close of the third calendar month beginning after the "Startup Day" (which for purposes of this discussion is the date of the initial issuance of the FASIT Securities) and at all times thereafter, must consist of cash or cash equivalents, certain debt instruments (other than debt instruments issued by the owner of the FASIT or a related party) and hedges (and contracts to acquire the same), foreclosure property and regular interests in another FASIT or in a REMIC. Based on identical statutory language applicable to REMICs, it appears that the "substantially all" requirement should be met if at all times the aggregate adjusted basis of the nonqualified assets is


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


less than one percent of the aggregate adjusted basis of all the FASIT's assets. The FASIT provisions of the Code (sections 860H through 860L) also require the FASIT ownership interest and certain "high-yield regular interests" (described below) to be held only by certain fully taxable domestic corporations.

         Permitted debt instruments must bear interest, if any, at a fixed or qualified variable rate. Permitted hedges include interest rate or foreign currency notional principal contracts, letters of credit, insurance, guarantees of payment default and similar instruments to be provided in regulations, and which are reasonably required to guarantee or hedge against the FASIT's risks associated with being the obligor on interests issued by the FASIT. Foreclosure property is real property acquired by the FASIT in connection with the default or imminent default of a qualified mortgage, provided the Depositor had no knowledge or reason to know as of the date such asset was acquired by the FASIT that such a default had occurred or would occur.

         In addition to the foregoing requirements, the various interests in a FASIT also must meet certain requirements. All of the interests in a FASIT must be either of the following: (a) one or more classes of regular interests or (b) a single class of ownership interest. A regular interest is an interest in a FASIT that is issued on or after the Startup Day with fixed terms, is designated as a regular interest, and (i) unconditionally entitles the holder to receive a specified principal amount (or other similar amount), (ii) provides that interest payments (or other similar amounts), if any, at or before maturity either are payable based on a fixed rate or a qualified variable rate, (iii) has a stated maturity of not longer than 30 years, (iv) has an issue price not greater than 125% of its stated principal amount, and (v) has a yield to maturity not greater than 5 percentage points higher than the related applicable Federal rate (as defined in Code section 1274(d)). In order to meet the 30 year maturity requirement, the FASIT Regular Securities will be retired and replaced, to the extent then-outstanding, with new regular interests on the 30th anniversary of the date of issuance of the FASIT Regular Securities. A regular interest that is described in the preceding sentence except that if fails to meet one or more of requirements (i), (ii) (iv) or (v) is a "high-yield regular interest." A high-yield regular interest that fails requirement (ii) must consist of a specified, nonvarying portion of the interest payments on the permitted assets, by reference to the REMIC rules. An ownership interest is an interest in a FASIT other than a regular interest that is issued on the Startup Day, is designated an ownership interest and is held by a single, fully-taxable, domestic corporation. An interest in a FASIT may be treated as a regular interest even if payments of principal with respect to such interest are subordinated to payments on other regular interests or the ownership interest in the FASIT, and are dependent on the absence of defaults or delinquencies on permitted assets lower than reasonably expected returns on permitted assets, unanticipated expenses incurred by the FASIT or prepayment interest shortfalls.

         If an entity fails to comply with one or more of the ongoing requirements of the Code for status as a FASIT during any taxable year, the Code provides that the entity or applicable potion thereof will not be treated as a FASIT thereafter. In this event, any entity that holds Mortgage Loans and is the obligor with respect to debt obligations with two or more maturities, such as the Trust Fund, may be treated as a separate association taxable as a corporation, and the FASIT Regular Securities may be treated as equity interests therein. The legislative history to the FASIT Provisions indicates, however, that an entity can continue to be a FASIT if loss of its status was inadvertent, it takes prompt steps to requalify and other requirements that may be provided in Treasury regulations are met. Loss of FASIT status results in retirement of all regular interests and their reissuance. If the resulting instruments would be treated as equity under general tax principles, cancellation of debt income may result.

Taxes on a FASIT Trust

         Income from certain transactions by a FASIT, called prohibited transactions, are taxable to the holder of the ownership interest in a FASIT at a 100% rate. Prohibited transactions generally include (i) the disposition of a permitted asset other than for (a) foreclosure, default, or imminent default of a qualified mortgage, (b) bankruptcy or insolvency of the FASIT, (c) a qualified (complete) liquidation, (d) substitution for another permitted debt instrument or distribution of the debt instrument to the holder of the ownership interest to reduce overcollateralization, but only if a principal purpose of acquiring the debt instrument which is disposed of was not the recognition of gain (or the reduction of a loss) on the withdrawn asset as a result of an increase in the market value of the asset after its acquisition by the FASIT or (e) the retirement of a Class of FASIT regular interests; (ii) the receipt of income from nonpermitted assets; (iii) the receipt of compensation for services; or
(iv) the receipt of any income derived from a loan originated by the FASIT. It is unclear the extent to which tax on such transactions

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could be collected from the FASIT Trust directly under the applicable statutes rather than from the holder of the FASIT Residual Security.

         DUE TO THE COMPLEXITY OF THESE RULES, THE ABSENCE OF TREASURY REGULATIONS AND THE CURRENT UNCERTAINTY AS TO THE MANNER TO THEIR APPLICATION TO THE TRUST AND TO HOLDERS OF FASIT SECURITIES, IT IS PARTICULARLY IMPORTANT THAT POTENTIAL INVESTORS CONSULT THEIR OWN TAX ADVISORS REGARDING THE TAX TREATMENT OF THEIR ACQUISITION OWNERSHIP AND DISPOSITION OF THE FASIT REGULAR SECURITIES.

Discount and Premium

         A Security purchased for an amount other than its outstanding principal amount will be subject to the rules governing original issue discount, market discount or premium. In addition, all Grantor Trust Strip Securities and certain Grantor Trust Fractional Interest Securities will be treated as having original issue discount by virtue of the coupon stripping rules in section 1286 of the Code. In very general terms, (i) original issue discount is treated as a form of interest and must be included in a beneficial owner's income as it accrues (regardless of the beneficial owner's regular method of accounting) using a constant yield method; (ii) market discount is treated as ordinary income and must be included in a beneficial owner's income as principal payments are made on the Security (or upon a sale of a Security); and (iii) if a beneficial owner so elects, premium may be amortized over the life of the Security and offset against inclusions of interest income. These tax consequences are discussed in greater detail below.

Original Issue Discount

         In general, a Security will be considered to be issued with original issue discount equal to the excess, if any, of its "stated redemption price at maturity" over its "issue price." The issue price of a Security is the initial offering price to the public (excluding bond houses and brokers) at which a substantial number of the Securities was sold. The issue price also includes any accrued interest attributable to the period between the beginning of the first Remittance Period and the Settlement Date. The stated redemption price at maturity of a Security that has a notional principal amount or receives principal only or that is or may be an Accrual Security is equal to the sum of all distributions to be made under such Security. The stated redemption price at maturity of any other Security is its stated principal amount, plus an amount equal to the excess (if any) of the interest payable on the first Payment Date over the interest that accrues for the period from the Settlement Date to the first Payment Date.

         Notwithstanding the general definition, original issue discount will be treated as zero if such discount is less than 0.25% of the stated redemption price at maturity multiplied by its weighted average life. The weighted average life of a Security is apparently computed for this purpose as the sum, for all distributions included in the stated redemption price at maturity of the amounts determined by multiplying (i) the number of complete years (rounding down for partial years) from the Settlement Date until the date on which each such distribution is expected to be made under the assumption that the Mortgage Loans prepay at the rate specified in the related Prospectus Supplement (the "Prepayment Assumption") by (ii) a fraction, the numerator of which is the amount of such distribution and the denominator of which is the Security's stated redemption price at maturity. If original issue discount is treated as zero under this rule, the actual amount of original issue discount must be allocated to the principal distributions on the Security and, when each such distribution is received, gain equal to the discount allocated to such distribution will be recognized.

         Section 1272(a)(6) of the Code contains special original issue discount rules directly applicable to REMIC Securities and Debt Securities. The Taxpayer Relief Act of 1997 extends application of Section 1272(a)(6) to the Grantor Trust Securities for tax years beginning after August 5, 1997. Under these rules (described in greater detail below), (i) the amount and rate of accrual of original issue discount on each series of Securities will be based on (x) the Prepayment Assumption, and (y) in the case of a Security calling for a variable rate of interest, an assumption that the value of the index upon which such variable rate is based remains equal to the value of that rate on the Settlement Date, and (ii) adjustments will be made in the amount of discount accruing in each taxable year in which the actual prepayment rate differs from the Prepayment Assumption.

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         Section 1272(a)(6)(B)(iii) of the Code requires that the prepayment assumption used to calculate original issue discount be determined in the manner prescribed in Treasury regulations. To date, no such regulations have been promulgated. The legislative history of this Code provision indicates that the assumed prepayment rate must be the rate used by the parties in pricing the particular transaction. The Depositor anticipates that the Prepayment Assumption for each series of Securities will be consistent with this standard. The Depositor makes no representation, however, that the Mortgage Loans for a given series will prepay at the rate reflected in the Prepayment Assumption for that series or at any other rate. Each investor must make its own decision as to the appropriate prepayment assumption to be used in deciding whether or not to purchase any of the Securities.

         Each beneficial owner must include in gross income the sum of the "daily portions" of original issue discount on its Security for each day during its taxable year on which it held such Security. For this purpose, in the case of an original beneficial owner, the daily portions of original issue discount will be determined as follows. A calculation will first be made of the portion of the original issue discount that accrued during each "accrual period." The Trustee will supply, at the time and in the manner required by the IRS, to beneficial owners, brokers and middlemen information with respect to the original issue discount accruing on the Securities. The Trustee will report original issue discount based on accrual periods of no longer than one year either (i) beginning on a payment date (or, in the case of the first such period, the Settlement Date) and ending on the day before the next payment date or (ii) beginning on the next day following a payment date and ending on the next payment date.

         Under section 1272(a)(6) of the Code, the portion of original issue discount treated as accruing for any accrual period will equal the excess, if any, of (i) the sum of (A) the present values of all the distributions remaining to be made on the Security, if any, as of the end of the accrual period and (B) the distribution made on such Security during the accrual period of amounts included in the stated redemption price at maturity, over (ii) the adjusted issue price of such Security at the beginning of the accrual period. The present value of the remaining distributions referred to in the preceding sentence will be calculated based on (i) the yield to maturity of the Security, calculated as of the Settlement Date, giving effect to the Prepayment Assumption, (ii) events (including actual prepayments) that have occurred prior to the end of the accrual period, (iii) the Prepayment Assumption, and (iv) in the case of a Security calling for a variable rate of interest, an assumption that the value of the index upon which such variable rate is based remains the same as its value on the Settlement Date over the entire life of such Security. The adjusted issue price of a Security at any time will equal the issue price of such Security, increased by the aggregate amount of previously accrued original issue discount with respect to such Security, and reduced by the amount of any distributions made on such Security as of that time of amounts included in the stated redemption price at maturity. The original issue discount accruing during any accrual period will then be allocated ratably to each day during the period to determine the daily portion of original issue discount.

         In the case of Grantor Trust Strip Securities and certain REMIC Securities, the calculation described in the preceding paragraph may produce a negative amount of original issue discount for one or more accrual periods. No definitive guidance has been issued regarding the treatment of such negative amounts. The legislative history to section 1272(a)(6) indicates that such negative amounts may be used to offset subsequent positive accruals but may not offset prior accruals and may not be allowed as a deduction item in a taxable year in which negative accruals exceed positive accruals. Beneficial owners of such Securities should consult their own tax advisors concerning the treatment of such negative accruals.

         A subsequent purchaser of a Security that purchases such Security at a cost less than its remaining stated redemption price at maturity also will be required to include in gross income for each day on which it holds such Security, the daily portion of original issue discount with respect to such Security (but reduced, if the cost of such Security to such purchaser exceeds its adjusted issue price, by an amount equal to the product of (i) such daily portion and (ii) a constant fraction, the numerator of which is such excess and the denominator of which is the sum of the daily portions of original issue discount on such Security for all days on or after the day of purchase).

Market Discount

         A beneficial owner that purchases a Security at a market discount, that is, at a purchase price less than the remaining stated redemption price at maturity of such Security (or, in the case of a Security with original issue discount, its adjusted issue price), will be required to allocate each principal distribution first to accrued market discount on the Security, and recognize ordinary income to the extent such distribution does not exceed the


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aggregate amount of accrued market discount on such Security not previously included in income. With respect to Securities that have unaccrued original issue discount, such market discount must be included in income in addition to any original issue discount. A beneficial owner that incurs or continues indebtedness to acquire a Security at a market discount may also be required to defer the deduction of all or a portion of the interest on such indebtedness until the corresponding amount of market discount is included in income. In general terms, market discount on a Security may be treated as accruing either
(i) under a constant yield method or (ii) in proportion to remaining accruals of original issue discount, if any, or if none, in proportion to remaining distributions of interest on the Security, in any case taking into account the Prepayment Assumption. The Trustee will make available, as required by the IRS, to beneficial owners of Securities information necessary to compute the accrual of market discount.

         Notwithstanding the above rules, market discount on a Security will be considered to be zero if such discount is less than 0.25% of the remaining stated redemption price at maturity of such Security multiplied by its weighted average remaining life. Weighted average remaining life presumably would be calculated in a manner similar to weighted average life, taking into account payments (including prepayments) prior to the date of acquisition of the Security by the subsequent purchaser. If market discount on a Security is treated as zero under this rule, the actual amount of market discount must be allocated to the remaining principal distributions on the Security and, when each such distribution is received, gain equal to the discount allocated to such distribution will be recognized.

Securities Purchased at a Premium

         A purchaser of a Security that purchases such Security at a cost greater than its remaining stated redemption price at maturity will be considered to have purchased such Security (a "Premium Security") at a premium. Such a purchaser need not include in income any remaining original issue discount and may elect, under section 171(c)(2) of the Code, to treat such premium as "amortizable bond premium." If a beneficial owner makes such an election, the amount of any interest payment that must be included in such beneficial owner's income for each period ending on a Payment Date will be reduced by the portion of the premium allocable to such period based on the Premium Security's yield to maturity. Such premium amortization should be made using constant yield principles. If such election is made by the beneficial owner, the election will also apply to all bonds the interest on which is not excludible from gross income ("fully taxable bonds") held by the beneficial owner at the beginning of the first taxable year to which the election applies and to all such fully taxable bonds thereafter acquired by it, and is irrevocable without the consent of the IRS. If such an election is not made, (i) such a beneficial owner must include the full amount of each interest payment in income as it accrues, and (ii) the premium must be allocated to the principal distributions on the Premium Security and, when each such distribution is received, a loss equal to the premium allocated to such distribution will be recognized. Any tax benefit from the premium not previously recognized will be taken into account in computing gain or loss upon the sale or disposition of the Premium Security.

         Some Securities may provide for only nominal distributions of principal in comparison to the distributions of interest thereon. It is possible that the IRS or the Treasury Department may issue guidance excluding such Securities from the rules generally applicable to debt instruments issued at a premium. In particular, it is possible that such a Security will be treated as having original issue discount equal to the excess of the total payments to be received thereon over its issue price. In such event, section 1272(a)(6) of the Code would govern the accrual of such original issue discount, but a beneficial owner would recognize substantially the same income in any given period as would be recognized if an election were made under section 171(c)(2) of the Code. Unless and until the Treasury Department or the IRS publishes specific guidance relating to the tax treatment of such Securities, the Trustee intends to furnish tax information to beneficial owners of such Securities in accordance with the rules described in the preceding paragraph.

Special Election

         For any Security acquired on or after April 4, 1994, a beneficial owner may elect to include in gross income all "interest" that accrues on the Security by using a constant yield method. For purposes of the election, the term "interest" includes stated interest, acquisition discount, original issue discount, de minimis original issue discount, market discount, de minimis market discount and unstated interest as adjusted by any amortizable bond premium or


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acquisition premium. A beneficial owner should consult its own tax advisor regarding the time and manner of making and the scope of the election and the implementation of the constant yield method.

Backup Withholding

         Distributions of interest and principal, as well as distributions of proceeds from the sale of Securities, may be subject to the "backup withholding tax" under section 3406 of the Code at a rate of 31% if recipients of such distributions fail to furnish to the payor certain information, including their taxpayer identification numbers, or otherwise fail to establish an exemption from such tax. Any amounts deducted and withheld from a distribution to a recipient would be allowed as a credit against such recipient's federal income tax. Furthermore, certain penalties may be imposed by the IRS on a recipient of distributions that is required to supply information but that does not do so in the proper manner.

         The Internal Revenue Service recently issued final regulations (the "Withholding Regulations"), which change certain of the rules relating to certain presumptions currently available relating to information reporting and backup withholding. The Withholding Regulations would provide alternative methods of satisfying the beneficial ownership certification requirement. The Withholding Regulations are effective January 1, 1999, although valid withholding certificates that are held on December 31, 1998 remain valid until the earlier of December 31, 1999 or the due date of expiration of the certificate under the rules as currently in effect.

Foreign Investors

         The Withholding Regulations would require, in the case of Securities held by a foreign partnership, that (x) the certification described above be provided by the partners rather than by the foreign partnership and (y) the partnership provide certain information, including a United States taxpayer identification number. See "--Backup Withholding" above. A look-through rule would apply in the case of tiered partnerships. Non-U.S. Persons should consult their own tax advisors regarding the application to them of the Withholding Regulations.

Grantor Trust Securities and REMIC Regular Securities

         Distributions made on a Grantor Trust Security, Debt Security or a REMIC Regular Security to, or on behalf of, a beneficial owner that is not a U.S. Person generally will be exempt from U.S. federal income and withholding taxes. The term "U.S. Person" means a citizen or resident of the United States, a corporation, partnership or other entity created or organized in or under the laws of the United States or any political subdivision thereof, an estate that is subject to U.S. federal income tax regardless of the source of its income, or a trust if a court within the United States can exercise primary supervision over its administration and at least one United States fiduciary has the authority to control all substantial decisions of the trust. This exemption is applicable provided (a) the beneficial owner is not subject to U.S. tax as a result of a connection to the United States other than ownership of the Security, (b) the beneficial owner signs a statement under penalties of perjury that certifies that such beneficial owner is not a U.S. Person, and provides the name and address of such beneficial owner, and (c) the last U.S. Person in the chain of payment to the beneficial owner receives such statement from such beneficial owner or a financial institution holding on its behalf and does not have actual knowledge that such statement is false. Beneficial owners should be aware that the IRS might take the position that this exemption does not apply to a beneficial owner that also owns 10% or more of the REMIC Residual Securities of any REMIC trust, or to a beneficial owner that is a "controlled foreign corporation" described in section 881(c)(3)(C) of the Code.

REMIC Residual Securities and FASIT Ownership Securities

         Amounts distributed to a beneficial owner of a REMIC Residual Security that is a not a U.S. Person generally will be treated as interest for purposes of applying the 30% (or lower treaty rate) withholding tax on income that is not effectively connected with a U.S. trade or business. Temporary Treasury Regulations clarify that amounts not constituting excess inclusions that are distributed on a REMIC Residual Security or a FASIT Ownership Security to a beneficial owner that is not a U.S. Person generally will be exempt from U.S. federal income and withholding tax, subject to the same conditions applicable to distributions on Grantor Trust Securities, Debt Securities and REMIC Regular Securities, as described above, but only to the extent that the obligations

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

directly underlying the REMIC or FASIT Trust that issued the REMIC Residual Security or FASIT Ownership Security (e.g., Mortgage Loans or regular interests in another REMIC or FASIT) were issued after July 18, 1984. In no case will any portion of REMIC or FASIT income that constitutes an excess inclusion be entitled to any exemption from the withholding tax or a reduced treaty rate for withholding. See "--REMIC Securities--Taxation of Beneficial Owners of REMIC Residual Securities--Excess Inclusions" herein.

Partnership Interests

         Depending upon the particular terms of the Trust Agreement and Sale and Servicing Agreement, a Trust may be considered to be engaged in a trade or business in the United States for purposes of federal withholding taxes with respect to non-U.S. persons. If the Trust is considered to be engaged in a trade or business in the United States for such purposes and the Trust is treated as a partnership, the income of the Trust distributable to a non-U.S. person would be subject to federal withholding tax. Also, in such cases, a non-U.S. beneficial owner of a Partnership Interest that is a corporation may be subject to the branch profits tax. If the Trust is notified that a beneficial owner of a Partnership Interest is a foreign person, the Trust may withhold as if it were engaged in a trade or business in the United States in order to protect the Trust from possible adverse consequences of a failure to withhold. A foreign holder generally would be entitled to file with the IRS a claim for refund with respect to withheld taxes, taking the position that no taxes were due because the Trust was not in a U.S. trade or business.

FASIT Regular Securities

         Certain "high-yield" FASIT Regular Securities may not be sold to or beneficially owned by Non-U.S. Persons. Any such purported transfer will be null and void and, upon the Trustee's discovery of any purported transfer in violation of this requirement, the last preceding owner of such high-yield FASIT Regular Securities will be restored to ownership thereof as completely as possible. Such last preceding owner will, in any event, be taxable on all income with respect to such high-yield FASIT Regular Securities for federal income tax purposes. The Pooling and Servicing Agreement will provide that, as a condition to transfer of a high-yield FASIT Regular Security, the proposed transferee must furnish an affidavit as to its status as a U.S. Person and otherwise as a permitted transferee.

                            STATE TAX CONSIDERATIONS

         In addition to the federal income tax consequences described in "Material Federal Income Tax Consequences," potential investors should consider the state and local income tax consequences of the acquisition, ownership, and disposition of the Securities. State and local income tax law may differ substantially from the corresponding federal law, and this discussion does not purport to describe any aspect of the income tax laws of any state or locality. Therefore, potential investors should consult their own tax advisors with respect to the various state and local tax consequences of an investment in the Securities.

                              ERISA CONSIDERATIONS

GENERAL

         Section 406 of ERISA and Section 4975 of the Code prohibit a pension, profit sharing or other employee benefit plan (a "Plan") and certain individual retirement arrangements from engaging in certain transactions involving "plan assets" with persons that are "parties in interest" under ERISA or "disqualified persons" under the Code with respect to the Plan, unless a statutory or administrative exemption applies to the transaction. ERISA and the Code also prohibit generally certain actions involving conflicts of interest by persons who are fiduciaries of such Plans or arrangements. A violation of these "prohibited transaction" rules may generate excise tax and other liabilities under ERISA and the Code for such persons. In addition, investments by Plans are subject to ERISA's general fiduciary requirements, including the requirement of investment prudence and diversification and the requirement that a Plan's investments be made in accordance with the documents governing the Plan. Employee benefit plans that are governmental plans (as defined in Section 3(32) of ERISA) and certain church plans (as defined in Section 3(33) of ERISA) are not subject to ERISA requirements. Accordingly, assets of such plans may be invested in Securities without regard to the ERISA considerations discussed below, subject to the provisions of

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


other applicable federal, state and local law. Any such plan which is qualified and exempt from taxation under Section 401(a) and 501(a) of the Code, however, is subject to the prohibited transaction rules set forth in Section 503 of the Code.

         Certain transactions involving the Trust might be deemed to constitute prohibited transactions under ERISA and the Code with respect to a Plan (including an individual retirement arrangement) that purchased Securities, if the assets of the Trust were deemed to be assets of the Plan. Under a regulation (the "Plan Assets Regulation") issued by the United States Department of Labor (the "DOL"), the assets of the Trust would be treated as plan assets of a Plan for the purposes of ERISA and the Code only if the Plan acquired an equity interest in the Trust and none of the exceptions contained in the Plan Assets Regulation were applicable. An "equity interest" is defined under the Plan Assets Regulation as an interest other than an instrument which is treated as indebtedness under applicable local law and which has no substantial equity features. In addition, in John Hancock Mutual Life Insurance Co. v. Harris Trust and Savings Bank, 510 U.S. 86 (1993), the United States Supreme Court ruled that assets held in an insurance company's general account may be deemed to be "plan assets" for ERISA purposes under certain circumstances. Therefore, in the absence of an exemption, the purchase, sale or holding of a Security by a Plan (including certain individual retirement arrangements) subject to Section 406 of ERISA or Section 4975 of the Code might result in prohibited transactions and the imposition of excise taxes and civil penalties.

CERTIFICATES

         The DOL has issued to various underwriters individual prohibited transaction exemptions (the "Underwriter Exemptions"), which generally exempt from the application of the prohibited transaction provisions of Section 406(a),
Section 406(b)(1), Section 406(b)(2) and Section 407(a) of ERISA and the excise taxes imposed pursuant to Sections 4975(a) and (b) of the Code, certain transactions with respect to the initial purchase, the holding and the subsequent resale by Plans of certificates in pass-through trusts that consist of secured receivables, secured loans and other secured obligations that meet the conditions and requirements of the Underwriter Exemptions. The Underwriter Exemptions will only be available for Securities that are Certificates.

         Among the conditions that must be satisfied in order for the Underwriter Exemptions to apply to offered certificates are the following:

         (1) the acquisition of the certificates by a Plan is on terms (including the price for the certificates) that are at least as favorable to the Plan as they would be in an arm's-length transaction with an unrelated party;

         (2) the rights and interests evidenced by the certificates acquired by the Plan are not subordinated to the rights and interests evidenced by other certificates of the trust;

         (3) the certificates acquired by the Plan have received a rating at the time of such acquisition that is one of the three highest generic rating categories from Standard & Poor's, Moody's, Duff & Phelps Credit Rating Co. ("D&P") or Fitch;

         (4) the Trustee is not an affiliate of any other member of the Restricted Group (as defined below);

         (5) the sum of all payments made to and retained by the underwriters in connection with the distribution of the certificates represents not more than reasonable compensation for underwriting the certificates; the sum of all payments made to and retained by the originators and the sponsor pursuant to the assignment of the loans to the trust estate represents not more than the fair market value of such loans; the sum of all payments made to and retained by any servicer represents not more than reasonable compensation for such person's services under the pooling and servicing agreement and reimbursement of such person's reasonable expenses in connection therewith;

         (6) the Plan investing in the certificates is an "accredited investor" as defined in Rule 501(a)(1) of Regulation D of the Commission under the Securities Act of 1933; and

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


         (7) in the event that all of the obligations used to fund the trust have not been transferred to the trust on the closing date, additional obligations of the types specified in the prospectus supplement and/or pooling and servicing agreement having an aggregate value equal to no more than 25% of the total principal amount of the certificates being offered by the trust may be transferred to the trust, in exchange for amounts credited to the account funding the additional obligations, within a funding period of no longer than 90 days or 3 months following the closing date.

         The trust estate must also meet the following requirements:

         (i) the corpus of the trust estate must consist solely of assets of the type that have been included in other investment pools;

         (ii) certificates in such other investment pools must have been rated in one of the three highest rating categories of Standard & Poor's, Moody's, Fitch or D&P for at least one year prior to the Plan's acquisition of certificates; and

         (iii) certificates evidencing interests in such other investment pools must have been purchased by investors other than Plans for at least one year prior to the Plan's acquisition of certificates.

         Moreover, the Underwriter Exemptions provide relief from certain self-dealing/conflict of interest prohibited transactions that may occur when the Plan fiduciary causes a Plan to acquire certificates in a trust in which the fiduciary (or its affiliate) is an obligor on the receivables held in the trust; provided that, among other requirements, (i) in the case of an acquisition in connection with the initial issuance of certificates, at least fifty percent of each class of certificates in which Plans have invested is acquired by persons independent of the Restricted Group and at least fifty percent of the aggregate interest in the trust is acquired by persons independent of the Restricted Group; (ii) such fiduciary (or its affiliate) is an obligor with respect to five percent or less of the fair market value of the obligations contained in the trust; (iii) the Plan's investment in certificates of any class does not exceed twenty-five percent of all of the certificates of that class outstanding at the time of the acquisition; and (iv) immediately after the acquisition, no more than twenty-five percent of the assets of the Plan with respect to which such person is a fiduciary are invested in certificates representing an interest in one or more trusts containing assets sold or serviced by the same entity. The Underwriter Exemptions do not apply to Plans sponsored by the Depositor, the Underwriters, the Trustee, the Master Servicer, any other servicer, any obligor with respect to Mortgage Loans included in the Trust Estate constituting more than five percent of the aggregate unamortized principal balance of the assets in the Trust Estate, or any affiliate of such parties (the "Restricted Group").

         In addition to the Underwriter Exemptions, the DOL has issued Prohibited Transaction Class Exemption ("PTCE") 83-1 which provides an exemption for certain transactions involving the sale or exchange of certain residential mortgage pool pass-through certificates by Plans and for transactions in connection with the servicing and operation of the mortgage pool.

NOTES

         The Underwriter Exemptions will not be available for Securities which are Notes. However, if the Notes are treated as indebtedness without substantial equity features, the Trust's assets would not be deemed assets of a Plan. If the Notes are treated as having substantial equity features, the purchase, holding and resale of the Notes could result in a transaction that is prohibited under ERISA or the Code. The acquisition or holding of the Notes by or on behalf of a Plan could nevertheless give rise to a prohibited transaction, if such acquisition and holding of Notes by or on behalf of a Plan were deemed to be a prohibited loan to a party in interest with respect to such Plan. Certain exemptions from such prohibited transaction rules could be applicable to the purchase and holding of Notes by a Plan, depending on the type and circumstances of the plan fiduciary making the decision to acquire such Notes. Included among these exemptions are: PTCE 84-14, regarding certain transactions effected by "qualified professional asset managers"; PTCE 90-1, regarding certain transactions entered into by insurance company pooled separate accounts; PTCE 91-38, regarding certain transactions entered into by bank collective investment funds; PTCE 95-60, regarding certain transactions entered into by insurance company general accounts; and PTCE 96-23, regarding certain transactions effected by "in-house asset managers". Each purchaser and each transferee of a Note that is treated as debt for purposes of the Plan Assets Regulation may be required to represent and warrant that its


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


purchase and holding of such Note will be covered by one of the exemptions listed above or by another Department of Labor Class Exemption.

CONSULTATION WITH COUNSEL

         The Prospectus Supplement for each series of Securities will provide further information which Plans should consider before purchasing the offered Securities. A Plan fiduciary considering the purchase of Securities should consult its tax and/or legal advisors regarding whether the assets of the Trust would be considered plan assets, the possibility of exemptive relief from the prohibited transaction rules and other ERISA issues and their potential consequences. Moreover, each Plan fiduciary should determine whether under the general fiduciary standards of investment prudence and diversification, an investment in the Securities is appropriate for the Plan, taking into account the overall investment policy of the Plan and the composition of the Plan's investment portfolio. The sale of Securities to a Plan is in no respect a representation by the Sponsor or the Underwriters that this investment meets all relevant requirements with respect to investments by Plans generally or any particular Plan or that this investment is appropriate for Plans generally or any particular Plan.

                                LEGAL INVESTMENT

         The related Prospectus Supplement will describe whether or not the Securities will constitute "mortgage-related securities" within the meaning of SMMEA. Accordingly, investors whose investment authority is subject to legal restrictions should consult their own legal advisors to determine whether and to what extent the Securities constitute legal investments for them.

                              PLAN OF DISTRIBUTION

         The Depositor may offer each Series of Securities through First Union Capital Markets, a division of Wheat First Securities, Inc. ("First Union") or one or more other firms that may be designated at the time of each offering of such Securities. The participation of First Union in any offering will comply with Schedule E to the bylaws of the National Association of Securities Dealers, Inc. The Prospectus Supplement relating to each Series of Securities will set forth the specific terms of the offering of such Series of Securities and of each Class within such Series, the names of the underwriters, the purchase price of the Securities, the proceeds to the Depositor from such sale, any securities exchange on which the Securities may be listed, and, if applicable, the initial public offering prices, the discounts and commissions to the underwriters and any discounts and concessions allowed or reallowed to certain dealers. The place and time of delivery of each Series of Securities will also be set forth in the Prospectus Supplement relating to such Series. First Union is an affiliate of the Depositor.

                                  LEGAL MATTERS

         Certain legal matters in connection with the Securities will be passed upon for the Depositor by Dewey Ballantine LLP, New York, New York or such other counsel identified in the related Prospectus Supplement.

                              FINANCIAL INFORMATION

         The Depositor has determined that its financial statements are not material to the offering made hereby.

         A new Trust will be formed to own the Primary Assets and to issue each Series of Securities. Each such Trust will have no assets or obligations prior to the issuance of the Securities and will not engage in any activities other than those described herein. Accordingly, no financial statements with respect to such Trusts will be included in this Prospectus or any Prospectus Supplement.

         A Prospectus Supplement and the related Form 8-K (which will be incorporated by reference to the Registration Statement) may contain financial statements of the related Credit Enhancer, if any.


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


                                GLOSSARY OF TERMS

         The following are abbreviated definitions of certain capitalized terms used in this Prospectus. The definitions may vary from those in the related Agreement for a Series and the related Agreement for a Series generally provides a more complete definition of certain of the terms. Reference should be made to the related Agreement for a Series for a more compete definition of such terms.

         "Accrual Termination Date" means, with respect to a Class of Compound Interest Securities, the Distribution Date specified in the related Prospectus Supplement.

         "Advance" means cash advanced by the Servicer in respect of delinquent payments of principal of and interest on a Mortgage Loan and for any other purposes in servicing such Mortgage Loan.

         "Agreement" means, with respect to a Series of Certificates, the Pooling and Servicing Agreement or Trust Agreement, and, with respect to a Series of Notes, the Indenture and the Servicing Agreement, as the context requires.

         "Appraised Value" means, with respect to property securing a Mortgage Loan, the lesser of the appraised value determined in an appraisal obtained at origination of the Mortgage Loan or sales price of such property at such time.

         "Asset Group" means, with respect to the Primary Assets and other assets comprising the Trust Fund of a Series, a group of such Primary Assets and other assets having the characteristics described in the related Prospectus Supplement.

         "Assumed Reinvestment Rate" means, with respect to a Series, the per annum rate or rates specified in the related Prospectus Supplement for a particular period or periods as the "Assumed Reinvestment Rate" for funds held in any fund or account for the Series.

         "Available Distribution Amount" means the amount in the Distribution Account (including amounts deposited therein from any reserve fund or other fund or account) eligible for distribution to Holders on a Distribution Date.

         "Bankruptcy Code" means the federal bankruptcy code, 11 United States Code 101 et seq., and related rules and regulations promulgated thereunder.

         "Business Day" means a day that, in the City of New York or in the city or cities in which the corporate trust office of the Trustee are located, is neither a legal holiday nor a day on which banking institutions are authorized or obligated by law, regulations or executive order to be closed.

         "Certificate" means the Asset-Backed Certificates.

         "Class" means a Class of Securities of a Series.

         "Closing Date" means, with respect to a Series, the date specified in the related Prospectus Supplement as the date on which Securities of such Series are first issued.

         "Code" means the Internal Revenue Code of 1986, as amended, and regulations (including proposed regulations) or other pronouncements of the Internal Revenue Service promulgated thereunder.

         "Collection Account" means, with respect to a Series, the account established in the name of the Servicer for the deposit by the Servicer of payments received from the Primary Assets.

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

         "Combined Loan-to-Value Ratio" means, with respect to a Mortgage Loan, the ratio determined as set forth in the related Prospectus Supplement taking into account the amounts of any related senior loans on the related Mortgaged Property.

         "Commission" means the Securities and Exchange Commission.

         "Compound Interest Security" means any Security of a Series on which all or a portion of the interest accrued thereon is added to the principal balance of such Security on each Distribution Date, through the Accrual Termination Date, and with respect to which no interest shall be payable until such Accrual Termination Date, after which interest payments will be made on the Compound Value thereof.

         "Compound Value" means, with respect to a Class of Compound Interest Securities, the original principal balance of such Class, plus all accrued and unpaid interest, if any, previously added to the principal balance thereof and reduced by any payments of principal previously made on such Class of Compound Interest Securities.

         "Condominium" means a form of ownership of real property wherein each owner is entitled to the exclusive ownership and possession of his or her individual Condominium Unit and also owns a proportionate undivided interest in all parts of the Condominium Building (other than the individual Condominium Units) and all areas or facilities, if any, for the common use of the Condominium Units.

         "Condominium Association" means the person(s) appointed or elected by the Condominium Unit owners to govern the affairs of the Condominium.

         "Condominium Building" means a multi-unit building or buildings, or a group of buildings whether or not attached to each other, located on property subject to Condominium ownership.

         "Condominium Loan" means a Mortgage Loan secured by a Mortgage on a Condominium Unit (together with its appurtenant interest in the common elements).

         "Condominium Unit" means an individual housing unit in a Condominium Building.

         "Cooperative" means a corporation owned by tenant-stockholders who, through the ownership of stock, shares or membership securities in the corporation, receive proprietary leases or occupancy agreements which confer exclusive rights to occupy specific units and which is described in Section 216 of the Code.

         "Cooperative Dwelling" means an individual housing unit in a building owned by a Cooperative.

         "Cooperative Loan" means a housing loan made with respect to a Cooperative Dwelling and secured by an assignment by the borrower
(tenant-stockholder) or security interest in shares issued by the applicable Cooperative.

         "Credit Enhancement" means the credit enhancement for a Series, if any, specified in the related Prospectus Supplement.

         "Cut-off Date" means the date designated as such in the related Prospectus Supplement for a Series.

         "Debt Securities" means Securities characterized as indebtedness for federal income tax purposes, and Regular Interest Securities.

         "Deferred Interest" means the excess of the interest accrued on the outstanding principal balance of a Mortgage Loan during a specified period over the amount of interest required to be paid by an obligor on such Mortgage Loan on the related Due Date.

         "Deposit Agreement" means a guaranteed investment contract or reinvestment agreement providing for the investment of funds held in a fund or account, guaranteeing a minimum or a fixed rate of return on the investment of moneys deposited therein.

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


         "Depositor" means Residential Asset Funding Corporation

         "Disqualified Organization" means the United States, any State or political subdivision thereof, any possession of the United States, any foreign government, any international organization, or any agency or instrumentality of any of the foregoing, a rural electric or telephone cooperative described in section 1381(a)(2)(C) of the Code, or any entity exempt from the tax imposed by sections 1-1399 of the Code, if such entity is not subject to tax on its unrelated business income.

         "Distribution Account" means, with respect to a Series, the account established in the name of the Trustee for the deposit of remittances received from the Servicer with respect to the Primary Assets.

         "Distribution Date" means, with respect to a Series or Class of Securities, each date specified as a distribution date for such Series or Class in the related Prospectus Supplement.

         "Due Date" means each date, as specified in the related Prospectus Supplement for a Series, on which any payment of principal or interest is due and payable by the obligor on any Primary Asset pursuant to the terms thereof.

         "Eligible Investments" means any one or more of the obligations or securities described as such in the related Agreement.

          "Credit Enhancer" means the provider of the Credit Enhancement for a Series specified in the related Prospectus Supplement.

         "ERISA" means the Employee Retirement Income Security Act of 1974, as amended.

         "Escrow Account" means an account, established and maintained by the Servicer for a Mortgage Loan, into which payments by borrowers to pay taxes, assessments, mortgage and hazard insurance premiums and other comparable items required to be paid to the mortgagee are deposited.

         "FHLMC" means the Federal Home Loan Mortgage Corporation.

         "Final Scheduled Distribution Date" means, with respect to a Class of Notes of a Series, the date no later than which principal thereof will be fully paid and with respect to a Class of Certificates of a Series, the date after which no Certificates of such Class will remain outstanding, in each case based on the assumptions set forth in the related Prospectus Supplement.

         "FNMA" means the Federal National Mortgage Association.

         "Holder" means the person or entity in whose name a Security is registered.

         "Home Improvements" means the home improvements financed by a Mortgage Loan.

         "HUD" means the United States Department of Housing and Urban Development.

         "Indenture" means the indenture relating to a Series of Notes between the Trust Fund and the Trustee.

         "Insurance Policies" means certain mortgage insurance, hazard insurance and other insurance policies required to be maintained with respect to Mortgage Loans.

         "Insurance Proceeds" means amount paid by the insurer under any of the Insurance Policies covering any Mortgage Loan or Mortgaged Property.

         "Interest Only Securities" means a Class of Securities entitled solely or primarily to distributions of interest and which is identified as such in the related Prospectus Supplement.

         "IRS" means the Internal Revenue Service.

         "Lifetime Rate Cap" means the lifetime limit if any, on the Loan Rate during the life of each adjustable rate Mortgage Loan.

         "Liquidation Proceeds" means amounts received by the Servicer in connection with the liquidation of a Mortgage Loan, net of liquidation expenses.

         "Loan Rate" means the interest rate borne by a Mortgage Loan.

         "Loan-to-Value Ratio" means, with respect to a Mortgage Loan, the ratio determined as set forth in the related Prospectus Supplement.

         "Minimum Rate" means the lifetime minimum Loan Rate during the life of each adjustable rate Loan.

         "Minimum Principal Payment Agreement" means a minimum principal payment agreement with an entity meeting the criteria of the Rating Agencies.

         "Modification" means a change in any term of a Mortgage Loan.

         "Mortgage" means the mortgage, deed of trust or other similar security instrument securing a Mortgage Note.

         "Mortgaged Property" means residential properties securing a Mortgage Loan.

         "Mortgage Loan" means a loan secured by a Mortgaged Property.

         "Mortgage Note" means the note or other evidence of indebtedness of a Mortgagor under the Mortgage Loan.

         "Mortgagor" means the obligor on a Mortgage Note.

         "1986 Act" means the Tax Reform Act of 1986.

         "Notes" means the Asset-Backed Notes.
         "Notional Amount" means the amount set forth in the related Prospectus Supplement for a Class of Interest Only Securities.

         "PAC" ("Planned Amortization Class Securities") means a Class of Securities of a Series on which payments of principal are made in accordance with a schedule specified in the related Prospectus Supplement, based on certain assumptions stated therein.

         "Participating Securities" means Securities entitled to receive payments of principal and interest and an additional return on investment as described in the related Prospectus Supplement.

         "Pass-Through Security" means a security representing an undivided beneficial interest in a pool of assets, including the right to receive a portion of all principal and interest payments relating to those assets.

         "Pay Through Security" means Regular Interest Securities and certain Debt Securities that are subject to acceleration due to prepayment on the underlying Primary Assets.

         "Person" means any individual, corporation, partnership, joint venture, association, joint stock company, trust (including any beneficiary thereof), unincorporated organization, or government or any agency or political subdivision thereof.

         "Pooling and Servicing Agreement" means the pooling and servicing agreement relating to a Series of Certificates among the Depositor, the Servicer (if such Series relates to Mortgage Loans) and the Trustee.

         "Primary Assets" means the Private Securities, the Mortgage Loans, as the case may be, which are included in the Trust Fund for such Series. A Primary Asset refers to a specific Private Security or Mortgage Loan, as the case may be.

         "Principal Balance" means, with respect to a Primary Asset and as of a Due Date, the original principal amount of the Primary Asset, plus the amount of any Deferred Interest added to such principal amount, reduced by all payments, both scheduled or otherwise, received on such Primary Asset prior to such Due Date and applied to principal in accordance with the terms of the Primary Asset.

         "Principal Only Securities" means a Class of Securities entitled solely or primarily to distributions of principal and identified as such in the Prospectus Supplement.

         "Private Security" means a participation or pass-through certificate representing a fractional, undivided interest in Underlying Loans or collateralized obligations secured by Underlying Loans.

         "PS Agreement" means the pooling and servicing agreement, indenture, trust agreement or similar agreement pursuant to which a Private Security is issued.

         "PS Servicer" means the servicer of the Underlying Loans.

         "PS Sponsor" means, with respect to Private Securities, the sponsor or depositor under a PS Agreement.

         "PS Trustee" means the trustee designated under a PS Agreement.

         "Qualified Insurer" means a mortgage guarantee or insurance company duly qualified as such under the laws of the states in which the Mortgaged Properties are located duly authorized and licensed in such states to transact the applicable insurance business and to write the insurance provided.

         "Rating Agency" means the nationally recognized statistical rating organization (or organizations) which was (or were) requested by the Depositor to rate the Securities upon the original issuance thereof.

         "Regular Interest" means a regular interest in a REMIC.

         "REMIC" means a real estate mortgage investment conduit.

         "REMIC Administrator" means the Person, if any, specified in the related Prospectus Supplement for a Series for which a REMIC election is made, to serve as administrator of the Series.

         "REMIC Provisions" means the provisions of the federal income tax law relating to real estate mortgage investment conduits, which appear at sections 860A through 860G of Subchapter M of Chapter 1 of the Code, and related provisions, and regulations, including proposed regulations and rulings, and administrative pronouncements promulgated thereunder, as the foregoing may be in effect from time to time.

         "REO Property" means real property which secured a defaulted Mortgage Loan, beneficial ownership of which has been acquired upon foreclosure, deed in lieu of foreclosure, repossession or otherwise.

         "Reserve Fund" means, with respect to a Series, any Reserve Fund established pursuant to the related Agreement.

         "Residual Interest" means a residual interest in a REMIC.

         "Retained Interest" means, with respect to a Primary Asset, the amount or percentage specified in the related Prospectus Supplement which is not included in the Trust Fund for the related Series.

         "Scheduled Payments" means the scheduled payments of principal and interest to be made by the borrower on a Primary Asset.

         "Securities" means the Notes or the Certificates.

         "Originator" means the originator or acquiror of the Primary Assets to the Depositor identified in the related Prospectus Supplement for a Series.

         "Senior Securityholder" means a holder of a Senior Security.

         "Senior Securities" means a Class of Securities as to which the holders' rights to receive distributions of principal and interest are senior to the rights of holders of Subordinate Securities, to the extent specified in the related Prospectus Supplement.

         "Series" means a separate series of Securities sold pursuant to this Prospectus and the related Prospectus Supplement.

         "Servicer" means, with respect to a Series relating to Mortgage Loans, the Person if any, designated in the related Prospectus Supplement to service Mortgage Loans for that Series, or the successors or assigns of such Person.

         "Single Family Property" means property securing a Mortgage Loan consisting of one-to four-family attached or detached residential housing, including Cooperative Dwellings.

         "Stripped Securities" means Pass-Through Securities representing interests in Primary Assets with respect to which all or a portion of the principal payments have been separated from all or a portion of the interest payments.

         "Subordinate Securityholder" means a Holder of a Subordinate Security.

         "Subordinated Securities" means a Class of Securities as to which the rights of holders to receive distributions of principal, interest or both is subordinated to the rights of holders of Senior Securities, and may be allocated losses and shortfalls prior to the allocation thereof to other Classes of Securities, to the extent and under the circumstances specified in the related Prospectus Supplement.

         "Trustee" means the trustee under the applicable Agreement and its successors.

         "Trust Fund" means, with respect to any Series of Securities, the trust holding all money, instruments, securities and other property, including all proceeds thereof, which are, with respect to a Series of Certificates, held for the benefit of the Holders by the Trustee under the Pooling and Servicing Agreement or Trust Agreement or, with respect to a Series of Notes, pledged to the Trustee under the Indenture as a security for such Notes, including, without limitation, the Primary Assets (except any Retained Interests), all amounts in the Distribution Account Collection Account or Reserve Funds, distributions on the Primary Assets (net of servicing fees), and reinvestment earnings on such net distributions and any Credit Enhancement and all other property and interest held by or pledged to the Trustee pursuant to the related Agreement for such Series.

         "UCC" means the Uniform Commercial Code.

         "Underlying Loans" means loans of the type eligible to be Mortgage Loans underlying or securing Private Securities.

         "Variable Interest Security" means a Security on which interest accrues at a rate that is adjusted, based upon a predetermined index, at fixed periodic intervals, all as set forth in the related Prospectus Supplement.

         "Zero Coupon Security" means a Security entitled to receive payments of principal only.

                                TABLE OF CONTENTS

                                                                           Page


SUMMARY OF PROSPECTUS.........................................................5


RISK FACTORS.................................................................17


DESCRIPTION OF THE SECURITIES................................................23


THE TRUST FUNDS..............................................................26


CREDIT ENHANCEMENT...........................................................34


SERVICING OF MORTGAGE LOANS..................................................36


THE AGREEMENTS...............................................................42


CERTAIN LEGAL ASPECTS OF MORTGAGE LOANS......................................51


THE DEPOSITOR................................................................61


USE OF PROCEEDS..............................................................61


MATERIAL FEDERAL INCOME TAX CONSEQUENCES.....................................62


STATE TAX CONSIDERATIONS.....................................................78


ERISA CONSIDERATIONS.........................................................79


LEGAL INVESTMENT.............................................................81


PLAN OF DISTRIBUTION.........................................................81


LEGAL MATTERS................................................................82


FINANCIAL INFORMATION........................................................82


GLOSSARY OF TERMS............................................................83

                            INDEX OF PRINCIPAL TERMS

         Unless the context indicates otherwise, the following terms shall have the meanings set forth on the page indicated below:

Actuarial Mortgage Loan..................................................27
Agreement.................................................................5
APR......................................................................29
ARM Loans................................................................18
Balloon Loan..............................................................9
bankruptcy bond..........................................................34
Book-Entry Securities....................................................48
Business Day.............................................................12
Capitalized Interest Account.............................................12
Cede.....................................................................48
CERCLA...................................................................20
Certificate Schedule.....................................................42
Certificates...........................................................1, 5
Class.....................................................................2
Code.....................................................................61
Collection Account.......................................................11
Combined Loan-to-Value Ratio..............................................9
Commission................................................................3
Condominium Units........................................................26
Contract Rate............................................................29
Contracts................................................................29
Cooperative Dwellings....................................................26
Credit Enhancement.......................................................12
Credit Enhancer..........................................................11
Current Interest Rates....................................................9
Custodian................................................................42
Cut-Off Date..............................................................8
Cut-Off Date Aggregate Principal Balance.................................30
D&P......................................................................79
Debt Securities......................................................14, 61
Deferred Interest........................................................30
Deleted Primary Asset....................................................43
Deposit Agreement........................................................13
Depositor.................................................................1
Depositor Securities.....................................................60
Distribution Account.....................................................11
Distribution Date.........................................................2
DOL......................................................................78
Due Date.................................................................30
Eligible Investments.................................................12, 32
ERISA....................................................................15
Escrow Accounts..........................................................35
Event of Default.........................................................40
Exchange Act..............................................................4
FASIT................................................................15, 61
FASIT High-Yield Securities..............................................14
FASIT Ownership Security.................................................14
FASIT Regular Securities.................................................14
FASIT Securities.........................................................61
FDIC.....................................................................36
FHA......................................................................26
FHLMC....................................................................54
Final Scheduled Distribution Date.........................................6
First Union..............................................................80
fully taxable bonds......................................................75
Garn-St. Germain Act.....................................................54
Grantor Trust............................................................61
Grantor Trust Securities.................................................14
Holders...................................................................3
Indenture................................................................22
Indirect Participant.....................................................48
IRS......................................................................62
Issuer....................................................................5
Lifetime Rate Caps........................................................9
Liquidation Proceeds.....................................................36
Loan Rate.................................................................9
Loan Schedule............................................................42
Loan-to-Value Ratio...................................................9, 30
Minimum Principal Payment Agreement......................................13
Modification.............................................................39
Mortgage Loans.....................................................1, 8, 26
Notes..................................................................1, 5
Notional Amount...........................................................6
Originator................................................................1
OTS......................................................................55
Owner Trust...............................................................5
Owner Trustee.............................................................6
PAC.......................................................................5
Participants.............................................................48
Partnership..............................................................61
Partnership Interests................................................14, 61
Physical Certificates....................................................48
Plan.....................................................................78
Plan Assets Regulation...................................................78
Pool......................................................................1
Pooling and Servicing Agreement..........................................22
Pre-Funded Amount........................................................11
Pre-Funding Account......................................................11
Pre-Funding Period.......................................................11
Premium Security.........................................................75
Prepayment Assumption....................................................73
Primary Assets............................................................1
Prospectus Supplements....................................................1
PS Agreement.............................................................31
PS Servicer..............................................................10
PS Sponsor...............................................................10
PS Trustee...............................................................10
PTCE.....................................................................79
Qualifying Substitute Primary Asset......................................43
Rating Agency............................................................13
REMIC................................................................14, 61
REMIC Regular Securities.................................................14
REMIC Regulations........................................................63
REMIC Residual Securities................................................14
REMIC Securities.........................................................61
REO Property.............................................................37
Reserve Fund.............................................................13

Restricted Group.........................................................79
Retained Interests.......................................................42
Rule of 78s Mortgage Loan................................................27
Securities................................................................1
Security Registrar.......................................................48
Series....................................................................1
Servicer..................................................................1
Servicing Agreement......................................................25
Servicing Fee............................................................14
Settlement Date..........................................................63
Simple Interest Mortgage Loan............................................27
Single Family Properties.................................................26
SMMEA....................................................................15
Title I Program..........................................................28
Title V..............................................................55, 59
Trust Agreement...........................................................5
Trust Fund................................................................1
Trustee................................................................5, 6
UCC..................................................................48, 56
Underlying Loans.........................................................10
Underwriter Exemptions...................................................78

================================================================================
You should rely only on the information contained in this document or that we have referred you to. We have not authorized any person to provide you with information that is different. The information in this document speaks only as of its date, and may not be accurate at any time after its date. This document is not an offer to sell these securities, and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

-------------------
TABLE OF CONTENTS

PROSPECTUS SUPPLEMENT

Summary................................................S-1
Risk Factors...........................................S-8
Description Of The Mortgage Pool......................S-13
The Issuer............................................S-62
RBMG..................................................S-63
RBMG Funding Co.......................................S-66
The Depositor.........................................S-66
Description Of The Notes..............................S-66
Certain Prepayment And Yield Considerations...........S-92
Servicing Of The Mortgage Loans......................S-100
The Insurance Policy And The Note Insurer............S-114
ERISA Considerations.................................S-119
Use Of Proceeds......................................S-121
Legal Investment Considerations......................S-121
Underwriting.........................................S-121
Experts..............................................S-122
Material Federal Income Tax Consequences.............S-122
Legal Matters........................................S-125
State Tax Considerations.............................S-125
Rating Of The Notes..................................S-125
Index Of Significant Terms...............................i
Annex I................................................A-1
PROSPECTUS

Summary Of Prospectus...................................5
Risk Factors...........................................17
Description Of The Securities..........................22
The Trust Funds........................................25
Credit Enhancement.....................................33
Servicing Of Mortgage Loans............................35
The Agreements.........................................41
Certain Legal Aspects Of Home
Mortgage Loans.........................................50
The Depositor..........................................60
Use Of Proceeds........................................60
Material Federal Income Tax
Consequences...........................................61
State Tax Considerations...............................77
ERISA Considerations...................................77
Legal Investment.......................................80
Plan Of Distribution...................................80
Legal Matters..........................................80
Financial Information..................................80
Glossary Of Terms......................................81
Until 90 days after the date of this prospectus supplement, all dealers that effect transactions in these securities, whether or PROSPECTUS SUPPLEMENT not participating in this offering, may be required to deliver a prospectus supplement and the prospectus to which it relates. This is in addition to the dealers' obligation to deliver a FIRST UNION CAPITAL MARKETS prospectus supplement and the related prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions


$125,030,000

RBMG FUNDING CO.
MORTGAGE LOAN
TRUST 1999-1
ISSUER


ASSET-BACKED NOTES,
SERIES 1999-1
$75,030,000 CLASS A-1 NOTES
$50,000,000 CLASS A-2 NOTES

RESOURCE BANCSHARES MORTGAGE GROUP, INC.
SERVICER



RESIDENTIAL ASSET FUNDING CORPORATION
DEPOSITOR

PROSPECTUS SUPPLEMENT

FIRST UNION CAPITAL
MARKETS

JUNE 2, 1999

================================================================================